As filed with the Securities and Exchange Commission on May 24, 1995

                                                      Registration No. 33-58945


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                  -----------
                             MIDLANTIC CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                      6711                    22-2699903
    (State or other              (Primary Standard          (I.R.S. Employer
    Jurisdiction of                   Industrial           Identification No.)
     Incorporation                 Classification
   or Organization)                 Code Number)

                         Metro Park Plaza, P.O. Box 600
                            Edison, New Jersey 08818
                                  908-321-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Joseph H. Kott, Executive Vice President, General Counsel
                             Midlantic Corporation
                         Metro Park Plaza, P.O. Box 600
                            Edison, New Jersey 08818
                                  908-321-8127
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                  -----------
                  Please send copies of all communications to:

     JOSEPH LUNIN, ESQ.                           ALAN FELLHEIMER, ESQ.
  Pitney, Hardin, Kipp & Szuch           Fellheimer, Eichen, Braverman & Kaskey
       P.O. Box 1945                     One Liberty Place, 1650 Market Street
  Morristown, New Jersey 07962-1945        Philadelphia, Pennsylvania 19103
       (201) 966-6300                              (215) 575-3800
                                  -----------
     Approximate date of proposed sale to the public: At the Effective Date of the Merger, as defined in the Agreement and Plan of Merger, dated as of December 29, 1994 (the "Agreement"), among the Registrant, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, attached as Appendix A to the Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================
   Title of
  each class                        Proposed         Proposed
 of securities         Amount        maximum         Maximum         Amount of
    to be              to be        offering         aggregate      registration
  registered         registered  price per unit*  offering price*       fee
--------------------------------------------------------------------------------
Common Stock,         1,051,299
Par Value $3.00       Shares**       $32.92         $34,608,763       $11,934***
================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for Old York Road Bancorp, Inc. Common Stock as of April 27, 1995. For purposes of this calculation, it is assumed that all shareholders of Old York Road Bancorp, Inc. elect to receive common stock in exchange for their shares and that there is no anti-dilution or price adjustment.

** The Registrant also registers hereby such additional shares of its common stock as may be issuable in the Merger pursuant to the anti-dilution and price adjustment provisions of the Agreement.

*** Previously paid.
                                  -----------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                ---------------

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS
                             CROSS REFERENCE SHEET

Item 1.  Cross Reference Sheet.

     Pursuant to Item 501 of Regulation S-K, this cross-reference sheet shows the location in the Proxy Statement of responses to Items 1 through 19 of Part I of Form S-4.


Item                                         Location or Heading
 No.              Caption                    in Proxy Statement/Prospectus
----              -------                    -----------------------------

A. INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement
    and Outside Front Cover Page
    of Prospectus..........................  Forepart of Registration Statement;
                                             Cross Reference Sheet; Cover Page
                                             of Proxy Statement
2.  Inside Front and Outside Back Cover
    Pages of Prospectus....................  Inside Front Cover

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges and Other Information ...  SUMMARY OF PROXY STATEMENT

    (a)....................................  SUMMARY OF PROXY STATEMENT--
                                             Principal Businesses

    (b) ...................................  SUMMARY OF PROXY STATEMENT--
                                             Principal Businesses

    (c) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (d) ...................................  SELECTED FINANCIAL INFORMATION;
                                             COMPARATIVE PER SHARE DATA

    (e) ...................................  Not Applicable

    (f) ...................................  COMPARATIVE PER SHARE DATA

    (g) ...................................  MARKET PRICE DATA

    (h) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (i) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (j) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (k) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

Item                                          Location or Heading
 No.              Caption                     in Prospectus/Proxy Statement
----              -------                     -----------------------------

4.  Terms of the Transaction
    (a) ...................................  THE PROPOSED MERGER

    (b) ...................................  THE PROPOSED MERGER--Fairness
                                             Opinion

    (c) ...................................  THE PROPOSED MERGER--General
                                             Description

5.  Pro Forma Financial Information .......  Not Applicable

6.  Material Contacts with the Company
    Being Acquired ........................  THE PROPOSED MERGER

7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters .............  Not Applicable

8.  Interests of Named Experts and
    Counsel................................  LEGAL OPINION

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities............................  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT


10. Information with Respect to S-3
    Registrants ...........................  INFORMATION INCORPORATED
                                             BY REFERENCE


11. Incorporation of Certain Information
    by Reference ..........................  INFORMATION INCORPORATED
                                             BY REFERENCE


12. Information with Respect to S-2 or
    S-3 Registrants .......................  Not Applicable

13. Incorporation of Certain Information
    by Reference ..........................  Not Applicable

14. Information with Respect to Registrants
    other than S-3 or S-2 Registrants......  Not Applicable

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
    Companies .............................  Not Applicable


16. Information with Respect to S-2 or
    S-3 Companies .........................  Not Applicable

Item                                         Location or Heading
 No.              Caption                    in Prospectus/Proxy Statement
----              -------                    -----------------------------


17. Information with Respect to Companies
    Other than S-2 or S-3 Companies........  Old York Management's Discussion
                                             and Analysis of Financial Condition
                                             and Results of Operations of
                                             Old York Road Bancorp, Inc.;
                                             Description of the Business of
                                             Old York Road Bancorp, Inc.;
                                             Financial Statements of Old York
                                             Road Bancorp, Inc.


D.  VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
    Authorizations are to be Solicited.....  INTRODUCTORY STATEMENT; THE
                                             PROPOSED MERGER--Consideration;
                                             INFORMATION DELIVERED AND
                                             INCORPORATED BY REFERENCE
19. Information if Proxies, Consents or
    Authorization Are Not to be Solicited
    or in an Exchange Offer................  Not Applicable

                          OLD YORK ROAD BANCORP, INC.
                             York and Easton Roads
                     Willow Grove, Pennsylvania 19090-3282


                                                                 May 31, 1995


To Our Shareholders:

     Old York Road Bancorp, Inc. ("Old York") has entered into an Agreement and Plan of Merger dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic Corporation ("Midlantic"), and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), providing for the merger of Old York with and into Midlantic. Pursuant to the merger, Old York's shareholders will be entitled to receive either $10.00 in cash or 0.3721 of a share of Midlantic's common stock in exchange for each share of Old York's common stock that they own on the effective date of the merger, subject to adjustment and to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of the number of shares of Old York common stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash.

     The special meeting of the shareholders of Old York to consider and act upon the Agreement will be held on June 28, 1995. If the merger is not approved at the special meeting, an annual meeting of shareholders of Old York will thereafter be scheduled for the election of directors. If the merger is approved, Old York anticipates dispensing with the annual meeting for 1995.

     In the accompanying material, you will find the Notice of Special Meeting of Shareholders of Old York and a Proxy Statement/Prospectus setting forth actions to be taken at the meeting, the details of the proposed merger, the conditions to consummation of the merger and information concerning Midlantic, MB, Old York and the Bank, together with a proxy form.

     The Board of Directors of Old York has carefully considered this transaction and believes that consummation of the merger in accordance with the Agreement to be fair to Old York's shareholders and in their best interests. THE BOARD OF DIRECTORS OF OLD YORK HAS UNANIMOUSLY APPROVED THE AGREEMENT AND RECOMMENDS A VOTE FOR THE AGREEMENT. The executive officers and directors of Old York intend to vote all of their shares in favor of the Agreement.

     Because of the importance of the merger to the shareholders of Old York, we urge you to complete and sign the enclosed proxy form and return it as soon as possible in the enclosed postage-prepaid return envelope so that your shares will be represented in the meeting. You may nevertheless attend Old York's meeting and vote in person if you wish to do so.

     The enclosed Proxy Statement also constitutes a Prospectus of Midlantic with respect to the shares of Midlantic's common stock to be issued to the shareholders of Old York if the merger is consummated.

                                                Sincerely,



                                                James M. Mack
                                                President and Chief Executive
                                                  Officer

                          OLD YORK ROAD BANCORP, INC.
                             York and Easton Roads
                     Willow Grove, Pennsylvania 19090-3282


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 28, 1995


To Our Shareholders:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Old York Road Bancorp, Inc. ("Old York") will be held at Williamson Restaurant, Easton Road and Blair Mill Road, Horsham, Pa 19044 on June 28, 1995 at 6:00 p.m. Eastern Time or Philadelphia Time, for the purpose of considering and voting upon the following matters:


          1. A proposal to approve an Agreement and Plan of Merger, dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic Corporation ("Midlantic"), and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), providing for the merger (the "Merger") of Old York with and into Midlantic. Pursuant to the Merger, Old York shareholders will be entitled to receive either $10.00 in cash or
     0.3721 of a share of Midlantic's common stock in exchange for each share of Old York's common stock that they own on the effective date of the Merger, subject to adjustment and to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of the outstanding shares of Old York common stock (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash.

          2. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.


     Only those shareholders of record as of the close of business on May 25, 1995 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.


     Consummation of the Merger is subject to certain conditions, including approval of the Merger by the affirmative vote at the Meeting of holders of at least a majority of the shares of Old York common stock voting at the Meeting, whether in person or by proxy. Your vote is important regardless of the number of shares that you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. You may revoke the proxy at any time prior to its exercise.

                                         By Order of the Board of Directors,



                                         James M. Mack
                                         President and Chief Executive Officer


Willow Grove, Pennsylvania
May 31, 1995


     THE MERGER IS OF MAJOR IMPORTANCE TO THE SHAREHOLDERS OF OLD YORK. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT.

                                PROXY STATEMENT

                          OLD YORK ROAD BANCORP, INC.

                                      for

         Special Meeting of Shareholders of Old York Road Bancorp, Inc.


                       to be held on June 28, 1995


                                   PROSPECTUS

                             MIDLANTIC CORPORATION

                         Common Stock (Par Value $3.00)

                                  ------------


     This Prospectus of Midlantic Corporation ("Midlantic") and Proxy Statement of Old York Road Bancorp, Inc. ("Old York") (such Proxy Statement/Prospectus being hereinafter referred to as the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Old York to be used at a special meeting of its shareholders (the "Meeting") to be held on June 28, 1995. The purpose of the Meeting is to consider and vote upon an Agreement and Plan of Merger dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), pursuant to which Old York will be merged with and into Midlantic. In addition, the Bank will be merged with and into MB. A copy of the Agreement is attached as Appendix A to this Proxy Statement.

     This Proxy Statement, the accompanying Notice of Special Meeting and form of proxy are first being mailed to the shareholders of record of Old York on or about May 31, 1995.

     In accordance with the terms of the Agreement, upon approval of the Agreement by the shareholders of Old York, receipt of all requisite regulatory approvals and satisfaction or waiver of all conditions, Old York will merge into Midlantic (the "Merger"), which will be the surviving entity in the Merger. In connection with the Merger, each share of common stock of Old York, $1.00 par value per share (the "Old York Common Stock"), issued and outstanding immediately prior to the Effective Time (as hereinafter defined), will be exchanged for the right to receive either $10.00 in cash or 0.3721 of a share (the "Exchange Ratio") of common stock of Midlantic, $3.00 par value (the "Midlantic Common Stock"), subject to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of Old York Common Stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash, and subject to certain adjustments as more fully described in this Proxy Statement. See "THE MERGER-- Consideration," "--Election Procedure" and "--Allocation Procedure." In connection with the Merger, the Bank will also be merged into MB (the "Bank Merger"), with MB continuing to operate thereafter as a wholly-owned subsidiary of Midlantic.

     Midlantic has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "Act"), covering the shares of Midlantic Common Stock which will be issued in connection with the Merger. In addition to constituting the Old York Proxy Statement for the Meeting, this document constitutes a Prospectus of Midlantic with respect to Midlantic Common Stock to be issued if the Merger is consummated.

     OLD YORK STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY FORM AND SHOULD NOT BE FORWARDED until after receipt of an election form and a letter of transmittal which will be provided to Old York shareholders on or prior to the Effective Time (as hereinafter defined) of the Merger.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO SELL, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF MIDLANTIC COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


The date of this Proxy Statement is May 31, 1995.

                             AVAILABLE INFORMATION

     Midlantic and Old York are both subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Midlantic has filed with the Commission a Registration Statement on Form S-4 under the Act (together with all amendments and supplements thereto, the "Registration Statement"), with respect to the securities being offered by this Proxy Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Midlantic and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

     Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement, as to the contents of any document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such document being qualified in all respects by such reference.


                     INFORMATION INCORPORATED BY REFERENCE


     The following documents filed by Midlantic with the Commission are incorporated herein by reference:

1.   Midlantic's Annual Report on Form 10-K for the year ended December 31,
     1994.


2. Midlantic's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

3. The description of Midlantic Common Stock set forth in Midlantic's Registration Statement on Form 8-A filed by Midlantic pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


     All documents filed by Midlantic pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Meeting shall be deemed incorporated by reference into this Proxy Statement and a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS PERTAINING TO MIDLANTIC, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST MADE TO CORPORATE SECRETARY, MIDLANTIC CORPORATION, METRO PARK PLAZA, 499 THORNALL STREET, P.O. BOX 600, NEW JERSEY 08818; TELEPHONE NUMBER (908) 321-2793.

     All information contained or incorporated by reference in this Proxy Statement with respect to Midlantic and MB was supplied by Midlantic and all information contained in this Proxy Statement with respect to Old York and the Bank was supplied by Old York. Although neither Midlantic nor Old York have any knowledge that would indicate that any statements or information relating to the other party contained or incorporated herein are inaccurate or incomplete, neither Midlantic nor Old York can warrant the accuracy or completeness of such information or statements as they relate to the other entity or its subsidiaries.


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDLANTIC OR OLD YORK SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             TABLE OF CONTENTS                           Page
                                                                         ----
Available Information...................................................   2
Information Incorporated by Reference...................................   2
Summary of Proxy Statement..............................................   5


  Meeting of Old York Shareholders .....................................   5
  The Merger ...........................................................   5
  Comparative Per Share Data ...........................................  10
  Principal Businesses..................................................  11


Certain Information Regarding Midlantic.................................  12
  General ..............................................................  12
  Midlantic Bank, National Association..................................  12
Certain Information Regarding Old York..................................  12
  General ..............................................................  12
  Recent Developments ..................................................  13
Market Price Data.......................................................  14
Selected Financial Information..........................................  15
  Selected Financial Information of Midlantic...........................  15
  Selected Financial Information of Old York............................  16
Introductory Statement..................................................  17
  Purpose of Meeting....................................................  17
  Vote Required; Shares Entitled to Vote................................  17
  Solicitation, Voting and Revocation of Proxies........................  17
The Proposed Merger.....................................................  18
  General Description...................................................  18
  Consideration ........................................................  18
  Election Procedure ...................................................  19
  Allocation Procedure .................................................  20
  Payment of Cash and Delivery of Shares................................  21
  Federal Income Tax Consequences.......................................  22
  Rights of Dissenting Old York Shareholders............................  24
  Background of and Reasons for the Merger..............................  25
  Interests of Management in the Merger.................................  27
  Fairness Opinion .....................................................  27
  Resale Considerations with Respect to Midlantic Common Stock..........  30
  Conditions to the Merger..............................................  30
  Regulatory Approvals..................................................  32
  Management and Operations After the Merger............................  32
  Effective Time; Amendments; Termination; Price Adjustment.............  32
  Stock Option for Shares of Old York Common Stock......................  35
Description of Midlantic Capital Stock..................................  37
  General ..............................................................  37
  Common Stock..........................................................  37
  Preferred Stock.......................................................  38
  Provisions Relating to Certain Business Transactions..................  39
  Shareholder Nomination of Directors...................................  41
  Limitation of Liability of Directors and Officers.....................  42
Comparison of the Rights of Shareholders under Pennsylvania
  and New Jersey Law ...................................................  42


Old York Management's Discussion and Analysis of Financial
  Condition and Results of Operations of Old York Road Bancorp, Inc. ...  48
Description of the Business of Old York Road Bancorp, Inc. .............  71


Security Ownership of Certain Beneficial Owners and Management of
 Old York ..............................................................  92
Shareholder Proposals...................................................  93
Legal Opinion...........................................................  93
Experts ................................................................  93


Index to Consolidated Financial Statements and
  Schedules of Old York Road Bancorp, Inc. .............................  94


APPENDICES:
Appendix A:
  Agreement and Plan of Merger among Midlantic Corporation,
    Midlantic Bank, National Association, Old York Road Bancorp,
    Inc. and Bank and Trust Company of Old York Road, dated as of
    December 29, 1994 .................................................. A-1
Appendix B:
  Stock Option Agreement between Midlantic Corporation and Old York
    Road Bancorp, Inc. dated as of December 29, 1994 ................... B-1
Appendix C:
  Fairness Opinion of Sandler O'Neill & Partners, L.P. ................. C-1
Appendix D:
  Subchapter 15D of the Pennsylvania Business Corporation Law .......... D-1

                           SUMMARY OF PROXY STATEMENT

     The following information is a brief summary of certain information with respect to the matters to be considered at the Meeting of Old York. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. Shareholders should read carefully the details of this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

                        MEETING OF OLD YORK SHAREHOLDERS


Date, Time and Place of
Meeting of Old York...................   June 28, 1995, 6:00 p.m. at Williamson
                                         Restaurant, Easton Road and Blair Mill
                                         Road, Horsham, Pa. 19044.

Record Date ..........................   May 25, 1995.

Shares Outstanding on Record
Date and Entitled to Vote.............   2,825,312 Shares of Old York Common
                                         Stock


Purpose of Meeting....................   (i) To consider and vote upon a
                                         proposal to approve the Agreement and
                                         Plan of Merger dated as of December 29,
                                         1994, by and among Old York, Old York's
                                         bank subsidiary, Bank and Trust Company
                                         of Old York Road, Midlantic and
                                         Midlantic's national bank subsidiary,
                                         Midlantic Bank, National Association,
                                         providing for the merger of Old York
                                         with and into Midlantic and (ii) to
                                         transact any other business that
                                         properly may be brought before the
                                         Meeting.

                                   THE MERGER

Description of the Merger.............   Pursuant to the Agreement (a copy of
                                         which is attached as Appendix A to this
                                         Proxy Statement at page A-1), Old York
                                         will be merged into Midlantic with
                                         Midlantic as the surviving corporation.
                                         In addition, the Bank will be merged
                                         into MB, with MB as the surviving
                                         entity and which will continue to
                                         operate as a subsidiary of Midlantic.
                                         See "THE PROPOSED MERGER -- General
                                         Description" and "-- Consideration."

Consideration.........................   At the Effective Time (as hereinafter
                                         defined), each outstanding share of Old
                                         York Common Stock (except for shares
                                         owned by shareholders of Old York who
                                         perfect dissenters' rights in
                                         accordance with applicable law) will be
                                         converted into the right to receive
                                         either $10.00 in cash or 0.3721 of a
                                         share of Midlantic Common Stock,
                                         subject to adjustment and to the
                                         limitations and election and allocation
                                         provisions set forth in the Agreement.
                                         Under the terms of the Agreement, no
                                         more than 49% of Old York Common Stock
                                         outstanding (subject to downward
                                         adjustment pursuant to the Agreement)
                                         may be exchanged for cash. Accordingly,
                                         if the holders of more than 49% of Old
                                         York Common Stock elect cash, then the
                                         shareholders so electing will receive a
                                         combination of cash and Midlantic
                                         Common Stock in exchange for their
                                         shares of Old York Common Stock as
                                         determined in accordance with the
                                         allocation procedures set forth in the
                                         Agreement. In addition, under the
                                         Agreement the price which Old York
                                         shareholders are entitled to receive in
                                         exchange for their shares of Old York
                                         Common Stock will be adjusted downward
                                         if Old York does not meet certain
                                         minimum capital (as adjusted in
                                         accordance with the Agreement)
                                         requirements. The Exchange Ratio is
                                         also subject to adjustment in certain
                                         other circumstances, as more fully
                                         described in this Proxy Statement. No
                                         fractional shares of Midlantic Common
                                         Stock will be issued in the Merger.
                                         Cash payments in exchange for shares of
                                         Old York Common Stock and in lieu of
                                         fractional shares will be received
                                         without interest. See "THE PROPOSED
                                         MERGER -- Consideration," "--Election
                                         Procedure," "-- Allocation Procedure"
                                         and "-- Effective Time; Amendments;
                                         Termination; Price Adjustment."

Election
and Allocation Procedures ............   Each record holder of Common Stock will
                                         receive an election form (the "Election
                                         Form") after the Meeting date and prior
                                         to the Election Date (as defined
                                         below). The Election Form is to be used
                                         by Old York shareholders to submit
                                         their Old York share certificates and,
                                         if they wish, to specify whether they
                                         elect to have their shares converted
                                         into the right to receive cash or into
                                         Midlantic Common Stock. SUCH
                                         SPECIFICATIONS WILL BE EFFECTIVE ONLY
                                         IF SUCH SPECIFICATIONS, ACCOMPANIED BY
                                         THE SHARE CERTIFICATES FOR THE SHARES
                                         TO WHICH THEY RELATE, ARE RECEIVED BY
                                         THE EXCHANGE AGENT, NO LATER THAN 5:00
                                         P.M. ON THE DATE ANNOUNCED BY
                                         MIDLANTIC, IN A NEWS RELEASE DELIVERED
                                         TO THE DOW JONES NEWS SERVICE ("THE
                                         "ELECTION DATE"). The Election Date
                                         must be at least twenty days following
                                         the date of such news release and may
                                         be no more than five business days
                                         prior to the Effective Time and no
                                         later than the date on which the
                                         Effective Time occurs. Except with
                                         respect to shareholders who hold shares
                                         for two or more beneficial owners, a
                                         shareholder may not specify a
                                         preference that part of such
                                         shareholder's shares be converted into
                                         cash and part into Midlantic Common
                                         Stock and must include in his Election
                                         Form all shares of Old York Common
                                         Stock owned by such holder. See "THE
                                         MERGER -- Election Procedures." ANY
                                         SHAREHOLDER WHO DOES NOT SUBMIT A
                                         PROPERLY COMPLETED ELECTION FORM ON OR
                                         PRIOR TO THE ELECTION DATE WILL BE
                                         DEEMED TO HAVE MADE A STOCK ELECTION.
                                         OLD YORK STOCK CERTIFICATES SHOULD NOT
                                         BE SENT WITH THE ENCLOSED PROXY FORM
                                         AND SHOULD NOT BE FORWARDED until after
                                         receipt of an Election Form and a
                                         letter of transmittal which will be
                                         provided to Old York shareholders on or
                                         prior to the effective time of the
                                         Merger. The Agreement contains
                                         provisions governing the allocation of
                                         cash and Midlantic Common Stock, based
                                         upon the tabulation of the Election
                                         Forms submitted to the Exchange Agent.
                                         In general, the allocation procedures
                                         contemplate that the preferences set
                                         forth in the Election Forms will be
                                         honored to the maximum extent
                                         consistent with the cash limitations
                                         provided for in the Agreement. Under
                                         the terms of the Agreement, no more
                                         than 49% of Old York Common Stock
                                         outstanding (subject to downward
                                         adjustment pursuant to the Agreement)
                                         may be exchanged for cash. Accordingly,
                                         if the holders of more than 49% of Old
                                         York Common Stock outstanding elect
                                         cash, then the shareholders so electing
                                         will receive a combination of cash and
                                         Midlantic Common Stock in exchange for
                                         their shares of Old York Common Stock
                                         as determined in accordance with the
                                         allocation procedures set forth in the
                                         Agreement. See "THE MERGER --
                                         Allocation Procedure".

Certain Federal Income
Tax Consequences......................   The Merger is conditioned upon the
                                         receipt of an opinion of counsel to
                                         Midlantic to the effect that the Merger
                                         will constitute a tax-free
                                         reorganization as defined in Section
                                         368(a)(1) of the Internal Revenue Code
                                         of 1986, as amended, and that,
                                         accordingly, (i) no gain or loss will
                                         be recognized by the shareholders of
                                         Old York upon the exchange of their
                                         shares of Old York Common Stock solely
                                         for shares of Midlantic Common Stock
                                         pursuant to the Merger; (ii) in the
                                         case of Old York shareholders who
                                         receive cash in whole or in part in
                                         exchange for their Old York Common
                                         Stock, gain, if any, realized by the
                                         recipient on the exchange will be
                                         recognized, but in an amount not in
                                         excess of the amount of such cash; and
                                         (iii) in the case of Old York
                                         shareholders who recognize gain on the
                                         exchange of their Old York Common Stock
                                         and in whose hands such stock was a
                                         capital asset, such gain will be
                                         treated as a capital gain (except in
                                         the case of any shareholder as to which
                                         the exchange has the effect of a
                                         dividend by reason of the applicability
                                         of certain attribution rules described
                                         in this Proxy Statement. For a more
                                         detailed discussion regarding federal
                                         income tax matters, including the tax
                                         treatment of cash received in lieu of
                                         fractional shares, see "The Proposed
                                         Merger -- Federal Income Tax
                                         Consequences."

Vote Required for Approval
of Merger.............................   The affirmative vote, in person or by
                                         proxy, of the holders of at least a
                                         majority of the shares of Old York
                                         Common Stock voting at the Meeting is
                                         required to approve the Agreement. The
                                         holders of a majority of the
                                         outstanding shares of Old York Common
                                         Stock entitled to vote will constitute
                                         a quorum at the Meeting. See
                                         "Introductory Statement -- Vote
                                         Required; Shares Entitled to Vote."

Rights of Dissenting
Old York Shareholders.................   Pursuant to the provisions of Section
                                         1571 of the Pennsylvania Business
                                         Corporation Law (the "PaBCL"),
                                         shareholders of Old York have the right
                                         to dissent from the Merger and obtain
                                         payment of the "fair value" of their
                                         shares by giving notice in writing
                                         prior to the Meeting to the presiding
                                         officer of Old York that they dissent
                                         from the Merger and thereafter not
                                         effecting a change in the beneficial
                                         ownership of their shares and not
                                         voting in favor of the Merger. If the
                                         Merger is consummated, dissenting Old
                                         York shareholders who fully comply with
                                         the requirements of Subchapter 15D of
                                         the PaBCL will be entitled to receive
                                         from Midlantic a cash payment equal to
                                         the fair value of their Old York shares
                                         as of the Effective Time. Old York
                                         shareholders wishing to dissent from
                                         the Merger are urged to carefully read
                                         "The Proposed Merger -- Rights of
                                         Dissenting Old York Shareholders" and
                                         Appendix D to this Proxy Statement and
                                         to consult with their own legal
                                         advisers.

Recommendation of the
Board of Directors of Old York........   The Board of Directors of Old York has
                                         unanimously approved the Merger and
                                         recommends that shareholders vote "FOR"
                                         the Agreement. See "Introductory
                                         Statement -- Purpose of Meeting" and
                                         "The Proposed Merger -- Reasons for the
                                         Merger."


Interests of Management
in the Merger.........................   As of January 31, 1995, the directors
                                         and executive officers of Old York
                                         beneficially owned in the aggregate
                                         357,326 shares of Old York Common
                                         Stock, or 12.76% of the then issued and
                                         outstanding shares of Old York Common
                                         Stock.


Fairness Opinion......................   The Board of Directors of Old York has
                                         retained Sandler O'Neill & Partners,
                                         L.P. ("Sandler O'Neill") to evaluate
                                         the terms of the Merger.

                                         Sandler O'Neill has delivered a written
                                         opinion dated as of May 23, 1995 to the
                                         Board of Directors of Old York to the
                                         effect that the consideration to be
                                         received by the Old York shareholders
                                         pursuant to the Agreement is, as of the
                                         date of such opinion, fair to such
                                         shareholders from a financial point of
                                         view. A copy of Sandler O'Neill's
                                         opinion is attached as Appendix C to
                                         this Proxy Statement at page C-1. For
                                         information concerning the matters
                                         reviewed, assumptions made and factors
                                         considered by Sandler O'Neill, see "THE
                                         PROPOSED MERGER -- Fairness Opinion."


Resale Considerations with Respect
to Midlantic Common Stock.............   The shares of the Midlantic Common
                                         Stock to be issued in the Merger will
                                         be registered under the Act and will be
                                         freely transferable, except for shares
                                         received by persons, including
                                         directors and executive officers of Old
                                         York, who may be deemed to be
                                         "affiliates" of Midlantic under Rule
                                         145 promulgated under the Act. See "THE
                                         PROPOSED MERGER -- Resale
                                         Considerations with Respect to the
                                         Midlantic Common Stock."

Conditions to the Merger..............   Consummation of the Merger is
                                         contingent upon a number of conditions,
                                         including receiving all necessary
                                         regulatory approvals; the approval of
                                         the Merger by the holders of at least a
                                         majority of the shares of Old York
                                         Common Stock voting at the Meeting; an
                                         opinion of counsel to Midlantic
                                         relating to the tax aspects of the
                                         Merger; and an opinion of Sandler
                                         O'Neill, advisors to Old York, that the
                                         Merger is fair to the shareholders of
                                         Old York from a financial point of
                                         view. Sandler O'Neill's opinion is
                                         included as Appendix C. In addition, as
                                         a condition to the Merger, Old York
                                         must maintain certain minimum capital
                                         (as adjusted in accordance with the
                                         Agreement) requirements and certain
                                         representations and warranties made by
                                         Old York and the Bank in the Agreement
                                         must be true in all material respects
                                         at the Effective Time of the Merger.
                                         The final outcome of a class action
                                         suit filed against Old York, which was
                                         dismissed without prejudice on
                                         April 25, 1995, may impact
                                         whether certain conditions necessary
                                         for the Merger to occur will be
                                         satisfied. See "THE PROPOSED MERGER --
                                         Fairness Opinion," "-- Conditions to
                                         the Merger" and "--Regulatory
                                         Approvals."

Regulatory Approvals..................   Consummation of the Merger requires the
                                         approval or waiver of the Board of
                                         Governors of the Federal Reserve System
                                         (the "Federal Reserve Board") and the
                                         approval of the Department of Banking
                                         of the Commonwealth of Pennsylvania
                                         (the "Pennsylvania Banking
                                         Department"). Consummation of the Bank
                                         Merger requires the approval of the
                                         Comptroller of the Currency (the
                                         "OCC"). Applications for such approvals
                                         or waivers have been filed by
                                         Midlantic. While Midlantic and Old York
                                         anticipate receiving the approvals or
                                         waivers, there can be no assurance that
                                         they will be granted, or that they will
                                         be granted on a timely basis without
                                         conditions unacceptable to Midlantic or
                                         Old York. See "THE PROPOSED MERGER --
                                         Regulatory Approvals."

Closing...............................   The Merger will be consummated (the
                                         "Closing") on the later of (i) the date
                                         on which the Merger is approved by Old
                                         York shareholders and (ii) three days
                                         after all conditions required for
                                         consummation of the Merger have been
                                         satisfied (or waived), or on such other
                                         date as the parties may agree. The
                                         Merger requires that a Certificate of
                                         Merger be filed with the New Jersey
                                         Secretary of State and Articles of
                                         Merger be filed with the Secretary of
                                         the Commonwealth of Pennsylvania. The
                                         effective time of
                                         the Merger (the "Effective Time") will
                                         be the time at which the foregoing
                                         documents have become effective. The
                                         Merger is expected to close late in the
                                         second quarter or early in the third
                                         quarter of 1995. See "THE PROPOSED
                                         MERGER -- Effective Time; Amendments;
                                         Termination."

Termination Rights and Price
Adjustment............................   The Agreement may be terminated by
                                         either Midlantic or Old York if the
                                         Closing has not occurred by December
                                         31, 1995. The Agreement may be
                                         terminated by Old York if the price of
                                         Midlantic Common Stock over a specified
                                         period of time is less than
                                         approximately $22.84 ($26.87 multiplied
                                         by 0.85) and also less than an index
                                         ratio based upon a selected peer group
                                         of other bank holding companies;
                                         provided, however, that in such event
                                         Midlantic, in its sole discretion, may
                                         elect to increase the Exchange Ratio to
                                         avoid such termination. In addition, if
                                         Old York's capital (as adjusted in
                                         accordance with the terms of the
                                         Agreement) falls below a specified
                                         level, Midlantic is not obligated to
                                         effect the Merger. The Agreement also
                                         provides that if Old York does not meet
                                         certain minimum capital (as adjusted in
                                         accordance with the Agreement)
                                         requirements, the price which Old York
                                         shareholders are entitled to receive in
                                         exchange for their shares of Old York
                                         Common Stock will be adjusted downward.
                                         See "-- Effective Time; Amendments;
                                         Termination; Price Adjustment." For a
                                         more complete description of other
                                         termination rights available to
                                         Midlantic and Old York and the price
                                         adjustment provisions, see "THE
                                         PROPOSED MERGER -- Effective Time;
                                         Amendments; Termination" and "--
                                         Conditions to the Merger."

Stock Option to Midlantic
for Old York Shares...................   Midlantic and Old York entered into a
                                         Stock Option Agreement dated December
                                         29, 1994 (the "Stock Option
                                         Agreement"), in connection with the
                                         negotiation by Midlantic and Old York
                                         of the Agreement. Pursuant to the Stock
                                         Option Agreement, Old York has granted
                                         to Midlantic an option (the "Option"),
                                         exercisable only under certain limited
                                         and specifically defined circumstances,
                                         to purchase up to 19.9% of the shares
                                         of Old York Common Stock which would be
                                         outstanding immediately following the
                                         exercise of the Option, for an exercise
                                         price of $7.25 per share. Midlantic
                                         does not have any voting rights with
                                         respect to the shares of Old York
                                         Common Stock subject to the Option
                                         prior to exercise of the Option.
                                         Midlantic has the right to exercise the
                                         Option only upon the occurrence of
                                         certain events including, but not
                                         limited to, the acquisition of
                                         beneficial ownership of at least 20% of
                                         the outstanding shares of Old York
                                         Common Stock by a person or group other
                                         than Midlantic or an affiliate. The
                                         Stock Option Agreement is attached as
                                         Appendix B hereto at page B-1. See "THE
                                         PROPOSED MERGER -- Stock Option for
                                         Shares of Old York Common Stock."

Certain Differences in
Shareholders' Rights..................   On the Effective Date, shareholders of
                                         Old York, except those who receive cash
                                         in the Merger (including those who
                                         perfect dissenters' rights in
                                         accordance with the PaBCL),
                                         automatically will become shareholders
                                         of Midlantic. The rights of
                                         shareholders of Midlantic are
                                         determined by the New Jersey Business
                                         Corporation Act and by Midlantic's
                                         Certificate of Incorporation and
                                         By-laws. The rights of shareholders of
                                         Midlantic differ from the rights of
                                         shareholders of Old York with respect
                                         to certain matters. For a summary of
                                         these differences, see "COMPARISON OF
                                         SHAREHOLDERS RIGHTS UNDER PENNSYLVANIA
                                         AND NEW JERSEY LAW."

                     COMPARATIVE PER SHARE DATA (Unaudited)


     The following table sets forth the income and dividends per common share and period-end book value per common share of Midlantic Common Stock and Old York Common Stock for the year ended December 31, 1994 and the three months ended March 31, 1995, on an historical and pro forma basis. The historical per share data have been derived from the financial statements of Midlantic which are incorporated by reference herein and the financial statements of Old York which are included in this Proxy Statement. The pro forma combined per share data have been derived after giving effect to the Merger as if it occurred at the beginning of the period presented. See "SELECTED FINANCIAL INFORMATION -- Selected Financial Information of Midlantic Corporation" and "-- Selected Financial Information of Old York Road Bancorp, Inc."

                                           Three Months Ended      Year Ended
                                              March 31, 1995   December 31, 1994
                                           ------------------  -----------------
Midlantic Common Stock

Income Per Share From Continuing
 Operations:
 Primary
  Historical                                    $  .98             $  5.18
  Pro Forma --Midlantic and Old York               .97                5.10
 Fully Diluted
  Historical                                       .97                5.11
  Pro Forma -- Midlantic and Old York              .96                5.03

Cash Dividends Declared Per Share (1)
  Historical                                       .22                 .40
  Pro Forma -- Midlantic and Old York              .22                 .40

Book Value Per Share at Period-end
  Historical                                     25.93               25.19
  Pro Forma -- Midlantic and Old York            25.26               24.42


Old York Common Stock

Income (Loss) Per Share From Continuing
 Operations:
  Historical (Primary and Fully Diluted)           .03              $(1.24)
  Pro Forma Equivalent (Primary)--
   Midlantic and Old York (2)                      .36                1.90
  Pro Forma Equivalent (Fully Diluted)--
   Midlantic and Old York (2)                      .35                1.87

Cash Dividends Declared Per Share
  Historical                                        --                  --
  Pro Forma Equivalent -- Midlantic
   and Old York (2)                                .08                 .15

Book Value Per Share at Period-end
  Historical                                      4.53                4.44
  Pro Forma Equivalent -- Midlantic
   and Old York (2)                               9.40                9.09

-----------
(1) The amount of future dividends payable by Midlantic, if any, is subject to the discretion of the Board of Directors of Midlantic. Midlantic's Board of Directors normally considers the cash requirements of Midlantic and its subsidiaries, general business conditions, the dividend paying capacity of MB and applicable governmental regulations and policies. Pro forma amounts assume that Midlantic would have declared cash dividends per share of Midlantic Common Stock equal to the historical cash dividends declared per share of Midlantic Common Stock.

(2) Equivalent pro forma income, cash dividends declared and book value per share of Old York Common Stock represent the income, cash dividends and book value per share of Midlantic Common Stock on a pro forma basis multiplied by 0.3721. Such multiplier represents the exchange ratio (assuming no adjustment) for those shareholders of Old York who elect to receive Midlantic Common Stock in exchange for Old York Common Stock.

     The following table presents the closing sale price reported by Nasdaq per share of Midlantic Common Stock and the last sale price reported by Nasdaq per share of Old York Common Stock on December 29, 1994, the last full trading day prior to the public announcement that Midlantic and Old York had entered into the Agreement and May 22, 1995, a date shortly prior to the mailing of this Proxy Statement. Midlantic Common Stock is traded on The Nasdaq National Market(R). Old York Common Stock is traded on The Nasdaq SmallCap Market(SM). See "MARKET PRICE DATA." The table also presents the equivalent value of Midlantic Common Stock per Old York share which has been calculated by multiplying the market price of Midlantic Common Stock on the dates indicated by the Exchange Ratio of 0.3721. Old York shareholders are urged to obtain current market quotations for Midlantic Common Stock. Because the Exchange Ratio is fixed (subject to adjustment), Old York shareholders are not assured of receiving any specific market value of Midlantic Common Stock. See "THE MERGER -- Conditions to the Merger" and "-- Effective Time; Amendments; Termination; Price Adjustment." The price of Midlantic Common Stock at the Effective Time may be higher or lower than the market price at either the time of entering into the Agreement, the time of mailing this Proxy Statement or at the time of the Meeting.

                                                                  Pro Forma
                                                                Equivalent Per
                         Midlantic           Old York            Share of Old
                          Common              Common             York Common
                          Stock                Stock                Stock
                         --------            --------            -----------
 December 29, 1994        $26.75              $ 7.25                $ 9.95
 May 22, 1995             $38.88              $12.75                $14.47
                          ------              ------                ------


                              PRINCIPAL BUSINESSES


Midlantic.............................   Midlantic is a regional bank holding
                                         company organized under the laws of the
                                         State of New Jersey and registered
                                         under the Bank Holding Company Act of
                                         1956, as amended (the "Bank Holding
                                         Company Act"). Midlantic has one bank
                                         subsidiary, Midlantic Bank, National
                                         Association, which operates 261
                                         branches in New Jersey and 63 branches
                                         in southeastern Pennsylvania. At
                                         March 31, 1995, Midlantic on a
                                         consolidated basis had total assets of
                                         $13.6 billion. Midlantic's principal
                                         executive offices are located at Metro
                                         Park Plaza, 499 Thornall Street, P.O.
                                         Box 600, Edison, New Jersey 08818, and
                                         its telephone number is (908) 321-8000.
                                         See "AVAILABLE INFORMATION,"
                                         "INFORMATION INCORPORATED BY REFERENCE"
                                         and "CERTAIN INFORMATION REGARDING
                                         MIDLANTIC."

Old York..............................   Old York is a bank holding company
                                         organized under the laws of the
                                         Commonwealth of Pennsylvania and
                                         registered under the Bank Holding
                                         Company Act. Old York has one bank
                                         subsidiary, Bank and Trust Company of
                                         Old York Road, which operates 14
                                         banking offices in Montgomery, Bucks
                                         and Philadelphia counties,
                                         Pennsylvania. At March 31, 1995, Old
                                         York had total assets of $226.3
                                         million. Old York's principal executive
                                         offices are located at York & Easton
                                         Roads, P.O. Box W, Willow Grove,
                                         Pennsylvania 19090-3282, and its
                                         telephone number is (215) 659-3400. See
                                         "AVAILABLE INFORMATION," "CERTAIN
                                         INFORMATION REGARDING OLD YORK," "OLD
                                         YORK MANAGEMENT'S DISCUSSION AND
                                         ANALYSIS OF FINANCIAL CONDITION AND
                                         RESULTS OF OPERATIONS OF OLD YORK
                                         ROAD BANCORP, INC." and "DESCRIPTION
                                         OF THE BUSINESS OF OLD YORK ROAD
                                         BANCORP, INC."


Recent Developments...................   Certain changes in the management of
                                         Old York have occurred in recent
                                         months. In addition, a class action
                                         lawsuit has been filed against Old
                                         York, the outcome of which may impact
                                         whether certain conditions necessary
                                         for the Merger to occur will be
                                         satisfied. See "CERTAIN INFORMATION
                                         REGARDING OLD YORK -- Recent
                                         Developments" for a more detailed
                                         discussion of these matters.

                    CERTAIN INFORMATION REGARDING MIDLANTIC

General

     Midlantic is a regional bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. In addition to MB, Midlantic directly or indirectly through MB, owns additional nonbank subsidiaries. Nonbank subsidiaries owned directly by Midlantic are engaged in the discount brokerage business and credit-related reinsurance. MB's direct subsidiaries primarily hold properties acquired through foreclosure. MB also directly owns a subsidiary engaged in the leasing of motor vehicles. The corporate headquarters of Midlantic is located in Edison, New Jersey.


     As of March 31, 1995, Midlantic was the fourth largest bank holding company headquartered in New Jersey based on total assets. At March 31, 1995, Midlantic reported on a consolidated basis total assets of $13.6 billion, total loans (net of unearned income) of $8.2 billion, total deposits of $10.7 billion and shareholders' equity of $1.4 billion.


Midlantic Bank, National Association

     MB, headquartered in Newark, New Jersey, is a commercial bank established under the laws of the United States. As of December 31, 1994, MB operated 261 branches in 20 counties of New Jersey and 63 branches in Bucks, Chester, Delaware, Montgomery and Philadelphia counties of Pennsylvania. In August 1994, Continental Bank, which was headquartered in Norristown, Pennsylvania and which had been a wholly-owned subsidiary of Midlantic, merged with and into MB, with MB the surviving entity in the merger.

     MB provides a full range of commercial and retail bank services, as well as trust services, which are provided through several offices located within MB's market area. At December 31, 1994, MB constituted in excess of 95 percent of Midlantic's consolidated total assets.

     Additional information about Midlantic and MB is included in documents incorporated by reference in this Proxy Statement. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

                     CERTAIN INFORMATION REGARDING OLD YORK
General


     Old York is a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act and subject to examination by the Federal Reserve Board. Old York is headquartered in Willow Grove, Pennsylvania and was incorporated under the laws of the Commonwealth of Pennsylvania for the purposes of acting as a holding company for the Bank which is Old York's sole operating subsidiary. At March 31, 1995, Old York had total assets of $226.3 million.

     The Bank, which is a commercial bank incorporated under the laws of the Commonwealth of Pennsylvania, provides a full range of commercial banking services and trust and other fiduciary services. The Bank presently operates 14 banking offices located in the Pennsylvania counties of Montgomery, Bucks and Philadelphia. The Bank owns, in whole or in part, additional nonbank subsidiaries which primarily hold properties that were acquired in satisfaction of debts previously contracted.

Recent Developments

     (a) On March 2, 1995, the Bank entered into a termination agreement (the "Termination Agreement") with Erwin K. Wenner pursuant to which Mr. Wenner's employment as President and Chief Executive Officer of the Bank and Old York was terminated effective that day. On March 2, 1995, the Bank also entered into an employment agreement with James M. Mack to serve as President and Chief Executive Officer of the Bank. Subsequent thereto, Mr. Mack was elected to serve as President and Chief Executive Officer of Old York and became a director of Old York in place of Mr. Wenner. See "THE MERGER -- Interests of Management in the Merger" for a more detailed discussion of these agreements.


     (b) In early 1995, Richard Goldberg, an Old York shareholder, filed an alleged class action suit (the "Goldberg Litigation") against Old York and various directors and officers of Old York alleging, among other things, that the price to be received by Old York shareholders in the Merger is unfair and that Old York shareholders will be damaged if the Merger is consummated, and further seeking to enjoin the Merger. On April 25, 1995, the complaint in the Goldberg Litigation was dismissed without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date. Prior to the dismissal of the complaint, Mr. Goldberg filed an amended complaint as to which the Court is now considering dismissal. The status of the Goldberg Litigation immediately prior to the anticipated Closing may directly impact whether certain conditions necessary for the Merger to occur will be satisfied. See "THE MERGER -- Conditions to the Merger."



     For a more detailed discussion of the Goldberg Litigation and other legal proceedings involving Old York and the Bank, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Legal Proceedings."

                               MARKET PRICE DATA

     Midlantic Common Stock is traded on The Nasdaq National Market(R) under the symbol "MIDL". Old York Common Stock is traded on The Nasdaq SmallCap Market(SM) under the symbol "BOYR". The following table presents information concerning the market price of Midlantic Common Stock and Old York Common Stock, for the periods indicated, and the cash dividends declared per share of Midlantic
Common Stock. Old York has not declared any cash dividends since 1990.

                                       Midlantic                   Old York
                                      Common Stock               Common Stock
                              ---------------------------       --------------
                                    Price       Dividends         Bid/Price
                                High     Low     Declared        High    Low
                              -------  -------  ---------       ------  ------
1993
1st Quarter ................  $ 22.38  $ 18.13    $ --          $ 6.00  $ 3.00
2nd Quarter ................    25.13    17.50      --            6.50    4.00
3rd Quarter ................    27.75    21.13      --            4.50    3.75
4th Quarter ................    28.63    22.25      --            4.50    3.75

1994
1st Quarter ................  $ 30.88  $ 24.25    $ --          $ 5.00  $ 4.50
2nd Quarter ................    31.88    27.50     .10            5.50    4.25
3rd Quarter ................    30.63    27.63     .13            7.50    5.50
4th Quarter ................    28.63    24.00     .17            9.13    6.00

1995
1st Quarter ................  $ 34.88  $ 26.25    $.22          $ 9.50  $ 8.25
2nd Quarter (through
  May 22, 1995) ............    39.38    33.88     .32           12.75    9.25
                              -------  -------   -------        ------  ------

     The following table presents the closing sale price reported by Nasdaq per share of Midlantic Common Stock and the last sale price reported by Nasdaq per share of Old York Common Stock on December 29, 1994, the last full trading day prior to the public announcement that Midlantic and Old York had entered into the Agreement and May 22, 1995, a date shortly prior to the mailing of this Proxy Statement. The table also presents the equivalent value of Midlantic Common Stock per Old York share which has been calculated by multiplying the market price of Midlantic Common Stock on the dates indicated by the Exchange Ratio of 0.3721. Old York shareholders are urged to obtain current market quotations for Midlantic Common Stock. Because the Exchange Ratio is fixed (subject to adjustment), Old York shareholders are not assured of receiving any specific market value of Midlantic Common Stock. See "THE MERGER -- Conditions to the Merger" and "-- Effective Time; Amendments; Termination; Price Adjustment." The price of Midlantic Common Stock at the Effective Time may be higher or lower than the market price at either the time of entering into the Agreement, the time of mailing this Proxy Statement or at the time of the Meeting.

                                                                                                   Pro Forma
                                                                                                 Equivalent Per
                                                           Midlantic            Old York          Share of Old
                                                             Common              Common           York Common
                                                              Stock              Stock              Stock
                                                           ---------            --------         --------------
         December 29, 1994 ...............................   $26.75              $ 7.25             $ 9.95
         May 22, 1995 ....................................   $38.88              $12.75             $14.47
                                                             ------              ------             ------


                   SELECTED FINANCIAL INFORMATION (Unaudited)

     The following table presents certain selected consolidated financial information of Midlantic. The selected financial information for the three month periods ended March 31, 1995 and 1994 for Midlantic is derived in part from the unaudited consolidated financial statements included in Midlantic's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995. During 1990, 1991 and 1992, Midlantic sold several bank and nonbank subsidiaries as well as certain assets which, in the aggregate, reduced total assets by nearly $6 billion. The information should be reviewed in conjunction with Midlantic's Annual Report on Form 10-K for the year ended December 31, 1994 and Midlantic's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 which are incorporated by reference. The selected financial data for the three months ended March 31, 1995 is not necessarily indicative of the results of operations that may be expected for any other period. (See "Information Incorporated by Reference").

                                 SELECTED FINANCIAL INFORMATION OF MIDLANTIC CORPORATION(1)

                                             Three Months Ended
                                                  March 31,                           Years Ended December 31,
                                          ------------------------  ---------------------------------------------------------------
                                              1995         1994        1994         1993         1992         1991         1990
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                        (Dollar amounts in thousands, except share and per share data)
Selected Statement of Income Data:
Total interest income ................... $   237,194  $   204,948  $   863,484  $   825,547  $ 1,062,207  $ 1,742,380  $ 2,208,119
Total interest expense ..................      81,888       67,651      278,947      310,857      542,012    1,104,779    1,370,822
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income .....................     155,306      137,297      584,537      514,690      520,195      637,601      837,297
Provision for loan losses ...............       1,500        8,156       23,335      146,305      170,299      724,393      742,904
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income (loss) after
  provision for loan losses .............     153,806      129,141      561,202      368,385      349,896      (86,792)      94,393
Total noninterest income ................      48,444       47,329      214,210      186,453      290,365      244,361      284,591
Total noninterest expenses ..............     116,852      120,849      471,407      534,485      630,389      744,348      674,823
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes and
  cumulative effect of accounting
  changes................................      85,398       55,621      304,005       20,353        9,872     (586,779)    (295,839)
Income tax expense (benefit) ............      32,074        2,268       24,900     (111,043)       2,844      (43,476)    (100,834)
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before cumulative effect
  of accounting changes .................      53,324       53,353      279,105      131,396        7,028     (543,303)    (195,005)
Cumulative effect of accounting
  changes ...............................          --       (7,528)      (7,528)      38,962           --           --           --
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss) ....................... $    53,324  $    45,825  $   271,577  $   170,358  $     7,028  $  (543,303) $  (195,005)
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

Selected Balance Sheet Data:
Total assets ............................ $13,634,216  $13,670,747  $13,293,538  $13,909,178  $14,397,138  $18,132,081  $23,530,149
Investment securities ...................   3,289,136    2,414,409    2,756,543    2,455,410    2,114,812    2,655,712    2,738,093
Loans(2) ................................   8,222,887    8,495,037    8,256,375    8,445,129    9,331,494   13,025,045   17,208,604
Allowance for loan losses ...............     337,170      387,374      349,520      400,311      670,545      847,998      742,172
Other interest-earning assets ...........     956,215    1,522,002    1,113,659    1,778,821    1,995,681    1,108,896    1,237,452
Deposits ................................  10,657,304   11,346,924   10,807,334   11,587,801   12,560,029   16,089,823   20,151,931
Short-term borrowings ...................   1,009,002      622,699      584,489      674,497      370,718      588,132    1,307,698
Obligations under capital leases ........       8,240        8,740        8,473        8,861        9,386        9,627        9,814
Long-term debt ..........................     372,940      375,000      373,000      386,752      437,112      463,989      448,178
Shareholders' equity ....................   1,409,474    1,167,087    1,374,186    1,122,564      843,462      727,299    1,272,775
Weighted average common shares (primary).  53,243,838   52,820,798   52,978,041   50,943,324   41,569,086   38,094,934   38,097,294
Weighted average common shares
 (fully diluted) ........................  54,899,917   54,403,058   54,521,851   52,568,539   41,953,805   38,094,934   38,097,294

Per Common Share Data:
Income (loss)--primary:
Before cumulative effect of
  accounting changes ....................      $  .98       $  .99       $ 5.18       $ 2.51       $  .08      $(14.36)    $ (5.22)
Cumulative effect of accounting changes..          --         (.14)        (.14)         .76           --           --          --
Net income (loss)........................         .98          .85         5.04         3.27          .08       (14.36)      (5.22)
Income (loss)--fully diluted:
Before cumulative effect of
  accounting changes ....................         .97          .98         5.11         2.51          .08       (14.36)      (5.22)
Cumulative effect of accounting changes..          --         (.14)        (.14)         .74           --           --          --
Net income (loss)........................         .97          .84         4.97         3.25          .08       (14.36)      (5.22)
Book value ..............................       25.93        21.38        25.19        20.56        17.19        17.78       32.10
Dividends ...............................         .22           --          .40           --           --           --        1.19

Financial Ratios:
Return on average assets ................        1.65%        1.34%        2.02%        1.24%         .04%       (2.49)%      (.82)%
Return on average shareholders' equity ..       15.51        16.25        21.95        17.50          .92       (52.58)     (13.44)
Net interest margin .....................        5.23         4.44         4.78         4.07         3.41         3.14        3.82

Liquidity and Capital Ratios:
Average loans to average deposits(2) ....       76.31%       73.38%       74.91%       74.40%       80.30%       84.17%      91.80%
Tier 1 risk based .......................       13.58         9.95        13.07         9.28         6.83         4.29        5.93
Total risk based ........................       17.77        13.98        17.22        13.29        10.76         7.69        8.86
Leverage ................................        9.43         7.35         9.43         6.81         5.19         3.43        4.81

Asset Quality Ratios:
Nonaccrual loans to total loans(2) ......        1.88%        3.38%        2.22%        3.56%       11.69%       12.99%       8.40%
Nonaccrual assets to total assets .......        1.57         2.74         1.86         2.86         8.76         9.99        6.30
Allowance for loan losses to total
  loans(2)...............................        4.10         4.56         4.23         4.74         7.19         6.51        4.31
Allowance for loan losses to nonaccrual
  loans .................................      218.23       135.00       190.56       133.11        61.48        50.14       51.32
Net charge-offs to average loans(2)(3)...         .69          .64          .80         2.67         2.67         3.50        2.14
-----------------

(1) In the first quarter of 1995, Midlantic adopted Statement of Finanical Accounting Standard's ("FAS") No. 114 "Accounting by Creditors for Impairment of a Loan." One of the provisions of FAS No. 114 requires the reclassification of all in-substance foreclosures from other real estate owned to the loan portfolio as nonaccrual loans at their current carrying value. This reclassification was made on January 1, 1995 and Midlantic also elected to reclassify all appropriate historical data.
(2) Loans are stated net of unearned income.
(3) Ratios for the three months ended March 31, 1995 and 1994 are annualized.


     The following table presents certain selected consolidated financial information of Old York. The selected financial information for the three month periods ended March 31, 1995 and 1994 for Old York is derived in part from the unaudited consolidated financial statements included elsewhere in this Proxy Statement. The information should be reviewed in conjunction with the Consolidated Financial Statements and Notes thereto for Old York included elsewhere in this Proxy Statement and the other information contained herein. The selected financial data for the three months ended March 31, 1995 is not necessarily indicative of the results of operations that may be expected for any other period.




                                   SELECTED FINANCIAL INFORMATION OF OLD YORK ROAD BANCORP, INC.(1)

                                             Three Months Ended
                                                  March 31,                           Years Ended December 31,
                                          ------------------------  ---------------------------------------------------------------
                                              1995         1994        1994         1993         1992         1991         1990
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                        (Dollar amounts in thousands, except share and per share data)
Selected Statement of Income Data:
Total interest income ................... $     4,163  $     3,637  $    15,485  $    15,089  $    18,285  $    22,150  $    24,915
Total interest expense ..................       1,478        1,291        5,562        5,245        8,026       12,495       14,142
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income .....................       2,685        2,346        9,923        9,844       10,259        9,655       10,773


Provision for loan losses ...............          97          300        2,474        1,953        4,222        5,273        2,127
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income after
 provision for loan losses ..............       2,588        2,046        7,449        7,891        6,037        4,382        8,646
Total noninterest income ................         429          453        1,766        2,356        2,023        1,946        1,309
Total noninterest expenses ..............       2,933        2,377       12,714       10,623       11,609       12,284       10,132
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes .......          84          122       (3,499)        (376)      (3,549)      (5,956)       (177)
Income tax expense (benefit) ............           3            2           --           28          724         (991)       (179)
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss) ....................... $        81  $       120  $    (3,499) $      (404) $    (4,273) $    (4,965) $         2
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

Selected Balance Sheet Data:
Total assets ............................ $   226,275  $   230,101  $   231,185  $   223,603  $   222,697  $   260,813  $   269,165
Investment securities ...................      57,385       55,302       57,948       49,073       33,450       27,258       32,763
Loans(2).................................     144,799      143,275      150,513      143,230      157,340      205,359      206,688
Allowance for loan losses ...............       6,132        5,878        5,026        5,502        4,044        5,271        3,963
Other interest-earning assets ...........       4,500       13,250        4,400       13,200        6,500        3,925        4,650
Deposits ................................     211,484      211,481      216,673      206,076      210,397      243,015      245,818
Shareholders' equity ....................      12,790       16,335       12,537       16,305       10,541       14,722       19,487
Weighted average common shares
 (primary and fully diluted) ............   2,825,312    2,825,312    2,825,312    1,428,525    1,301,545    1,301,545    1,301,861


Per Common Share Data:
Net income (loss)--primary and
  fully diluted ......................... $       .03  $       .04  $     (1.24) $      (.28) $     (3.28) $     (3.81) $        --
Book value ..............................        4.53         5.78         4.44         5.77         8.10        11.31        14.97
Dividends ...............................          --           --           --           --          --            --          .50

Financial Ratios:
Return on average assets ................         .15%         .21%       (1.52)%       (.19)%      (1.75)%     (1.87)%          --%
Return on average shareholders'
 equity .................................        2.51         2.66       (21.93)       (3.30)      (30.42)      (26.29)          --
Net interest margin .....................        5.25         4.66         4.90         5.38         4.84         4.26         4.78

Liquidity and Capital Ratios:
Average loans to average deposits(2).....       71.17%       67.83%       67.58%       71.95%       81.30%       83.55%       84.36%
Tier 1 risk based .......................        8.25        10.25         7.90        10.32         6.30         6.30         8.07
Total risk based ........................        9.53        11.53         9.17        11.60         7.57         7.83         9.58
Leverage ................................        5.80         7.26         5.50         7.51         4.70         5.71         7.28

Asset Quality Ratios:
Nonaccrual loans to total loans(2) ......        6.05%        8.32%        6.05%        5.38%        5.50%        7.43%        4.34%
Nonaccrual assets to total assets .......        6.19         8.29         6.36         7.14         7.78         8.61         6.57
Allowance for loan losses
 to total loans(2) ......................        4.23         4.10         3.34         3.84         2.57         2.57         1.92
Allowance for loan losses
 to nonaccrual loans ....................       69.97        49.30        55.16        71.43        46.72        34.55        44.21
Net (recoveries) charge-offs to average
 loans(2)(3) ............................       (2.05)        (.22)        1.91          .34         2.95         1.95          .83

--------------------------

(1) In the first quarter of 1995, Old York adopted Statement of Finanical Accounting Standard's ("FAS") No. 114 "Accounting by Creditors for Impairment of a Loan." One of the provisions of FAS No. 114 requires the reclassification of all in-substance foreclosures from other real estate owned to the loan portfolio as nonaccrual loans at their current carrying value. This reclassification was made on January 1, 1995 and Old York also elected to reclassify all appropriate historical data.
(2) Loans are stated net of unearned income.
(3) Ratios for the three months ended March 31, 1995 and 1994 are annualized.


                             INTRODUCTORY STATEMENT

     All information contained in or incorporated by reference into this Proxy Statement with respect to Old York and the Bank was supplied by Old York for inclusion herein. All information contained herein or incorporated by reference herein with respect to Midlantic and MB was supplied by Midlantic. The first date on which this Proxy Statement, the accompanying Notice of Special Meeting and the enclosed form of proxy are being sent to the shareholders of Old York is on or about [__________, 1995].

     This Proxy Statement does not cover any resales of shares of Midlantic Common Stock to be received by shareholders of Old York upon consummation of the transactions described herein. Affiliates of Old York may be subject to restrictions on their ability to resell the Midlantic Common Stock received by them in the Merger. See "THE PROPOSED MERGER -- Resale Considerations with Respect to the Midlantic Common Stock."

Purpose of Meeting

     At the Meeting, the Old York shareholders will (i) consider and vote upon a proposal to approve the Agreement; and (ii) act on such other matters as may be properly brought before the Meeting. A copy of the Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The Agreement provides for the right to receive either $10.00 in cash or 0.3721 of a share of Midlantic Common Stock in exchange for each share of Old York Common Stock outstanding at the time the Merger becomes effective, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to adjustment in certain circumstances. See "THE PROPOSED MERGER.

THE BOARD OF DIRECTORS OF OLD YORK RECOMMENDS THAT THE SHAREHOLDERS OF OLD YORK VOTE IN FAVOR OF THE MERGER.

Vote Required; Shares Entitled to Vote


     Only holders of record of Old York Common Stock at the close of business on May 25, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. The holders of a majority of the outstanding shares of Old York Common Stock entitled to vote will constitute a quorum at the Meeting. The number of shares of Old York Common Stock issued, outstanding and entitled to vote at the close of business on the Record Date was 2,825,312. The Agreement must be approved by the affirmative vote at the Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting.


     Holders of Old York Common Stock of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Meeting.

Solicitation, Voting and Revocation of Proxies

     The enclosed proxy is designed to permit each shareholder of record on the Record Date to vote on all matters to come before the Meeting. This proxy is solicited by the Board of Directors of Old York. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of Old York, at the main office of Old York at York & Easton Roads, Willow Grove, Pennsylvania 19090-3282. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Shareholders entitled to vote who have previously executed a proxy may attend the Meeting and vote in person, provided they have filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares represented by proxies will be voted for the Agreement and in the discretion of the proxyholder as to any matters which may properly come before the Meeting.

     The Board of Directors of Old York knows of no matters, other than the proposed Merger described in this Proxy Statement, that will be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, it is intended that the persons designated as proxies will vote upon such additional matter(s) in accordance with their best judgment.

     The cost of soliciting proxies for the Meeting will be borne by Old York. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegram, and by directors, officers and employees of Old York acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by Old York for reasonable out-of-pocket expenses.

                              THE PROPOSED MERGER

General Description

     DESCRIPTIONS OF THE MERGER AND THE AGREEMENT (WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT) ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENT WHICH IS HEREBY INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE AGREEMENT.

     The Agreement provides that, at the Effective Time, Old York will be merged with and into Midlantic and Midlantic will be the surviving corporation (the "Surviving Corporation") and all the property, rights, powers and franchises of each of Old York and Midlantic will vest in the Surviving Corporation. Immediately following the Effective Time, the Bank will be merged into MB (the "Bank Merger") and MB will be the surviving bank (the "Surviving Bank"). The separate identity and existence of the Bank will cease upon consummation of the Merger and all property, rights, powers and franchises of each of the Bank and MB will vest in the Surviving Bank and the Surviving Bank will continue to operate as a wholly-owned subsidiary of Midlantic. At the Effective Time, each share of Old York Common Stock outstanding immediately prior to the Effective Time (except for shares, if any, owned by shareholders of Old York who duly exercise dissenting rights pursuant to Section 1571 of the Pennsylvania Business Corporation Law ("PaBCL")) will be converted into the right to receive either $10.00 in cash or 0.3721 of a share (the "Exchange Ratio") of newly issued Midlantic Common Stock, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to certain adjustments, as more fully described under "-- Consideration," "-- Election Procedures," "-- Allocation Procedures" and "-- Rights of Dissenting Old York Shareholders."

Consideration

     At the Effective Time, each share of Old York Common Stock outstanding (except for shares, if any, owned by shareholders of Old York who perfect their rights of dissent from the Merger pursuant to, and who are entitled to the rights and remedies provided in, Subchapter 15D of the PaBCL) will automatically be converted into the right to receive (i) 0.3721 of a share of Midlantic Common Stock, or (ii) if an Old York shareholder specifically elects to receive cash, $10.00 in cash, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to certain adjustments. The Agreement provides that no more than 49% of Old York Common Stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash. Accordingly, if the holders of more than 49% of Old York Common Stock elect cash, then the shareholders so electing will receive a combination of cash and Midlantic Common Stock in exchange for their shares of Old York Common Stock as determined in accordance with the allocation procedures set forth in the Agreement. See "--Election Procedure" and "-- Allocation Procedure." Also, see "--Rights of Dissenting Old York Shareholders."

     The Agreement provides that if Old York does not meet certain minimum capital (as adjusted in accordance with the Agreement) requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. In addition, in the event Old York's capital (as adjusted in accordance with the terms of the Agreement) falls below a specified level, Midlantic is not obligated to effect the Merger. See "-- Conditions to the Merger," and "-- Effective Time; Amendments; Termination; Price Adjustment."

     In addition, the Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification or similar transaction by Midlantic with respect to the Midlantic Common Stock. In addition, Old York has the right to terminate the Agreement if the price of Midlantic Common Stock over a specified period of time is less than approximately $22.84 ($26.87 multiplied by 0.85) and less than an index ratio based upon a selected peer group of other bank holding companies. See "MARKET PRICE DATA" for information concerning the market price of Midlantic Common Stock and Old York Common Stock. Midlantic could avoid such termination by agreeing to increase the Exchange Ratio in accordance with the terms of the Agreement, however, Midlantic is under no obligation to adjust the Exchange Ratio in such circumstances. See "-- Effective Time; Amendments; Termination; Price Adjustment" for a more complete description of the termination rights available to Midlantic and Old York.

     No holder of Old York Common Stock will be entitled to receive any fractional shares of Midlantic Common Stock, but instead will be entitled to receive, without interest, a cash payment in the amount equal to the value of such fractional share interest, based on the Last Price (as hereinafter defined) of Midlantic Common Stock. All shares of Midlantic Common Stock that individual Old York shareholders are entitled to receive in exchange for each share of Old York Common Stock held will be aggregated to constitute as many whole shares of Midlantic Common Stock as possible before determining the amount of a cash payment for fractional shares.

Election Procedure

     An election form ("Election Form") will be mailed to each Old York shareholder after the Meeting and prior to the Election Date (as hereinafter defined). An Election Form will also be mailed to persons who become shareholders of record of Old York after the Record Date and before the business day immediately prior to the Election Date.

     The Election Form will enable record holders of Old York Common Stock to specify that they desire to have all of their shares of Old York Common Stock converted into the right to receive cash in the Merger (a "Cash Election") or the right to receive Midlantic Common Stock in the Merger (a "Stock Election"). Any shareholder who (i) validly submits an Election Form and does not make a Cash Election in such Election Form, (ii) or who does make a Cash Election and thereafter validly revokes such Cash Election, (iii) or who does not validly submit an Election Form, shall be deemed to have made a Stock Election.

     An election in an Election Form will be effective only if the Form is properly completed and signed and accompanied by certificates for the shares of Old York Common Stock to which such Election Form relates, received by MB, the Exchange Agent, at 499 Thornall Street, Edison, New Jersey 08837 if sent by mail or overnight delivery, and at 111 Wood Avenue South, Iselin, New Jersey 08830 if delivered by hand, no later than 5:00 p.m., New Jersey local time, on the Election Date. Old York share certificates should not be sent with the enclosed proxy form and should not be forwarded until after receipt of the Election Form and letter of transmittal.

     The method of delivery of the Election Form and the certificates for the shares of Old York Common Stock to which it relates is at the election and risk of the shareholder submitting them. If delivery is by mail, insured registered mail, return receipt requested, should be considered.

     Any Election Form relating to shares of Old York Common Stock with respect to which the record holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Old York Common Stock pursuant to Subchapter 15D of the PaBCL will be deemed to have been automatically revoked as of the Election Date.

     A combined Election Form containing a single election (a "Combined Election Form") may be submitted by two or more record holders of Old York Common Stock if either holder may be deemed constructively to own the holders' shares of Old York Common Stock by reason of the ownership attribution rules of Section 318 of the Internal Revenue Code of 1986, as amended. Any Combined Election Form and any change or revocation in such Combined Election Form must be signed by or on behalf of all record holders of the Old York Common Stock covered thereby. All shares of Old York Common Stock covered by a single Combined Election Form held by record holders of Old York Common Stock submitting such Combined Election Form will be treated as being held by a single record holder.

     Any record holder of Old York Common Stock who holds such stock as nominee for two or more beneficial owners may submit separate Election Forms for the shares owned by each beneficial owner, each Election Form to contain a different specification of preference (or non-preference). For purposes of the allocation procedures referred to below, each such separate Election Form will be deemed to be submitted by a separate Old York stockholder.

     Any record holder of Old York Common Stock may at any time prior to the Election Date change such holder's election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Election Form. Any record holder of Old York Common Stock may at any time prior to the Election Date revoke such record holder's election by
(i) written notice received by the Exchange Agent at or prior to the Election Date or (ii) withdrawal prior to the Election Date of (x) such record holder's certificates for Old York Common Stock or (y) of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent.

Allocation Procedure

     The allocation among Old York shareholders (other than holders of shares of Old York Common Stock who have filed and not withdrawn a written demand for payment of the fair value of their Old York Common Stock pursuant to Subchapter 15D of the PaBCL) of rights to receive cash or Midlantic Common Stock in the Merger will be effected as follows:

          (I) IF THE NUMBER OF SHARES OF OLD YORK COMMON STOCK FOR WHICH CASH ELECTIONS ARE RECEIVED ("CASH ELECTION SHARES") IS EQUAL TO OR LESS THAN
     (A) 49% OF THE NUMBER OF SHARES OF OLD YORK COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME MINUS (B) THE SUM OF (i) THE SHARES OF OLD YORK COMMON STOCK PURCHASED BY MIDLANTIC OR ANY SUBSIDIARY OF MIDLANTIC ON OR AFTER THE DATE OF THE AGREEMENT, (ii) THE SHARES OF OLD YORK COMMON STOCK REDEEMED BY OLD YORK, IF ANY, FROM THE DATE OF THE AGREEMENT TO THE EFFECTIVE TIME, (iii) THE SHARES OF OLD YORK COMMON STOCK WHICH WERE SUBJECT TO AN OPTION AS TO WHICH A CASH AMOUNT IS TO BE PAID TO ERWIN K. WENNER IN ACCORDANCE WITH THE TERMS OF THE TERMINATION AGREEMENT BETWEEN THE BANK AND MR. WENNER, AND (iv) THE SHARES OF OLD YORK COMMON STOCK, IF ANY, AS TO WHICH THE HOLDERS OF SUCH SHARES HAVE FILED AND NOT WITHDRAWN A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF THEIR OLD YORK COMMON STOCK PURSUANT TO SUBCHAPTER 15D OF THE PABCL AT OR BEFORE THE MEETING. (THE "MAXIMUM CASH CONVERSION NUMBER"), THEN:

               (a) all shares of Old York Common Stock for which Stock Elections have been made or deemed made ("Stock Election Shares") and all shares of Old York Common Stock as to which an election is not in effect on the Election Date ("Non-Electing Common Shares") will be converted into Midlantic Common Stock (except as otherwise provided for fractional shares); and

               (b) all Cash Election Shares will be converted into the right to receive cash.

          (II) IF THE NUMBER OF CASH PREFERENCE SHARES IS GREATER THAN THE MAXIMUM CASH CONVERSION NUMBER, THEN:

               (a) all Stock Election Shares and Non-Electing Common Shares will be converted into Midlantic Common Stock (except as otherwise provided for fractional shares); and

               (b) each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $10.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Conversion Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Midlantic Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

     Midlantic will have the right to make rules, not inconsistent with the terms of the Agreement, governing the manner and extent to which Election Forms are to be taken into account, the issuance and delivery of certificates for Midlantic Common Stock into which Old York Common Stock is converted in the Merger and the payment for shares of Old York Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Old York Common Stock.

Payment of Cash and Delivery of Shares

     As soon as practicable after the Effective Time, the required allocations will be completed and distributions of cash (by check of the Exchange Agent) and delivery of certificates for Midlantic Common Stock will be effected; provided, however, that no cash or new certificates will be delivered to or for the account of any holder of Old York Common Stock until the Merger is consummated and the holder has surrendered to the Exchange Agent (to the extent not previously surrendered with an Election Form) the old certificates for such holder's Old York Common Stock, accompanied by a duly executed letter of transmittal in proper form. A reminder notice will be sent by the Exchange Agent after the Effective Time of the Merger to all Old York shareholders of record who have not submitted an Election Form.

     Holders of outstanding certificates for Old York Common Stock (other than those who have perfected their dissenters' rights or those receiving cash in exchange for their shares), upon proper surrender of such certificates to Midlantic, will receive, promptly after the Effective Time, a certificate representing the full number of shares of Midlantic Common Stock into which the shares of Old York Common Stock previously represented by the surrendered certificates have been converted. At the time of issuance of a new stock certificate, each shareholder so entitled will receive a check for the amount of the fractional share interest, if any, to which such shareholder may be entitled.

     Each share of Midlantic Common Stock for which shares of Old York Common Stock are exchanged will be deemed to have been issued at the Effective Time. Accordingly, Old York shareholders who receive Midlantic Common Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of Midlantic Common Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of Midlantic Common Stock exchanged for Old York Common Stock until the certificate or certificates formerly representing shares of Old York Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of Midlantic Common Stock will be paid without interest. See "-- Consideration."

     Holders of Old York Common Stock should not send in their certificates until they receive instructions from Midlantic.

Federal Income Tax Consequences

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, FOREIGN PERSONS AND PERSONS WHO ACQUIRED SHARES OF OLD YORK COMMON STOCK AS COMPENSATION. OLD YORK SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

     GENERAL. It is intended that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, no gain or loss will be recognized by Midlantic, Old York, MB or the Bank pursuant to the Merger. Counsel to Midlantic is required, as a condition of closing, to provide an opinion to Midlantic and to Old York with respect to the matter covered by the foregoing sentence and certain other tax matters discussed below. As of the date of this Proxy Statement, counsel has indicated that, based upon the circumstances as they presently exist, it expects to be able to render the required opinion.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING STOCK ONLY. No gain or loss will be recognized by the shareholders of Old York upon the exchange for their shares of Old York Common Stock solely for shares of Midlantic Common Stock pursuant to the Merger. The basis of Midlantic Common Stock received by an Old York shareholder who receives solely Midlantic Common Stock will be the same immediately after the exchange as the basis of such shareholder's Old York Common Stock exchanged therefor. See below as to the receipt of cash in lieu of fractional shares.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH ONLY. Shareholders (including shareholders who perfect dissenters' rights) who receive only cash for their shares of Old York Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between their basis in the stock and the amount received by them for their stock. The gain or loss will be characterized for federal income tax purposes as a capital gain or loss or as ordinary income. The gain or loss will be characterized as a capital gain if (a) the holder's shares of Old York Common Stock are held as capital assets and (b) the holder receives cash with respect to all shares of Old York Common Stock which the holder owns actually and by application of the attribution rules of
Section 318 of the Code discussed below. If a shareholder is not considered as having disposed of all of his stock by reason of such attribution rules, the characterization of the gain as ordinary income or as capital gain will depend upon whether the receipt of the cash has the "effect of the distribution of a dividend." The application of this standard is discussed below. See "--Consequences to Shareholders Receiving Cash and Midlantic Common Stock."

     Section 318 of the Code provides, in part, that a shareholder will be considered to be the owner of shares which are owned by corporations, partnerships, trusts and estates in which the shareholder has a beneficial ownership interest, shares which such shareholder has an option to acquire, and shares owned by certain members of such shareholders family (not including brothers and sisters of the shareholder). Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived by the shareholder.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH AND MIDLANTIC COMMON STOCK. Shareholders who receive or are considered to have received not only cash in exchange for their Old York Common Stock but also Midlantic Common Stock (through application of the allocation procedures described above, the attribution rules of Section 318 of the Code or otherwise) must recognize any gain realized (measured by the excess of (a) the sum of the cash received and the fair market value of the Midlantic Common Stock received over (b) the shareholder's basis), but not in excess of the cash received. No loss may be recognized. The characterization of the gain as either a dividend or as capital gain will be determined on a shareholder-by-shareholder basis. In general, if the distribution of the cash is considered as having the "effect of the distribution of a dividend," then any gain recognized will be taxed as a dividend. If the cash is considered as not having the "effect of the distribution of a dividend," then any gain recognized will be taxed as a capital gain if the Old York Common Stock was held as a capital asset.

     The Internal Revenue Service (the "Service") applies two tests to determine whether a distribution has the "effect of the distribution of a dividend." Capital gains treatment will apply if the exchange is either "not essentially equivalent to a dividend" or "substantially disproportionate" with respect to the shareholder's interest.

     Whether a distribution is "not essentially equivalent to a dividend" depends on the facts and circumstances concerning the individual shareholder. It is difficult to rely upon this test because it is not subject to objective measure and because the Service takes the view that only in very special circumstances (generally, circumstances unrelated to the Merger) will this test be considered to be met. The "substantially disproportionate" test, according to the Service, apparently would be satisfied if an Old York shareholder exchanged a portion of his Old York Common Stock for cash under circumstances in which there has been a significant reduction in such shareholder's percentage interest in Old York. The percentage reduction which is required by the Service involves an analysis in which there has been a hypothetical redemption by Old York. The analysis is complex but, in general, the Service would assume that the Old York shareholder received solely Midlantic Common Stock and then immediately redeemed a portion of the Midlantic Common Stock for cash. The shareholder's percentage of all of the Midlantic Common Stock after this hypothetical redemption would be compared to the percentage owned by the shareholder immediately before the hypothetical redemption. If the first percentage is less than 80% of the second percentage, no dividend will be present. If the first percentage is equal to or greater than 80% of the second percentage, the cash, according to the Service, will be taxed as a dividend. All hypothetical measurements will include shares constructively owned by application of the attribution rules. Any shareholder who seeks to rely on this test should exercise extreme caution in light of the complex analysis involved.

     Where an Old York shareholder receives both Midlantic Common Stock and cash, the basis of the Old York Common Stock received will equal (i) the basis of the Old York Common Stock exchanged therefor, (ii) decreased by the amount of cash received and (iii) increased by the amount of gain recognized, if any, on the exchange.

     CONSEQUENCES OF RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES. In general, cash paid in lieu of fractional share interests in corporate reorganizations is treated as having been received in part or full payment in exchange for the fractional share interest (and therefore subject to capital gains treatment if the related shares are held as capital assets) if the cash distribution is undertaken solely for purposes of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration.

     HOLDING PERIOD. The holding period of Midlantic Common Stock received by an Old York shareholder will include the holding period for the Old York Common Stock exchanged therefor.

Rights of Dissenting Old York Shareholders

     Pursuant to the provisions of Section 1571 of the PaBCL, dissenting shareholders of Old York who follow the procedures specified in Subchapter 15D of the PaBCL ("Subchapter 15D") will be entitled to the rights and remedies of dissenting shareholders as provided in Subchapter 15D. Pursuant to Subchapter 15D, shareholders of Old York have the right to dissent from the Merger and to obtain payment of the "fair value" (determined as provided herein) of their shares of Old York Common Stock if the Merger is consummated.

     SHAREHOLDERS OF OLD YORK WHO CONTEMPLATE EXERCISING THEIR RIGHT TO DISSENT ARE URGED TO READ CAREFULLY THE APPLICABLE PROVISIONS OF SUBCHAPTER 15D, WHICH ARE ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. THE FOLLOWING IS A SUMMARY OF THE STEPS TO BE TAKEN IF THE RIGHT TO DISSENT IS TO BE EXERCISED. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF APPENDIX D TO THIS PROXY STATEMENT.

     Each step must be taken in the indicated order and in strict compliance with the applicable provisions of Subchapter 15D in order to perfect dissenter's rights. Any deviations from such steps may result in the forfeiture of dissenter's rights.

     Prior to the Meeting, Old York shareholders who wish to dissent and obtain payment of the fair value of their shares must (1) file with Old York a written notice of intention to demand that they be paid the fair value for their shares if the Merger is consummated (addressed to James M. Mack, President and Chief Executive Officer, Old York Road Bancorp, Inc., York and Easton Roads, Willow Grove, Pennsylvania 19090-3282), (2) effect no change in the beneficial ownership of their shares from the date of such filing continuously through the Effective Time and (3) refrain from voting their shares in approval of the Merger. DISSENTERS WHO FAIL TO COMPLY WITH THE FOREGOING IN ANY RESPECT WILL NOT ACQUIRE ANY RIGHT TO PAYMENT OF THE FAIR VALUE OF THEIR SHARES UNDER SUBCHAPTER 15D. NEITHER A PROXY NOR A VOTE AGAINST THE MERGER WILL CONSTITUTE THE WRITTEN NOTICE REQUIRED BY SUBCHAPTER 15D.

     If the Merger is approved by the affirmative vote at the Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting, Old York will mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the Merger. Such notice will (1) state where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received, (3) supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares and (4) be accompanied by a copy of Subchapter 15D.

     The time set for receipt of the demand for payment and the deposit of certificated shares will not be less than 30 days from the mailing of the notice by Old York. SHAREHOLDERS WHO FAIL TO TIMELY DEMAND PAYMENT, OR FAIL (IN THE CASE OF CERTIFICATED SHARES) TO TIMELY DEPOSIT CERTIFICATES AS REQUIRED BY THE NOTICE SENT BY OLD YORK WILL NOT HAVE ANY RIGHT TO RECEIVE PAYMENT OF THE FAIR VALUE OF THEIR SHARES OF OLD YORK COMMON STOCK UNDER SUBCHAPTER 15D.

     Promptly after the consummation of the Merger, or upon timely receipt of demand for payment if the Merger has already been consummated, Old York will either (i) remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that Old York estimates to be the fair value of the shares, or (ii) give written notice that no remittance will be made under Section 1577 of the PaBCL. The remittance or notice will be accompanied by: (1) the closing balance sheet and statement of income of Old York for the fiscal year ending December 31, 1994 together with the latest available interim financial statements, (2) a statement of Old York's estimate of the fair value of the shares, and (3) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D. If dissenters believe that the amount stated or remitted is less than the fair value of their shares, they may send to Old York their own respective estimates of the fair value of the shares, which will be deemed a demand for payment of the amount or the deficiency.

     See Sections 1579 and 1580 of the PaBCL with respect to valuation proceedings and the manner in which costs and expenses of valuation proceedings are determined and assessed.

Background of and Reasons for the Merger

     In early 1993, the Board of Directors of Old York considered the prospects for the Bank and whether it would have been, at that time, better to remain independent or seek a merger partner. At that time, the Board determined to remain independent and to proceed with a rights offering for the issuance of its common stock. Pursuant to the rights offering, 1,523,767 shares of common stock were issued. The rights offering expired on November 18, 1993.

     Thereafter, the Board did not again consider a merger until some time in June, 1994. At that time, one of the directors wrote to the entire Board to encourage the Board to reconsider the future direction of Old York, and accordingly, the Board, as a group, discussed the future of Old York. Shortly thereafter, an unsolicited inquiry arrived with respect to a foreign investor who was interested in acquiring a financial institution in the United States. Although a confidentiality agreement was negotiated and signed, the foreign institution did not pursue due diligence or make any offer and that matter was dropped. Although other similar inquiries were received, none of them materialized into offers.

     In August, 1994, the Bank learned that Royal Bank had purchased approximately 8.2% of the common stock of Old York and, although it indicated that it was purchasing the shares for investment at that time, it did not preclude the possibility that it would seek to acquire more shares or Old York in its entirety. The Board of Directors resolved to pursue a determination of how to maximize shareholder value on a methodical basis. Accordingly, considering the then recent unprofitability of the Bank, the long-range prospects for the Bank, and the desire to realize the value of the business franchise for the area in which the Bank is located, the Board determined to interview investment bankers for the purpose of seeking advice on how to proceed. In early September, after interviewing three investment bankers, a Mergers and Acquisitions Committee of the Board (including Messrs. Hankin, Fiorillo, Hunn, Nappen, Poley and Wenner) formed for the purpose, recommended Sandler O'Neill to the Board of Directors. The Board then permitted Sandler O'Neill to review materials relating to Old York, interviewed Sandler O'Neill, received a presentation by Sandler O'Neill concerning the alternatives available to Old York, and, in late September, determined to retain Sandler O'Neill. Sandler O'Neill was requested to provide general guidance as to possible courses of action which could be taken by Old York, including remaining independent or merging with another financial institution.

     Initially, after executing a retainer agreement in early October, Sandler O'Neill met with the Executive Committee of the Board of Directors and determined that in order to effectively consider all options, the Committee and the Board would need to know possible ranges of values that could be obtained in an acquisition transaction. Sandler O'Neill developed a list of financial institutions to be approached to inquire as to the institution's interest in acquiring Old York in a negotiated transaction. The Executive Committee reviewed the identity of the financial institutions that would be initially approached, which had been selected on the basis of the Company's market area, financial ability to complete a transaction, and either a prior history of making acquisitions or prior indication of possible interest in making an acquisition. During the months of October and November, 1994, Sandler O'Neill contacted various financial institutions to ascertain possible interest and permitted certain of those financial institutions which had executed a confidentiality agreement to conduct due diligence on the premises of the Bank and to meet with representatives of the Company either by telephone or in person. Each of the institutions was asked to submit an indication of interest indicating a proposed price and a proposed transaction structure. Royal Bank, although having negotiated a confidentiality agreement, did not sign a confidentiality agreement and, accordingly, did not conduct any due diligence. However, it did make an offer along with other offerors.

     In late November, as a result of the request for indications of interest, five institutions (including Midlantic) submitted indications of interest with various prices and ranges of prices. Other than the proposal from Midlantic, the proposed transactions were for all cash with a price range of $4.00 to $10.02 per share, each with various terms which could have an impact on the ultimate price paid. Only the offer by

Midlantic held open the possibility of a tax-free exchange. Midlantic's offer of $10.00 per share with the possibility of stock as well as cash, did not appear to the Board to be subject to any significant conditions which would cause the $10.00 per share to be significantly reduced. Conversely, the offers from the other institutions were either at a price significantly less than $10.00 per share, or subject to conditions which the Board thought might not be met and, if not met, would have likely resulted in a purchase price significantly less than $10.00 per share.

     Accordingly, the Board determined to pursue the Midlantic offer as being the best offer and instructed its Merger Negotiation Committee (consisting of Messrs. Hankin, Fiorillo and Reibman) to enter into final negotiations with Midlantic for a definitive agreement. Between December 5 and December 29, 1994, representatives of Old York and Midlantic engaged in arms-length negotiations regarding the terms and conditions of a definitive agreement, which ultimately resulted in Midlantic's final offer of $10.00 per share, payable in either cash or stock with certain adjustments and limitations.

     On December 27, 1994, the Board convened a special meeting to consider the proposed agreement and other details of the proposed transaction. The Board of Directors reviewed the procedure that had been used to reach the proposed agreements, the valuation of Old York as an independent entity, and the value of the indications of interest received by Old York. The Board of Directors considered the value of the proposal based on current market prices, the exchange ratio, the anticipated relative initial earnings impact that the acquiror might experience with an acquisition of Old York, and the effect the transaction would have on the prospective acquiror's stock price. The Board also reviewed extensive information presented by Sandler O'Neill on the prospective acquiror, including its past financial performance, historical common stock dividends, stock price performance, stock liquidity and other financial characteristics. The Board took particular note of the fact that Midlantic had submitted the highest diligence adjusted offer and that it was proposing a flexible cash/stock mix at the discretion of the shareholders within limits provided. Finally, Sandler O'Neill presented an extensive analysis of each proposal and indicated that Midlantic's offer was, in Sandler O'Neill's judgment, superior to the other proposals from a financial point of view. The Board also noted that the Bank would effectively become part of a larger entity that would compete more effectively in the communities served by the Bank by offering a number of new or expanded services to residents of such communities.

     At the meeting, Sandler O'Neill rendered its oral opinion, subsequently confirmed in writing, that, as of that date, the Merger consideration proposed to be received by the shareholders pursuant to the Agreement was fair, from a financial point of view. The oral opinion of Sandler O'Neill was based on similar facts and analysis considered in rendering its written Fairness Opinion discussed below.

     The Board of Directors concluded that the $10.00 cash/stock offer made by Midlantic was superior to all other proposals based on the following factors:
(1) the offer as adjusted by contingency charges was higher than all other final proposals; (2) the offer was a choice of cash or stock subject to certain limitations; (3) the likelihood of closing the proposed Merger was substantial because Midlantic has a history of completing other acquisitions; and (4) the downward price protection provided by the adjustment formula.


     THE BOARD OF DIRECTORS OF OLD YORK HAS UNANIMOUSLY APPROVED THE AGREEMENT, BELIEVES IT TO BE FAIR TO THE SHAREHOLDERS OF OLD YORK AND IN THEIR BEST INTERESTS, AND RECOMMENDS THAT OLD YORK SHAREHOLDERS VOTE "FOR" THE AGREEMENT. All the Directors of Old York have indicated their intent to vote all of the shares of Old York Common Stock held by them for the Merger.

     On December 21, 1994, Midlantic's Board of Directors approved the Merger. After approval of the Merger by Old York's Board of Directors, Midlantic announced its participation in the Merger with Old York and, pursuant to a stock repurchase plan approved by its Board of Directors, announced that it expected to repurchase from time to time in the open market outstanding shares of Midlantic Common Stock in a number equal to the approximate number of shares of Midlantic Common Stock estimated to be issued in the Merger. The stock repurchase plan was thereafter amended. The stock repurchase plan now permits the repurchase of up to 5,000,000 shares of Midlantic Common Stock in connection with acquisitions, for Midlantic's dividend reinvestment plan, for Midlantic's stock-based benefit plans and for use in satisfying the requirements of certain corporate securities issued by Midlantic. Accordingly, Midlantic intends to purchase from time to time shares of Midlantic Common Stock in the open market in an amount in excess of the number of shares estimated to be issuable to Old York shareholders in the Merger, subject to restrictions applicable to such purchases under the Exchange Act and regulations thereunder.

Interests of Management in the Merger

     As of January 31, 1995, the directors and executive officers of Old York beneficially owned in the aggregate 357,326 shares of Old York Common Stock, or 12.65% of the shares of Old York Common Stock outstanding.

     The Agreement and Plan of Merger provides for Erwin K. Wenner, former President and Chief Executive Officer of the Bank and Old York, to receive certain options to purchase Old York Common Stock and, at the Effective Time, for such options to be cashed out for an amount equal to the excess, if any, of $10.00 over the applicable exercise price of the options. However, in lieu thereof, and with Midlantic's consent, Mr. Wenner entered into the Termination Agreement with the Bank pursuant to which Mr. Wenner's employment with Old York and the Bank has been terminated. The Termination Agreement terminated and cancelled such options, obligates the Bank to pay Mr. Wenner approximately $29,000 in severance pay and provides that, at the Effective Time, Mr. Wenner will be paid a lump sum of $75,000, subject to adjustment under certain circumstances, in lieu of all of the aforementioned Old York options and in satisfaction of all other obligations that may be owed to Mr. Wenner by Old York or the Bank. In the event that the Merger is not consummated, Mr. Wenner will not receive any payment for the cancellation of the options. Upon Mr. Wenner's termination, pursuant to an employment agreement, effective March 2, 1995, the Bank hired James M. Mack as its President and Chief Executive Officer at a salary of $125,000. Mr. Mack is also to serve as President and Chief Executive Officer of Old York. At the Effective Time, Mr. Mack's employment with the Bank will automatically be terminated and he will receive a cash payment of $100,000, subject to adjustment under certain circumstances.

     In addition to the foregoing, the Agreement requires Midlantic to provide the directors and officers of Old York indemnification against all claims, liabilities, damages and losses arising out of any claim, action, suit or proceeding pending at any time within a period of six years from the Effective Time to the full extent permitted by law (but not beyond the indemnification that would have been available to such directors and officers from Old York as of the date of the Agreement).


Fairness Opinion

     On October 7, 1994, Old York's Board of Directors retained the services of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") as Old York's financial advisor in connection with a possible acquisition transaction and requested that Sandler O'Neill render its opinion with respect to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Old York in any such transaction.

     Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and other financial institutions, and in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions. As the financial advisor to Old York, Sandler O'Neill was involved in every stage of the discussions with various financial institutions that culminated in the offer by Midlantic, as well as the negotiations with Midlantic that resulted in the Agreement. There were no limitations imposed by Old York on Sandler O'Neill in connection with its rendering of the Fairness Opinion.


     Sandler O'Neill has delivered a written opinion, dated as of May 23, 1995, to the Old York Board of Directors that the consideration to be received by the holders of Old York Common Stock pursuant to the Agreement is fair, from a financial point of view, to such shareholders. The full text of Sandler O'Neill's fairness opinion, which sets forth assumptions made and matters considered, is attached as Appendix C to this Proxy Statement. Old York's shareholders are urged to read such opinion in its entirety. Sandler O'Neill's opinion is directed only to the financial terms of the Merger and does not constitute a recommendation to any Old York shareholder as to how such shareholder should vote at the Meeting. The summary information regarding Sandler O'Neill's opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.


     In connection with this opinion, Sandler O'Neill reviewed among other things: (i) the Agreement, (ii) the Stock Option Agreement dated as of December 29, 1994 by and between Old York and Midlantic, (iii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of each of Old York and Midlantic for the three years ended December 31, 1994; (iv) the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for the interim period ending March 31, 1995 of each of Old York and Midlantic; (v) financial analyses and forecasts of Old York prepared by and/or reviewed with the management of Old York, (vi) the views of senior management of each of Old York and Midlantic of their respective past and current business operations, results thereof, financial condition and future prospects, (vii) the reported price and trading activity for Old York Common Stock and Midlantic Common Stock, including a comparison of certain financial and stock market information for Old York and Midlantic with similar information for certain other companies the securities of which are publicly traded; (viii) the financial terms of recent business combinations in the banking industry,
(ix) the pro forma impact of the transaction on Midlantic; (x) the current market environment generally and the banking environment in particular, and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing its review, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial information, analyses and other information reviewed by and discussed with Sandler O'Neill, and Sandler O'Neill did not make any independent evaluation or appraisal of specific assets, the collateral securing assets or the liabilities of Old York or Midlantic or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Old York and Midlantic). With respect to the financial projections reviewed with management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of Old York and Midlantic, and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Old York's or Midlantic's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. Sandler O'Neill further assumed that Old York will remain as a going concern for all periods relevant to the analysis, and that the conditions precedent in the Agreement are not waived.

     In connection with rendering its fairness opinion to the Old York Board of Directors, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of Sandler O'Neill's analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Sandler O'Neill's opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Old York, Midlantic or Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, Sandler O'Neill assumes no responsibility for their accuracy.

     STOCK TRADING HISTORY. Sandler O'Neill examined the history of the trading prices and volume of Old York Common Stock and the historical performance of Old York Common Stock relative to the Standard & Poor's 500 Index, The NASDAQ banking stocks index and the following composite group of twenty-one publicly traded Maryland, New Jersey and Pennsylvania banking institutions (the "Peer Institutions").


     Since the secondary offering in November 1993 but prior to August 1994, Old York Common Stock has primarily traded in the $4.25 to $5.75 range. In late August, there was a significant price appreciation and the stock began trading in the $5.50 to $7.50 range. In the year prior to the acquisition announcement, the largest volume (28.3%) of trades took place in the $5.375 to $6.125 range, while 23.1% of the trading volume was in the $6.875 to $7.625 range. Since the announcement of the transaction, Old York Common Stock has traded between $7.25 and $12.75.


     Relative to the comparative indices, Old York Common Stock traded at par until August of 1994 where it began to consistently outperform all of the indices.

     COMPARABLE GROUP ANALYSIS. Sandler O'Neill also prepared a comparable group analysis, which analyzed the historical performance of the bank over the last five years, and compared such performance to two groups of institutions. The first group was composed of regional commercial banks in Maryland, New Jersey, and Pennsylvania with asset size similar to that of Old York. The second group included the most highly valued, nationwide commercial banks as of the date of the acquisition announcement within the same asset range. The analysis looked at key operating, balance sheet, capitalization, credit quality, profitability and valuation ratios. Of particular note was the capitalization of the bank which was significantly below that of its peers and the highly valued group. It also compared the asset quality ratios such as non-performing assets ("NPAs") to total assets and nonperforming loans to total loans; both statistics showed that Old York was well above the median for both groups. Old York did maintain strong net interest margins throughout 1993 and 1994, margins that were above its regional peers and even the highly valued group. Overall, Old York's efficiency ratio was extremely high and profitability low. Old York, however, had high expense ratios for the last four years relative to the peer groups.


     ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 152 transactions (of which 109 were consummated and 43 were pending) announced January 1, 1994 to May 19, 1995 involving public commercial banks as targets with transactions value over $15 million ("All Transactions"), 14 transactions (of which 8 were consummated and 6 were pending) announced from January 1, 1994 to May 19, 1995, involving public commercial banks in Delaware, Maryland, New Jersey and Pennsylvania ("Regional Transactions"), and 12 transactions (of which 10 were consummated and 2 were pending) announced from January 1, 1993 to May 19, 1995, involving public commercial banks with NPAs to total assets greater than 5.00% ("NPAs/Assets > 5.0% Transactions"). The NPAs/Assets > 5% Transactions were reviewed because of the fact that key features of this group of transactions, including a high level of non-performing assets and a high level of expenses associated with non-performing assets, were the predominant characteristics indicative of Old York. Sandler O'Neill calculated the ratios of price to earnings (based on net income), price to book value, price to tangible book value, price to deposits, price to total assets, and deposit premium paid in each such transaction and computed high, low, mean and median ratios for each such ratio and for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of Old York Common Stock of $1.96 to $14.80. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of value per share of Old York Common Stock of $2.76 to $15.60. Based upon the median multiples for NPAs/Assets > 5.00% Transactions, Sandler O'Neill derived an imputed range of values per share of Old York Common Stock of $2.76 to $9.95. Because the characteristics of this last group were most similar to those of Old York, within the context of the analysis of Selected Merger Transactions, Sandler O'Neill placed more weight on this analysis.

     DISCOUNTED CASH FLOW ANALYSIS. Sandler O'Neill performed an analysis which estimated the future cash flows of Old York through 1999 under various circumstances, assuming Old York performed in accordance with the earnings forecasts of its management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, non-interest income, noninterest expenses and dividend payout ratio). To approximate the terminal value of Old York Common Stock at the end of the five year period, Sandler O'Neill applied price to earnings multiples ranging from 8.0x to 21.5x and applied multiples of book value ranging from 80% to 260%. The terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Old York Common Stock. This analysis indicated a range of value per share of Old York Common Stock of $0.85 to $9.00. In connection with this analysis, Sandler O'Neill extensively used sensitivity tables to illustrate the effects that changes in the underlying assumptions would have on the resulting present value.

     Sandler O'Neill's retainer agreement provides that Old York will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon consummation of the Merger. Under the terms of the agreement, Old York has agreed to pay Sandler O'Neill a fee equal to 1% of the aggregate consideration paid to Shareholders and option holders in the Merger, or approximately $400,000 (based on the number of shares of Old York Common Stock outstanding on the Record Date and assuming no adjustment to the Merger consideration). Under the terms of the agreement, Old York has also agreed to pay Sandler O'Neill an initial quarterly retainer fee of $15,000 and $10,000 per quarter thereafter for general advisory services, of which $15,000 has been paid as of the date hereof, and a fee of $50,000 in connection with the rendering of the fairness opinion, which has also been paid, with all such fees credited against the 1% Transaction Fee. Sandler O'Neill will receive reimbursement of its reasonable out-of-pocket expenses, and Old York has agreed to indemnify Sandler O'Neill against certain liabilities under federal securities laws.


Resale Considerations With Respect to the Midlantic Common Stock

     The shares of Midlantic Common Stock that will be issued if the Merger is consummated have been registered under the Act and will be freely transferable, except for shares received by persons, including directors and executive officers of Old York, who may be deemed to be "affiliates" of Old York under Rule 145 promulgated under the Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% shareholders are generally presumed by the Commission to control the issuer. Affiliates may not sell their shares of Midlantic Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Act covering the Midlantic Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Act.

     Persons who may be deemed to be "affiliates" of Old York have delivered letters to Midlantic in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("transfer") any Old York Common Stock owned by them and any Midlantic Common Stock acquired by them in the Merger.

     Pursuant to Rule 145, the affiliates have also agreed to refrain from transferring Midlantic Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of Midlantic Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions. However, the restrictions of Rule 145 are only applicable for a 2-year period, unless the Old York affiliate becomes an affiliate of Midlantic. Moreover, as a practical matter, the limitations of Rule 145 are minimized in that during any three-month period, so long as Midlantic is current in its reporting obligations under the Exchange Act, Old York affiliates may effect in any 3-month period, in normal brokers' transactions, the sale of the greater of (i) 1% of the outstanding Midlantic Common Stock or (ii) the average weekly trading volume of Midlantic Common Stock during a specified 4-week period.

Conditions to the Merger

     Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) approval by the affirmative vote of the holders of a majority of the outstanding shares of Old York Common Stock voting at the meeting, whether in person or by proxy; (ii) the receipt of all consents, orders, approvals and authorizations of all necessary government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "-- Regulatory Approvals"); and (iii) the effectiveness of the registration statement covering the shares of Midlantic Common Stock to be issued to Old York shareholders, which shares shall also have been approved for designation on The Nasdaq National Market(R). In addition, consummation of the Merger is conditioned upon receipt by the parties of an opinion of counsel to Midlantic to the effect that the exchange of Old York Common Stock for Midlantic Common Stock is a tax-free reorganization within the meaning of
Section 368 of the Code. See "-- Federal Income Tax Consequences."

     Consummation of the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of Old York, the Bank, Midlantic and MB contained in the Agreement;
(ii) the performance by Old York, the Bank, Midlantic and MB, in all material respects, of all of their respective obligations under the Agreement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other court order that would prevent the consummation of the Merger; (iv) no loan or commitment to make a loan by Old York or the Bank to any principal shareholder of Old York or any director or executive officer of Old York or the Bank, since September 30, 1994, having been modified to extend or postpone any maturity date or the prepayment of any portion thereof (except in compliance with the Bank's underwriting standards, not in violation of any law or regulation and with notice to MB), increase any principal, release any collateral or otherwise adversely change its collectibility or the security thereof and no guarantee with respect to any such loan or commitment, whether currently effective or to become effective at any time or upon any condition, having been released or modified in any way to adversely change the guarantee or the availability of any collateral therefor; and (v) receipt by the Board of Directors of Old York of a Fairness Opinion of Sandler O'Neill. See "-- Fairness Opinion." In addition, consummation of the Merger is conditioned upon Old York satisfying certain minimum capital (as adjusted in accordance with the Agreement) requirements. If Old York's capital (as adjusted in accordance with the terms of the Agreement) falls below a specified level, Midlantic is not obligated to effect the Merger. The Agreement also provides that if Old York does not meet certain minimum capital (as adjusted in accordance with the Agreement) requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. See "-- Effective Time; Amendments; Termination; Price Adjustment."


     In addition, Old York may terminate the Agreement in the event that the price of Midlantic Common Stock over a specified period of time is less than approximately $22.84 ($26.87 multiplied by 0.85) and less than an index ratio based upon a selected agreed upon peer group of other bank holding companies. Midlantic could avoid such termination by agreeing to increase the Exchange Ratio in accordance with the terms of the Agreement, however, Midlantic is under no obligation to adjust the Exchange Ratio in such circumstances. For purposes of determining the value of Midlantic Common Stock necessary to determine the application of the foregoing termination rights, the Agreement has been amended to provide that the measuring period will be the later of the 20 trading days prior to the date of the last federal regulatory approval or the 20 trading days ending on the 19th day after the commencement of the solicitation period. The Agreement previously provided that the measuring period would be the 20 trading days prior to the date on which the last federal regulatory approval is received. Further, either Midlantic or Old York may terminate the Agreement (i) if the Effective Time shall not have occurred on or prior to December 31, 1995;
(ii) if the shareholders of Old York fail to approve the Agreement at the Meeting; or (iii) if any application for any necessary regulatory or governmental approval is denied or withdrawn at the recommendation of the applicable regulatory agency or governmental authority. Either Midlantic or Old York may also terminate the Agreement if (i) there has occurred a material adverse change in the business, operations, assets or financial condition of any other party; (ii) any other party materially breaches any of its representations, warranties, covenants, agreements or obligations under the Agreement; or (iii) any closing condition cannot reasonably be met by any other party after the other party has had a reasonable opportunity to cure such condition. The Agreement may also be terminated with the written consent of all of the parties. See "-- Effective Time; Amendments; Termination; Price Adjustment."

     On April 25, 1995, the complaint in the Goldberg Litigation was dismissed without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date. Prior to the dismissal of the complaint, Mr. Goldberg filed an amended complaint as to which the Court is now considering dismissal. It is possible that the status of the Goldberg Litigation immediately prior to the anticipated Closing may have a direct impact upon whether Old York will be able to satisfy all of the conditions precedent to consummation of the Merger. If a court were to enjoin the Merger, neither Old York nor Midlantic would be obligated under the Agreement to effect the Merger. See "CERTAIN INFORMATION REGARDING OLD YORK--Recent Developments" for a description of the Goldberg Litigation.


     No assurance can be given that all of the conditions necessary to consummate the Merger, as provided for in the Agreement, will be satisfied or waived.

     Old York has agreed that prior to the Effective Time, except as otherwise approved by Midlantic in writing or as permitted or required by the Agreement, it will not, among other things, (i) change any provision of its Articles of Incorporation or By-laws or any similar governing documents; (ii) change the number of shares of, or issue any more shares of or grant any option or right with respect to, Old York Common Stock, or split, combine or reclassify any shares of, or declare, set aside or pay any dividend, or other distribution in respect of, Old York Common Stock, or redeem or otherwise acquire any shares of Old York Common Stock; (iii) grant any severance or termination pay (other than pursuant to policies of Old York in effect on the date of the Agreement or as agreed to by Midlantic in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits (except for increases pursuant to commitments existing on the date of the Agreement) to its directors, officers or employees; (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies; (v) take any action outside of the ordinary course of business or take any action that would interfere with its ability to perform its obligations under the Agreement; or (vi) agree to do any of the foregoing.

     Old York has further agreed that it shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Midlantic) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Old York (an "Acquisition Transaction"), except that Old York may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Old York, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Old York has agreed to promptly communicate to Midlantic the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

     The Agreement permits Midlantic to pursue business combinations other than the Merger and to issue securities in connection therewith. Midlantic may consider and pursue such other acquisition opportunities from time to time and may consummate one or more acquisition transactions prior to or after the consummation of the Merger. Such future acquisition opportunities could involve the issuance by Midlantic of cash, Midlantic Common Stock or other securities of Midlantic, or any combination thereof.

Regulatory Approvals

     Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. On March 22, 1995, Midlantic submitted a letter to the Federal Reserve Board seeking a waiver of the requirement for approval of the Merger under Section 3 of the Bank Holding Company Act as well as a waiver of the requirements of filing an application thereunder. On March 22, 1995, Midlantic filed an application with the Pennsylvania Banking Department. On March 22, 1995, MB filed an application with the OCC for approval of the Bank Merger under the Bank Merger Act. The approval or waiver of the Federal Reserve Board and the approval of the Pennsylvania Banking Department and the OCC are required in order for the Merger and the Bank Merger to be consummated. While both Midlantic and Old York anticipate receiving such required approvals or waivers, there can be no assurance that the approvals or waivers will be granted, or that they will be granted on a timely basis and without conditions that Midlantic or Old York find unacceptable.

Management and Operations After the Merger

     At the Effective Time, as a result of the Merger, Old York will be merged into Midlantic, which will be the surviving entity in the Merger. In addition, immediately after the Effective Time, the Bank will merge into MB, with MB as the surviving entity. MB will continue to operate as a subsidiary of Midlantic.

Effective Time; Amendments; Termination; Price Adjustment

     Consummation of the Merger (the "Closing") will occur the later of (i) the day on which the Merger is approved by Old York shareholders and (ii) three days after all conditions required for consummation of the Merger have been satisfied (or waived), or on such other date agreed to by Midlantic and Old York. The Effective Time of the Merger will be the close of business on the day in which both the New Jersey Certificate of Merger and the Pennsylvania Articles of Merger have been filed. See "-- Conditions to the Merger." At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged.

     The Agreement may be amended, modified or supplemented with respect to any of its terms or terminated by the mutual consent of Midlantic, MB, Old York and the Bank at any time prior to the Effective Time.

     The Agreement may be terminated at any time prior to the Effective Time if:
(a) any representation or warranty of either party in the Agreement is not true and correct in all material respects, (b) either party breaches any covenant or agreement made by it in the Agreement, or (c) the Closing has not occurred on or prior to December 31, 1995. In addition, in the event Old York's Adjusted Capital (as hereinafter defined) falls below $12 million, as determined by Midlantic, Midlantic is not obligated to effect the Merger. "Adjusted Capital" of Old York is defined under the Agreement as the sum of shareholders' equity and the allowance for loan loss calculated by the method utilized in computing shareholders' equity and the allowance for loan loss for the Old York Financial Statements at September 30, 1994 (provided that shareholders' equity as so calculated shall not be less than $7.3 million), increased by amounts up to (i)
$300,000 paid to or accrued after the date of the Agreement for services rendered to Old York by Sandler O'Neill, in connection with the Agreement, (ii) $150,000 paid to or accrued after the date of the Agreement for legal services incurred by Old York in connection with the negotiation and consummation of the Agreement, (iii) $185,000 for the accrual of expenses incurred in connection with cancellation of Erwin Wenner's options to be cancelled pursuant to the Agreement, and (iv) $150,000 additional adjustment to the investment portfolio of the Bank incurred by reason of the application of certain accounting rules (FASB 115) relating to certain securities held for sale in addition to such amount as shown in the Old York Financial Statements as of September 30, 1994, without regard to any adjustments which are made pursuant to Section 5.2.6 of the Agreement. As of March 31, 1995, the Adjusted Capital of Old York computed as set forth above (assuming the maximum amounts referred to in clauses (i)-(iv) above have been accrued as of March 31, 1995) was $19,431,000.


     Pursuant to the Agreement, if Old York does not meet certain minimum capital requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. Specifically, the Agreement provides that in the event Midlantic determines that Old York's Adjusted Capital is less than $17.6 million, the amount of cash and the number of shares of Midlantic Common Stock into which Old York Common Stock will be converted into the right to receive shall be adjusted as follows:

     (i) after determining the amount of cash and the number of shares of Midlantic Common Stock to which the holders of Old York Common Stock would otherwise be entitled to receive without regard to this condition,

     (ii) the amount of cash to be received by shareholders of Old York entitled to receive solely cash will be reduced below the amount of such cash by the amount of $0.01 per share for each full $100,000 by which such Adjusted Capital is less than $17.6 million, provided, however, if the Adjusted Capital is less than $15.5 million, the amount of such cash will be reduced by $0.22 plus $0.02 for each full $100,000 by which such Adjusted Capital is less than $15.5 million, provided further, if the Adjusted Capital is less than $12 million, Midlantic may elect, in its sole discretion, to determine that the minimum capital requirements condition of the Agreement has not been met or to decrease such cash amount by $0.92 plus $0.02 for each full $100,000 by which such Adjusted Capital is less than $12 million, and

     (iii) after determining the amount of cash to be paid to the shareholders of Old York entitled to receive solely cash, the shares of Midlantic Common Stock to be received by shareholders of Old York entitled to receive solely Midlantic Common Stock will be reduced by reducing the Exchange Ratio by multiplying the Exchange Ratio by a fraction (the "Reduction Fraction"), the numerator of which shall be the cash amount as so determined pursuant to the provisions in clause (ii) above and the denominator of which shall be the amount of cash to which the shareholders of Old York entitled to receive solely cash shall be entitled to without regard to the provisions in clause (ii) above, and

     (iv) after so determining the amount of cash to be paid to the shareholders of Old York entitled to receive solely cash, and the amount of Midlantic Common Stock to be received by the shareholders of Old York entitled to receive solely Midlantic Common Stock, the amount of cash and the amount of Midlantic Common Stock to be received by the shareholders of Old York entitled to receive both cash and Midlantic Common Stock shall be reduced by multiplying the amount of such cash (determined without regard to the provisions in clause (ii)) by the Reduction Fraction and the Exchange Ratio (determined without regard to the provisions of clause (iii) above) by the Reduction Fraction.

     The following examples illustrate the price adjustment provided for by the above formulas (for purposes of these examples, it is assumed that the amount of cash which would be received in exchange for each share of Old York Common Stock without applying the price adjustment is $10.00 and that the Exchange Ratio without applying the price adjustment is 0.3721):

     (a) If Old York's Adjusted Capital were determined to be $16.6 million, then for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $9.90 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately
0.3684 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     (b) If Old York's Adjusted Capital were determined to be $15 million, then for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $9.68 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately 0.3602 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     (c) If Old York's Adjusted Capital were determined to be at a level less than $12 million, then Midlantic could determine, in its sole discretion, not to effect the Merger or to effect the Merger. If Midlantic so determined to effect the Merger and assuming, for example, Old York's Adjusted Capital had been determined to be $11.5 million, then, for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $8.98 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately 0.3341 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     The following chart shows the amount of cash and the number of shares of Midlantic Common Stock into which Old York Common Stock will be converted into the right to receive based upon the above examples:


                                            Then each share of Old York Common Stock
If the Adjusted                             would be converted into either:
Capital Level were:                         Cash     or    Shares of Midlantic Common Stock
-------------------                         ----           --------------------------------

$  17.6 million or more..................   $10.00                      0.3721
   16.6 million..........................     9.90                      0.3684*
   15.0 million..........................     9.68                      0.3602*
   11.5 million**........................     8.98                      0.3341*

------------------

*    Approximate.

** If Adjusted Capital is determined to be less than $12 million, Midlantic has the option to determine that the minimum capital requirements condition of the Agreement has not been met.

     Neither the above illustrations nor the several assumed Adjusted Capital levels are intended to reflect what any shareholder of Old York necessarily will receive or what Old York's Adjusted Capital will be when finally determined in accordance with the Agreement. Management of Old York is unable as of the date of this Proxy Statement to determine whether there will be a price adjustment in accordance with the formulas described above.

     In addition, Old York may terminate the Agreement if both of the following conditions are satisfied: (a) the Acquiror Final Price (as hereinafter defined below) is less than $26.87 multiplied by 0.85 (which is approximately $22.84) and (b)(i) the number obtained by subtracting from 1.0 a fraction, in which the numerator is the Acquiror Final Price and the denominator is 26.87 (the "Acquiror Starting Price"), is greater than (ii) the number obtained by (x) subtracting from 1.0 a fraction (the "Index Ratio"), in which the numerator is the Index Final Price (as defined below) and the denominator is 100 (the "Index Starting Price"), and (y) multiplying the result by 1.15. Midlantic could avoid such termination by electing, in its sole discretion, to increase the Exchange Ratio to equal the lesser of (i) a number equal to a quotient, the numerator of which is 0.85 multiplied by the Acquiror Starting Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Final Price, and (ii) a number equal to a quotient, the numerator of which is the Exchange Ratio (as then in effect) multiplied by the Acquiror Starting Price and by the number which results from
(x) 0.15 multiplied by (the Index Ratio subtracted from 1.0) (y) subtracted from the Index Ratio, and the denominator of which is the Acquiror Final Price. See "-- Conditions to the Merger."


     The "Acquiror Final Price" is defined in the Agreement as the average of Last Prices of Midlantic Common Stock for the 20 consecutive full trading days ending at the close of trading on the later of (i) the 19th business day after the commencement of the solicitation period or (ii) the date on which the last required federal regulatory approval or waiver is received. "Last Price" is defined in the Agreement as the closing price per share of Midlantic Common Stock as quoted on The Nasdaq National Market(R) and published in the Wall Street Journal for each day trading in the relevant measuring period.

     The "Index Final Price" is defined in the Agreement as the average of the Index Prices (as defined below) for the 20 consecutive full trading days ending at the close of trading on the later of (i) the 19th business day after the commencement of the solicitation period or (ii) the date on which the last required federal regulatory approval or waiver is received. "Index Price" on a given date is defined in the Agreement as the weighted average (weighted as provided for in the Agreement) of the common stock closing prices of a selected agreed upon peer group of publicly traded bank holding companies.


     Upon the termination of the Agreement, the transactions contemplated thereby (other than the confidentiality provisions contained therein) will be abandoned without further action by any party and each party will bear its own expenses. In the event of a termination, each party will retain all rights and remedies it may have at law or equity under the Agreement.

Stock Option for Shares of Old York Common Stock

     Midlantic and Old York entered into a Stock Option Agreement dated December 29, 1994 (the "Stock Option Agreement"), in connection with the negotiation of the Agreement. THE STOCK OPTION AGREEMENT IS SET FORTH AS APPENDIX B HERETO. DESCRIPTIONS OF THE STOCK OPTION AGREEMENT IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE STOCK OPTION AGREEMENT. Pursuant to the terms of the Stock Option Agreement, Old York has granted to Midlantic an option (the "Option") to purchase up to 19.9% of the shares of Old York Common Stock which would be outstanding immediately following the exercise of the Option, at a price of $7.25 per share (based upon the number of outstanding shares of Old York on December 29, 1994, the Option represents the right to purchase up to 701,919 shares). Midlantic does not have any voting rights with respect to shares of Old York Common Stock subject to the Option prior to exercise of the Option.

     In the event that certain specifically enumerated Triggering Events (as hereinafter described) occur, including, but not limited to, the acquisition of beneficial ownership of at least 20% of the outstanding shares of Old York Common Stock by a person or group other than Midlantic or an affiliate of Midlantic, Midlantic may exercise the Option in whole or in part. In the event that a Triggering Event occurs and the Merger is not consummated, Midlantic would recognize a gain on the sale of the shares of Old York Common Stock received pursuant to the exercise of the Option if such shares of Old York Common Stock were sold at prices exceeding $7.25 per share.

     The term "Triggering Event" is defined to mean the occurrence of any of the following events: a person or group, as such terms are defined in the Exchange Act and the rules and regulations thereunder, other than Midlantic or an affiliate of Midlantic, (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Old York Common Stock; (ii) enters into a letter of intent or an agreement with Old York pursuant to which such person or any affiliate of such person would (a) merge or consolidate, or enter into any similar transaction, with Old York, (b) acquire all or a significant portion of the assets or liabilities or Old York, or (c) acquire beneficial ownership of securities representing, or the right to acquire the beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of Old York Common Stock; (iii) makes a filing with the Commission or bank regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (a) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Old York or any other business combination involving Old York, or (b) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Old York Common Stock, and thereafter, if such Proposal has not been publicly withdrawn (as defined below) at least 15 days prior to the Meeting and Old York's shareholders fail to approve the Merger by the vote required by applicable law at the Meeting; or (iv) makes a bona fide proposal and thereafter, but before such Proposal has been publicly withdrawn, Old York willfully takes any action in a manner that would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to Midlantic. The definition of "Triggering Event" also includes (i) the taking of any direct or indirect action by Old York or any of its directors, officers or agents, to invite, encourage or solicit any proposal which has as its purpose a tender offer for the shares of Old York Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Old York, or a sale of a significant number of shares of Old York Common Stock or any significant portion of its assets or liabilities. Under the Stock Option Agreement, a significant number means 10% of the outstanding shares of Old York Common Stock and a significant portion means 25% of the assets or liabilities of Old York. "Publicly withdrawn" for purposes of the Stock Option Agreement means an unconditional bona fide withdrawal of a Proposal coupled with a public announcement of no further interest in pursuing such Proposal or acquiring any controlling influence over Old York or in soliciting or inducing any other person (other than Midlantic or any affiliate) to do so.

     Midlantic may not sell, assign or otherwise transfer its rights and obligations under the Stock Option Agreement in whole or in part to any person or any group of persons other than to an affiliate of Midlantic, except upon the occurrence of a Triggering Event. The Option may not be exercised (i) in the absence of any required governmental or regulatory approval or consent necessary for Old York to issue the Old York Common Stock subject to the Option or Midlantic to exercise the Option, or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Old York Common Stock subject to the Option.

     The Stock Option Agreement further provides that after the occurrence of a Triggering Event and upon receipt of a written request from Midlantic, Old York shall prepare and file a registration statement with the Commission covering the Option and such number of shares of Old York Common Stock subject thereto as Midlantic shall specify in its request, and shall use its best efforts to cause such registration statement to become effective; provided, however, that in no event will Midlantic have the right to have more than one such registration statement become effective.

     The Stock Option Agreement terminates upon either the termination of the Agreement or the consummation of the transactions contemplated thereby; provided that if the Agreement terminates after the occurrence of a Triggering Event, the Stock Option Agreement will not terminate until the later of 18 months following the date of termination of the Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

     The ability of Midlantic to exercise the Option and to cause up to an additional 701,919 shares of Old York Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Old York because they are likely to increase the cost of an acquisition of all of the shares of Old York Common Stock that would be outstanding.

     The exercise of the Option by Midlantic may also make
"pooling-of-interests" accounting treatment unavailable to a subsequent acquiror.

                     DESCRIPTION OF MIDLANTIC CAPITAL STOCK

General

     The authorized capital stock of Midlantic consists of 150,000,000 shares of Common Stock and 40,000,000 shares of preferred stock. As of December 31, 1994, 52,564,346 shares of Common Stock were issued and outstanding and 500,000 shares of preferred stock were issued and outstanding. Midlantic's preferred stock is divided into two classes, Term Adjustable Rate Cumulative Preferred Stock--Series A ("Preferred Stock--A"), having no par value, consisting of 500,000 authorized shares, all of which are issued and outstanding, and Series B Junior Participating Preferred Stock ("Preferred Stock--B"), having no par value, consisting of 500,000 authorized shares, none of which are outstanding. From the authorized but unissued capital stock at December 31, 1994, 1,520,833 shares of Common Stock are reserved for issuance upon conversion of Midlantic's 8 1/4% Convertible Subordinated Debentures Due July 1, 2010 and 2,974,357 shares of Common Stock are reserved for issuance under Midlantic's employee stock option and stock award plans. See the last paragraph under "Background of and Reasons for the Merger" for a discussion of Midlantic's stock repurchase plan.

     The following description of Midlantic Common Stock sets forth certain general terms of the Midlantic Common Stock.

Common Stock

     DIVIDEND RIGHTS. Holders of Midlantic Common Stock are entitled to dividends when, as and if declared by Midlantic's Board of Directors out of funds legally available for the payment of dividends. Any declaration of dividends will depend on the earnings of Midlantic and its subsidiaries, their financial condition and need for funds and other relevant factors, including restrictions imposed on the payment of dividends by (i) applicable law, governmental policies and regulations, and agreements or other arrangements with banking regulators, and (ii) the long-term obligations of Midlantic and its subsidiaries. The only statutory limitation is that such dividends may not be paid if Midlantic is insolvent. Because funds for the payment of dividends by Midlantic must come primarily from the earnings of Midlantic's bank subsidiary, as a practical matter, any restrictions on the ability of MB to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Midlantic.

     As a national banking association, MB is subject to limitation on the amount of dividends it may pay to Midlantic, MB's only shareholder. Prior approval by the OCC is required to the extent the total of all dividends to be declared by MB in any calendar year exceeds net income for that year combined with MB's retained net income for the preceding two calendar years. Under this limitation, MB could declare dividends at December 31, 1994 without prior approval of the OCC of up to $384.2 million.

     Midlantic is also subject to certain Federal Reserve Board policies which may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain certain minimum capital ratios. The Federal Reserve Board would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum ratios.

     VOTING RIGHTS. At meetings of shareholders, holders of Midlantic Common Stock are entitled to one vote per share and do not have cumulative voting rights with respect to the election of directors. The quorum for shareholders' meeting is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Midlantic Common Stock at a meeting at which a quorum is present.

     LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of Midlantic, holders of Midlantic Common Stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the prior rights of holders of shares of any preferred stock which may be issued and outstanding.

     STOCK PURCHASE RIGHTS. On February 23, 1990, Midlantic's Board declared a distribution of one Stock Purchase Right (a "Right") for each outstanding share of Midlantic Common Stock to shareholders of record at the close of business on March 12, 1990 (the "record date"), and authorized the issuance of one Right for each share of Midlantic Common Stock (including the Midlantic Common Stock offered by this Proxy Statement) issued between the record date and the Distribution Date (described herein). The Rights will separate from the Midlantic Common Stock upon the date (the "Distribution Date") which is the 10th business day after a person or group acquires beneficial ownership of 15% or more of the outstanding Midlantic Common Stock or voting securities of Midlantic, or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership of 15% or more of the outstanding Midlantic Common Stock or voting securities of Midlantic. Each Right initially will entitle its holder to buy one one-hundredth of a share of Preferred Stock--B at an exercise price of $125. In the event that a person or group acquires 15% or more of Midlantic Common Stock or voting securities (except in transactions approved by the Board) and thereafter (i) Midlantic is acquired in a merger or other business combination or (ii) more than 50% of Midlantic's assets, earning power or cash flow is sold, each Right will entitle its holder to acquire shares of Midlantic or the acquiring person, as the case may be, having a value of twice the exercise price of the Right. Midlantic may redeem the Rights at $.01 per Right any time until the tenth business day following public announcement by Midlantic or an acquiring person or group that such a person or group has acquired a 15% position in Midlantic. The Rights will expire on March 12, 2000.

     OTHER COMMON STOCK. Midlantic's Board may issue authorized but unissued Midlantic Common Stock without shareholder approval, except as otherwise required by applicable law, to such persons and for such consideration as Midlantic's Board may determine for any corporate purposes, including acquisitions by Midlantic or its subsidiaries.

     Midlantic has outstanding two series of debt securities which, by the terms of their indenture, are to be exchanged at maturity for Midlantic Common Stock or perpetual preferred stock of Midlantic having a market value, at the respective maturity date of each series, equal to the aggregate principal amount of these debt securities or, upon the satisfaction of certain conditions, may be repaid in cash. The aggregate principal amount of the debt securities is $200 million, one-half of which is due on December 1, 1999 and the balance of which is due on August 1, 2001. Inasmuch as the number of shares which may be issued in connection with any such exchange is not presently determinable, no shares of Midlantic Common Stock or preferred stock are reserved for issuance with respect to any such exchange.

     PRE-EMPTIVE AND CONVERSION RIGHTS. The holders of Midlantic Common Stock do not have pre-emptive rights with respect to any securities or any conversion rights.

     ASSESSMENT AND REDEMPTION. All outstanding shares of Midlantic Common Stock are fully paid and nonassessable. The Midlantic Common Stock is not redeemable at the option of the issuer or the holders thereof.

     OTHER MATTERS. The transfer agent and registrar for Midlantic Common Stock is currently Midlantic Bank, National Association. Midlantic Common Stock is traded on The Nasdaq National Market(R) and is registered with the Commission under Section 12(g) of the Exchange Act.

Preferred Stock

     PREFERRED STOCK--A. The Preferred Stock--A has an annual dividend rate based on $100 stated value per share. For all dividend periods commencing on or after April 1, 1992 through the dividend period commencing on January 1, 1997, the dividend rate is 7.25%. Thereafter the dividend rate will become adjustable by reference to the rates of certain U.S. Treasury obligations, but in no event will the annual dividend be less than 6% or more than 12%. The Preferred Stock--A can be redeemed solely at the option of Midlantic at a redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption provided, however, that Midlantic obtains prior approval for redemption from the Federal Reserve Bank of New York. On liquidation, holders of Preferred Stock--A are entitled to receive $100 per share plus accrued and unpaid dividends to the date of final distribution prior to any distribution to holders of Midlantic Common Stock. No dividends may be paid on the Midlantic Common Stock unless full cumulative dividends on all outstanding Preferred Stock--A have been paid or declared and set aside for payment for all dividend periods.

     Midlantic executed an agreement dated as of July 21, 1992 with the sole holder (the "Holder") of the Preferred Stock--A to pay the full cumulative dividends then in arrears on the Preferred Stock--A by issuing Midlantic Common Stock in lieu of a cash payment. The agreement also permits Midlantic to pay future dividends in either cash or Midlantic Common Stock so long as any such issuance of Midlantic Common Stock would not cause the Holder to be the beneficial owner of more than 4.99% of the outstanding shares of Midlantic Common Stock. On July 22, 1992, Midlantic issued shares of Midlantic Common Stock to the Holder in full satisfaction of dividends accrued to the Preferred Stock--A through June 30, 1992. For the dividend period from July 1992 through December 1993, Midlantic issued additional shares of Midlantic Common Stock to the Holder in full satisfaction of dividends accrued to the Preferred Stock--A during such dividend periods. Dividends payable on the Preferred Stock--A were paid by Midlantic in cash for all subsequent dividend periods.

     PREFERRED STOCK--B. The Preferred Stock--B is reserved for issuance in connection with the Rights distributed to holders of record of Midlantic Common Stock on March 12, 1990. See "-- Common Stock -- Stock Purchase Rights." Holders of Preferred Stock--B, if and when issued, subject to the dividend rights of any series of preferred stock ranking prior and superior to the Preferred Stock--B, are entitled to receive quarterly dividends, and no dividends may be paid on Midlantic Common Stock unless all dividends on all outstanding shares of Preferred Stock--B have been paid or declared and set aside for payment for all dividend periods.

     OTHER PREFERRED STOCK. Midlantic's Board is empowered without shareholder approval to cause Midlantic to issue additional shares of preferred stock, from time to time, in series and, with respect to each series, the Certificate of Incorporation of Midlantic (the "Midlantic Certificate of Incorporation") authorizes Midlantic's Board to determine (i) the number of shares to constitute such series; (ii) the dividend rate on the shares of each series and whether the dividend is to be cumulative; (iii) whether the shares of each series will be redeemable and the terms of such redemption rights; (iv) whether the shares will be convertible into any other class of stock and the terms of such conversion rights; (v) the rights of the holders of shares in case of liquidation or dissolution of Midlantic; (vi) the relative rights and preferences of such series (vii) the extent of voting powers, if any, of shares of each series; and
(vii) generally any other rights and privileges not in conflict with the Midlantic Certificate of Incorporation for each series and any qualifications, limitations or restrictions thereof. See also "-- Common Stock -- Other Common Stock."

Provisions Relating to Certain Business Transactions

     The Midlantic Certificate of Incorporation contains a "Supermajority Provision", and a "Fair Price Provision." The Supermajority Provision requires the affirmative vote of not less than 80% of the combined voting power (voting as one class) of all outstanding voting stock of Midlantic to approve certain business transactions, unless the transaction is approved by three-fourths of the "Disinterested Directors" (described below). The Fair Price Provision requires the same 80% vote of shareholders to approve certain business transactions involving an "Interested Shareholder" (described below) unless the transaction is approved by three-fourths of the "Continuing Directors" (described below) or meets certain minimum price and procedural criteria. The Supermajority Provision does not cover transactions that are subject to the Fair Price Provision.

     GENERAL DESCRIPTION OF SUPERMAJORITY PROVISION. The Supermajority Provision prescribes a higher shareholder vote than would otherwise be required by the New Jersey Business Corporation Act (the "NJBCA") to authorize certain business transactions, unless a specified minimum number of Disinterested Directors approve the transaction. Specifically, in addition to any shareholder vote required by the NJBCA or otherwise, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of Midlantic, voting together as a single class (an "80% Shareholder Vote"), is required to authorize certain transactions, including a merger or consolidation of Midlantic, or a sale of all or substantially all assets. An 80% Shareholder Vote is not required, however, if the transaction is approved by the greater of (i) three-fourths of the Disinterested Directors or
(ii) three Disinterested Directors. The Midlantic Certificate of Incorporation requires an 80% Shareholder Vote to amend or repeal, or adopt any provision inconsistent with, the Supermajority Provision.

     For purposes of the Supermajority Provision, a "Disinterested Director" is any member of the Board, while such person is a member of the Board, who is not affiliated with the other party to the transaction and who was either named as a director in the Midlantic Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986, or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the Disinterested Directors at the time of such election.

     GENERAL DESCRIPTION OF FAIR PRICE PROVISION. Under the Fair Price Provision, the terms of a "Business Combination" (described below) between Midlantic or a subsidiary of Midlantic and an Interested Shareholder must (i) satisfy certain "fair price" criteria and procedural requirements which are discussed below, (ii) be approved by an 80% Shareholder Vote or (iii) be approved by the affirmative vote of three-fourths of the Continuing Directors. Even if a proposed Business Combination satisfies one of these three tests, it remains subject to the voting requirements otherwise applicable under the NJBCA, which, for most types of Business Combinations, is the affirmative vote of a majority of the votes cast at a meeting of the shareholders called to vote on the matter.

     For purposes of the Fair Price Provision, an "Interested Shareholder" includes any person or group of persons that is the beneficial owner of 10% or more of Midlantic's voting stock other than Midlantic, its subsidiaries or employee benefit plans and the trustees of such plans. As of the date of this Proxy Statement, Midlantic is not aware of any shareholder or group of shareholders that satisfies this definition. A "Business Combination" subject to the Fair Price Provision includes any merger or consolidation of Midlantic or any of its subsidiaries, or other disposition involving any assets or securities of Midlantic, to, with or by any Interested Shareholder or any "Affiliate" or "Associate" (as defined in the Midlantic Certificate of Incorporation) of an Interested Shareholder.

     "FAIR PRICE" CRITERIA AND PROCEDURAL REQUIREMENTS. In a Business Combination, the consideration required to be paid to the shareholders of Midlantic must be either cash or the same type of consideration used by the Interested Shareholder to acquire beneficial ownership of the largest portion of Midlantic's capital stock. In the case of a Business Combination that provides for the payment of cash or other consideration to holders of Midlantic Common Stock, such shareholders must receive at least the fair market value of their Midlantic Common Stock, determined pursuant to a specified formula which was designed to ensure that such holders receive the economic benefit of the highest prices paid or agreed to be paid for Midlantic Common Stock during defined time periods. In addition to meeting the foregoing price criteria, the Interested Shareholder must satisfy the procedural requirements described below.

     If a Business Combination does not involve the receipt of any cash or other property by any shareholders, such as a sale of assets or an issuance of Midlantic's securities to an Interested Shareholder, then the fair price criteria will not apply and the Business Combination must satisfy one of the two remaining tests--approval by an 80% Shareholder Vote or by three-fourths of the Continuing Directors.

     The procedural requirements in the Fair Price Provision are intended to inhibit transactions which might favor an Interested Shareholder. These requirements ensure that other shareholders continue to receive the benefits of their stock ownership prior to the consummation of a Business Combination, and obtain full information, in the form of a proxy or information statement, regarding the proposed transaction. An Interested Shareholder proposing a Business Combination must satisfy these requirements, as well as the fair price criteria described above, unless the Business Combination is approved by three-fourths of the Continuing Directors or an 80% Shareholder Vote.

     CONTINUING DIRECTOR APPROVAL. If a Business Combination is approved by three-fourths of the Continuing Directors, neither the fair price criteria and procedural requirements nor the 80% Shareholder Vote requirement will be applicable. A "Continuing Director" is any member of Midlantic's Board, while such person is a member of the Board, who is not affiliated with an Interested Shareholder and who was either named as a director in Midlantic's Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986, or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the Continuing Directors at the time of such election.

     80% SHAREHOLDER VOTE. If a Business Combination is approved by an 80% Shareholder Vote, it will not be subject to the fair price criteria and procedural requirements or the requirement of approval by three-fourths of the Continuing Directors.

     OTHER LEGAL REQUIREMENTS. Even if a Business Combination satisfies the fair price criteria and procedural requirements, or is approved by the Continuing Directors or an 80% Shareholder Vote, it remains subject to voting and other requirements under the NJBCA. Under current provisions of the NJBCA, certain mergers, consolidations, reclassifications of capital stock, sales of substantially all of the assets of a corporation or the adoption of a plan of dissolution must be approved by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. Certain other transactions, such as sales of less than substantially all assets, mergers involving a 90%-owned subsidiary and recapitalizations not involving any amendment to a certificate of incorporation, do not require shareholder approval under the NJBCA, although such transactions may constitute Business Combinations subject to the Fair Price Provision.

     AMENDMENT OF FAIR PRICE PROVISION. Any amendment or repeal of the Fair Price Provision, or the adoption of inconsistent provisions, must be approved by an 80% Shareholder Vote, unless such amendment, repeal or adoption is unanimously recommended by Midlantic's Board, all of whom are Continuing Directors. In that case, only the provisions of the NJBCA will apply, and the amendment may be approved by the affirmative vote of a majority of the votes cast by the holders of Midlantic's capital stock entitled to vote thereon.

Shareholder Nomination of Directors

     The By-laws of Midlantic (the "Midlantic By-laws") prescribe procedures for shareholders wishing to nominate persons to serve as directors of Midlantic. The Midlantic By-laws specify that, subject to any rights of holders of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by Midlantic's Board, by a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a shareholders' meeting only if written notice of such shareholder's intention to make such nomination or nominations was given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of Midlantic not later than (i) with respect to any election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) each nominee's age and principal occupation or employment; (c) the number of shares of equity securities of Midlantic beneficially owned by each nominee; (d) a representation that the shareholder is a holder of record of stock of Midlantic entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (g) the consent of each nominee to serve as a director of Midlantic if so elected. A shareholder who does not comply with this procedure may be precluded from nominating a candidate for election as a director at a meeting of the shareholders.

Limitation of Liability of Directors and Officers

     The Midlantic Certificate of Incorporation contains a provision eliminating the personal liability of Midlantic's directors and officers to Midlantic or its shareholders for monetary damages to the full extent from time to time permitted by law. Under this provision and existing law, a shareholder of Midlantic may prosecute an action against a director or officer for monetary damages only if the shareholder can show a breach of the duty of loyalty, a failure to act in good faith, a knowing violation of law or a breach of duty resulting in receipt of an improper personal benefit. A shareholder may not prosecute such an action (including an action relating to an attempted takeover of Midlantic) based on "negligence" or "gross negligence" of a director or officer in the performance of such person's duties. However, the Midlantic Certificate of Incorporation does not limit or eliminate the right of Midlantic or any of its shareholders to seek an injunction, rescission or other form of nonmonetary relief in the event of a breach of the duty of care by a director or officer. In addition, the limited liability provision applies only to claims against directors or officers arising out of their service in such capacity and, depending upon judicial interpretation, it may not be effective to relieve a director or officer from liability under the laws of jurisdictions other than New Jersey. The Midlantic Certificate of Incorporation does not affect a director's or officer's liabilities based upon violations of the federal securities laws and has no effect on tort or other claims by third parties against directors or officers.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS
                     UNDER PENNSYLVANIA AND NEW JERSEY LAW

     Midlantic is a New Jersey corporation subject to the provisions of the NJBCA. Old York is a Pennsylvania corporation subject to the provisions of the PaBCL. The rights of current shareholders of Old York are governed by Old York's Articles of Incorporation (the "Old York Articles of Incorporation") and By-laws (the "Old York By-laws") and the PaBCL. Upon consummation of the Merger, shareholders of Old York who receive Midlantic Common Stock in exchange for their shares of Old York Common Stock will become shareholders of Midlantic and, at the Effective Time, their rights as shareholders will be determined by the Midlantic Certificate of Incorporation and the Midlantic By-laws and the NJBCA.

     The following is a summary of the material differences in the rights of shareholders of Old York under the Old York Articles of Incorporation, Old York By-laws and the PaBCL, on the one hand, and the rights of shareholders of Midlantic under the Midlantic Certificate of Incorporation, the Midlantic By-laws and the NJBCA, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the Articles or Certificate of Incorporation and By-laws of each corporation.

Voting Requirements

     Under the PaBCL, a plan of merger, consolidation, share exchange, division, conversion, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of a corporation other than in the usual and regular course of business) generally must be proposed by the board of directors and approved by the affirmative vote of a majority of the votes cast by all shareholders of any class or series of shares entitled to vote thereon as a class.

     The Midlantic Certificate of Incorporation contains a "Supermajority Provision," which prescribes a higher shareholder vote than would otherwise be required by the NJBCA to authorize certain business transactions. See "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Provisions Relating to Certain Business Transactions."

     The PaBCL generally provides that an amendment of the articles of incorporation must be proposed by the board of directors and may be adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and by a majority of the votes cast by the shareholders of any class or series of shares entitled to vote thereon. Notwithstanding the foregoing, if a proposed amendment would alter or change the preferences, limitations or special rights of the shares of a class or series of shares, so as to adversely affect them, then the holders of the outstanding shares of the class or series are entitled to vote as a class in respect to the amendment regardless of any limitations stated in the articles of incorporation or bylaws on the voting rights of any class or series.

     Under the NJBCA, the holders of a class or series of shares are entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the certificate of incorporation, if the amendment would exclude or limit their right to vote on any matter, limit or deny their preemptive rights, cancel or otherwise adversely affect their dividends which have accrued but have not been declared, create a new class or series having or convertible into shares having rights or preferences superior to the class or increase the rights or preference of any class or series. In addition, notwithstanding any provision of the certificate of incorporation, the holders of a class or series of shares whose rights or preferences would be subordinated or otherwise adversely affected by a proposed amendment are entitled to vote as a class if the amendment would affect their shares in the following manner: (i) decrease the par value; (ii) effect a conversion, exchange or reclassification of their shares; (iii) effect a conversion or exchange of any shares of another class or series into their class or series; (iv) change the designation, preferences, limitations or relative rights of their shares; (v) change the shares into a different number of shares, or into the same number of another class or series; or (vi) divide their shares into a series or determine the designation, preferences, limitation or relative rights of any such series, or authorize the board to take any such action.

     All shareholder voting rights of Old York are vested in the holders of Old York Common Stock. All shareholder voting rights of Midlantic are vested in the holders of the Midlantic Common Stock.

Cumulative Voting

     The voting rights of the holders of Old York Common Stock and the holders of Midlantic Common Stock are similar in that in each instance each holder of a share of common stock is entitled to one vote for per share held and that there are no cumulative voting rights in the election of directors.

Classified Board of Directors

     The Old York By-laws provide for a classified Board of Directors, with the total number of the Board of Directors to be classified according to the time for which they hold office, with each class as nearly equal in number as possible, with the term of office of at least one class to expire each year. Any class of directors of Old York are not to be elected for a term shorter than a period of one year, nor for a term in excess of four years.

     The NJBCA permits a New Jersey corporation to provide for a classified board of directors in its certificate of incorporation. The Midlantic Certificate of Incorporation does not provide for a classified Board of Directors; the entire Board is elected each year.

Rights of Dissenting Shareholders

     Under the PaBCL, a shareholder of a Pennsylvania corporation is generally entitled to receive payment for the fair value of such shareholder's shares if such shareholder duly exercises its dissenters rights with respect to a plan of merger or consolidation, share exchange or asset transfer, to which such corporation is a party, except if the shares are (i) listed on a national securities exchange or (ii) held by more than 2,000 shareholders. The foregoing market exceptions do not apply to Old York. See "THE PROPOSED MERGER -- Rights of Dissenting Old York Shareholders."

     Under the NJBCA, shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. The exception in clause (ii) currently applies to Midlantic.

Shareholder Consent to Corporate Action

     Unless otherwise restricted in the bylaws (and the Old York By-laws are silent on this issue), the PaBCL permits any action required or permitted to be taken at a meeting of the corporation's shareholders (or a class of shareholders) to be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose is filed with the secretary of the corporation.

     Except as otherwise provided by the certificate of incorporation (and the Midlantic Certificate of Incorporation currently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

Dividends and Other Distributions to Shareholders

     Unless otherwise restricted in the bylaws, the PaBCL provides that a Pennsylvania corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions. The authorized capital stock of Old York consists of only Old York Common Stock. The Old York By-laws authorize the Board of Directors to declare a dividend out of the profits of Old York as the Board deems advisable, subject to the limitations prescribed by the PaBCL.

     Subject to any restrictions contained in the certificate of incorporation, the NJBCA provides that a New Jersey corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto,
(i) the corporation would be unable to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than its total liabilities. The Midlantic Certificate of Incorporation provides that no dividends may be paid on Midlantic Common Stock unless all accrued and unpaid dividends on Midlantic's preferred stock have been paid or declared with funds set apart for the payment thereof. However, Midlantic is permitted to pay dividends on its Preferred Stock--A in Midlantic Common Stock in lieu of a cash payment. See "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Preferred Stock." Any declaration of dividends on Midlantic Common Stock will depend on the earnings of Midlantic and its subsidiaries, their financial condition and need for funds and other relevant factors. For a description of the regulatory restrictions on dividend payments by Midlantic, see "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Common Stock--Dividend Rights."

By-laws

     The Old York By-laws grant the Board of Directors the power to make, amend and repeal (by a vote of the majority of all the directors) the Old York By-laws, except those By-laws that fix the Board's qualifications, classification or term of office and subject to the power of Old York's shareholders to change or repeal such By-laws. In addition, the PaBCL prohibits the board of directors of a Pennsylvania corporation from adopting or changing bylaws on subjects committed expressly to the shareholders by the PaBCL.

     Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's bylaws, unless such powers are reserved in the certificate of incorporation to the shareholders, which the Midlantic Certificate of Incorporation presently does not do.

Preemptive Rights

     Except as otherwise provided in the articles of incorporation (and the Old York Articles of Incorporation are silent on this issue), the PaBCL permits a Pennsylvania corporation to provide its shareholders with preemptive rights.

     Under the NJBCA, shareholders of New Jersey corporations have only such preemptive rights as may be provided in the certificate of incorporation. The Midlantic Certificate of Incorporation does not provide the holders of Midlantic Common Stock preemptive rights with respect to any securities.

Transactions Involving Officers or Directors

     Under the NJBCA, a New Jersey corporation may loan money to, or guarantee any obligation incurred by, its officers, employees or directors if in the judgment of the directors such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors (or any other corporation or entity in which such director or directors are otherwise interested), such transactions are neither void nor voidable if either (i) the director's or officer's interest is made known to the disinterested directors or the shareholders of the corporation, who thereafter approve the transaction, or
(ii) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the shareholders.

     Under the PaBCL, a contract or transaction between a Pennsylvania corporation and one or more of its directors or officers (or any other corporation or entity in which such director(s) or officer(s) are directors or officers or have a financial or other interest) is not void or voidable if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and a majority of the disinterested directors authorizes the contract or transaction (even though the disinterested directors are less than a quorum), (ii) the material facts as to the relationship or interest of the director(s) or officer(s) and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

Limitations of Liability of Directors and Officers

     Under the PaBCL, the shareholders of a Pennsylvania corporation may adopt a bylaw that would eliminate the personally liability of a director, subject to the limitations described below. The PaBCL provides that a director cannot be relieved of liability (i) for a breach or failure to perform the duties of such person's office under Subchapter 17B of the PaBCL and (ii) where the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. In addition, a director may not be relieved of the (i) responsibility or liability pursuant to any criminal statute or (ii) liability for the payment of taxes pursuant to Federal, state or local law. The Old York By-laws contain a provision that limits a director's liability to the full extent permitted by the PaBCL.

     Under the NJBCA, a New Jersey corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or its shareholders for monetary damage for breaches of their fiduciary duty of care. The NJBCA provides that a director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person or an improper personal benefit. The Midlantic Certificate of Incorporation contains a provision that limits a director's or officer's liability to the full extent permitted by the NJBCA.

Shareholder Protection Legislation

     Old York is subject to some, but not all, of various provisions of the PaBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E through 25H of the PaBCL.

     Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

     Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

     Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     Subchapter 25H (relating to disgorgement) applies in the event that (i) any person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

     Subchapters 25E through 25H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PaBCL, Old York has opted out of the provisions of Subchapters 25E through 25G but is subject to the provisions of Subchapters 25H.

     In addition, the fiduciary duty standards applicable to Old York's Board of Directors under the PaBCL (i) explicitly give the Board of Directors the authority to weigh (in addition to consideration of employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors) the short and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror, (ii) relieve the board from any duty to regard the shareholder interest as dominant or controlling, (iii) explicitly give the board the discretion to refuse to redeem a shareholder rights plan or to refuse to take certain specified actions with respect to potential acquisitions of control of the corporation, (iv) declare actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct and (v) establish a presumption that actions with respect to a takeover bid by the "disinterested directors" (a term defined to include essentially all directors except certain officers and persons associated with the prospective acquiror) are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation.

     Under a provision of the Pennsylvania Banking Code of 1965 designed to protect shareholders of Pennsylvania banking institutions, subject to certain exceptions, no person may offer to acquire, or acquire, control of more than 10% of the outstanding shares of a Pennsylvania banking institution or 5% of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20% of its total shareholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.

     The New Jersey Shareholders Protection Act (the "NJSPA") prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJSPA prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied.

     Both New Jersey and Pennsylvania law include a business combination statute and a provision that permits, in certain circumstances, directors to consider factors other than any effects of an action on the shareholders in discharging their fiduciary duties as a director.

      OLD YORK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            AND RESULTS OF OPERATIONS OF OLD YORK ROAD BANCORP, INC.

Results of Operations--Quarter ended March 31, 1995 Versus March 31, 1994

For the quarter ended March 31, 1995, Old York reported net income of $81,000 compared with net income of $120,000 for the first quarter of 1994, a decrease of $39,000. This decrease was mainly the result of increases in other operating expenses offset by increases in net interest income and decreases in the provision for possible loan losses.

Net Interest Income

For the quarter ended March 31, 1995, net interest income totaled $2.7 million which was an increase of $339,000 or 14.5% from $2.3 million for the quarter ended March 31, 1994. This increase was the result of an increase in average earning assets of $3.2 million from $204.2 million at March 31, 1994 to $207.4 million at March 31, 1995; additionally, the yield on earning assets increased 90 basis points from 7.17% at March 31, 1994 to 8.07% at March 31, 1995.

For the quarter ended March 31, 1995 total interest income on loans amounted to $3.3 million or $453,000 higher than reported for the quarter ended March 31, 1994. The increase in interest income earned on loans was the result of an increase in average loans outstanding of $8.8 million in addition to a 74 basis point increase on loan yields from March 31, 1994 to March 31, 1995. Interest income on investment securities increased from $645,000 for the three months ended March 31, 1994 to $815,000 for the same period in 1995, an increase of $170,000. This increase is attributable to an increase of $8.5 million in the average balance, in addition to an increase in yields on investment securities from 5.24% at March 31, 1994 to 5.64% at March 31, 1995, an increase of 40 basis points. Interest on Federal Funds decreased $97,000 mainly attributable to a decline in average balances of federal funds from $15.1 million at March 31, 1994 to $1.0 million at March 31, 1995, as federal funds were used to fund loan and investment securities growth.

For the quarter ended March 31, 1995, total interest expense amounted to $1.5 million or $187,000 higher than reported for the quarter ended March 31, 1994 as total average interest bearing deposits increased $3.1 million in addition to an average yield increase of 39 basis points.

Provision for Possible Loan Losses

The provision for credit losses totaled $97,000 for the quarter ended March 31, 1995, which was a decrease of $203,000 from the $300,000 reported for the quarter ended March 31, 1994. The decrease from 1994 to 1995 was due to substantial additions to the reserve for possible loan losses of $1.7 million during the third quarter of 1994.

OTHER INCOME

                        Major Components of Other Income
                          Three Months Ended March 31

                             (Dollars in Thousands)

                                                        1995             1994
                                                        ----             ----
Service Charges on Deposit Accounts ............        $421             $437
Trust Department Income ........................           0                3
Other Income ...................................           8               13
                                                        ----             ----
  TOTAL ........................................        $429             $453
                                                        ====             ====

For the quarter ended March 31, 1995, total other income decreased $24,000 to $429,000 compared with $453,000 for the quarter ended March 31, 1994. This decrease was primarily due to a decrease on service charge income on deposit accounts.

OTHER EXPENSES

                       Major Components of Other Expenses
                          Three Months Ended March 31
                             (Dollars in Thousands)

EXPENSE                                               1995            1994
-------                                               ----            ----
Salaries and Wages .............................     $  997          $  923
Employee Benefits ..............................        220             250
Occupancy Expense ..............................        285             340
Equipment Expense ..............................        172             198
Net Loss on Holding OREO Held-for-Sale .........        192              44

Other Operating Expenses:
FDIC Insurance Expense .........................        152             146
Printing and Stationary ........................         38              54
Legal ..........................................        385              54
Postage ........................................         57              57
Taxes Other Than Income ........................         49              51
All Other ......................................        386             260
                                                     ------          ------
TOTAL ..........................................     $2,933          $2,377
                                                     ======          ======

Other expenses totaled $2.9 million for the first quarter ended March 31, 1995, representing an increase of $556,000 or 23.4% over the same period in 1994. The net loss on holding OREO Held-for-Sale increased $148,000 for the first quarter 1995 compared to the first quarter of 1994. This increase was mainly due to additional writedowns of existing properties of $55,000 during the first quarter of 1995. Salary and benefits expenses increased $44,000, or 3.7% due to ordinary salary increase. The aggregate of all other expenses reflect an increase of $364,000 which include costs resulting from the expected merger. These costs include increased legal expenses, broker costs and deconversion costs.

Financial Condition

At March 31, 1995, total assets were $226.3 million which represented a decrease of $4.9 million or 2.1% over the $231.2 million at December 31, 1994. This decrease in total assets was due to a decrease in net loans of $6.8 million partially offset by an increase in cash and due from banks.

Investment securities decreased $.6 million or 1.0% from $57.9 million as of December 31, 1994. This decrease is due to normal prepayments of mortgage backed securities, which comprise the majority of the investment portfolio.

Old York has identified investment securities that will be held for indefinite periods of time, including securities that will be used as part of Old York's asset/liability management strategy and that may be sold in response to changes in interest rates, prepayments and similar factors. The securities are classified as available-for-sale and accounted for on a market value basis with changes in value recorded as an adjustment to stockholder's equity. These securities are primarily U.S. Government Treasury and Agency securities with amortized cost and market values of $7,160,000 and $7,062,000, respectively, at March 31, 1995.

As of March 31, 1995 the loan portfolio totaled $144.8 million representing a decline of $6.0 million compared to $150.8 million at December 31, 1994 as repayments on outstanding loans exceeded loan originations.

The allowance for credit losses totaled $6.1 million at the end of the first quarter of 1995, an increase of $.8 million compared to $5.3 million recorded at December 31, 1994. As of March 31, 1995 management believes the allowance for possible loan losses is adequate to absorb any problem loans identified in the loan portfolio. Beginning in 1995, the recognition of impaired loans and specific allowances that must be determined for such loans are also factored into the Company's determination of an adequate Allowance for Possible Loan Losses (see Note 15 Recent Accounting Developments in "Notes to Consolidated Financial Statements"). However there can be no assurance that if asset quality deteriorates in future periods, additional provisions to the allowance for credit losses will not be required.

Total deposits decreased $5.2 million from $216.7 million at December 31, 1994 to $211.5 million at March 31, 1995. There have been changes in the deposit mix from December 31, 1994 to March 31, 1995. Demand, Savings and Interest Bearing Checking accounts have declined by $5.1 million, $3.4 million and $4.3 million respectively, while Time deposits have increased by $7.7 million.

Nonperforming Assets

At March 31, 1995, Old York's nonperforming assets, (consisting of loans on nonaccrual status, restructured loans and foreclosed real estate), totaled $14.0 million, or 9.5% of total loans and other real estate owned at March 31, 1995. This compares to $15.0 million or 9.7% of total loans and other real estate at December 31, 1994. The decrease was primarily attributable to payoffs of non-accrual loans and additions to the reserve for possible OREO losses. Loans are generally reported as nonaccrual if they are past due as to maturity or payment of principal and/or interest for a period of more than ninety days. At March 31, 1995, there were $9.4 million of loans impaired under the guidelines pursuant to FAS No. 114 (see Note 15 "Recent Accounting Developments" in the "Notes to Consolidated Financial Statements"). During the first three months of 1995, Old York did not restructure any loans that would have been accounted for under the provisions of FAS No. 114. In addition, pursuant to FAS No. 114, Insubstance Foreclosures were reclassified from OREO to loans for all periods presented.

                                                    March 31,      December 31,
                                                      1995             1994
                                                    ---------      ------------
Nonaccruing Loans ..........................         $ 8,764         $ 9,378
Restructured ...............................           2,526           2,538
Other Real Estate Owned, net ...............           2,708           3,061
                                                     -------         -------
TOTAL Nonperforming Assets .................         $13,998         $14,977
                                                     =======         =======

Liquidity

As of March 31, 1995, Old York maintained $18.8 million in cash and cash equivalents in the form of cash and due from banks (after reserve requirements) and overnight federal funds sold. This represented 8.3% of the total assets at March 31, 1995 as compared to 7.2% at December 31, 1994.

Old York had outstanding commitments to extend credit of $25.0 million at March 31, 1995. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Old York has obtained a $9 million line of credit available from its correspondent banks. Additionally Old York has available certain securities on deposit at the Federal Reserve Bank of Philadelphia ("Philadelphia FED") which could be pledged against borrowings at the Philadelphia FED discount window, if needed. As a general rule, discount window credit is granted at the discretion of the Philadelphia FED. If Old York capital ratios decline further, such borrowing privileges could be limited or restricted under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA").

Capital Resources

At March 31, 1995, the stockholders equity totaled $12.8 million, an increase of $253,000 from December 31, 1994. This increase was primarily due to a net income recognized for the quarter of $81,000, in addition to a decrease in the unrealized loss on securities available for sale. Old York had a Tier I risk based capital ratio of 8.25% and a total risk-based capital ratio of 9.53% at March 31, 1995 as compared to 7.90% and 9.17% respectively, at December 31, 1994. Old York achieved a leverage ratio of 5.80% at March 31, 1995 compared to 5.50% at December 31, 1994. Old York's federal banking regulators require Old York to maintain a Leverage Capital Ratio of 6.50% by February 1994. At December 31, 1994 and March 31, 1995, Old York was not in compliance with this mandate.

Results of Operations--Year Ended December 31, 1994

     For the year ended December 31, 1994, the Company reported a net loss of $3.5 million or $1.24 per share compared with a net loss of $404,000 or $.28 per share for the year ended December 31, 1993. The decline in the Bank's results during 1994 were characterized by increases in the provisions for credit losses and increases in other expenses associated with losses on holding foreclosed assets. Additionally, 1993 included a gain of $491,000 resulting from the sale of investment securities.

     For the year ended December 31, 1993, the Company reported a net loss of $404,000 or $.28 per share compared with a net loss of $4.3 million or $3.28 per share for the year ended December 31, 1992. The improvement in the Bank's results during 1993 were characterized by increases in other income, reductions in other expenses as well as a significant decrease in the Company's provision for possible loan losses, which declined to $2 million in 1993, from $4.2 million during 1992.

Net Interest Income

     The principal source of revenue for the Company is net interest income. Net interest income is the difference between income earned on loans and securities and the interest paid on deposits and borrowed funds. For the year ended December 31, 1994, net interest income totaled $9.9 million, which was an increase of $79,000 from the $9.8 million for the year ended 1993. This increase was the result of an improvement in average interest earning assets of $17.6 million which increased from $192.0 million for the year ended December 31, 1993 to $209.6 million for the year ended December 31, 1994, partially offset by a decrease in the net interest spread from 4.86% to 4.33%. In addition, total average loans decreased from $144.3 million during 1993 to $143.8 million for the year ended December 31, 1994.

     For the year ended December 31, 1994, total interest income amounted to $15.5 million or $396,000 higher than reported for the year ended December 31, 1993. This increase resulted from a $0.5 million decrease in average total loans outstanding and an increase of $22.2 million in investment securities. Average total securities were $58.3 million for the year ended December 31, 1994, compared with $36.0 million for the same period in 1993, resulting in an increase in interest income on securities of $920,000.

     For the year ended December 31, 1994, total interest expense amounted to $5.6 million or $317,000 higher than reported for the year ended December 31, 1993. This increase is attributable to an $11.1 million increase in average interest bearing deposits. The greater portion of the increased expense resulted from an increase in volume of interest bearing checking deposits of $7.7 million.

     Net interest income totaled $9.8 million in 1993, a decrease of $415,000 or 4.05% from the 1992 level of $10.3 million. This reduction is the result of declines in average loans outstanding which were $40.5 million lower partially offset by increases in investment securities of $5.4 million. The investment of loan repayments into lower yielding investment securities further reduced the net interest margins.

     Total interest income for 1993 amounted to $15.1 million or $3.2 million lower than in 1992. This decrease resulted from a reduction in total average loans outstanding as well as reduction in the yield earned on loans and investments attributable to a decline in market interest rates.

     The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost;
(iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Information is based on average daily balances during the indicated periods. For purposes of this table, non-accrual loans have been included in the appropriate average balance loan category, but accrued interest on non-accrual loans has not been included for purposes of determining interest income.

                          OLD YORK ROAD BANCORP, INC.

INCOME AND RATES ON A FULLY TAX EQUIVALENT BASIS (In Thousands)


                                                   1994                           1993                           1992
                                       ------------------------------  -----------------------------  -----------------------------
                                       Average                         Average                        Average
                                        Daily               Average     Daily              Average     Daily              Average
                                       Balance   Interest  Rate/Yield  Balance  Interest  Rate/Yield  Balance  Interest  Rate/Yield
                                       -------   --------  ----------  -------  --------  ----------  -------  --------  ----------
ASSETS
Interest Earning Assets
  Securities
    U.S. Treasuries & Agencies ....... $ 56,784   $ 2,920    5.14%     $ 34,948   $ 2,031    5.81%    $ 24,015   $ 1,684    7.01%
    State Political Sudivisions ......      100         9    9.09%          100         9    9.09%         100         9    9.00%
    Other ............................    1,371        49    3.57%          996        44    4.42%       6,525       520    7.97%
                                       --------   -------              --------   -------             --------   -------
  Total Securities ...................   58,255     2,978    5.11%       36,044     2,084    5.78%      30,640     2,213    7.22%
                                       --------   -------              --------   -------             --------   -------
  Loans:
    Tax Exempt .......................    7,496     1,008   13.44%       10,534     1,432   13.59%      12,267     1,734   14.14%
    All Other Loans, net
      discounts where applicable .....  136,345    11,565    8.48%      133,790    11,709    8.75%     172,521    14,622    8.48%
                                       --------   -------              --------   -------             --------   -------
  Total Loans ........................  143,841    12,573    8.74%      144,324    13,141    9.11%     184,788    16,356    8.85%
                                       --------   -------              --------   -------             --------   -------
  Federal Funds Sold .................    7,513       280    3.73%       11,595       351    3.03%       8,386       308    3.67%
                                       --------   -------              --------   -------             --------   -------
Total Earning Assets .................  209,609    15,831    7.55%      191,963    15,576    8.11%     223,814    18,877    8.43%
  Other Assets .......................   20,698                          22,333                         19,838
                                       --------                        --------                       --------
TOTAL ASSETS ......................... $230,307                        $214,296                       $243,652
                                       ========                        ========                       ========


LIABILITIES & SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
  Deposits:
    Interest Bearing Checking ........ $ 73,049   $ 1,945    2.66%     $ 65,313   $ 1,786    2.73%    $ 71,616   $ 2,451    3.42%
    Savings ..........................   41,629     1,267    3.04%       39,736     1,192    3.00%      31,532     1,266    4.01%
    Time Deposits Over 100M ..........    4,220       178    4.22%        4,810       156    3.24%       9,324       421    4.52%
    Time Deposits Under 100M .........   53,797     2,172    4.04%       51,690     2,111    4.08%      72,923     3,888    5.33%
                                       --------   -------              --------   -------             --------   -------
  Total Interest Bearing Deposits ....  172,695     5,562    3.22%      161,549     5,245    3.25%     185,395     8,026    4.33%
  Federal Funds Purchased ............        0         0    0.00%            0         0    0.00%           0         0    0.00%
                                       --------   -------              --------   -------             --------   -------
Total Interest Bearing Liabilities ...  172,695     5,562    3.22%      161,549     5,245    3.25%     185,395     8,026    4.33%

  Demand Deposits ....................   40,135                          39,032                         41,909
  Other Liabilities ..................    1,525                           1,480                          2,297
  Shareholders' Equity ...............   15,952                          12,235                         14,051
                                       --------                        --------                       --------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY ............................. $230,307                        $214,296                       $243,652
                                       ========                        ========                       ========
Interest Income/Earning Assets ....... $209,609   $15,831    7.55%     $191,963   $15,576    8.11%    $223,814   $18,877    8.43%
Interest Expense/Earning Assets ...... $209,609   $ 5,562    2.65%     $191,963   $ 5,245    2.73%    $223,814   $ 8,026    3.59%
                                       --------   -------    ----      --------   -------    ----     --------   -------    ----
Effective Interest Differential ......            $10,269    4.90%                $10,331    5.38%               $10,851    4.84%
                                                  -------    ----                 -------    ----                -------    ----
Net Interest Spread (4) ..............                       4.33%                           4.86%                          4.10%
Interest Earning Assets/Interest
  Earning Liabilities ................                        121%                            119%                           121%


Changes in Net Interest Income Volume and Rate Variance

The following table sets forth changes in net interest income attributable to changes in volume (average balances) or to changes in average rates for interest earning assets and interest bearing liabilities.

The change in net interest income (expense) due to rate\volume variance has been allocated to the change due to volume and change due to rate in proportion to the relationship of the absolute dollar amounts of the change in each.


SUMMARY OF CHANGES IN INTEREST EARNED AND INTEREST PAID (in thousands):


                                                 1993 Compared to 1994             1993 Compared to 1992
                                              Increase (decrease) due to:       Increase (decrease) due to:
                                               Volume     Rate      Net          Volume     Rate       Net
                                              ---------------------------       ---------------------------
Taxable Investment Securities ...............  $1,100    ($206)    $894         $  949    ($1,078)  ($  129)
Non Taxable Investment Securities ...........       0        0        0              0          0         0
Loans .......................................     (44)    (524)    (568)        (3,708)       493    (3,215)
Federal Funds Sold ..........................    (212)     142      (70)            80        (37)       43
                                               ------    -----     ----        -------    -------   -------
Total Interest Earning Assets ...............  $  844    ($588)    $256        ($2,679)   ($  622)  ($3,301)
                                               ======    =====     ====        =======    =======   =======


Interest Bearing Checking ...................  $  204    ($ 45)    $159        ($  203)   ($  462)  ($  665)
Savings Deposits ............................      57       18       75         (2,213)     2,139       (74)
Time Deposits Over $100,000 .................     (15)      37       22           (168)       (97)     (265)
Time Deposits Under $100,000 ................      85      (24)      61           (985)      (792)   (1,777)
Capital Lease ...............................       0        0        0              0          0         0
Federal Funds Purchased .....................       0        0        0              0         (2)       (2)
                                               ------    -----     ----        -------    -------   -------
Total Interest Bearing Liabilities ..........  $  331     ($14)    $317        ($3,569)    $  786   ($2,783)
                                               ======     ====     ====        =======     ======   =======

Provision for Possible Loan Losses

     Old York determines the provision for possible loan losses through a regular review of the loan portfolio. Factors such as declining trends, the volume of loan concentrations, adverse situations that may affect the borrowers ability to pay, prior loss experience within the various categories of the portfolio and current economic conditions are considered when reviewing the loan portfolio. Loans greater than $300,000 are analyzed individually by Old York's Loan Review Committee. The adequacy of the loan loss allowance is reviewed monthly by the Board of Directors.

     The provision for possible loan losses totaled $2.5 million for the year ended December 31, 1994, which was a $521,000 increase from the $2.0 million reported for the year ended December 31, 1993. The higher provision of 1994 resulted from a deterioration in Old York's commercial loan and commercial real estate portfolios as well as Old York's anticipated bulk sale of certain nonperforming loans. At December 31, 1994, management believes the allowance for possible loan losses is adequate for losses inherent in the loan portfolio at that date. However, there can be no assurance that if asset quality deteriorates in future periods, substantial additional provisions to the allowance for possible loan losses will be required.

     The provision for possible loan losses totaled $2.0 million in 1993 compared to $4.2 million in 1992. Old York experienced deterioration in its commercial loan and commercial real estate loan portfolios in 1992, and, therefore, the provisions in 1992 was at an historically high level. In addition, partially as a result of substantial charge-offs during 1992 and 1991, and the results of examinations by the FDIC and the Pennsylvania Department of Banking, Old York's regulators required Old York to record substantial provisions for possible loan losses in the second quarter of 1992. The provision of $3.1 million provided by Old York in the second quarter of 1992, primarily represented an increase in Old York's unallocated (i.e. general) reserves.

Other Income

     The following table sets forth, for the periods indicated, the major components of other income:

                                                     Year Ended December 31,
                                                   ---------------------------
                                                   1994        1993       1992
                                                   ----        ----       ----
                                                      (Dollars in Thousands)

Gain on sale of investment securities ......      $    0      $  491      $   45
Service charges on deposit accounts ........      $1,676      $1,804      $1,915
Trust department income ....................      $    7      $   22      $   14
Other income ...............................      $   83      $   39      $   49
                                                  ------      ------      ------
     Total .................................      $1,766      $2,356      $2,023
                                                  ======      ======      ======


     For the year ended December 31, 1994, total other income decreased $590,000 to $1.8 million over total other income of $2.4 million for the year ended December 31, 1993. The decrease is associated with a gain on sale of investment securities of $491,000 which resulted from the sale of U.S. Treasury securities in 1993. Service charges on deposit accounts decreased due to a higher earnings credit during 1994, used to offset service charges related to certain demand accounts.

     The decline in service charges on deposit accounts between 1992 and 1993 was attributed to a decline in deposit accounts.

Other Expenses

     The following table sets forth, for the periods indicated, the major components of other expenses:

                                                      Year Ended December 31,
                                                   ----------------------------
                                                   1994        1993        1992
                                                   ----        ----        ----
                                                      (Dollars in Thousands)

Salaries and wages .........................     $ 4,053     $ 3,580     $ 3,572
Employee benefits ..........................         953         950         935
Occupancy ..................................       1,192       1,288       1,242
Equipment ..................................         848         729         761
Net Loss on holding foreclosed assets ......       2,130       1,165       1,306
FDIC insurance .............................         587         611         532
Printing and stationery ....................         249         217         239
Legal ......................................         519         350         803
Postage ....................................         222         204         193
Taxes other than income ....................         194         213         200
Other ......................................       1,767       1,316       1,826
                                                 -------     -------     -------
      Total ................................     $12,714     $10,623     $11,609
                                                 =======     =======     =======


     Other expenses totaled $12.7 million for the year ended December 31, 1994, representing an increase of $2.1 million or 19.7% from the $10.6 million of other expense incurred for the same period in 1993. Salary and employee benefit expenses reflected increases related to increased staffing cost associated with the development of the retail business as well as merit increases. Additionally, salary and wages included $183,000 in expense attributed to the executive options associated with the announced merger of Old York with Midlantic. Occupancy expense, consisting of costs related to office rentals and branch maintenance decreased $96,000 as a result of decreases in rent and certain operating efficiencies. The net loss on holding foreclosed assets was $2.1 million for the year ended December 31, 1994, compared with $1.2 million for the same period in 1993. This increase was the result of a higher level of declines in the market value of OREO in 1994, which required an addition to the provision for possible losses on real estate owned. Legal expense increased $169,000 related to expenses associated with the merger agreement announced by Old York in December, 1994. Other expenses reflected a $451,000 increase, as a result of new retail loan development as well as expenses associated with the Midlantic merger.

     Other expenses totaled $10.6 million for the year ended December 31, 1993, representing a decrease of $1 million or 8.5% from the $11.6 million of other expense incurred for the same period in 1992. Salary and Employee benefit expenses reflected minimal increases as the Bank reduced certain costs to offset the increased staffing in business areas. The net loss on holding foreclosed assets was $1.2 million for the year ended December 31, 1993, compared with $1.3 million for the same period in 1992. This slight decrease was the result of a higher level of decline in the market value of OREO in 1992, which required an addition to the provision for possible losses on real estate owned. FDIC insurance expense increased $79,000 as a result of an increase in the assessment rate. Legal expense decreased $453,000 due to the substantial expense of defending a lawsuit in 1992. Other expenses reflected a $494,000 decline, as a result of management's efforts to control operating expenses.

Income Taxes

     Old York adopted Financial Accounting Standards Board ("FASB") Statement No. 109 ("SFAS 109") on January 1, 1993. Income taxes for 1994 were attributable to the alternative minimum tax. The reduction in taxes from 1993 is the result of the net loss for 1994.

     Income tax expense of $724,000 was recorded for 1992, as the result of Old York not being able to record an income tax benefit for 1992, due to a limitation on its net operating loss carryback for financial reporting purposes. In addition, Old York evaluated its ability to realize its deferred tax asset, and determined that the deferred tax asset should be written off, thus creating the 1992 income tax expense.

     The following table summarizes Old York's Return on Assets (ROA), Return on Equity (ROE), and other selected ratios for the years ended December 31, 1994.


RETURN ON EQUITY AND ASSETS


                                            1994       1993         1992
                                            ----       ----         ----
Return on average assets ................  (1.52)%    (0.19)%     (1.75)%   Percentage of Net income (loss)
                                                                            to average total assets

Return on average equity ................ (21.93)%    (3.30)%    (30.42)%   Percentage of Net income (loss)
                                                                            to average equity

Dividend payout ratio ...................    --         --          --      Percentage of cash dividends
                                                                            declared per share divided by
                                                                            net income per share

Average equity to average assets ........    6.93%      5.71%       5.77%   Average equity divided by
                                           ======     ======      ======    average assets

Financial Condition

     At December 31, 1994, Old York's total assets were $231.2 million, which represented an increase of $7.6 million or 3.4% from the $223.6 million reported at December 31, 1993. This increase in total assets consisted of an increase in loans outstanding as well as an increase in the level of investment securities. These improvements were partially offset by a decline in federal funds sold.

INVESTMENTS

     The book value of investment securities at the dates indicated are summarized as follows (in thousands):

                                                                              Year Ended December 31,
                                                                          --------------------------------
                                                                          1994          1993           1992
                                                                          ----          ----           ----
U.S. Government Obligations .......................................     $57,862       $48,610        $33,178
State and Political Subdivisions ..................................         100           100            100
Other Bonds, Notes and Debentures .................................         255           363            172
Less: Unrealized Loss on Investment Securities ....................        (269)            0              0
                                                                        -------       -------        -------
     Total ........................................................     $57,948       $49,073        $33,450
                                                                        =======       =======        =======

     Investment securities increased $8.9 million or 18.1% from $49.1 million at December 31, 1993 to $57.9 million at December 31, 1994, as excess federal funds were reinvested in securities. Investment securities are a source of liquidity as well as an alternative source of income for funds which have not been employed in loan originations. At December 31, 1994, Old York has identified investment securities that will be held for indefinite periods of time, including securities that will be used as part of Old York's asset/liability management strategy and that may be sold in response to changes in interest rates, prepayments and similar factors. The securities are classified as available for sale and are accounted for on a market value basis with changes in value recorded as an adjustment to shareholders' equity. These securities are primarily U.S. Government Treasury and agency securities with book and market values of $7.2 million and $7.0 million respectively.

     The following table shows the maturities of investment securities at amortized cost, at December 31, 1994, the weighted average yields (for tax exempt obligations on a fully taxable basis of such securities in thousands)

                                              Within One      After One But    After Five But    After Ten
                                              Year            Within Five      Within Ten        Years
                                              ----------      -------------    --------------    ---------
U.S. Government Obligations
  Book Value ...............................   $2,000           $16,054          $10,356          $29,452
  Yield ....................................     4.04%             5.19%            5.63%            5.40%

State and Political Subdivisions

  Book Value ...............................                                                          100
  Yield ....................................                                                         8.87%

Other Equity Securities

  Book Value ...............................      255
  Yield ....................................     8.06%

Total Book Value ...........................   $2,255           $16,054          $10,356          $29,552
Total Yield ................................     4.49%             5.19%            5.63%            5.41%
                                                 ====              ====             ====             ====

     All yields represent weighted average yields expressed on a tax equivalent basis. They are calculated on the basis of cost adjusted for amortization of premium and accretion of discount and effective yields weighted for the scheduled maturity of each security. The taxable equivalent adjustment represents the difference between annual income from tax exempt obligations and the taxable equivalent of such income at the standard 34% tax rate (derived by dividing tax exempt interest by .66)

Loan Portfolio
Composition.

     The following table sets forth Old York's loans by major categories at the dates indicated:

                                                                        At December 31,
                                                      --------------------------------------------------
                                                      1994       1993        1992       1991        1990
                                                      ----       ----        ----       ----        ----
                                                                     (Dollars in Thousands)
Commercial and financial                           $ 11,125   $ 14,899    $ 23,742   $ 39,546     $ 50,802
Real estate mortgage(1) ........................   $103,361   $109,074    $114,827   $133,594     $112,342
Real estate construction .......................   $  4,540   $  3,352    $ 10,198   $ 15,434     $ 17,924
Consumer and other .............................   $ 29,248   $ 12,751    $  5,133   $ 11,652     $ 25,620
                                                   --------   --------    --------   --------     --------
Loans net of unearned income
  and deferred fees ............................   $148,274   $140,076    $153,900   $200,226     $206,688
                                                   ========   ========    ========   ========     ========

---------------------
(1) A significant portion of these loans are commercial real estate loans.

     Total loans net of deferred fees and unearned income at December 31, 1994, totaled $148.3 million, an increase of $8.2 million or 5.9% from $140.1 million at December 31, 1993. Consumer and other loans increased $16.5 million as Old York has emphasized consumer auto loan originations. Partially offsetting this increase were the declines in the real estate and mortgage loan portfolios resulting from Old York de-emphasizing this portion of the business primarily as a result of market conditions. Additionally, the commercial loan portfolio declined $3.8 million as principal repayments outpaced new loan originations.

     The amount of loans outstanding by category at December 31, 1994, which are due in (i) one year or less, (ii) more than one year through five years, and
(iii) over five years, are shown in the following table. Loan balances are also categorized according to their sensitivity to changes in interest rates. The numbers under the columns entitled "Fixed Interest Rates" and "Adjustable Interest Rates" exclude loans that mature within one year. In addition, the loan maturity table is based upon contractual loan terms. In the ordinary course of business, loans maturing within one year are often renewed, in whole or in part, as to principal amount, at interest rates prevailing at the date of renewal.

                                           One Year But                                 Fixed
                                            Within Five    Over Five                  Interest        Adjustable
                         Within One Year      Years          Years        Total         Rates       Interest Rates
                         ---------------   ------------    ---------      -----       --------      --------------
                                                            (Dollars in Thousands)
Real estate loans:
  Construction ............. $ 3,177         $ 1,363         $     0    $  4,540       $    60         $ 1,303
  Mortgage ................. $16,165         $17,088         $70,108    $103,361       $41,152         $46,044
Commercial ................. $ 6,184         $ 3,158         $ 1,782    $ 11,124       $ 2,276         $ 2,664

     At December 31, 1994, 53.5% of total real estate and commercial loans with maturity dates beyond one year carried floating rates compared to 55.5% at December 31, 1993. At December 31, 1994 and December 31, 1993, the total amount of extensions of credit by Old York to all of its directors and executive officers and to any of their associates, affiliates or related companies was approximately $8.9 million or 71.3% and $10.5 million or 64.6% respectively, of Old York's equity capital at those respective dates.

     Old York is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amount of those instruments reflects the extent of involvement Old York has in particular classes of financial instruments. The total contract amount of commitments to extend credit at December 31, 1994 was $24.2 million and standby letters of credit totaled $747,000.

     The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Old York holds collateral supporting those letters of credit commitments for which collateral is deemed necessary. Approximately 70% of the total letters of credit at December 31, 1994 were collateralized.

     Non-Performing Assets
     ---------------------

     At December 31, 1994, Old York's non-performing assets (consisting of loans on non-accrual status, restructured loans and foreclosed real estate, including in-substance foreclosures) totaled $14.7 million or 9.60% of total loans and OREO. This compares to $16 million or 14.2% of total loans and OREO at December 31, 1993.

                                                                           At December 31,
                                                           ------------------------------------------------
                                                           1994       1993       1992       1991       1990
                                                           ----       ----       ----       ----       ----
Total loan delinquency (past due 30 to 89 days) .......  $ 5,796    $ 4,319    $ 3,298    $ 7,946    $ 9,428
                                                         =======    =======    =======    =======    =======
Past Due 90 days and still accruing interest ..........        0          0        143        332        787
                                                         =======    =======    =======    =======    =======
Total non-accrual loans ...............................    6,872      4,585      5,215     10,124      8,964
Total restructured loans ..............................    2,538      3,010      2,715      2,681      1,182
Total Other Real Estate Owned .........................    5,300      8,380      9,404      9,650      7,546
                                                         -------    -------    -------    -------    -------
Total non-performing assets ...........................  $14,710    $15,975    $17,334    $22,455    $17,692
                                                         =======    =======    =======    =======    =======

Non-Accrual Loans

     Non-accrual loans were $6.9 million at December 31, 1994, compared with $4.6 million at December 31, 1993. The Bank has a policy that generally accrual of interest will be discontinued when the principal or interest of a loan (with the exception of installment loans) is in default for 90 days or more. Reversal of interest accrued prior to the completion of the 90 day period is not required if the principal and interest are well secured and in the process of collection. Management has attempted to identify substantially all problem loans in its portfolio, all of which are included in non-performing categories at year end 1994. Total non-accrual loans do not take into consideration the amount of and quality of pledged collateral.

     The Bank grants business, commercial, and residential loans to customers throughout the state. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate economic sector. Non-accrual Real Estate loans approximated $4,801,000, $3,593,000, $2,630,000, $2,256,000 and $3,275,000 as of
December 1994, 1993, 1992, 1991, 1990 respectively.

     If interest has been recorded at the original rate on non-accrual loans, such interest would have approximated $827,000, $767,000, $1,206,000, $1,308,000, and $812,000 for the years ended December 31, 1994, 1993, 1992,
1991, and 1990 respectively. Interest income on such loans, which is recorded when received, amounted to approximately $33,000, $73,000, $522,000, $86,000, and $426,000 for the years ended December 31, 1994, 1993, 1992, 1991, and 1990 respectively.

Restructured Loans

     There was no significant change in the amount of restructured loans from December 31, 1993 to December 31, 1994. These loans total $2.5 million or 1.7% of the total loans at December 31, 1994.

Other Real Estate Owned

     Real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as OREO until it is sold. The OREO is initially recorded at the lower of the related loan balance or fair value of the property less costs of disposal, at the date acquired. Other real estate held for sale also consists of loans "in-substance" foreclosed, which are accounted for as a foreclosed property even though actual foreclosure has not occurred. These assets are initially recorded at the lower of the related loan balance or the fair value of the property at the time the loan is deemed "in-substance" foreclosed. Although the collateral underlying the loans has not been repossessed, the borrower has little or no equity in the collateral at its current estimated fair value, and proceeds for repayment are expected to come only from the operations or sale of collateral. At December 31, 1994 and December 31, 1993, Old York had $2.2 million and $3.1 million, respectively, of loans "in-substance" foreclosed.

Allowance for Possible Loan Losses

     Old York determines the provision for possible loan losses through a regular review of the loan portfolio. Factors such as declining economic trends, the volume of non-performing loans, concentrations of credit risk, adverse situations that may affect the borrowers' ability to pay, prior loss experience within the various categories of the portfolio and current economic condition are considered when reviewing the risks in the portfolio. Larger exposures are analyzed individually. While management believes the allowance for possible loan losses is currently adequate, future additions to the allowance may be necessary based on changes in economic condition. The adequacy of the allowance is reviewed monthly by the Board of Directors. Old York has no credit exposure to foreign countries or foreign borrowers or highly leveraged transactions.

     The following table sets forth for each of the past five years, period-end balances, changes in the allowance for possible loan losses and certain ratios for the Years Ended December 31:

                          OLD YORK ROAD BANCORP, INC.
                        SUMMARY OF LOAN LOSS EXPERIENCE
                            Years ended December 31,

                                                         1994        1993      1992        1991       1990
                                                         ----        ----      ----        ----       ----
Balance at beginning of period ....................     $5,502      $4,044    $5,271      $3,963     $3,505
Charge Offs:
  Commercial Loans ................................        790         245     2,303       2,290      1,282
  Real Estate Loans ...............................      1,982         435     3,143         562        980
  Consumer Loans ..................................        224          22        39          28        292
                                                        ------      ------    ------      ------     ------
Total Charge Offs .................................      2,996         702     5,485       2,880      2,554
                                                        ------      ------    ------      ------     ------
Less Recoveries
  Commercial Loans ................................         88         166        12          93        711
  Real Estate Loans ...............................        135          19        50           0          0
  Consumer Loans ..................................         31          22         3          22        174
                                                        ------      ------    ------      ------     ------
Total Recoveries ..................................        254         207        65         115        885
                                                        ------      ------    ------      ------     ------
Net Charge Offs ...................................      2,742         495     5,420       2,765      1,669
                                                        ------      ------    ------      ------     ------
Addition to Allowance
  Charged to Operations ...........................      2,474       1,953     4,222       5,273      2,127
                                                        ------      ------    ------      ------     ------
"In-substance" Foreclosures .......................       (208)          0       (29)     (1,200)         0
                                                        ------      ------    ------      ------     ------
Balance at End of Period ..........................     $5,026      $5,502    $4,044      $5,271     $3,963
                                                        ======      ======    ======      ======     ======

Ratio of net charge offs during the period as a
  percentage of average loans outstanding
  during the period ...............................       1.91%       0.34%     2.93%       1.36%      0.26%

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                           1994               1993              1992               1991              1990
                      --------------      -------------    ---------------    -------------     --------------
                               % of               % of               % of             % of               % of
                               Total              Total              Total            Total              Total
                      Amt       Amt       Amt      Amt     Amt        Amt     Amt      Amt      Amt       Amt
                      ---      -----      ---     -----    ---       -----    ---     -----     ---      -----
Real Estate Loans    $2,181   43.39%    $2,719   49.42%   $1,862    46.04%   $2,056   39.01%   $1,834    46.28%
Consumer Loans          180    3.58%       206    3.74%       80     1.98%      105    1.99%      290     7.32%
Commercial Loans      2,665   53.03%     2,577   46.84%    2,102    51.98%    3,110   59.00%    1,839    46.40%
                     ------  ------     ------  ------    ------   ------    ------  ------    ------   ------
                     $5,026  100.00%    $5,502  100.00%   $4,044   100.00%   $5,271  100.00%   $3,963   100.00%
                     ======  ======     ======  ======    ======   ======    ======  ======    ======   ======


     The allowance for credit losses includes an unallocated portion of the allowance which is also allocated on a product level. This portion of the reserve totaled $1,200,000, $1,800,000, $1,337,000, $886,000, and $283,000 for
the years ended December 31, 1994, 1993, 1992, 1991, and 1990 respectively.

     Management bases its judgement for determining the addition of the allowance for loan losses which is charged to operating expense upon several factors: Economic conditions, loan portfolio composition, past charge-off experience and reports of examination of the loan portfolio by the Pennsylvania State Banking Department and the Federal Deposit Insurance Corporation.

     In May 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan." The standard requires that an impaired loan be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate, observable market price or fair value of the collateral if the loan is collateral dependent. The standard as amended by SFAS No. 118 issued late 1994 is effective for fiscal years beginning after December 15, 1994. Old York intends to adopt the standard in its fiscal year beginning January 1, 1995. As of December 31, 1994, Old York has not determined the effect on its financial statements which will result from implementation of these standards.

Deposits

     Old York considers its current deposit base to be stable and generally consumer oriented in nature. The deposit mix is generally equally distributed among all products without significant concentrations. During the past three (3) years, there was a distinct shift in Old York's deposit base out of large CDs and toward "core" deposits (DDA's, NOWs, MMDAs, Savings). Nonetheless, Old York still views its current CD portfolio to be stable, and primarily consumer in nature.

     Total deposits increased to $216.7 million at December 31, 1994 from $206.1 million at December 31, 1993. The increases in deposits is reflected as a $9.2 million increase in time deposits as well as an increase in NOW Accounts of $6.0 million. The increase in time deposits and NOW Accounts was partially offset by decreases in savings and money market account deposits of $407,000 and $4.8 million respectively.

     Old York maintains a minimal amount of certificates greater than $100,000 at December 31, 1994. Old York had $5.4 million of such deposits representing 8.7% of time deposits and 2.5% of total deposits.

     The following is a breakdown by maturities of time certificates of deposits of $100,000 or more as of December 31, 1994 (in thousands)

                                                       MATURITY
                --------------------------------------------------------------------------------
                                    Three Months       Six Months
                Three Months or     Through Six      Through Twelve     Over Twelve
                     Less              Months            Months            Months          Total
                ---------------     ------------     --------------     ------------       -----
Amount              $3,070             $1,200             $555              $603           $5,428
                    ======             ======             ====              ====           ======

Liquidity

     Liquidity management is required to ensure that adequate funds will be available to meet anticipated and unanticipated deposit withdrawals, debt service payments, investment commitments, commercial and consumer loan demand, and ongoing operating expenses. Funding sources include principal repayments on loans and investments, sales of assets, growth in core deposits, short-and long-term borrowings and repurchase agreements. Regular loan payments are a dependable source of funds, while the sale of loans and investment securities, deposit flows, and loan prepayments are significantly influenced by general economic conditions and the level of interest rates.

     At December 31, 1994, Old York maintained $14.7 million in cash and cash equivalents in the form of cash and due from banks (after reserve requirements), and overnight federal funds sold. Old York had $2.0 million of investment securities (other than mortgage-backed securities and CMO's) scheduled to mature within one year. This combined total of $16.7 million of liquid assets represented approximately 7.2% of total assets at December 31, 1994, as compared to $25.5 million or

11.4% of the total assets at December 31, 1993. In addition, the Company generates approximately $3.6 million of cash annually from the scheduled amortization of its mortgage backed securities portfolio. Old York's average loans to average deposit ratio declined from 71.95% at December 31, 1993, to 67.6% at December 31, 1994. Finally, Old York maintains federal funds lines of credit with correspondent banks that total $9 million. Old York believes that its liquidity is adequate.

     Old York had outstanding commitments to extend credit of $24.2 million at December 31, 1994. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Old York has available certain securities on deposit at the Federal Reserve Bank of Philadelphia ("Philadelphia FED") which could be pledged against borrowings at the Philadelphia FED discount window, if needed. However, as a general rule, discount window credit is granted at the discretion of the Philadelphia FED.

Asset/Liability Management

     Management of interest rate sensitivity involves matching the maturity and repricing dates of interest-earning assets with those of interest-bearing liabilities in an effort to manage the impact of fluctuating interest rates on net interest margins.

     Old York's Asset/Liability Committee (the "Committee") generally meets four
(4) times a year to establish, communicate, coordinate and control asset/liability management procedures. The purpose of the Committee is to monitor the volume and mix of Old York's interest sensitive assets and deposits consistent with Old York's overall liquidity, capital, growth, risk and profitability goals.

     Interest rate sensitivity is measured as the difference between the percentage of assets and liabilities in Old York's existing portfolio that are subject to repricing within specified time periods. These differences, known as interest sensitivity gaps, are usually calculated cumulatively for blocks of time.

     Companies that are asset-sensitive (a positive gap) have more assets than liabilities subject to repricing within specified time periods and these companies are likely to benefit in periods of rising interest rates, but suffer as rates decrease.

     Old York's principal financial objective is to achieve long-term profitability while managing its exposure to fluctuations in interest rates. This accomplished through the measurement of the relationship between interest rate sensitive assets and interest rate sensitive liabilities. The goal of maintaining a reasonable balance between interest rate sensitive assets and interest rate sensitive liabilities is accomplished through Old York's asset/liability management program.

     At December 31, 1994, Old York maintained a one year cumulative GAP of negative $37.2 million or 17.62% of total interest earning assets. The effect of this GAP position provided a negative mismatch which exposes Old York to interest rate risk in a period of rising interest rates.

     An interest sensitivity table is not a complete picture of the possible effect of interest rate changes on net interest income. First, changes in the general level of interest rates will not affect all categories of assets and liabilities equally or simultaneously. Second, the table represents a one-day position; variations occur daily as Old York adjusts it interest sensitivity position throughout the year. Third, the repricing distribution of interest sensitive assets on this table may not be indicative of the liquidity of those assets. Finally, since this table is based on contractual maturities, it does not include required principal payments or estimates of early principal payments on residential mortgages, installment loans and investment securities. The following table represents the Bank's repricing characteristic of it's interest sensitive assets and liabilities.

BANK AND TRUST COMPANY OF OLD YORK ROAD
INTEREST RATE SENSITIVITY GAP
"DECEMBER 31, 1994"

                                 LESS                                                  GREATER
                                 THAN                                                   THAN
                                  6        6 - 12          1 - 2          2 - 5           5
Assets:                         MONTHS     MONTHS          YEARS          YEARS         YEARS           TOTAL
                                ------     ------          -----          -----         -----           -----
Securities:
  US Treasuries & Agencies      3,501      19,965          5,083         10,970         18,343         57,862
  State & Political
    Subdivisions .........          0           0              0              0            100            100
  Other ..................        255           0              0              0              0            255
                              -------      ------         ------         ------         ------        -------
Total Securities .........      3,756      19,965          5,083         10,970         18,443         58,217

Federal Funds Sold .......      4,400           0              0              0              0          4,400
                              -------      ------         ------         ------         ------        -------
Loans:

 All Other Loans,
   Net Discounts
   Where Applicable ......     79,273       8,582         15,345         23,840         21,234        148,274
                              -------      ------         ------         ------         ------        -------
Total Loans ..............     79,273       8,582         15,345         23,840         21,234        148,274

Repricable Assets ........     87,429      28,547         20,428         34,810         39,677        210,891
                               ======      ======         ======         ======         ======        =======

Liabilities:

MMDA's ...................     25,202                                                                  25,202
NOW's ....................     46,079                                                                  46,079
Savings ..................     39,201                                                                  39,201
                              -------
Total Core Deposits * ....    110,482                                                                 110,482

CD's .....................     24,751      17,898         10,090          9,667              0         62,406
                              -------      ------         ------         ------         ------        -------
Repriciable Liabilities ..    135,233      17,898         10,090          9,667              0        172,888

Asset Liability Gap ......    (47,804)     10,649         10,338         25,143         39,677         38,003

Gap/Assets ...............     -22.67%       5.05%          4.90%         11.92%         18.81%         18.02%

Cummulative Gap ..........     -22.67%     -17.62%        -12.72%         -0.79%         18.02%

RSA/RSL ..................       0.65        0.76           0.84           0.99           1.22           1.22

For purposes of calculating Interest Rate Sensitivity GAP, 100% of Core Deposits are assumed to reprice within the first six months of an interest rate change. Pre-payments of Loans and Securities are assumed to be $6.0 Million within the one year time bucket.

The cummulative one year interest sensitive GAP is (17.62%), within the Bank's guideline of a +/- 20.00%. However, the one year cummulative RSA/RSL ratio of
0.76 is not within the Bank's guidelines of 0.80 to 1.20.

Capital Resources

     The capital adequacy of Old York is reviewed on an ongoing basis by management and the Board of Directors with respect to asset size, balance sheet composition and risk profile characteristics which include asset quality, interest rate risk and liquidity. An adequate capital base is important to support growth and expansion, and to protect against unforeseen and unexpected losses that cannot be covered by current earnings.

     At December 31, 1994, total consolidated shareholders' equity totaled $12.5 million, a decrease of $3.8 million from December 31, 1993. This decrease was due to the net loss of $3.5 million as well as an unrealized loss of 269,000 for securities available for sale. This improvement was partially offset by the reduction resulting from the net loss for the year.

     Old York's leveraged and Risk Based Capital Ratio decreased from 7.51% and 11.6% at December 31, 1993 to 5.50% and 9.17% as of December 31, 1994,
respectively.

     Old York is required to comply with the FRB's risk-based capital guidelines. Pursuant to the FRB regulations, Old York is required to maintain
(i) Tier I risk-based capital equal to 4.0% of risk weighted assets and (ii) total risk-based capital equal to 8.0% of risk weighted assets. In addition to the risk-based capital guidelines, the FRB requires a bank holding company to maintain a minimum leverage ratio (defined to be Tier I capital to average total assets, net of intangible assets) of 3.0% for those bank holding companies which have the highest regulatory examination ratings, with other institutions required to maintain a ratio of at least 1.0% or 2.0% above the stated minimum. The FRB has not specified any specific leverage ratio applicable to Old York, but because the FDIC and the Department required the Bank to maintain a leverage ratio of 6.0% by August, 1993 and 6.5% by February, 1994, Old York believes it may be required to maintain the same leverage ratio.

     The Bank is required to comply with risk-based capital guidelines promulgated by the FDIC. Pursuant to the FDIC regulations, the Bank is required to maintain a Tier I risk-based capital ratio and total risk-based capital ratio of 4.0% and 8.0% respectively. Pursuant to the Regulatory Agreements, the Bank was required to maintain a leverage ratio of 6.0% by August, 1993 and 6.5% by February, 1994.

     At December 31, 1994, Old York's and the Bank's Tier I capital amounted to $12.8 million or 7.90% of risk weighted assets, its total risk-based capital amounted to $14.9 million or 9.17% of risk weighted assets and Old York had a leverage ratio of 5.50%. Old York and the Bank are in compliance with the regulatory authorities mandated risk based capital requirements but are not in compliance with the leveraged capital ratio.

Financial Condition - 1993 Versus 1992

     At December 31, 1993, Old York's total assets were $223.6 million, which represents an increase of $906,000 or .4% from the $222.7 million reported at December 31, 1992. This increase in total assets consisted of a decline in loan originations along with an increase in loan repayments, more than offset by an increase in the level of investment securities and Federal Funds sold.

     Investment securities increased $15.6 million or 46.7% from $33.4 million at December 31, 1992, to $49.1 million at December 31, 1993, as loan repayments were reinvested in securities. Investment securities are a source of liquidity as well as an alternative source of income for funds which have not been employed in loan originations. At December 31, 1993, Old York had identified investment securities that will be held for indefinite periods of time, including securities that will be used as part of Old York's asset/liability management strategy and that may be sold in response to changes in interest rates, prepayments and similar factors. The securities were classified as held for sale and accounted for at the lower of cost or market value. These securities were U.S. Government Treasury Securities with book and market values of $8.2 million.

     Total loans net of deferred fees and unearned income at December 31, 1993, totaled $140.1 million, a decrease of $13.8 million or 9.0% from $153.9 million at December 31, 1992. The decline in the real estate construction loan portfolio resulted from Old York de-emphasizing this portion of the business primarily as a result of market conditions. Additionally, the commercial and financial loan portfolio declined $8.8 million as principal repayments outpaced new loan originations. Consumer and other loans increased $7.7 million as Old York emphasized consumer auto loan originations.

Deposits

     Total deposits decreased to $206.1 million at December 31, 1993 from $210.4 million at December 31, 1992. The most significant change in deposits is reflected in the $11.1 million decrease in time deposits resulting from Old York pricing deposits to better conform its rates with the rates offered by its competitors and the overall low market rate environment. The decrease in time deposits was partially offset by increase in savings account deposits from $37.8 million at December 31, 1992 to $42.1 million at December 31, 1993 as a result of Old York's marketing of these deposits products. Old York believed its plans for marketing new products during 1993 provided increased opportunities for moderate deposit growth.

     December 31, 1993, total consolidated shareholders' equity totaled $16.3 million, an increase of $5.8 million from December 31, 1992. This increase was due to a successful Community Rights Offering which netted Old York $6.2 million in additional capital after issuance costs and broker fees. This improvement was partially offset by the reduction resulting from the net loss for the year.

Recent Developments-Results of Operations, Fourth Quarter 1994

     For the quarter ended December 31, 1994, Old York reported a net loss of $671,000 or $.24 per share compared to a loss of $1.5 million or $.84 per share for the same period in 1993. The fourth quarter 1994 loss resulted primarily from expenses associated with the merger announced in December, 1994 with Midlantic, a $13.3 billion bank holding company. These expenses approximated $500,000.

     For the quarter ended December 31, 1994, net interest income totaled $2.5 million representing a $175,000 increase compared to the same period in 1993. The provision for loan losses totaled $150,000 resulting in a decrease of $1.2 million compared to the same period in 1993 due to the additional charges associated with associated with the downgrading of certain loans and other real estate required by state and federal banking agencies in 1993. Other expenses were $3.5 million for 1994 an increase of $452,000 related expenses associated with the merger.

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           DESCRIPTION OF THE BUSINESS OF OLD YORK ROAD BANCORP, INC.

General

     Old York Road Bancorp, Inc. ("Bancorp"), a Pennsylvania business corporation, is a bank holding company, registered with and supervised by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Bancorp was incorporated on May 8, 1990, and commenced operations on January 2, 1991, upon consummation of the acquisition of all of the outstanding stock of the Bank and Trust Company of Old York Road (the "Bank"). Since commencing operations, Bancorp's business has consisted primarily of managing and supervising the Bank, and its principal source of income, if any, has been dividends paid by the Bank. Bancorp has one wholly-owned subsidiary, the Bank. At December 31, 1994, Bancorp had total consolidated assets, deposits and stockholders' equity of approximately $231,185,000, $216,673,000 and $12,537,000, respectively.

     The Bank was organized in 1952. The Bank is a Pennsylvania-chartered banking institution, the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"). In 1964, the Bank established a trust department. The Bank, having 13 full-service offices and two limited service offices in Montgomery, Bucks and Philadelphia Counties, is a full service commercial bank providing a wide range of services to individuals and small to medium sized businesses in its Southeastern Pennsylvania market area, including accepting time, demand, and savings deposits and making secured and unsecured commercial, real estate and consumer loans.

Proposed Merger

     On December 29, 1994 Bancorp, the Bank, Midlantic, and Midlantic's national bank subsidiary, Midlantic Bank, National Association, executed an Agreement and Plan of Merger (the "Agreement") providing for the merger (the "Merger") of Bancorp with and into Midlantic. Pursuant to the Merger, Bancorp shareholders will be entitled to receive either $10.00 in cash or 0.3721 of a share of Midlantic's common stock in exchange for each share of Bancorp's common stock that they own on the effective date of the Merger, subject to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of Bancorp's common stock may be exchanged for cash. If the holders of more than 49% of Old York Common Stock elect cash, then the shareholders so electing will receive a combination of cash and Midlantic Common Stock in exchange for their shares of Bancorp Common Stock as determined in accordance with the allocation procedures set forth in the Agreement. In addition, under the Agreement the price which Bancorp shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward if Bancorp does not meet certain minimum capital requirements. No fractional shares of Midlantic Common Stock will be issued in the Merger. Cash payments in exchange for shares of Old York Common Stock and in lieu of fractional shares will be received without interest.

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Supervision and Regulation--Bancorp

     Bancorp is subject to the jurisdiction of the Securities and Exchange Commission (the "SEC") and of state securities laws administrators for matters relating to the offering and sale of its securities. Bancorp is currently subject to the SEC's rules and regulations relating to periodic and insider reporting in accordance with Section 13 of the Securities Exchange Act of 1934. Furthermore, Bancorp qualifies as a "small business issuer" as that term is defined under Item 10 of Regulation S-B of the SEC, and has elected to make its SEC filings under the disclosure requirements afforded to small business issuers.

     Bancorp is also subject to the provisions of the Bank Holding Company Act of 1956, as amended ("Bank Holding Company Act"), and to supervision by the Federal Reserve Board. The Bank Holding Company Act will require Bancorp to secure the prior approval of the Federal Reserve Board before it owns or controls, directly or indirectly, more than 5% of the voting shares of substantially all of the assets of any institution, including another bank. The Bank Holding Company Act prohibits acquisition by Bancorp of more than 5% of the voting shares of, or interest in, or substantially all of the assets of, any bank located outside Pennsylvania unless such an acquisition is specifically authorized by laws of the state in which such bank is located.

     A bank holding company is prohibited from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether the performance of these activities by a bank holding company would offer benefits to the public that outweigh possible adverse effects.

     The Bank Holding Company Act also prohibits acquisitions of control of a bank holding company, such as Bancorp, without prior notice to the Federal Reserve Board. Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of a bank holding company or to vote twenty-five percent (25%) (or ten percent (10%), if no other person or persons acting in concert, holds a greater percentage of the Common Stock) or more of Bancorp's Common Stock.

     Bancorp is required to file an annual report with the Federal Reserve Board and any additional information that the Federal Reserve Board may require pursuant to the Bank Holding Company Act. The Federal Reserve Board may also make examinations of Bancorp and any or all of its subsidiaries. Further, under
Section 106 of the 1970 amendments to the Bank Holding Company Act and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "Anti-tie-in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company and on taking of such stock or securities as collateral for loans to any borrower.

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Permitted Non-Banking Activities

     The Federal Reserve Board permits bank holding companies to engage in non-banking activities so closely related to banking, managing or controlling banks as to be a proper incident thereto. While the types of permissible activities are subject to change by the Federal Reserve Board, the principal non-banking activities that presently may be conducted by a bank holding company are:

     1. Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others, such as would be made by the following types of companies: consumer finance, credit card, mortgage, commercial finance and factoring;

     2. Operating as an industrial bank, Morris Plan or industrial loan company in the manner authorized by state law so long as the institution does not accept demand deposits or make commercial loans;

     3. Operating as a trust company in the manner authorized by federal or state law so long as the institution does not make certain types of loans or investments or accept deposits, except as may be permitted by the Federal Reserve Board;

     4. Subject to certain limitations, acting as an investment or financial advisor to investment companies and other persons;

     5. Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that it is reasonably anticipated that the transaction will compensate the lessor for not less than the lessor's full investment in the property and provided further that the lessor may rely on estimated residual values of up to 100% of the acquisition cost of the leased property;

     6. Making equity and debt investments in corporations or projects designed primarily to promote community welfare;

     7. Providing to others financially oriented data processing or bookkeeping services;

     8. Subject to certain limitations, acting as an insurance principal, agent or broker in relation to insurance for itself and its subsidiaries or for insurance directly related to extensions of credit by the bank holding company system;

     9. Owning, controlling or operating a savings association, if the savings association engages only in deposit taking activities and lending, and other activities permissible for bank holding companies;

     10. Providing courier services of a limited character;

     11. Subject to certain limitations, providing management consulting advice to nonaffiliated banks and nonbank depository institutions;

     12. Selling money orders having a face value of $1,000 or less, travelers' checks and United States savings bonds;

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     13. Performing appraisals of real estate and personal property, including securities;

     14. Subject to certain conditions, acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control and risk of such a real estate project to one or more investors;

     15. Subject to certain limitations, providing full-service brokerage and financial advisory activities; and selling, solely as an agent or broker for customers, shares of investment companies advised by an affiliate of the bank holding company or providing investment advice to customers about the purchase and sale of shares of investment companies advised by an affiliate of the bank holding company;

     16. Underwriting and dealing in obligations of the United States, general obligations of states and their political subdivisions and other obligations such as bankers' acceptances and certificates of deposits;

     17. Subject to certain limitations, providing by any means, general information and statistical forecasting with respect to foreign exchange markets; advisory services designed to assist customers in monitoring, evaluating and managing their foreign exchange exposures; and certain transactional services with respect to foreign exchange;

     18. Subject to certain limitations, acting as a futures commission merchant in the execution and clearance on major commodity exchanges of futures contracts and options on futures contracts for bullion, foreign exchange, government securities, certificates of deposit and other money market instruments;

     19. Subject to certain limitations, providing commodity trading and futures commission merchant advice, including counsel, publications, written analysis and reports;

     20. Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments;

     21. Providing tax planning and preparation advice such as strategies designed to minimize tax liabilities and includes, for individuals, analysis of the tax implications of retirement plans, estate planning and family trusts. For a corporation, tax planning includes the analysis of the tax implications of mergers and acquisitions, portfolio mix, specific investments, previous tax payments and year-end tax planning. Tax preparation involves the preparation of tax forms and advice concerning liability based on records and receipts supplied by the client;

     22. Providing check guaranty services to subscribing merchants;

     23. Subject to certain limitations, operating a collection agency; and

     24. Operating a credit bureau that maintains files on the past credit history of consumers and providing such information to a lender that is considering a borrower's application for credit, provided that the credit bureau does not grant preferential treatment to an affiliated bank in the bank holding company system.

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     Bancorp did not and does not intend to commence or conduct any of the above-delineated activities during calendar years 1994 and 1995, respectively.

Pennsylvania Banking Law

     Under the Pennsylvania Banking Code of 1965, as amended (the "Code"), Bancorp is permitted to control an unlimited number of banks. However, Bancorp would be required, under the Bank Holding Company Act, to obtain the prior approval of the Federal Reserve Board before it could acquire all or substantially all of the assets of any bank, or acquire ownership or control of any voting shares of any bank other than the Bank, if, after such acquisition, it would own or control more than five percent (5%) of the voting shares of such bank. The Bank Holding Company Act does not permit the Federal Reserve Board to approve the acquisition by Bancorp or any subsidiary of any voting shares of, or interest in, or all or substantially all of the assets of, any bank located outside the Commonwealth of Pennsylvania, unless the acquisition is specifically authorized by the laws of the state in which that bank is located.

     In addition, the Code authorizes reciprocal interstate banking without any geographic limitation. Reciprocity between states exists when a foreign state's law authorizes Pennsylvania bank holding companies to acquire banks or bank holding companies located in that state on terms and conditions substantially no more restrictive than those applicable to such an acquisition by a bank holding company located in that state. Assuming that the state banking statutes in Alaska, Delaware, Idaho, Indiana, Kentucky, Maine, Maryland, Michigan, New Jersey, Ohio, New York, Oregon, Rhode Island, Utah, Vermont, Washington, West Virginia and Wyoming are not amended, interstate ownership of banks and bank holding companies in each of those states and Pennsylvania is authorized. Other states are also considering legislation to authorize reciprocal interstate banking. Congress may pass interstate banking legislation that would accelerate the authorization for interstate banking.

Legislation and Regulatory Changes

     From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, and before various bank regulatory agencies. No prediction can be made as to the likelihood of any major changes or the impact such changes might have on Bancorp and its subsidiary bank. Certain changes of potential significance to Bancorp which have been enacted recently and others which are currently under consideration by Congress or various regulatory agencies are discussed below.

Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA")

     On August 9, 1989, major reform and financing legislation, i.e., FIRREA, was enacted into law in order to restructure the regulation of the thrift industry, to address the financial condition of the Federal Savings and Loan Insurance Corporation and to enhance the supervisory and enforcement powers of the Federal bank and thrift regulatory agencies. The FDIC, as the primary Federal regulator of the Bank, is primarily responsible for supervision of the Bank. The FDIC has far greater flexibility to impose supervisory agreements on an

                                       75


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institution that fails to comply with its regulatory requirements, particularly with respect to the capital requirements. Possible enforcement actions include the imposition of a capital plan, termination of deposit insurance and removal or temporary suspension of an officer, director or other institution-affiliated party.

     Under FIRREA, civil penalties are classified into three levels, with amounts increasing with the severity of the violation. The first tier provides for civil penalties of up to $5,000 per day for any violation of law or regulation. A civil penalty of up to $25,000 per day may be assessed if more than a minimal loss or a pattern of misconduct is involved. Finally, a civil penalty of up to $1.0 million per day may be assessed for knowingly or recklessly causing a substantial loss to an institution or taking action that results in a substantial pecuniary gain or other benefit. Criminal penalties are increased to $1.0 million per violation, up to $5.0 million for continuing violations or up to the actual amount of gain or loss. These monetary penalties may be combined with prison sentences for up to five years.

Federal Deposit Insurance Corporation Improvement Act of 1991

     General. The FDICIA was enacted in December, 1991, and reformed a variety of bank regulatory laws. Some of these reforms have a direct impact on the Bank. Certain of these new provisions are discussed below.

     Examinations and Audits. Annual full-scope, on-site examinations are required for all FDIC-insured institutions with assets of $500 million or more for bank holding companies with $500 million or more in assets, the independent accountants of such companies shall attest to the accuracy of management's report. Such accountants shall also monitor management's compliance with governing laws and regulations. Such companies are also required to select an independent audit committee composed of outside directors who are independent of management, to review with management and the independent accountants the reports that must be submitted to the appropriate bank regulatory agencies. If the independent accountants resign or are dismissed, written notification must be given to the FDIC and to the appropriate federal and state bank regulatory agency.

     Prompt Corrective Action. In order to reduce losses to the deposit insurance funds, the FDICIA established a format to more closely monitor FDIC-insured institutions and to enable prompt corrective action by the appropriate federal supervisory agency if an institution begins to experience any difficulty. The FDICIA established five "Capital" categories. They are: (1) well-capitalized; (2) adequately capitalized; (3) undercapitalized; (4) significantly undercapitalized; and (5) critically undercapitalized. The overall goal of these new capital measures is to impose more scrutiny and operational restrictions on depository institutions as they descend the capital categories from well capitalized to critically undercapitalized.

     On September 15, 1992, the FDIC, the Office of the Comptroller of the Currency (OCC), the FRB and the Office of Thrift Supervision issued jointly the final regulations relating to these capital categories and prompt corrective action. The regulations became effective December 19, 1992. These capital measures for prompt corrective action are defined as follows:

     A "well-capitalized" institution would be one that has at least a 10% total risk-based capital ratio, a 6% or greater Tier I risk-based capital ratio, a 5% or greater Tier I leverage capital ratio, and is not subject to any written order or final directive by the FDIC to meet and maintain a specific capital level.

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     An "adequately capitalized" institution would be one that meets the required minimum capital levels, but does not meet the definition of a "well-capitalized" institution. The existing capital rules generally require banks to maintain a Tier I leverage capital ratio of at least 4% and an 8% or greater total risk-based capital ratio. Since the risk-based standards also require at least half of the total risk-based capital requirement to be in the form of Tier I capital, this also will mean that an institution would need to maintain at least a 4% Tier I risk-based capital ratio. Thus, an institution would need to meet each of the required minimum capital levels in order to be deemed "adequately capitalized."

     An "undercapitalized" institution would fail to meet one or more of the required minimum capital levels for an "adequately capitalized" institution. An "undercapitalized" institution must file a capital restoration plan and is automatically subject to restrictions on dividends, management fees and asset growth. In addition, the institution is prohibited from making acquisitions, opening new branches or engaging in new lines of business without the prior approval of its primary federal regulator. A number of other discretionary restrictions also may be imposed on a case-by-case basis, and harsher restrictions that otherwise would apply to "significantly undercapitalized" institutions may be imposed on an "undercapitalized" institution that fails to file or implement an acceptable capital restoration plan.

     A "significantly undercapitalized" institution would have a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a Tier I leverage capital ratio of less than 3%, as the case may be. Institutions in this category would be subject to all the restrictions that apply to "undercapitalized" institutions. Certain other mandatory prohibitions also would apply, such as restrictions against the payment of bonuses or raises to senior executive officers without the prior approval of the institution's primary federal regulator. A number of other restrictions may be imposed.

     A "critically undercapitalized" institution would be one with a tangible equity (Tier I capital) ratio of 2% or less. In addition to the same restrictions and prohibitions that apply to "undercapitalized" and "significantly undercapitalized" institutions, the FDIC's rule implementing this provision of FDICIA also addresses certain other provisions for which the FDIC has been accorded responsibility as the insurer of depository institutions.

     At a minimum, any institution that becomes "critically undercapitalized" is prohibited from taking the following actions without the prior written approval of its primary federal supervisory agency: engaging in any material transactions other than in the usual course of business; extending credit for highly leveraged transactions ("HLTs"); amending its charter or bylaws; making any material changes in accounting methods; engaging in certain transactions with affiliates; paying excessive compensation or bonuses; and paying interest on liabilities exceeding the prevailing rates in the institution's market area. In addition, a "critically undercapitalized" institution is prohibited from paying interest or principal on its subordinated debt and is subject to being placed in conservatorship or receivership if its tangible equity capital level is not increased within certain mandated time frames.

     At any time, an institution's primary federal supervisory agency may reclassify it into a lower capital category. All institutions are prohibited from declaring any dividends, making any other capital distribution, or paying a management fee if it would result in downward movement into any of the three undercapitalized categories. The FDICIA provides an exception to this requirement for stock redemptions that do not lower an institution's capital and would improve its financial condition, if the appropriate federal supervisory agency has consulted with the FDIC and approved the redemption.

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     The regulation requires institutions to notify the FDIC following any material event that would cause such institution to be placed in a lower category. Additionally, the FDIC monitors capital levels through call reports and examination reports.

     Deposit Insurance. On January 1, 1993, the FDIC began to implement a risk-related premium schedule for all insured depository institutions that will result in the assessment of premiums based on capital and supervisory measures, with the strongest institutions paying premiums of $.23 for every $100 of deposits and the weakest institutions paying up to $.31 for every $100 of deposits. The risk-related premium schedule was implemented during 1993; the permanent system, currently proposed by the FDIC, will be implemented commencing January 1, 1994.

     Under the risk-related premium schedule, the FDIC, on a semiannual basis, will assign each institution to one of three capital groups (well-capitalized, adequately capitalized or undercapitalized, in each case as these terms are defined for purposes of prompt corrective action rules described above) and further assign such institution to one of three subgroups within a capital group corresponding to the FDIC's judgment of its strength based on supervisory evaluations, including examination reports, statistical analysis and other information relevant to gauging the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10.00% or greater, a Tier I capital to risk-adjusted assets ratio of 5% or greater and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group. After the risk-based premium schedule is fully phased in, the weakest institutions will face semi-annual premium increases until their premium classification is upgraded or they merge with a stronger institution or fail.

     Real Estate Lending Standards. Pursuant to the FDICIA, the OCC and other federal banking agencies adopted real estate lending guidelines which would set loan-to-value ("LTV") ratios for different types of real estate loans. A LTV ratio is generally defined as the total loan amount divided by the appraised value of the property at the time the loan is originated. If the institution does not hold a first lien position, the total loan amount would be combined with the amount of all senior liens when calculating the ratio. These guidelines became effective on March 19, 1993. In addition to establishing the LTV ratios, the guidelines require all real estate loans to be based upon proper loan documentation and a recent appraisal of the property.

     Bank Enterprise Act of 1991. Within the overall FDICIA is a separate subtitle called the "Bank Enterprise Act of 1991." The purpose of this Act is to encourage banking institutions to establish "basic transaction services for consumers" or so-called "lifeline accounts." The FDIC assessment rate is reduced for all lifeline depository accounts. This Act establishes ten (10) factors which are the minimum requirements to qualify as a lifeline depository account. Some of these factors relate to minimum opening and balance amounts, minimum number of monthly withdrawals, the absence of discriminatory practices against low-income individuals and minimum service charges and fees. More over, the Housing and Community Development Act of 1972 requires that the FDIC's risk-based assessment system include provisions regarding life-line accounts. Assessment rates applicable to life-line accounts are to be established by FDIC rule.

     Truth in Savings Act. The FDICIA also contains the Truth in Savings Act ("TSA"). The FRB adopted regulations ("Regulation DD") under the TSA that were effective on June 21, 1993. The purpose of TSA is to require the clear and uniform disclosure of the rates of interest which are payable on deposit accounts by depository institutions and the fees that are assessable against deposit accounts, so that consumers can make a meaningful comparison between the competing claims of banks with regard to deposit accounts and products. In

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addition to disclosures to be provided when a customer establishes a deposit account, TSA requires the depository institution to include, in a clear and conspicuous manner, the following information with each periodic statement of a deposit account: (1) the annual percentage yield earned, (2) the amount of interest earned, (3) the amount of any fees and charges imposed and (4) the number of days in the reporting period. TSA allows for civil lawsuits to be initiated by customers if the depository institution violates any provision or regulation under TSA.

Regulatory Capital Requirements

     The following table presents Bancorp's capital ratios at December 31, 1994:

Tier I Capital................................................    $ 12,792,000
Tier II Capital...............................................       2,062,000
Total Capital.................................................      14,854,000

Total Average Quarterly Assets................................    $232,664,000
Total Risk-Weighted Assets(1).................................    $162,020,000

Tier I Risk-Based Capital Ratio(2)............................            7.90%
Required Tier I Risk-Based Capital Ratio......................            4.00%
Excess Tier I Risk-Based Capital Ratio........................            3.90%

Total Risk-Based Capital Ratio(3).............................            9.17%
Required Total Risk-Based Capital Ratio.......................            8.00%
Excess Total Risk-Based Capital Ratio.........................            1.17%

Tier I Leverage Ratio(4)......................................            5.50%
Required Tier I Leverage Ratio(5).............................            6.50%
(Deficit) Tier I Leverage Ratio...............................           (1.00%)
------------------------------
(1) Includes off-balance sheet items at credit-equivalent values.
(2) Tier I Risk-Based Capital Ratio is defined as the ratio of Tier I Capital to Total Risk-Weighted Assets.
(3) Total Risk-Based Capital Ratio is defined as the ratio of Tier I and Tier II Capital to Total Risk-Weighted Assets.
(4) Tier I Leverage Ratio is defined as the ratio of Tier I Capital to Adjusted Total Average Quarterly Assets.
(5) In accordance with the Regulatory Agreements, the Bank must maintain a 6.5% Tier I Leverage Ratio by February, 1994. Although the FRB has not set a leverage ratio for Bancorp, Bancorp believes it would also be required to maintain these leverage ratios. There can be no assurance that Bancorp or the Bank will be able to maintain these minimum ratios for any length of time.

     Bancorp's ability to maintain the required levels of capital is substantially dependent upon the success of Bancorp's capital and business plans, the impact of future economic events on Bancorp's loan customers, and Bancorp's ability to manage its interest rate risk and control its growth and other operating expenses.

Effect of Government Monetary Policies

     The earnings of Bancorp are and will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies.

     The monetary policies of the Federal Reserve Board have had, and will likely continue to have, an important impact on the operating results of commercial banks through its power to implement

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national monetary policy in order, among other things, to curb inflation or combat a recession. The Federal Reserve Board has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulations of, among other things, the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

Memorandum of Understanding between Bancorp and the Federal Reserve Board
("FRB")

     A Memorandum of Understanding ("MOU") was entered into on December 8, 1992, between the Federal Reserve Bank of Philadelphia ("Philadelphia FED"), acting under delegated authority from the FRB, and Bancorp. The MOU requires that the Bank and Bancorp take certain actions as defined, subject to regulatory approval, to provide for safe and sound banking practices and improve the overall financial condition of the Bank and Bancorp. The key provisions of the MOU include requirements to:

     1. Seek prior written approval from the Philadelphia FED prior to any declaration of dividends, any issuance of debt not in the course of ordinary business, or any redemption of Bancorp's capital stock;

     2. Submit a Capital Restoration Plan and various quarterly financial reports relating to Bancorp and the Bank; and

     3. In addition, a requirement that the Board of Directors hold monthly Board meetings and appoint a committee which will be responsible for monitoring Bancorp's compliance with the provisions set forth in the MOU as well as any supervisory enforcement actions issued by the FDIC and/or the Department.

     Moreover, under the provisions of Section 32 of the Federal Deposit Insurance Act, Bancorp and the Bank may not add any individual to their respective Boards of Directors or employ any individual as a senior executive officer if the appropriate Federal banking agency issues a notice of disapproval of such addition or employment before the end of a 30-day notice period to such agency.

Business--Bank

     The Bank's legal headquarters are located at 126 Easton Road, Willow Grove, Pennsylvania 19090-3282.

     As of December 31, 1994, the Bank had total assets of $231,185,000 total shareholders' equity of $12,537,000 and total deposits and other liabilities of $218,648,000.

     The Bank engages in a full-service commercial banking business, including accepting time and demand deposits, and making secured and unsecured commercial and consumer loans. The Bank's business is not seasonal in nature. Its deposits are insured by the FDIC to the extent provided by law.

     As of December 31, 1994 the Bank had one hundred thirty-four (134) full-time employees and seventeen (17) part-time employees. In the opinion of management, the Bank enjoys a satisfactory relationship with its employees. The Bank is not a party to any collective bargaining agreement.

Competition--Bank

     The Bank competes actively with other area commercial banks and savings and loan associations, many of which are larger than the Bank, as well as with major regional banking and financial institutions headquartered in Philadelphia, Pennsylvania. The Bank considers its main competitors to be: Fidelity Bank, PNC Bank, First Pennsylvania-CoreStates, Harleysville National Bank & Trust Co., Meridian Bank and Mellon/PSFS. The Bank is generally competitive with all competing financial institutions in its service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts and interest rates charged on loans.

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Supervision and Regulation of the Bank

     The operations of the Bank are subject to federal and state statutes applicable to banks chartered under the banking laws of the Commonwealth of Pennsylvania, whose deposits are insured by the FDIC. Bank operations are also subject to regulations of the Federal Reserve Board.

     The primary supervisory authorities of the Bank are the Pennsylvania Department of Banking ("Department") and the FDIC, that regularly examine the Bank. The FDIC has the authority under the Financial Institutions Supervisory Act to prevent a state, non-member bank from engaging in an unsafe or unsound practice in conducting its business.

     Federal and state banking laws and regulations govern, among other things, the scope of a bank's business, the investments a bank may make, the reserves against deposits a bank must maintain, loans a bank makes and collateral it takes, the activities of a bank with respect to mergers and consolidations and the establishment of branches. All banks in Pennsylvania are permitted to maintain branch offices in any county of the state. Branches may be established only after approval by the Department and the FDIC. These regulatory agencies are required to grant approval only if they find that there is a need for banking services or facilities such as are contemplated by the proposed branch. These regulatory agencies may disapprove the application if the bank does not have the capital and surplus deemed necessary to operate a new branch.

     Multi-bank holding companies are permitted in Pennsylvania within certain limitations. See section entitled "Pennsylvania Banking Law."

     A subsidiary bank of a bank holding company is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries and on taking such stock or securities as collateral for loans. The Federal Reserve Act and Federal Reserve Board regulations also place certain limitations and reporting requirements on extensions of credit by a bank to principal shareholders of its parent holding company, among others, and to related interests of such principal shareholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a principal shareholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

     From time to time, various types of federal and state legislation have been proposed that could result in additional regulations of, and restrictions on, the business of the Bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the Bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the Bank's business is particularly susceptible to being affected by federal legislation and regulations that may increase the costs of doing business.

     Under the Federal Deposit Insurance Act, the FDIC possesses the power to prohibit institutions regulated by it (such as the Bank) from engaging in any activity that would be an unsafe and unsound banking practice and in violation of the law. Moreover, the Financial Institutions and Interest Rate Control Act of 1987 ("FIRA") generally expands the circumstances under which officers or directors of a bank may be removed by the institution's federal supervisory agency; restricts lending by a bank to its executive officers, directors, principal shareholders or related interests thereof; restricts management personnel of a bank from serving as directors in other management positions with certain depository institutions whose assets exceed a specified amount or which have an office within a specified geographic area; and restricts management personnel from borrowing from another institution that has a correspondent relationship with their bank. Additionally, FIRA requires that no person may acquire control of a bank unless the appropriate federal supervisory agency has been given 60-days prior written notice and within that time has not disapproved the acquisition or extended the period for disapproval.

     Under the Bank Secrecy Act ("BSA"), the Bank is required to report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions of which the Bank is aware in any one day that aggregate in excess of $10,000. Civil and criminal penalties are provided under the

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BSA for failure to file a required report, for failure to supply information required by the BSA or for filing a false or fraudulent report.

     The Garn-St Germain Depository Institutions Act of 1982 ("1982 Act"), removes certain restrictions on the lending powers and liberalizes the depository abilities of the Bank. The 1982 Act also amends FIRA (see above) by eliminating certain statutory limits on lending of a bank to its executive officers, directors, principal shareholders or related interests thereof and by relaxing certain reporting requirements. However, the 1982 Act strengthened FIRA provisions respecting management interlocks and correspondent bank relationships by management personnel.

     Under the CRA, the FDIC is required to assess the record of all financial institutions regulated by it to determine if these institutions are meeting the credit needs of the community (including low- and moderate-income neighborhoods) which they serve and to take this record into account in its evaluation of any application made by any such institutions for, among other things, approval of a branch or other deposit facility, office relocation, a merger or an acquisition of bank shares. FIRREA amended the CRA to require, among other things, that the FDIC make publicly available an evaluation of the Bank's record of meeting the credit needs of its entire community including low- and moderate-income neighborhoods. This evaluation includes a descriptive rating ("outstanding," "satisfactory," "needs to improve," or "substantial noncompliance") and a statement describing the basis for the rating. The FDIC has assigned a rating of "needs to improve" to the Bank.

Concentration

     Bancorp and the Bank are not dependent for deposits to a single customer or to a small group of customers the loss of any one or more of which would have a materially adverse effect on the financial condition of Bancorp or the Bank. However, the Bank has been criticized by the Department and the FDIC for having an undue concentration of the Bank's loan portfolio in commercial and real estate related loans. The Bank management has commenced an effort to divert funds available for investment in the loan portfolio from these areas of concentration into a consumer loan portfolio. This diversion will take some time because any abrupt change in lending practices could have a detrimental affect on the Bank's existing customers and its earnings.

Regulatory Agreements with the Department and the FDIC

     On February 2, and February 16, 1993, the Board of Directors of the Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Department and the FDIC, respectively. The Bank neither admitted nor denied the allegations of unsafe or unsound banking practices and violations of law or regulations, as the case may be. These Regulatory Agreements relate generally to the administration and operation of the Bank. Under the Regulatory Agreements, the Bank must, among other things, within specified time periods set forth in the Regulatory Agreements: (1) appoint a 3-member compliance committee of which all members must be outside directors, to monitor and coordinate the Bank's compliance with the Regulatory Agreements; (2) have and retain qualified management personnel to comply with the Regulatory Agreements, operate the Bank and restore the Bank's condition with respect to capital adequacy, asset quality, managerial effectiveness, earnings and liquidity; (3) charge-off or collect all loans classified as "loss" and 50% of loans classified as "doubtful;" (4) reduce remaining assets and contingent liabilities classified as "doubtful" and "substandard" to a level initially of no greater than 100% of Tier I capital and then ultimately to a level no greater than 50% of Tier I capital; (5) adopt and implement a program to eliminate the basis of criticism of assets characterized as "doubtful," "substandard," or "other assets especially mentioned;" (6) subject to certain conditions, cease any further extensions of credit to any borrower whose loans have been charged-off or classified; (7) improve and strengthen collection efforts; (8) review and revise its program for the maintenance of an adequate allowance for loan and lease losses; (9) adopt and implement a program to diversify its asset portfolio; (10) develop a capital plan to maintain its regulatory capital ratios at acceptable levels, specifically to have a Tier I leverage capital ratio equal to or greater than 6% by August, 1993, and 6.5% by February, 1994. The capital plan requires, among other things, the Company and the Bank to raise additional capital and to review other alternatives than capital raising, such as the sale of branch offices and possible merger or combination with

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another financial institution. Moreover, the Bank may not declare and pay any dividends to the Company without the prior written approval of the Department and the FDIC; (11) adopt and implement plans, programs and policy to improve earnings, liquidity, controls over internal operations and loan organization, documentation, review and administration; and (12) revise and implement an asset/liability management policy.

Description of Property

     As of December 31, 1994, the Bank owned four (4) properties in fee and leased twelve (12). The properties owned in fee are free and clear of liens and encumbrances and include the principal office of Bancorp and the Bank located at York and Easton Roads, Willow Grove, Pennsylvania. All owned and leased offices are used in banking activity. The leases terminate from time-to-time through 2002. Rent expense amounted to $616,000, $610,000 and $683,000 in 1994, 1993 and
1992, respectively.

     The Bank has, in the aggregate, 15 branches, two of which are limited service facilities, located in three Pennsylvania counties: Bucks, Montgomery and Philadelphia. In addition to its branches, the Bank owns six automated teller machines located throughout the 3-county market area, none of which are "free-standing" (not located at a branch).

     Bancorp holds no property. Bancorp's and the Bank's principal executive offices are located at York and Easton Roads, Willow Grove, Pennsylvania 19090. Bancorp has limited space requirements, and, therefore, does not reimburse the Bank for such use.

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Legal Proceedings

On June 19, 1992, an action (the "Goldberg Action") was filed in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 92-3582), by Richard Goldberg, on behalf of himself as a "purchaser" of the shares of the Common Stock and derivatively on behalf of Bancorp, against each of the then incumbent directors of Bancorp (with the exception of one of the directors who is the brother-in-law of Richard Goldberg) and other parties (collectively, the "Goldberg Defendants"). The Goldberg Action, among other things, alleged that it was a class action on behalf of purchasers of the shares of the Common Stock between February 6, 1990 and June 7, 1992, arising under the federal securities laws for untrue statements of material facts and the omission to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made not misleading, by Bancorp in public reports, financial statements, releases and proxy statements. Additionally, the Goldberg Action alleged state law claims which were a derivative action on behalf of Bancorp against the Goldberg Defendants for the alleged breach of fiduciary duty, waste of corporate assets and alleged negligent misrepresentation of the Goldberg Defendants. The Goldberg Action sought, among other things, damages, removal of the members of the Board of Directors and appointment of a conservator for the Bank, a declaration that the election of directors at Bancorp's 1992 Annual Meeting of Shareholders was null and void, and counsel fees and costs.

On June 26, 1992, an action (the "Blum Action") was filed in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 92-3735), by Byron Blum, on behalf of himself as an owner of shares of the Common Stock and derivatively on behalf of Bancorp, against each of the then incumbent directors of Bancorp and other parties (collectively, the "Blum Defendants"). The Blum Action, among other things, alleged that it was a class action on behalf of owners of the shares of the Common Stock who were eligible to vote at the 1990, 1991 and 1992 Annual Meetings of Shareholders of Bancorp and its predecessor, the Bank, arising under the federal securities laws for untrue statements of material facts and the omission to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made not misleading, by Bancorp in public reports, financial statements, releases and proxy statements. Additionally, the Blum Action alleged state law claims which were a derivative action on behalf of Bancorp against the Blum Defendants for the alleged breach of fiduciary duty and waste of corporate assets by the Blum Defendants. The Blum Action sought, among other things, damages, the institution of procedural safeguards to prevent alleged wrongdoing by the Blum Defendants, the institution of disciplinary action against certain Blum Defendants, and counsel fees and costs.

The Goldberg and Blum Actions were consolidated for adjudication. The Goldberg and Blum plaintiffs filed amended complaints in January, 1993. In February, 1993, the Goldberg and Blum Defendants filed motions to dismiss and/or for summary judgment with respect to the amended complaints. An oral argument was held in August, 1993, on the motions filed by the Goldberg and Blum Defendants. On September 30, 1993, the District Court entered an Order dismissing plaintiff's Federal claims with prejudice and dismissing plaintiff's state claims without prejudice. On October 22, 1993, plaintiffs appealed this Order to the United States Court of Appeals for the Third Circuit. On May 24, 1994 the Third Court affirmed the District Court's September 30, 1993 order to dismiss.

On July 22, 1994 Richard Goldberg filed a class action lawsuit against various directors and officers of Bancorp in the Court of Common Pleas of Montgomery County, Pennsylvania (No. 94-14297). The


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complaint asserts claims against various directors and officers of Bancorp and the Bank, as a nominal defendant. The complaint alleges:

     Fraud against all defendants with respect to disclosure; a derivative claim on behalf of the Bancorp for breach of fiduciary duty and waste of corporate assets against the individual defendants; and direct and derivative claims for negligent misrepresentations against all defendants.

The plaintiffs purport to sue on behalf of a class of persons who purchased publicly traded securities of Old York during the period of approximately February 6, 1990 through June 7, 1992 and who sustained damages as a result of such purchases and/or were holders of shares of Bancorp with respect to voting in the 1990, 1991 and 1992 Annual Meeting proxy solicitations.

The complaint does not demand a specified amount of damages. The complaint seeks: compensatory damages including establishing a constructive trust for any monies generated by the disposal of the Bay Properties asset; judgments removing the Board of Directors from Old York and appointing a conservator for the Bank; judgments awarding Old York compensatory damages; a judgment declaring the election of directors and other business consummated at the 1990, 1991 and 1992 annual shareholder meetings null and void and ordering a new election; and an award of counsel fees, interest and costs of suits to Plaintiffs and their counsel.

While Bancorp is a nominal defendant in the lawsuits, there may be a liability to Bancorp for indemnification of expenses, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with these cases, under Pennsylvania law and provisions of the bylaws of Bancorp and the Bank. Such amounts may be material. The Goldberg and Blum Defendants previously agreed to reimburse Old York all such monies advanced by Bancorp, if the presiding Court found that they breached or failed to perform their duties as a director or officer, as the case may be, of Bancorp and the Bank and that the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Bancorp does not have any directors' and officers' liability insurance for these legal actions.

Management of Bancorp, including directors and officers named as defendants in these cases, has stated their intention to contest these cases vigorously and believe that the Defendants have strong factual and legal defenses to the claims asserted. The outcome of the litigation or an estimate of the range of damages claimed cannot be predicted.

In early 1995, Richard Goldberg, the plaintiff in the action described above, filed another class action against Old York and various directors and officers of Bancorp in the Court of Common Pleas for Montgomery County, Pennsylvania. Goldberg brought this alleged class action on behalf of himself and on behalf of all other persons similarly situated who owned shares of Bancorp on December 31, 1994. According to the complaint filed in this action, the plaintiff and other class members are being bought out of Bancorp at an "unconscionably low price" by defendants and "purchasers" and "owners" of Bancorp Common Stock will be damaged if the proposed merger between Bancorp and Midlantic is consummated.


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The Complaint alleges that the officers and directors of Bancorp have breached their fiduciary duty of care, loyalty, disclosure and fairness to the shareholders of Bancorp by entering into the merger agreement with Midlantic and seeks to enjoin such merger.

Among other allegations, the complaint averred that, since January 1990, the Bank suffered from poor financial performance due to, among other things, gross mismanagement, imprudent lending practices, and resulting waste of corporate assets with a resulting dilution of the shareholders' interest in Bancorp.

The complaint requested that the Court order the following relief against the defendants (including Bancorp):

a. declaring the class described in the complaint to be a proper class and naming Goldberg to be the representative of this class.

b. ordering defendants to carry out their fiduciary duties to plaintiff and the class members, including the duty of care, loyalty, disclosure and entire fairness;

c. granting preliminary and permanent injunctive relief against the consummation of the transaction between Bancorp and Midlantic, as described in the complaint;

d. if the transaction described above is consummated, rescinding the tender offer, merger or other similar transaction effectuated by defendants and/or awarding rescissionary damages;

e. ordering defendants (including Bancorp), jointly and severally, to pay the plaintiff and the other class members all damages suffered and to be suffered by them as the result of the acts and transactions alleged in the complaint;

f. ordering defendants (including Bancorp), jointly and severally, to account to plaintiff and the other class members for all profits realized and to be realized by them as a result of the transaction complained of and, pending such accounting, to hold such profits in a constructive trust for the benefit of plaintiff and other class members;

g. ordering defendants to permit a stockholders' committee, comprised of class members and their representatives only, to ensure a fair procedure, adequate procedural safeguards and independent input by plaintiff and the class members in connection with any buy-out proposals;

h. awarding plaintiff the cost and disbursement of the action including allowances for plaintiff's reasonable attorneys and expert fees; and

i. granting such other and further relief as may be just and proper.

On April 25, 1995, the Common Pleas Court dismissed the complaint without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date. Prior to the dismissal of the complaint, the plaintiff filed an amended complaint as to which the Court is now considering dismissal.

On June 22, 1988, Bank made a loan to Sylvia Hankin and her son, Dr. Robert Krakovitz. The loan was secured by Dr. Krakovitz's interest in a certain long-term lease of federal real estate in Colorado which he was operating as a health/dude ranch. Dr. Krakovitz leased and gave an option to purchase the ranch to another individual. Bank received a Collateral Assignment and Security Agreement of the Lease and Option to Purchase and has exercised its interest so as to receive lease payments directly because the loan is in default. An action, in the nature of a foreclosure proceeding, has been instituted by Bank's local

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counsel in Colorado to take title to Krakovitz's interest in the ranch. An action to establish receivership for the leased property has also been initiated by the Bank in Colorado and is presently pending with the court there. Dr. Krakovitz has filed a Counterclaim against the Bank in the Colorado action.

     A. Sylvia Hankin. Sylvia Hankin is the widow of former Bank Chairman, Perch
P. Hankin. When Perch P. Hankin died, the Bank Board of Directors resolved to provide Sylvia Hankin with pension benefits in the amount of the Chairman's last salary. Similar type payments had been provided to other Bank Officer/Director widows. These payments, in the net amount of approximately $130,000.00 a year, continued until 1993. In July 1993, the Bank, Sylvia Hankin and Dr. Krakovitz entered into a Loan Modification Agreement releasing Mrs. Hankin as a co-signer on the above described loan while immediately reducing her pension benefits to $80,000.00 a year and making them subject to further review, reduction and/or termination. As described above, Dr. Krakovitz and his lessee have defaulted on the Loan Agreement and the Collateral Assignment providing lease payments directly to the Bank from lessee.

On January 20, 1995, Sylvia Hankin filed an action against the Bank in the Court of Common Pleas for Montgomery County, Pennsylvania (Docket Number 95-01012). In the complaint, Sylvia Hankin alleges that, on December 18, 1989, the board of directors of the Bank resolved that Perch Hankin's then current salary of $150,000 per year would be continued for life and for the life of his wife, Sylvia Hankin. The complaint then alleges that, on May 24, 1990, shortly after the death of Perch Hankin, the board of directors of the Bank resolved that the salary to be paid to Sylvia Hankin was subject to a "spendthrift" program and was declared to be "not assignable nor anticipated by the widow or subject to execution or attachment by creditors of the widow". According to the complaint, the Bank then demanded that Sylvia Hankin turn over to the Bank as collateral for the loan to Sylvia Hankin the proceeds of a life insurance policy on Perch Hankin in the amount of $150,000. According to the complaint, the Bank then withdrew from these proceeds certain principal and interest owed to the Bank on a loan to Sylvia Hankin's son, Robert Krakovitz, which had been guaranteed by Sylvia Hankin. The complaint then alleges that, on May 1, 1992 and July 2, 1993, the Bank and Sylvia Hankin entered into two loan modification agreements. According to the complaint, the Bank insisted that the second modification agreement be signed by Sylvia Hankin and that the second modification agreement contained language which made the salary being paid to Sylvia Hankin "subject to annual review and termination or adjustment". According to the complaint, the Bank intended to and did deceive Sylvia Hankin into signing technical and complicated loan modification documents which the Bank did not explain to her and which she did not fully understand, for the sole purpose of reducing Bank's obligation to pay an annual salary to Sylvia Hankin. The complaint further alleges that the Bank failed to advise Sylvia Hankin that she obtain independent advice or legal counsel before signing the documents and misrepresented to Sylvia Hankin that she was "required" to sign the documents and that the documents, if signed, would benefit Sylvia Hankin's interests. The complaint further alleges that these modification documents signed by Sylvia Hankin are invalid in that they lacked consideration, were signed without Sylvia Hankin's full and complete understanding of their implications, were signed under duress, and were signed as a result of oral representations made by the Bank that signing such documents were in the best interests of Sylvia Hankin. The complaint then alleges that the Bank unilaterally reduced Sylvia Hankin's salary from $150,000 per year to $80,000 per year and initiated an action in Colorado state court to collect the balance due on the loan to Krakovitz guaranteed by Sylvia Hankin. According to the complaint, the Bank breached its obligations to Sylvia Hankin in that the Bank reduced the annual payments to Sylvia Hankin to offset the amount received by her as Social Security payments, reduced the payments to Sylvia Hankin to make payments on the loan guaranteed by her, reduced the amount paid to Sylvia Hankin from $150,000 to $80,000 per annum, wrongfully retained the insurance policy proceeds on the life of Perch Hankin, and ultimately refused to pay any additional compensation to Sylvia Hankin.


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The complaint then purports to state causes of action against Bank for breach of contract, release of obligation, fraud, rescission, and punitive damages in the amount of $2,000,000.00. The complaint requests the following in relief against defendant Bank:

a. order Bank to repay with interest all sums deducted from Sylvia Hankin's compensation package, which include but are not limited to deductions for the Social Security payments received by Sylvia Hankin, all arbitrary deductions, loan payments, and all sums due but not yet paid;

b. order Bank to repay the proceeds of the $150,000 insurance policy with interest;

c. equitably enforce the provisions of the second modification to the loan documents and prohibit Bank from proceeding against the assets of Sylvia Hankin to collect on amounts alleged to be due on the loan to Krakovitz;

d. order Bank to pay Sylvia Hankin the proceeds of all amounts received as a result of their actions that sell, transfer or modify any assets owned by Sylvia Hankin, with interest thereon;

e. pay all sums originally due to Sylvia Hankin under the terms of the compensation package granted to Perch Hankin and Sylvia Hankin on December 19, 1989 as well as the life insurance policy, plus interest thereon;

f. rescind all modifications, amendments, alterations or changes to the original resolutions of the Board of Directors dated December 18, 1989 and May 24, 1990;

g. declare a constructive trust of all funds, plus interest obtained from Sylvia Hankin;

h. order Bank to pay Sylvia Hankin, going forward on a monthly basis in accordance with the terms of the resolutions of the Board of Directors dated December 18, 1989 and May 24, 1990 relating to the compensation package;

i. order Bank to pay punitive damages in the amount of $2,000,000.00;

j. order Bank to pay all costs and expenses involved in the prosecution of this claim, including reasonable counsel fees;

k. order such other relief as the Court deems proper.

Counsel representing Bank in this action have advised that they believe that Bank has strong legal and factual defenses to this action. While the damages demanded by Sylvia Hankin in this action could amount to more than $1,000,000.00, if reduced to present value, both outside counsel and house counsel believe that the probability of Sylvia Hankin's prevailing in this litigation is remote.

     B. Dr. Robert Krakovitz. In the above described Counterclaim to Bank's foreclosure Complaint filed in Colorado, Dr. Krakovitz demands compensatory and punitive damages in an unstated amount based upon alleged lender liability. The lender liability claim is based upon Bank's alleged management and control of borrower through Perch P. Hankin. The Colorado foreclosure action is ongoing. Dr. Krakovitz and the Bank have had some settlement discussions wherein Dr. Krakovitz has demanded $150,000.00 to settle the foreclosure and give Bank a release on his Counterclaims. The Bank believes Dr. Krakovitz's Counterclaim lacks merit.

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First Fidelity Bank (formerly known as Merchants Bank) participated with the
Bank in a $1,700,000.00 Loan to Willow Grove Plaza I Associates. The Bank also made a $2.85 Million loan to Bay Properties Company. Both the Willow Grove Plaza and the Bay Properties Loans were secured by guarantees made by the same guarantors. Prior to the Willow Grove Plaza loan going into default, Meridian Bank confessed judgment against the Bay Properties guarantors for a default on the loan it had made to that partnership. Meridian Bank and the Bank later entered into an agreement with respect to the proceeds received from a proposed settlement with guarantors.

On January 19, 1995, First Fidelity Bank filed an action against the Bank and individuals Mark Hankin, Lowen Hankin, Sabina Hankin Kurtzman, Louis Schiffman, and Jane Hankin. According to the complaint, the Bank violated the terms of a participation agreement between the Bank and First Fidelity Bank and applicable law in that the Bank failed to ensure that adequate collateral was obtained and maintained for the loan to which the participation agreement relates, failed to inform First Fidelity Bank of changes in the loan structure and to obtain First Fidelity Bank's consent to such changes, advanced its own interests in connection with another loan made to the same or related parties as the loan which is the subject of the participation agreement by, among other things, releasing those parties from surety obligations and depleting assets of those parties in payment of obligations other than the loan which is the subject of the participation agreement. The complaint further alleges that the Bank compounded these failures by failing to properly administer the loan which is the subject of the participation agreement, including failing to pursue all available remedies after a default in the loan. According to the complaint, Bank committed these acts because all of the loans at issue were made to entities whose principals are affiliated with and dominate the Bank. According to the complaint, Bank's actions constitute a breach of contract, breach of duty of care as well as gross neglect, and have caused damage to First Fidelity Bank in excess of $1,000,000.00. The complaint further alleges that the individual defendants are liable to First Fidelity Bank for tortious interference with the participation agreement.

The complaint then describes the following transaction between the Bank and Merchants Bank, the predecessor of First Fidelity Bank: Bank and Merchants Bank allegedly entered a loan participation agreement for a loan in the amount of $1,700,000 from the Bank to an entity called LKH Development Company, a partnership allegedly comprised of Lowen Hankin and his wife, Jane Hankin. According to the complaint, Merchants Bank agreed to purchase a participating interest in the amount of $1,200,000 of the loan balance. The loan was allegedly secured by, among other things, a mortgage on the land owned by the borrower, an assignment of an installment sale agreement for the property, an assignment of leases and rents for the property, and personal guarantees of Lowen Hankin, Jane Hankin and Moe Hankin. The complaint then alleges that, without the knowledge or consent of First Fidelity Bank, Bank allowed LKH Development Company to assign its interest in the mortgaged property to an entity called Willow Grove Plaza I Associates ("WGP Associates"). According to the complaint, the assignment was conditioned upon each of the general partners of WGP Associates--Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman and Louis Schiffman--signing a personal guarantee of the loan. According to the complaint, all of the partners signed guarantees except for Louis Schiffman, whose guarantee is an allegedly illusory obligation.

The complaint then alleges that the Bank made a loan in the amount of $2,800,000 to a partnership called Bay Properties, the general partners of which are alleged to be Lowen Hankin, Sylvia Hankin, Sabina Hankin Kurtzman and Louis Schiffman. According to the complaint, Meridian Bank loaned this partnership an additional $3,000,000 at or around the same time as the Bank's loan. According to the complaint, the Bank received unconditional guarantees from each of the partners of Bay Properties, who are also the guarantors of the LKH Development Company loan.

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The complaint then alleges that Bank engaged in a scheme to preserve its own self-interest without regard to its obligations to First Fidelity Bank under the Participation Agreement. According to the complaint, Bank concealed the true condition of the loan to Bay Properties from regulators through a loan from Mark Hankin to Lowen Hankin in the amount of $2,850,000.00, of which $2,300,000.00 was repaid to Mark Hankin within several months. Then, according to the complaint, Meridian Bank and Bank confessed judgment against Bay Properties and its partners Lowen Hankin, Sabina Hankin Kurtzman and Louis Schiffman in October and November 1991, when the loan from Bank to LKH Development Company was also in default. The complaint further alleges that Bank and Meridian Bank formed a partnership known as MerBoyr Corp. in order to restructure the Bay Properties' loans and obtain additional collateral as security for these loans. During the course of negotiations with Bay Properties and its partners, MerBoyr Corp., acting on behalf of Bank, agreed to release Mark Hankin, Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman, and Louis Schiffman from personal guarantees for the LKH Development Company loan. MerBoyr Corp. further agreed to accept a pledge of certain real estate from Sabina Hankin Kurtzman and of approximately $3,000,000 worth of Bank stock that was owned by some or all of the guarantors.

The complaint then alleges that, when Bank attempted collection of the amounts due under the LKH Development Company loan, the fair market value of the property was substantially less than the amount owed on the loan. According to the complaint, this deficiency amount would have been repaid from the assets of Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman and Louis Schiffman, as well as LKH Development Company and WGP Associates, had they not been improperly released by Bank. Further, the complaint alleges that Bank improperly failed to make a claim against the estate of Moe Hankin, who died during Bank's administration of the loan to LKH Development Company and who was a guarantor of the loan.

The complaint purports to state the following causes of action against Bank and the individual defendants: breach of contract, gross negligence, breach of duty of care, breach of covenant of good faith and fair dealing and (against the individual defendants) tortious interference with contractual relations. The complaint requests the following relief from the defendants (including Bank):

a. compensatory damages in the amount of $1,028,987.10 plus interest and costs;

b. punitive damages in an amount not specified in the complaint;

c. costs and interest for bringing this action, together with reasonable attorneys' fees;

d. such other and further relief as the Court deems just and appropriate.

Because of the uncertainty of this litigation and the proof of plaintiff's allegations, Bank's counsel is unable to form a definitive opinion as to the ultimate outcome of such a suit or estimate the range of damages that may be recovered.

In the opinion of the management of Old York, there are no other proceedings pending to which Bancorp and the Bank are a party or to which their property is subject, which, if determined adversely to Bancorp and the Bank, would be material in relation to Bancorp's consolidated capital or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of Bancorp and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against Bancorp and the Bank by government authorities.

Market Price of and Dividends on Bancorp Common Stock

     Bancorp's Common Stock was listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") Small-Cap Market on or about November 29, 1993. The following table sets forth the quarterly high and low prices for a share of Bancorp's Common Stock during the periods indicated as reported by the management of Bancorp, except for the closing bid and ask prices on December 31, 1994, as reported on the Nasdaq Small-Cap Market.

                                                Stock Prices
                                            -------------------
                                             High           Low
                                            -----           ---
1993:
     First quarter .....................    $6.00          $3.00
     Second quarter ....................    $6.50          $4.00
     Third quarter .....................    $4.50          $3.75
     Fourth quarter ....................    $4.50          $3.75

1994:
     First quarter .....................    $5.00          $4.50
     Second quarter ....................    $5.50          $4.25
     Third quarter .....................    $7.50          $5.50
     Fourth quarter ....................    $9.13          $6.00

                                             Ask            Bid
                                             ---            ---
NASDAQ Small-Cap Market Closing Price
  on December 31, 1994 .................    $9.13          $8.63


     Bancorp's Common Stock is listed on the Nasdaq Small-Cap Market and quotations of the bid and ask prices per share are presented under the designation "Old York" or "BOYR."

     Bancorp declared no dividends in 1994 and 1993. Under the Regulatory Agreements and MOU, Bancorp and the Bank are prohibited from paying dividends without the prior written approval of their respective regulatory agencies. The Bank must achieve and maintain a Tier I Leverage Capital Ratio of 6.5% by February, 1994. It is likely that the Bank must maintain this 6.5% ratio for a considerable period of time before the respective regulatory agencies will consider any approval for the payment of dividends.

     It is the present intention of Bancorp to resume dividend payments as soon as such payments would be approved by the respective regulatory agencies. However, dividends must necessarily depend upon earnings, financial condition, appropriate legal restrictions and other factors relevant at the time the Board of Directors considers dividend policy. Cash available for dividend distributions to the shareholders of Bancorp must initially come from dividends paid by the Bank to Bancorp. Therefore, the legal restrictions on the Bank's dividend payments are directly applicable to Bancorp.

     Under the Pennsylvania Business Corporation Law of 1988, Bancorp may pay dividends only if it is solvent and would not be rendered insolvent by the dividend payment, and only to the extent of unrestricted and unreserved earned (and, under some circumstances, capital) surplus.

     As of February 28, 1995, Bancorp had approximately 720 shareholders of record.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF OLD YORK

     The following table sets forth information, as of January 31, 1995, by each director and executive officer of Old York and by all directors and executive officers as a group. Old York knows of no person or group which beneficially owns 5% or more of Old York Common stock, except as set forth in the table.

                                                 Shares Beneficially Owned
                                           ------------------------------------
                                              Amount and
                                               Nature of
        Name of                               Beneficial             Percent of
    Beneficial Owner                         Ownership (1)            Class (2)
    ----------------                         -------------           ----------
Guy M. Cooper ...........................       6,362                    --
John J. Fiorillo ........................         500                    --
Robert M. Flood, Jr. ....................         100                    --
Carl F. Haeussler, Jr. ..................         200                    --
Mark Hankin(3) ..........................     271,356                   9.60%
Harry Hilger, Jr.(4) ....................       3,200                    --
Henry B. Holtzman .......................      15,300                    --
Stanford S. Hunn ........................       7,000                    --
Allan Nappen ............................       9,517                    --
Arthur Poley ............................      25,440                    --
George S. Rapp(5) .......................         667                    --
Leon Riebman ............................      20,445                    --
James L. Weese ..........................         100                    --
Arlene G. Goldbach(6) ...................         379                    --
Erwin K. Wenner(5) ......................          --                    --

All Directors and Executive
  Officers of Old York as a group........     360,566                  12.76%
  (12 directors, 3 officers,
  15 persons in total)
Shareholder:
  Nappen and Associates .................     145,909                    5.2%
  Limited Partnership
  119 Keystone Drive
  Montgomeryville, PA 18936

-----------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after January 31, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Less than one percent unless otherwise indicated.

(3) Includes 1,311 shares owned by Mr. Hankin's wife, 6,896 shares held in trust by Mr. Hankin for his son and 5,544 shares held in trust by Mr. Hankin for his daughter, with respect to which Mr. Hankin disclaims beneficial ownership. The total shares presented as beneficially owned by Mr. Hankin presents an adjustment from previously filed reports.

(4) Includes 1,000 shares owned jointly with Mr. Hilger's wife and 600 shares owned by Mr. Hilger's wife's IRA.

(5)  Messrs. Rapp and Wenner are no longer executive officers of Old York.

(6)  Ms. Goldbach is not a director of Old York.

                             SHAREHOLDER PROPOSALS

     If the Merger is not approved at the Meeting, an annual meeting of shareholders of Old York will thereafter be scheduled and announced. Old York will notify Old York shareholders of the date by which any proposal which an Old York shareholder wishes to have included in the proxy solicitation materials to be used in connection with the annual meeting must be received by Old York, which date will be a reasonable time before the solicitation is made.

                                 LEGAL OPINION

     Certain legal matters relating to the issuance of the shares of Midlantic Common Stock offered hereby and certain tax consequences of the Merger will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to Midlantic. Members in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own 7,250 shares of Midlantic Common Stock as of April 21, 1995.


                                    EXPERTS

     The financial statements of Midlantic as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 included in this Proxy Statement (including those incorporated by reference) have been so included in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, and have been included in this Proxy Statement upon the authority of said firm as experts in accounting and auditing. The reports of Coopers & Lybrand L.L.P. refer to a change in the methods of accounting for postemployment benefits and investment securities for the year ended 1994, and a change in the methods of accounting for postretirement benefits other than pensions and income taxes for the year ended 1993.

     The consolidated financial statements of Old York, as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, included in this Prospectus, have been so included in reliance upon the report of Rudolph, Palitz LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing. The report of Rudolph, Palitz LLP covering the financial statements referred to above refers to: uncertainty with respect to the effect of the proposed merger with Midlantic; uncertainties with respect to the effects of potential regulatory actions; uncertainties regarding various lawsuits to which the Bank is subject; uncertainty with respect to the estimates of fair value of financial instruments; and changes in the methods of accounting for investments and income taxes.

                          OLD YORK ROAD BANCORP, INC.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                   Page Number
                                                                   -----------
Report of Independent Certified Accountants ...................         F-1

Consolidated Balance Sheets at
 December 31, 1994 and 1993 ...................................         F-3

Consolidated Statements of Loss for the
 years ended December 31, 1994, 1993 and 1992 .................         F-4

Consolidated Statements of Shareholders' Equity
 for the years ended December 31, 1994, 1993 and 1992 .........         F-5

Consolidated Statements of Cash Flows for the
 years ended December 31, 1994, 1993 and 1992 .................         F-6

Notes to Consolidated Financial Statements for the
 years ended December 31, 1994, 1993 and 1992 .................      F-8-F-42

SCHEDULES
 Schedule I, Loans to Officers, Directors,
   Principal Security Holders and any
   Associates of the Foregoing Persons,
   Years Ended December 31, 1994, 1993 and 1992 ...............      F-43-F-45


               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

Consolidated Balance Sheets at March 31, 1995
 and December 31, 1994 (unaudited) ............................        FF-1

Consolidated Statements of Operation for the
 three month periods ended March 31, 1995
 and 1994 (unaudited) .........................................        FF-2

Consolidated Statements of Cash Flows for the
 three month periods ended March 31, 1995
 and 1994 (unaudited) .........................................        FF-3

Notes to Condensed Consolidated Financial Statements
 for the three month periods ended March 31, 1995 and 1994.....   FF-4 to FF-22

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Old York Road Bancorp, Inc.
Willow Grove, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Old York Road Bancorp, Inc. and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Old York Road Bancorp, Inc. and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the Company entered into an Agreement and Plan of Merger on December 29, 1994 with Midlantic Corporation. The accompanying financial statements do not include any adjustments that might result from the outcome of the uncertainty of the effect on the Company's operations as a result of the proposed merger.

     As discussed in Note 1 to the financial statements, the Company was examined during 1994 by Regulatory Authorities who cited the Company for certain apparent violations of Federal and state banking laws and regulations. In addition, the Company is not in compliance with its existing Cease and Desist Orders and Memorandum of Understanding. The accompanying financial statements do not include any adjustments that might result from the outcome of the uncertainties related to potential regulatory sanctions and/or supervisory actions.

     As discussed in Note 12 to the financial statements, the Company is a defendant in various lawsuits, the ultimate outcome of which cannot presently be determined. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     As explained in Note 19, the financial statements include fair value information about financial instruments, which values have been estimated by management in the absence of readily ascertainable market values. We have reviewed the procedures used by management in arriving at their estimate of value and have inspected underlying documentation, and in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the uncertainty inherent in estimating fair values, those estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the difference could be material.

     As discussed in Notes 3 and 10 to the financial statements, the Company changed its method of accounting for certain investments in debt and equity securities effective January 1, 1994 and changed it method of accounting for income taxes effective January 1, 1993.

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedules listed in the accompanying index for 1994, 1993 and 1992, are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. The schedules have been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                            RUDOLPH, PALITZ LLP
                                            -------------------
                                            Rudolph, Palitz LLP

Plymouth Meeting, Pennsylvania
February 10, 1995 except as to
  paragraphs 1 and 2 on pages F-31,
  which are as of February 27, 1995
  and paragraph 2 on page F-29, which
  is as of March 2, 1995.

                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1994 AND 1993

                                      ASSETS

                                                                1994           1993
                                                            ------------   ------------
Cash and due from banks .................................   $ 14,868,000   $ 14,141,000
Investment securities
 (market value of $40,917,000) ..........................           --       40,902,000
Investments held for sale (market
 value of $8,189,000) ...................................           --        8,171,000
Investments available for sale ..........................      6,960,000           --
Investments held to maturity
 (market value of $47,841,000) ..........................     50,988,000           --
Federal funds sold ......................................      4,400,000     13,200,000
Loans (including related party loans
 of $8,940,000 and $10,532,000
 respectively), net .....................................    143,248,000    134,610,000
Bank premises and equipment .............................      2,592,000      2,741,000
Other real estate held for sale, net ....................      5,300,000      8,380,000
Accrued interest receivable and
 other assets ...........................................      2,829,000      1,458,000
                                                            ------------   ------------
     Total assets .......................................   $231,185,000   $223,603,000
                                                            ============   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Non-interest bearing demand .........................   $ 43,785,000   $ 43,130,000
    NOW accounts ........................................     46,079,000     40,120,000
    Savings .............................................     39,201,000     39,608,000
    Money market ........................................     25,202,000     29,980,000
    Other time deposits .................................     62,406,000     53,238,000
                                                            ------------   ------------
                                                             216,673,000    206,076,000
  Accrued expenses and other liabilities ................      1,975,000      1,222,000
                                                            ------------   ------------
      Total liabilities .................................    218,648,000    207,298,000
                                                            ------------   ------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 11, 12 and 13)

SHAREHOLDERS' EQUITY:
  Common stock, $1.00 par value; authorized
   14,000,000 shares; issued and outstanding,
   2,825,312 shares .....................................      2,825,000      2,825,000
  Capital in excess of par ..............................     20,508,000     20,508,000
  Accumulated deficit ...................................   ( 10,527,000) (   7,028,000)
  Unrealized loss on investment securities
   available for sale ...................................   (    269,000)          --
                                                            ------------   ------------
Total shareholders' equity ..............................     12,537,000     16,305,000
                                                            ------------   ------------
     Total liabilities and
       shareholders' equity .............................   $231,185,000   $223,603,000
                                                            ============   ============

                See Notes to Consolidated Financial Statements.

                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF LOSS

               YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                               1994           1993            1992
                                          ------------    ------------    ------------
Interest income:
  Interest and fees on loans ..........   $ 12,230,000    $ 12,681,000    $ 15,767,000
  Interest on investment securities:
    U.S. Government obligations .......      2,920,000       2,006,000       1,927,000
    Obligations of states and
      political subdivisions ..........          6,000           6,000           6,000
    Other securities ..................         47,000          41,000         271,000
 Interest on Federal funds sold .......        280,000         351,000         308,000
 Interest on certificates of deposit ..          2,000           4,000           6,000
                                          ------------    ------------    ------------
                                            15,485,000      15,089,000      18,285,000
Interest on deposits ..................      5,562,000       5,245,000       8,026,000
                                          ------------    ------------    ------------
Net interest income ...................      9,923,000       9,844,000      10,259,000
Provision for possible loan losses ....      2,474,000       1,953,000       4,222,000
                                          ------------    ------------    ------------
Net interest income after provision
 for possible loan losses .............      7,449,000       7,891,000       6,037,000

Other income:
  Gain on sale of investment securities           --           491,000          45,000
  Trust Department income .............          7,000          22,000          14,000
  Service fees ........................      1,676,000       1,804,000       1,915,000
  Other ...............................         83,000          39,000          49,000
                                          ------------    ------------    ------------
Income before other expenses ..........      9,215,000      10,247,000       8,060,000
                                          ------------    ------------    ------------
Other expenses:
  Salaries and wages ..................      4,053,000       3,580,000       3,572,000
  Employee benefits ...................        953,000         950,000         935,000
  Occupancy expense ...................      1,192,000       1,288,000       1,242,000
  Equipment expense ...................        848,000         729,000         761,000
  Net loss on holding foreclosed assets      2,130,000       1,165,000       1,306,000
  Other operating expenses ............      3,538,000       2,911,000       3,793,000
                                          ------------    ------------    ------------
                                            12,714,000      10,623,000      11,609,000
                                          ------------    ------------    ------------
Loss before income tax expense ........   (  3,499,000)   (    376,000)   (  3,549,000)
Income tax expense ....................           --            28,000         724,000
                                          ------------    ------------    ------------
Net loss ..............................   ($ 3,499,000)   ($   404,000)   ($ 4,273,000)
                                          ============    ============    ============

Loss per common share .................   ($      1.24)   ($       .28)   ($      3.28)
                                          ============    ============    ============



                See Notes to Consolidated Financial Statements.

                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

               YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                       COMMON STOCK
                                 ------------------------
                                   Number                                     Retained
                                  of shares                    Capital        earnings        Unrealized
                                 issued and                   in excess     (accumulated)      loss on
                                 outstanding      Amount       of par         (deficit)      investments       Total
                                  ---------    ----------     -----------   ------------     ----------     -----------
Balance, December 31, 1991 .....  1,301,545    $1,302,000     $15,863,000   ($ 2,351,000)    ($  92,000)    $14,722,000
Unrealized gain on investment
  securities ...................       --            --              --             --           92,000          92,000
Net loss for the year ..........       --            --              --     (  4,273,000)          --      (  4,273,000)
                                  ---------    ----------     -----------   ------------     ----------     -----------
Balance, December 31, 1992 .....  1,301,545     1,302,000      15,863,000   (  6,624,000)          --        10,541,000
Issuance of common stock .......  1,523,767     1,523,000       4,645,000           --             --         6,168,000
Net loss for the year ..........       --            --              --     (    404,000)          --      (    404,000)
                                  ---------    ----------     -----------   ------------     ----------     -----------
Balance, December 31, 1993 .....  2,825,312     2,825,000      20,508,000   (  7,028,000)          --        16,305,000
Net loss for the year ..........       --            --              --     (  3,499,000)          --      (  3,499,000)
Unrealized loss on investment
  securities available for sale        --            --              --             --       (  269,000)   (    269,000)
                                  ---------    ----------     -----------   ------------     ----------     -----------
Balance, December 31, 1994 .....  2,825,312    $2,825,000     $20,508,000   ($10,527,000)    ($ 269,000)    $12,537,000
                                  =========    ==========     ===========   ============     ==========     ===========



                    See Notes to Financial Statements.


                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

               YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                                     1994             1993                 1992
                                                                                ------------      ------------         ------------

OPERATING ACTIVITIES
  Net loss ...................................................................  ($ 3,499,000)     ($   404,000)        ($ 4,273,000)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Provision for possible loan losses .....................................     2,474,000         1,953,000            4,222,000
      Provision for possible losses on other real estate held for sale .......     1,508,000           719,000            1,192,000
      Depreciation and amortization ..........................................       797,000           794,000              761,000
      Write-off of deferred taxes ............................................          --                --                703,000
     (Gain) loss on sale of other real estate ................................       145,000      (     12,000)        (    189,000)
     Gain on sale of investment securities ...................................          --        (    491,000)        (     45,000)
  Changes in operating assets and liabilities:
    (Increase) decrease in accrued interest receivable and other assets ......  (  1,371,000)        1,354,000              812,000
    Increase (decrease) in accrued expenses and other liabilities ............       753,000      (    537,000)        (  1,317,000)
                                                                                ------------      ------------         ------------
          Net cash provided by
            operating activities .............................................       807,000         3,376,000            1,866,000
                                                                                ------------      ------------         ------------
INVESTING ACTIVITIES
 Loans originated or acquired, net of payments made ..........................   (11,423,000)       12,186,000           38,444,000
 Purchases of bank premises and equipment ....................................   (   417,000)      (   306,000)         (   168,000)
 Purchases of investment securities ..........................................   (16,620,000)      (44,131,000)         (30,890,000)
 Proceeds from sales of other real estate held for sale ......................     1,738,000         1,424,000            1,676,000
 Proceeds from sale of Bank equipment ........................................         3,000            59,000                 --
 Proceeds from investment maturities .........................................     7,242,000         7,895,000            2,657,000
 Proceeds from sales of investments ..........................................          --          20,898,000           22,076,000
                                                                                ------------      ------------         ------------
          Net cash provided by (used in)
            investing activities .............................................   (19,477,000)      ( 1,975,000)          33,795,000
                                                                                ------------      ------------         ------------
FINANCING ACTIVITIES
 Net increase in non-interest bearing demand
  deposits, NOW accounts, savings accounts and money market accounts .........     1,429,000         6,761,000            2,518,000
 Net increase (decrease) in time deposits ....................................     9,168,000       (11,082,000)         (35,136,000)
 Proceeds from issuance of common stock ......................................          --           6,168,000                 --
                                                                                ------------      ------------         ------------
          Net cash provided by (used in)
            financing activities .............................................    10,597,000         1,847,000          (32,618,000)
                                                                                ------------      ------------         ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................   ( 8,073,000)        3,248,000            3,043,000

CASH AND CASH EQUIVALENTS, JANUARY 1, ........................................    27,341,000        24,093,000           21,050,000
                                                                                ------------      ------------         ------------
CASH AND CASH EQUIVALENTS, DECEMBER 31, ......................................  $ 19,268,000      $ 27,341,000         $ 24,093,000
                                                                                ============      ============         ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the years for:
    Income taxes .............................................................  $     28,000      $     22,000         $       --
                                                                                ============      ============         ============

    Interest .................................................................  $  5,304,000      $  5,614,000         $  9,275,000
                                                                                ============      ============         ============


                See Notes to Consolidated Financial Statements.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

SUPPLEMENTAL DISCLOSURES OF INVESTING ACTIVITIES:

     1) The valuation allowance for investment securities decreased $92,000 in 1992 due to the sale of "other investment securities";

     2)   During 1994, 1993 and 1992, the Bank reclassified $941,000, $411,000 and $160,000, respectively, of loans as other real estate held for sale as a result of foreclosures on uncollectible loans;

     3)   During 1994, 1993 and 1992, the Bank reclassified $128,000, $696,000 and $2,273,000, respectively, of loans as other real estate held for sale as a result of "in-substance" foreclosures on uncollectible loans;

     4) During 1992, the Bank reclassified $1,055,000 of deferred taxes as income taxes receivable due to the utilization of net operating loss carrybacks;

     5) During 1994, the Bank took back $758,000 of financing (i.e., loans) related to the sale of "other real estate held for sale";

     6) During 1994, the Bank recorded $269,000 in unrealized losses on investment securities classified as "Available-for-Sale" as a charge to shareholders' equity.

              See Notes to Consolidated Financial Statements.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 1. OPERATIONS AND PLAN OF MERGER

Agreement and Plan of Merger

     On December 29, 1994, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Midlantic Corporation. The Merger Agreement provides for the payment to Bank shareholders at the closing of the merger $10 in cash or .3721 shares of Midlantic for each Bank share outstanding. A maximum of 49% of the Bank's common stock can be exchanged for cash, subject to adjustment under certain conditions. The Plan of Merger is subject to shareholder approval, regulatory approvals and various other conditions of closing.

     The Merger Agreement may be terminated by either Midlantic or the Bank if the Closing has not occurred by December 31, 1995. The Agreement may be terminated by the Bank if the price of Midlantic Common Stock over a specified period of time is less than $26.87 multiplied by 0.85 (which is approximately $22.84) and also less than an index ratio based upon a selected peer group of other Bank-holding companies; provided, however, that in such event Midlantic, in its sole discretion, may elect to increase the Exchange Ratio to avoid such termination. In addition, if the Bank's capital (as adjusted in accordance with the terms of the Agreement) falls below a specific level, Midlantic is not obligated to effect the Merger. The Agreement also provides that if the Bank does not meet certain minimum capital requirements, the price which Bank shareholders are entitled to receive in exchange for their shares of common stock will be adjusted downward.

     In addition, the Bank and Midlantic have entered into a Stock Option Agreement dated December 29, 1994 in connection with the Merger Agreement. Pursuant to the terms of the Stock Option Agreement, the Bank has granted Midlantic an option (the "Option") to purchase up to 19.9% of the shares of the Bank's Common Stock which would be outstanding immediately following the exercise of the Option, at a price of $7.25 per share (based upon the number of outstanding shares of the Bank on December 29, 1994, the Option represents the right to purchase up to 701,919 shares). Midlantic does not have any voting rights with respect to shares of the Bank's Common Stock subject to the Option prior to exercise of the Option. The Option is exercisable only upon the occurrence of a triggering event, as defined in the Agreement.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 1. OPERATIONS AND PLAN OF MERGER (Continued)

Agreement and Plan of Merger (Continued)

     The Stock Option Agreement terminates upon either the termination of the Agreement or the consummation of the transactions contemplated thereby; provided that if the Agreement terminates after the occurrence of a triggering event, the Stock Option Agreement will not terminate until the later of 18 months following the date of termination of the Agreement or the consummation of any proposed transactions which constitute the triggering event.

Regulatory Matters

     On September 30, 1992, the Pennsylvania Department of Banking (the "Department") and the Federal Deposit Insurance Corporation ("FDIC") issued a joint report of examination of the Bank (the "Report") as of February 24, 1992. The report cited numerous deficiencies including an unacceptably high volume of adversely classified and special mention assets, inadequate capital levels, continued deterioration of the loan portfolio, a deficient allowance for loan losses, weak liquidity and funds management and overall lack of earnings.

     During 1992, the Company also received from the Federal Reserve Bank (the "FRB") its report of Inspection as of December 31, 1991. The findings of the FRB were consistent with those of the FDIC and the Department as described above.

     As a result of the regulatory examinations described above, on February 2, 1993 and February 16, 1993, the Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the "C & D") with the Department and the F.D.I.C., respectively. The Bank neither admitted nor denied the allegation of charges of unsafe or unsound banking practices and violations of laws and/or regulations. On December 8, 1992, the Company also entered into a Memorandum of Understanding ("MOU") with the FRB.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 1. OPERATIONS AND PLAN OF MERGER (Continued)

     The C & D and MOU require the Bank and the Company, respectively, to take certain actions as defined, subject to Regulatory approval, to provide for safe and sound banking practices and improve the overall financial condition of the Bank and the Company. The key provisions of these agreements include requirements to:

  1) Improve earnings and capital and, within certain time frames, to maintain a leverage ratio equal to 6.5% or more and reduce all doubtful and substandard assets and contingent liabilities to not more than 50% of Tier One capital;

  2) Adopt and implement a program for each "problem asset" and contingent liability and, within certain time frames, reduce loans past due 30 days or more and non-accrual loans to no greater than 5.0% and 1.0%, respectively, of total loans;

  3) Adopt a plan to increase asset portfolio diversification and ultimately concentration of loans to less than 100% of Tier One capital;

  4) Eliminate all violations of laws and regulations and substantially revise lending and collection policies within 60 days;

  5)  Restrict extensions of credit to certain borrowers adversely classified;

  6) Appoint a Committee to monitor compliance with the C & D and report to regulatory authorities quarterly;

  7) Prohibit the payment of dividends by the Bank or the Company, with certain exceptions;

  8)  Prohibit the assumption of debt or redemption of stock by the Company.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 1. OPERATIONS AND PLAN OF MERGER (Continued)

     During 1994, a joint examination was conducted by the Department and the FDIC and the findings were consistent with previous examinations. The aforementioned C & D's issued in 1993 are still in effect at December 31, 1994. The 1994 examination cited the Company for certain apparent violations of Federal and state banking laws and regulations. In addition, as of December 31, 1994, the Company was not in compliance with the existing F.D.I.C. and Department Cease and Desist Orders and the Federal Reserve Bank Memorandum of Understanding, principally with respect to its capital level, level of delinquent loans, classified assets and nonaccrual loans. As a result of the alleged violations, the Company and/or the Bank could be subject to supervisory action, regulatory sanctions and/or potential civil money penalties.

NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES

Business

     Old York Road Bancorp, Inc. and its subsidiary's operations relate primarily to commercial banking activities which represent one industry segment.

Principles of Consolidation

     The consolidated financial statements include the accounts of Old York Road Bancorp, Inc. and its wholly-owned subsidiary, Bank and Trust Company of Old York Road. All material intercompany accounts have been eliminated in consolidation.

Investment Securities

     Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards (SFAS) ("Statement") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Statement requires certain investments to be classified under one of the following categories: "held to maturity" and accounted for at historical cost, adjusted for accretion of discounts and amortization of premiums; "available for sale" and accounted for at fair market value, with unrealized gains and losses reported as a separate component of shareholders' equity; or "trading" and accounted for at fair market value, with unrealized gains and losses reported as a component of net income. The Bank does not hold trading securities.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 2.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

Investment Securities (Continued)

     At December 31, 1994, the Company has identified investment securities that will be held for indefinite periods of time, including securities that will be used as part of the Company's asset/liability management strategy and that may be sold in response to changes in interest rates, prepayments and similar factors. These securities are classified as "available for sale". At December 31, 1993, these securities were classified as "held-for-sale" and accounted for at the lower of cost or market value.

     Also, at December 31, 1994, the Company reported investments in securities which were carried at cost, adjusted for amortization of premium and accretion of discount. The Company has the intent and ability to hold these investment securities to maturity considering all reasonably foreseeable events or conditions. These securities are classified as "held to maturity." At December 31, 1993, these securities were classified as "Investment Securities."

     Gains and losses on the sale of investment securities are computed using the specific identification method and are included in other income.

Loans

     Loans are stated at the principal amount outstanding, net of deferred loan fees and costs. Income is accrued on the principal amount outstanding. Accrual of interest is discontinued when, in management's judgement, collection of interest or principal is questionable, or where such payments are 90 or more days past due unless the loan is well secured and in the process of collection. Previously accrued interest on loans which become non-accrual, is reversed and charged against income.

Allowance for Possible Loan Losses

     The allowance for possible loan losses is established through a provision for possible loan losses charged to operations. Loan losses are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Recoveries on loans previously charged-off are credited to the allowance.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES (Continued)

Allowance for Possible Loan Losses (Continued)

     The allowance is an amount that management believes will be adequate to absorb possible loan losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions and trends that may affect the borrowers' ability to pay.

Loan Fees

     The Company treats loan fees in accordance with Statement of Financial Accounting Standards (SFAS) No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". The method of accounting for loan fees as prescribed by SFAS No. 91 requires the capitalization of loan fees and the direct costs associated with originating such fees and amortizing the net fees over the estimated lives of the loans on the effective interest method, resulting in a constant yield over the lives of the related loans. Amortization of net loan fees is included in interest income. Estimated loan lives are based upon prepayment experience reflected in the Bank's uniform peer group.

Bank Premises and Equipment and Depreciation and Amortization

     Bank premises and equipment are stated at cost. Depreciation and amortization are being provided by use of the straight-line method over the estimated useful lives of the various classes of property, or, the shorter of the estimated useful lives or the term of the lease in the case of leasehold improvements.

Other Real Estate Held for Sale

     Other real estate held for sale includes real estate obtained through foreclosure or deed in lieu of foreclosure and is initially recorded at the lower of the related loan balance or fair value of the property less estimated costs to sell at the date acquired.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES (Continued)

Other Real Estate Held for Sale (Continued)

     The Company classifies foreclosed assets in its balance sheet as assets held for sale and reported at the lower of cost as acquired or net realizable value. The Company accounts for the results of operations of foreclosed assets by requiring that the net amount of revenues and expenses related to operating or holding foreclosed assets be charged or credited to income as a gain or loss on holding foreclosed assets.

     Other real estate held for sale also consists of loans "in-substance" foreclosed. Loans are accounted for as foreclosed property even though actual foreclosure has not occurred. These assets are initially recorded at the lower of the related loan balance or the fair value of the property at the time the loan is deemed foreclosed "in-substance." Although the collateral underlying the loans has not been repossessed, the borrower has little or no equity in the collateral at its current estimated fair value, and proceeds for repayment are expected to come only from the operations or sale of collateral. At December 31, 1994, 1993 and 1992, the Company had $2,239,000, $3,118,000, $3,440,000,
respectively, of loans "in-substance" foreclosed.

Income Taxes

     Effective January 1, 1993, the Company accounts for income taxes in compliance with the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

     Deferred income taxes arise principally from differences in the recognition of the provision for possible loan losses, the accounting for other real estate held for sale, and the recognition of loan origination fees for income tax and financial reporting purposes and from recognition of the tax benefits of net operating loss carryforwards.

     Deferred income tax assets are reduced by a valuation allowance when, based on the weight of evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Pension Plan

     It is the Company's policy to fund pension costs accrued.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
        ACCOUNTING POLICIES (Continued)

Earnings Per Share

     Loss per share of common stock is based upon the weighted average number of shares outstanding during the years. The average shares outstanding were 2,825,312 for 1994, 1,428,525 for 1993 and 1,301,545 for 1992.

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, cash on deposit with banks, certificates of deposit with original maturities of three months or less, and Federal funds sold. Cash on deposit with banks is insured by the Federal Deposit Insurance Corporation up to $100,000 and, therefore, a significant amount of the Company's cash balances are uninsured.

     At December 31, 1994 and 1993, cash and due from banks includes interest-bearing deposits of approximately $197,000 and $967,000, respectively.

Reclassifications

     Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform to the 1994 presentation.

Accounting Pronouncements

     In May 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan." The standard requires that an impaired loan be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate, observable market price or fair value of the collateral if the loan is collateral dependent. In October 1994, the FASB issued Statement No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure." FASB Statement No. 118 amends No. 114 to allow creditors to use existing methods for recognizing interest income on impaired loans. These standards are effective for fiscal years beginning after December 15, 1994. The Company intends to adopt these standards in its fiscal year beginning January 1, 1995. Implementation of these standards is not expected to have a material effect on the financial statements of the Company.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 3. INVESTMENT SECURITIES

     Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards (SFAS) ("Statement") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Statement requires certain investments to be classified under one of the following categories: "held to maturity" and accounted for at historical cost, adjusted for accretion of discounts and amortization of premiums; "available for sale" and accounted for at fair market value, with unrealized gains and losses reported as a separate component of share- holders' equity; or "trading" and accounted for at fair market value, with unrealized gains and losses reported as a component of net income. The Bank does not hold trading securities.

     If the Statement had been adopted on December 31, 1993, the impact on shareholders' equity would have been immaterial.

     At December 31, 1994, the amortized cost and estimated market values of investments in debt securities classified by maturity are as follows:

                                                   December 31, 1994
                              ---------------------------------------------------------
                                                   Gross        Gross        Estimated
                               Amortized         Unrealized   Unrealized       Market
                                Cost               Gains       Losses          Value
                              ------------         ------   ------------    ------------
HELD TO MATURITY
United States Government
 and/or Agency Obligations:
 Maturing within one year ..          --             --             --             --
 Maturing after one year,
  but within five years:
    Mortgage-backed
      securities ...........  $ 12,209,000         $1,000   ($   610,000)   $ 11,600,000
    Collateralized mort-
      gage obligations .....     2,011,000           --     (     86,000)      1,925,000
 Maturing after five years,
  but within ten years:
    Mortgage-backed
      securities ...........     6,741,000           --     (    588,000)      6,153,000
    Collateralized mort-
      gage obligations .....     3,009,000           --     (    178,000)      2,831,000
 Maturing after ten years:
    Mortgage-backed
      securities ...........    21,921,000           --     (  1,360,000)     20,561,000
    Collateralized mort-
      gage obligations .....     5,097,000           --     (    326,000)      4,771,000
                              ------------         ------   ------------    ------------
    Total securities
      held to maturity .....  $ 50,988,000         $1,000   ($ 3,148,000)   $ 47,841,000
                              ============         ======   ============    ============

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 3. INVESTMENT SECURITIES (Continued)

                                                   December 31, 1994
                                ----------------------------------------------------------
                                                 Gross             Gross        Estimated
                                Amortized      Unrealized        Unrealized       Market
                                   Cost           Gains            Losses          Value
                                ----------      ---------         ---------     ----------
AVAILABLE FOR SALE
United States Government
 and/or Agency Obligations:
 Maturing within one year ..    $2,000,000          --            ($ 20,000)    $1,980,000
 Maturing after one year,
  but within five years ....     1,834,000          --            (  99,000)     1,735,000
 Maturing after five years,
  but within ten years .....       606,000          --            (  44,000)       562,000
 Maturing after ten years ..     2,434,000          --            ( 100,000)     2,334,000
                                ----------      ---------         ---------     ----------
    Total available for sale     6,874,000          --            ( 263,000)     6,611,000
                                ----------      ---------         ---------     ----------
Obligations of States and
 Political Subdivisions:
  Maturing after ten years .       100,000          --            (   6,000)        94,000
                                ----------      ---------         ---------     ----------
Other:
 Maturing within one year ..       255,000          --                 --          255,000
                                ----------      ---------         ---------     ----------
                                $7,229,000      $   --            ($269,000)    $6,960,000
                                ==========      =========         =========     ==========

     At December 31, 1993, investment securities are classified as "investment securities" and "investments held for sale."


                                                                          December 31, 1993
                                                     -----------------------------------------------------------
                                                                         Gross           Gross        Estimated
                                                      Amortized        Unrealized      Unrealized       Market
                                                        Cost              Gains          Losses         Value
                                                     ------------        -------        --------     -----------
INVESTMENT SECURITIES
United States Government
 Obligations:
  Maturing within one year .......................           --             --              --              --
  Maturing after one year, but within five years:
      Mortgage-backed securities .................    $ 5,244,000           --          ($26,000)    $ 5,218,000
      Collateralized mortgage obligations ........      4,029,000           --              --         4,029,000
  Maturing after five years, but within ten years:
      Mortgage-backed securities .................      9,685,000           --           (46,000)      9,639,000
      Collateralized mortgage obligations ........      1,988,000           --              --         1,988,000
  Maturing after ten years:
      Mortgage-backed securities .................     19,493,000         87,000            --        19,580,000
                                                     ------------        -------        --------     -----------
                                                       40,439,000         87,000         (72,000)     40,454,000
                                                     ------------        -------        --------     -----------
Obligations of states and political subdivisions:
  Maturing after ten years .......................        100,000           --              --           100,000
                                                     ------------        -------        --------     -----------
Other:
 Maturing within one year ........................        363,000           --              --           363,000
                                                     ------------        -------        --------     -----------
                                                      $40,902,000        $87,000        ($72,000)    $40,917,000
                                                      ===========        =======        ========     ===========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 3. INVESTMENT SECURITIES (Continued)


                                                                             December 31, 1993
                                                              -------------------------------------------------
                                                                             Gross       Gross       Estimated
                                                               Amortized  Unrealized   Unrealized     Marketed
                                                                 Cost        Gains        Losses       Value
                                                               ----------   -------     ---------    ----------
INVESTMENTS HELD FOR SALE
United States Government obligations:
  Maturing within one year .................................   $2,014,000   $ 2,000         --       $2,016,000
  Maturing after one year, but within five years ...........    6,157,000    16,000         --        6,173,000
  Maturing after five years, but within ten years ..........         --        --           --             --
  Maturing after ten years .................................         --        --           --             --
                                                               ----------   -------     ---------    ----------
                                                               $8,171,000   $18,000     $   --       $8,189,000
                                                               ==========   =======     =========    ==========

     Proceeds from sales of investments in securities during 1993 were $20,898,000. Gross gains of $491,000 were realized on those sales in 1993. There were no sales of investment securities in 1994.

     Investment securities with a book value of $20,424,000 and $8,593,000 at December 31, 1994 and 1993, respectively, and market values of $19,147,000 and $8,615,000 at December 31, 1994 and 1993, respectively, were pledged to secure available lines of credit and public deposits.

NOTE 4.  LOANS

                                              1994           1993
                                         ------------   ------------
Commercial, financial and agricultural   $ 11,140,000   $ 14,959,000
Real estate--mortgage ................    103,573,000    109,555,000
Real estate--construction ............      4,540,000      3,352,000
Consumer and other ...................     31,010,000     13,661,000
                                         ------------   ------------
                                          150,263,000    141,527,000
                                         ------------   ------------
Less:
  Net deferred loan fees (costs) .....        (78,000)       (36,000)
  Unearned income ....................      2,067,000      1,451,000
  Allowance for possible loan
    losses ...........................      5,026,000      5,502,000
                                         ------------   ------------
                                            7,015,000      6,917,000
                                         ------------   ------------
                                         $143,248,000   $134,610,000
                                         ============   ============

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 4. LOANS (Continued)

     A summary of loans, net of deferred loan fees and unearned income, by maturity and interest rate classification, is shown below:

                                                   1994
                             ---------------------------------------------------
 (in thousands)                        One Year  Five Years    Over
                              Within      But       but        Ten
                            One Year  Within Five Within Ten   Years     Total
                             -------    -------    -------    -------   --------
Real Estate
 Fixed Rate .............    $ 3,217    $ 8,973    $11,279    $20,960   $ 44,429
 Floating Rate ..........     16,125      9,478     10,971     26,898     63,472
Commercial Loans
 Fixed Rate .............        705      2,011        265       --        2,981
 Floating Rate ..........      5,479      1,147         60      1,458      8,144
All Other Loans
 Fixed Rate .............        273     21,705      1,798      1,641     25,417
 Floating Rate ..........        281      3,550       --         --        3,831
                             -------    -------    -------    -------   --------
    Total ...............    $26,080    $46,864    $24,373    $50,957   $148,274
                             =======    =======    =======    =======   ========


                                                   1993
                             ---------------------------------------------------
 (in thousands)                        One Year   Five Years   Over
                              Within      But       but        Ten
                            One Year  Within Five Within Ten   Years     Total
                             -------    -------    -------    -------   --------
Real Estate
 Fixed Rate .............    $   672    $10,519    $10,262    $15,989   $ 37,442
 Floating Rate ..........     17,482      9,352     10,624     37,526     74,984
Commercial Loans
 Fixed Rate .............      1,400        780        516       --        2,696
 Floating Rate ..........      7,697      2,567        402      1,537     12,203
All Other Loans
 Fixed Rate .............        714      7,742        149       --        8,605
 Floating Rate ..........        704      3,404         74       --        4,182
                             -------    -------    -------    -------   --------
    Total ...............    $28,669    $34,364    $22,027    $55,052   $140,112
                             =======    =======    =======    =======   ========




Significant Group Concentrations of Credit Risk:

     The Company grants business, commercial and residential loans to customers throughout the state. Approximately 85% of the Company's real estate loans are located in Pennsylvania with most of the remainder in New Jersey. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the viability of the real estate economic sector.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 4. LOANS (Continued)

     Loans on which the accrual of interest have been discontinued or reduced amounted to approximately $6,900,000 (which does not include $2,675,000 of gross loans considered "in-substance" foreclosures) and $4,585,000 at December 31, 1994 and 1993, respectively. If interest on these loans (including "in-substance" foreclosures) had been accrued, such income would have approximated $827,000, ($262,000 of which resulted from loans foreclosed upon in 1994 or considered in-substance foreclosures at December 31, 1994) $767,000 and $1,206,000 for 1994, 1993 and 1992, respectively.

     Included in loans are loans to officers and directors of the Company, and their associates, of approximately $8,940,000 ($8,407,000 with collateral pledged, $533,000 unsecured) and $10,532,000 ($10,514,000 with collateral pledged; $18,000 unsecured) at December 31, 1994 and 1993, respectively. An analysis of activity with respect to such aggregate loans to related parties during 1994 and 1993 is as follows:

            Balance At                                  Balance At
         January 1, 1994  Additions    Repayments   December 31, 1994
         ---------------  ---------  -------------  -----------------
           $10,532,000   $8,550,000  ($10,142,000)     $ 8,940,000
           ===========   ==========  ============      ===========


            Balance At                                  Balance At
         January 1, 1993  Additions    Repayments   December 31, 1993
         ---------------  ---------  -------------  -----------------
           $11,956,000   $3,467,000  ($ 4,891,000)     $10,532,000
           ===========   ==========  ============      ===========


     A related party loan (Bay Properties Company--a general partnership in which one of the three general partners was a former director of the Company and the Bank) on which the accrual of interest was discontinued as of December 31, 1991, had a balance of $2,850,000 as of that date. BPI defaulted on its payment obligations under the loan in 1991. During 1992 a portion of the loan was charged off, resulting in a balance of $1,075,000 at December 31, 1993 and 1992, which amount has been reclassified as other real estate held for sale. Net proceeds from the sale of certain collateral have reduced the outstanding balance to $551,000 at December 31, 1994. If interest on this loan had been accrued, such income would have been approximately $191,000 in 1992.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 4. LOANS (Continued)

     During 1993, LKH Associates (a partnership whose partners were Company shareholders) defaulted in its payment obligation under a participation loan and, at December 31, 1993 and 1994, the net realizable value of this loan was classified as an "in-substance foreclosure." In connection with the default, First Fidelity Bank filed suit against the Company (See Note 12).

     During 1994, the Company charged off the remaining portion of a loan guaranteed by the wife of the former Chairman of the Company. The balance of this loan was $296,000 at December 31, 1993.

     At December 31, 1994 and 1993 loans past due 30-89 days were approximately $5,796,000 and $4,319,000, respectively. Loans past due 90 days or more were approximately $6,900,000 and $4,585,000, respectively. Restructured loans were $2,538,000 and $3,010,000 at December 31, 1994 and 1993, respectively.

     Loan origination costs of $574,000, $475,000 and $259,000, incurred during 1994, 1993, and 1992, respectively, in connection with the origination of loans have reduced salaries and employee benefits by that amount. "Interest and fees on loans" include $26,000, $100,000, and $95,000, respectively, for the years ended December 31, 1994, 1993 and 1992, resulting from the amortization of loan origination fees received and net of loan origination costs.

NOTE 5. ALLOWANCE FOR POSSIBLE LOAN LOSSES AND ALLOWANCE FOR
        OTHER REAL ESTATE HELD FOR SALE

LOANS:

                                           1994           1993           1992
                                        ----------     ----------     ----------
Balance, beginning ................     $5,502,000     $4,044,000     $5,271,000
Add:
 Provision charged to
   operating expenses .............      2,474,000      1,953,000      4,222,000
 Recoveries .......................        254,000        207,000         65,000
                                        ----------     ----------     ----------
                                         8,230,000      6,204,000      9,558,000
Less:
 Loans charged-off ................      2,996,000        702,000      5,485,000
 "In-substance" foreclosures ......        208,000           --           29,000
                                        ----------     ----------     ----------
Balance, ending ...................     $5,026,000     $5,502,000     $4,044,000
                                        ==========     ==========     ==========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 5. ALLOWANCE FOR POSSIBLE LOAN LOSSES AND ALLOWANCE FOR
        OTHER REAL ESTATE HELD FOR SALE  (Continued)

OTHER REAL ESTATE HELD FOR SALE:

                                           1994           1993           1992
                                        ----------     ----------     ----------
Balance, beginning ................     $3,593,000     $3,106,000     $3,498,000
Add:
 Provision charged to
   operating expenses .............      1,508,000        719,000      1,192,000
                                        ----------     ----------     ----------
                                         5,101,000      3,825,000      4,690,000
Less:
 Amounts charged-off/sales ........      1,198,000        232,000      1,584,000
                                        ----------     ----------     ----------
Balance, ending ...................     $3,903,000     $3,593,000     $3,106,000
                                        ==========     ==========     ==========

     For Federal income tax reporting purposes, the Company maintained allowances of $2,292,000 in 1994, $1,609,000 in 1993 and $1,744,000 in 1992, the
maximum permitted under current Federal income tax regulations.

NOTE 6. BANK PREMISES AND EQUIPMENT

                                      Accumulated
                                     Depreciation                Estimated
                                        and            Net         Useful
                            Cost     Amortization  Book Value   Lives, Years
                         ----------   ----------   ----------   ------------
                                                 1994
                         ---------------------------------------------------
Land .................   $  267,000         --     $  267,000
Buildings ............    1,435,000   $  550,000      885,000      20-50
Equipment ............    4,682,000    3,885,000      797,000       3-20
Leasehold improvements    1,465,000      822,000      643,000   Term of lease
                         ----------   ----------   ----------
                         $7,849,000   $5,257,000   $2,592,000
                         ==========   ==========   ==========

                                      Accumulated
                                     Depreciation                Estimated
                                        and            Net         Useful
                            Cost     Amortization  Book Value   Lives, Years
                         ----------   ----------   ----------   ------------
                                                 1993
                         ---------------------------------------------------
Land .................   $  267,000         --     $  267,000
Buildings ............    1,427,000   $  490,000      937,000      20-50
Equipment ............    4,562,000    3,556,000    1,006,000       3-20
Leasehold improvements    1,260,000      729,000      531,000   Term of lease
                         ----------   ----------   ----------
                         $7,516,000   $4,775,000   $2,741,000
                         ==========   ==========   ==========

     Depreciation and amortization expense amounted to $563,000 in 1994 and $588,000 in 1993.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 7. ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

                                                      1994               1993
                                                   ----------         ----------
Accrued interest receivable ..............         $2,273,000         $1,022,000
Prepaid expenses .........................            153,000            148,000
Income taxes receivable ..................             22,000               --
Deposits .................................            231,000            226,000
Other ....................................            150,000             62,000
                                                   ----------         ----------
                                                   $2,829,000         $1,458,000
                                                   ==========         ==========
NOTE 8. TIME DEPOSITS

     At December 31, 1994 and 1993, certificates of deposit with a face value greater than or equal to $100,000 totalled approximately $5,428,000 and $3,165,000, respectively. Interest expense for the years then ended relating to these certificates was approximately $178,000 and $156,000, respectively.

     Maturities of certificates of deposit of $100,000 or more as of December 31, 1994 and 1993, are as follows:

                          Three
          Three           Months     Six Months      Over
         Months          Through       Through      Twelve
         Or Less       Six Months   Twelve Months   Months      Total
        ----------     ----------    ----------    --------  ----------
1994:   $3,070,000     $1,200,000    $  555,000    $603,000  $5,428,000
        ==========     ==========    ==========    ========  ==========
1993:   $  620,000     $  665,000    $1,694,000    $186,000  $3,165,000
        ==========     ==========    ==========    ========  ==========

NOTE 9. ACCRUED EXPENSES AND OTHER LIABILITIES

                                                1994        1993
                                           ----------    ----------
        Accrued interest ................  $1,039,000    $  781,000
        Other ...........................     753,000       441,000
                                           ----------    ----------
                                           $1,792,000    $1,222,000
                                           ==========    ==========

                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 10. INCOME TAX EXPENSE

     Effective January 1, 1993, the Company changed its method of accounting for income for income taxes to comply with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." A requirement of SFAS No. 109 is that deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted tax rate expected to be in effect when the taxes are actually paid or recovered. In accordance with SFAS No. 109, the Company elected to adopt such statement prospectively in 1993 by recording an adjustment for the cumulative effect on prior years of the change in method of accounting for income taxes. At January 1, 1993, the cumulative effect on prior years of adopting SFAS No. 109 was $-0-.

     The net deferred tax asset at January 1, 1993 includes the following:

              Deferred tax asset ..............   $2,700,000
              Deferred tax liability ..........     (100,000)
              Valuation allowance for
                deferred tax asset ............   (2,600,000)
                                                  ----------
                                                  $     --
                                                  ==========

     The tax effect of major temporary differences that gave rise to the Company's net deferred tax asset at January 1, 1993, are as follows:

         Net operating loss and alternative
           minimum tax credit carryforwards ....  $1,744,000
         Allowance for possible loan losses ....     782,000
         Loan fees, net ........................     132,000
         Other .................................      42,000
         Depreciation ..........................    (100,000)
                                                  ----------
                                                  $2,600,000
                                                  ==========
                                      F-24

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 10. INCOME TAX EXPENSE (Continued)

     Deferred income tax assets (liabilities) result from differences in the recognition of revenues and expenses for income tax and financial reporting purposes.

     The net deferred tax asset at December 31, 1994 and 1993 includes the following:

                                           1994           1993
                                        ----------     ----------
Deferred tax asset ..................   $5,601,000     $4,489,000
Deferred tax liability ..............      (44,000)       (26,000)
Valuation allowance for net
 deferred tax asset .................   (5,557,000)    (4,463,000)
                                        ----------     ----------
 Net deferred tax asset .............   $     --       $     --
                                        ==========     ==========

     The tax effect of major temporary differences that gave rise to the Company's net deferred tax asset at December 31, 1994 and 1993 are as follows:

                                           1994            1993
                                        ----------    ----------
Net operating loss and alternative
 minimum tax credit carryforwards ....  $3,323,000    $1,662,000
Allowance for possible loan losses ... 930,000 1,324,000 Differences in financial and income tax reporting of other real estate
 held for sale, including
 in-substance foreclosures ...........   1,143,000     1,152,000
Other, net ...........................     161,000       325,000
                                        ----------    ----------
                                        $5,557,000    $4,463,000
                                        ==========    ==========

     Income tax expense (benefit) is as follows for the years ended December 31:

                               1994      1993       1992
                              -------   -------  --------
         Current ........        --        --         --
         Deferred .......        --     $28,000  $724,000
                              -------   -------  --------
                              $  --     $28,000  $724,000
                              =======   =======  ========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 10. INCOME TAX EXPENSE (Continued)

     Total income tax expense amounted to $-0- in 1994, $28,000 in 1993 and $724,000 in 1992, (effective tax rates of (0%), (7.4%), and (20.4%)
respectively), compared to income tax (benefit) of ($1,190,000), ($128,000), and ($1,207,000) computed by applying the statutory rate of 34.0% to loss before income taxes. These differences are accounted for as follows:

                                                    1994
                                          -------------------------
                                                         Percent of
                                                           Pretax
                                            Amount          Loss
                                          -----------       ----
Computed "expected" tax (benefit) ......  ($1,190,000)      34.0%
Increase in benefit resulting from
  non-taxable interest income ..........     (183,000)       5.2
Increase in taxes due to valuation
  allowance provided for deferred
  tax assets ...........................    1,373,000      (39.2)
                                          -----------       ----
                                           $     --          0.0%
                                          ===========       ====

                                                    1993
                                          -------------------------
                                                         Percent of
                                                           Pretax
                                            Amount          Loss
                                          -----------       ----
Computed "expected" tax (benefit) ......   $ (128,000)      34.0%
Increase in benefit resulting from
  non-taxable interest income ..........     (264,000)      70.2
Increase in taxes due to
  valuation allowance provided
  for deferred tax assets ..............      659,000     (175.2)
Decrease in taxes due to utilization
  of net operating loss carryforward ...     (239,000)      63.6
                                          -----------       ----
                                           $   28,000       (7.4%)
                                          ===========       ====

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 10. INCOME TAX EXPENSE (BENEFIT) (Continued)

                                                    1992
                                          -------------------------
                                                         Percent of
                                                          Pretax
                                            Amount         Loss
                                          ----------      ------
Computed "expected" tax (benefit) .....  ($1,207,000)      34.0%
Increase in benefit resulting from
  non-taxable interest income .........     (284,000)       8.0
Decrease in benefit resulting from
  limitation on net operating
  loss carryback ......................    1,491,000      (42.0)
Decrease in benefit resulting from
  write-off of deferred tax assets ....      724,000       20.4
                                          ----------      -----
                                          $  724,000      (20.4%)
                                          ==========      =====



     Income tax expense for the year ended December 31, 1992 was computed in accordance with the provisions of Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes."

     As of December 31, 1994, the Company has available net operating loss carryforwards of approximately $9,100,000 and $5,500,000 that may be applied against taxable income and alternative minimum taxable income, respectively. These carryforwards expire through December 31, 2009.

     As of December 31, 1994, the Company has available alternative minimum tax credit carryforwards of $236,000 that may be applied against regular income taxes. These credits may be carried forward indefinitely.

NOTE 11. LEASES

     The Company leases buildings and equipment under non-cancelable operating leases.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 11. LEASES (Continued)

     Minimum rentals under operating leases are as follows:

                   Years Ending
                   December 31,                Amount
                   ------------             ----------
                      1995 ..............   $  424,000
                      1996 ..............      381,000
                      1997 ..............      365,000
                      1998 ..............      352,000
                      1999 ..............      309,000
                   2000 and thereafter ..      336,000
                                            ----------
                   Total minimum
                     lease payments .....   $2,167,000
                                            ==========


     Rent expense for the years ended December 31, 1994, 1993 and 1992 was approximately $616,000, $610,000 and $683,000, respectively, including operating expenses of approximately $149,000, $137,000, $161,000, respectively.

NOTE 12. COMMITMENTS AND CONTINGENCIES

     During 1994 and 1993, the Company had lines of credit available from correspondent banks of $9,000,000 and $-0-, respectively.

     On August 17, 1992, the Company entered in an employment contract for a period of three years with the President and Chief Executive Officer providing for a minimum annual base salary of $135,000 per year plus incentive compensation based on a percentage of net profits as defined. There was no incentive compensation expense for the years ended December 31, 1993 and 1992. During 1994, the parties mutually agreed to terminate this contract.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 12. COMMITMENTS AND CONTINGENCIES (Continued)

     In July 1994, the Company entered into an employment contract for a period of two years with the President and Chief Executive Officer providing for a minimum annual base salary of $125,000 per year. In addition, the Company granted him certain stock options to purchase the Company's shares. Such options vested on December 29, 1994 upon the public announcement of a Plan of Merger. Accordingly, the Company recorded compensation expense for $183,000. At the effective date of the Merger (See Note 1), all the options granted in connection with the Merger shall automatically be cancelled and the individual shall receive as consideration for such cancellation an amount in cash equal to the excess of $10 over the applicable exercise price of the option.

     The parties agreed to terminate the employment of the President on March 2, 1995. The termination agreement also cancels such stock options and obligates the Bank to pay approximately $94,000, subject to adjustment under certain circumstances, in lieu of the aforementioned options. Upon such termination of the President, the Bank hired another President. Upon the effective date of the Merger, the new President's employment will be terminated and he will be paid a bonus of $100,000, subject to adjustment under certain circumstances.

     In connection with the proposed Merger (See Note 1), the Company is obligated for broker's fees amounting to 1% of the purchase price or $282,000, subject to closing. Because of entering a Plan of Merger, minimum broker fees of $150,000 are due and have been accrued at December 31, 1994. In addition, the Company has offered severance packages to various employees. Since the amount of severance to be paid is dependent upon the number of employees accepting the terms of such severance packages as well as employee retention by Midlantic, the amount of severance to be paid cannot be estimated. However, such amount may be material.

     The Company was a defendant in two lawsuits, originally filed in June 1992, in the United States District Court for the Eastern District of Pennsylvania. These two cases were consolidated since the claims were identical. All of the defendants in the cases moved to dismiss the Complaints and/or for summary Judgement in July 1992. These motions were denied without prejudice in November 1992. After Court-ordered discovery process, the Plaintiffs filed amended Complaints in January 1993. The Defendants filed Motions to Dismiss the amended Complaints and/or for summary Judgment in February 1993.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 12. COMMITMENTS AND CONTINGENCIES (Continued)

     On September 30, 1993, the District Court entered an Order dismissing plaintiff's Federal claims with prejudice and dismissing plaintiff's state claims without prejudice. On October 22, 1993, plaintiff's appealed this Order to the United States Court of Appeals for the Third Circuit. On May 24, 1994, the Third Circuit Court affirmed the District Courts September 30, 1993 Order to Dismiss.

     On July 22, 1994, the plaintiff in one of the above-stated lawsuits, filed a class action suit in the Court of Common Pleas of Montgomery County, Pennsylvania. Preliminary objections to the Complaint have been filed and are in the process of Briefing and Argument.

     The Complaint asserts claims against various directors and officers of the Company and the Company, as a nominal defendant. The Complaint alleges:

     Fraud against all defendants with respect to disclosure; a derivative claim on behalf of the Company for breach of fiduciary duty and waste of corporate assets against the individual defendants; and direct and derivative claims for negligent misrepresentations against all defendants.

     The Plaintiffs purport to sue on behalf of a class of all persons who purchased publicly-traded securities of the Company during the period of approximately February 6, 1990 through June 7, 1992 and who sustained damages as a result of such purchases and/or were holders of shares of the Company with respect to voting in the 1990, 1991 and 1992 proxy solicitations.

     The Complaint does not demand a specified amount of damages. The Complaint seeks:

     "compensatory damages including establishing a constructive trust for any monies generated by the disposal of the Bay Properties asset; Judgments removing the Board of Directors from the Company and appointing a conservator for the Bank; Judgments awarding the Company compensatory damages; a Judgment declaring the election of directors and other business consummated at the 1990, 1991 and 1992 annual shareholder meetings null and void and ordering a new election; and an award of counsel fees, interest and costs of suits to Plaintiffs and their counsel."

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 12. COMMITMENTS AND CONTINGENCIES (Continued)

     On about February 27, 1995, a Complaint was filed in the Court of Common Pleas of Montgomery County, Pennsylvania against the Company and various Directors and Officers. The Complaint alleges a claim against all defendants for breach of fiduciary duties of care, loyalty and full disclosure, relating to the transaction whereby Midlantic Corp. intends to acquire the shares of the Company. The Plaintiff purports to sue on behalf of a class of all stockholders of the Company who owned shares of the Company on December 31, 1994 (excluding defendants and persons and entities related to defendants).

     The Complaint does not demand a specified amount of damages. The Complaint seeks the following relief: a declaration that the case is a proper class action; an Order that defendants carry out their fiduciary duties to plaintiff and the class; a preliminary and permanent injunction against the Midlantic transaction; in the event the Midlantic transaction is consummated, an Order rescinding the transaction and/or awarding rescissory damages; compensatory damages; an accounting and constructive Trust on all profits realized by defendants as a result of the Midlantic transaction; an Order requiring defendants to permit a Stockholders' Committee to "ensure a fair procedure, adequate procedural safeguards, and independent input by plaintiff and the class in connection with any buy-out proposals"; and costs and disbursements of the action.

     While the Company is a nominal defendant in certain of the above lawsuits, there may be liability to the Company for indemnification of expenses, liability and loss (including without limitation attorneys's fees; judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with these cases, under Pennsylvania law and provisions of the bylaws of the Company and the Bank. Such amounts may be material.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 12. COMMITMENTS AND CONTINGENCIES (Continued)

     The Company is also a defendant in two lawsuits filed in January 1995 in the Court of Common Pleas of Montgomery County, Pennsylvania. The first Complaint asserts claims against the Company for breach of contract, release of obligation, fraud and recession with respect to a death benefit compensation agreement with the wife of the former Chairman of the Bank. The Complaint seeks payments which could be material depending on the Plaintiff's life expectancy, as well as punitive and other damages in excess of $2,000,000. The second Complaint asserts claims against the Company and certain shareholders for breach of contract, gross negligence, breach of duty of care, breach of covenant of good faith and fair dealing, and tortious interferences with respect to a participation loan that is now in default and in the process of foreclosure. The second Complaint seeks damages of approximately $1,000,000 plus interest and costs.

     Management of the Company, including directors and officers named as defendants in these cases, intends to contest these cases vigorously and believes that the Defendants have strong factual and legal defenses to the claims asserted. The outcome of the litigation or an estimate of the range of damages claimed cannot be predicted.

NOTE 13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amount of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (Continued)

     The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                       Contract Amount
                                                         December 31,
                                                 ------------------------------
                                                    1994               1993
                                                 -----------        -----------
     Financial instruments
       whose contract amounts
       represent credit risk:
         Commitments to extend credit .......... $24,211,000        $22,357,000
         Standby letters of credit .............     747,000          1,295,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include residential properties, income and non-income producing commercial properties, accounts receivable, inventory and property, plant and equipment.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (Continued)

     Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including trade, real estate developments and similar transactions. For the most part, these letters of credit are short-term in nature with maturities of eighteen months or less.

     The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those letters of credit commitments, i.e., certificates of deposit, marketable securities, real estate, UCC's, etc for which collateral is deemed necessary. Approximately 70% and 81% of the total letters of credit at December 31, 1994 and 1993, respectively, were fully collateralized with the balance unsecured.

     The Bank does not issue or hold derivative instruments with the exception of loan commitments and letters of credit. These instruments are issued in the normal ordinary course of business to meet customer needs. Commitments to fund fixed-rate loans were immaterial at December 31, 1994. Variable rate commitments are generally issued for less than one year and carry market rates of interest. Such instruments are not likely to be affected by annual rate caps triggered by rising interest rates. Bank management expects that off-balance sheet risk will not be material to the Bank's results of operations or financial condition.

NOTE 14. RELATED PARTIES

     Legal fees amounting to $58,000 in 1993 and $288,000 in 1992, were paid to law firms whose principals were also directors and/or shareholders of the Company and/or its subsidiary.

     The Company leases space for two of its branches and its administrative offices under operating leases from certain directors and/or shareholders and/or their affiliates. These leases expire at varying times through 2000 and provide for current minimum annual rentals of $133,000 in the aggregate. Rent expense and operating costs incurred to those related parties in 1994, 1993 and 1992 was $202,000, $190,000 and $215,000, respectively.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 14. RELATED PARTIES (Continued)

     A management company owned by a director/shareholder of the Company has provided management services at no expense to the Company, for certain other real estate held for sale and owned by the Company.

NOTE 15. PENSION AND THRIFT PLANS

     The Company has a non-contributory, defined benefit plan for substantially all employees who meet the age and service requirements of the Plan. Pension benefits are based on length of service and compensation levels.

     Effective January 1, 1989, the Company implemented the provisions of Statement of Financial Accounting Standards No. 87, "Employers Accounting for Pensions", which included modifications of certain actuarial assumptions and methods.

     Net periodic pension cost for 1994, 1993 and 1992 includes the following components:

                                                  1994       1993       1992
                                                -------    -------    -------
Service cost .................................  $54,288    $50,428    $44,739
Interest cost ................................   35,930     56,263     54,951
Actual return (loss) on plan assets ..........    2,858    (65,855)   (56,747)
Net amortization and deferral ................  (32,405)    22,142     14,405
                                                -------    -------    -------
  Net periodic pension cost ..................  $60,671    $62,978    $57,348
                                                =======    =======    =======

     The following is a reconciliation of the funded status of the Plan with the balance sheet as of December 31, 1994, 1993 and 1992:

     Actuarial present value of benefit obligations:

                                            1994         1993         1992
                                         ---------    ---------    ---------
Accumulated benefit obligation,
  including vested benefits of
  $201,000, 1994, $365,000, 1993,
  and $539,000, 1992 .................   ($210,000)   ($390,174)   ($563,376)
Effect of future compensation levels .    (252,000)    (165,816)    (139,911)
                                         ---------    ---------    ---------
Projected benefit obligation .........    (462,000)    (555,990)    (703,287)

Fair value of plan assets ............     400,000      523,145      716,432
                                         ---------    ---------    ---------
Projected benefit obligation less than
  (in excess of) plan assets .........     (62,000)     (32,845)      13,145

Unrecognized net obligation
  on transition, being amortized
  over 15 years ......................      73,000       81,628       89,790
Unrecognized net (gain) loss
  subsequent to transition ...........     (19,000)     (59,018)     (50,192)
                                         ---------    ---------    ---------
Prepaid (accrued) pension cost .......   ($  8,000)   ($ 10,235)   $  52,743
                                         =========    =========    =========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 15. PENSION AND THRIFT PLANS

     For each of the years ended December 31, 1994, 1993 and 1992, the weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8%, the expected long-term rate of return on assets was 8%, and the assumed rate of increase in future compensation levels was 6%. The Company's vested accumulated benefit obligation was determined using the frozen initial liability method. The Company's funding policy is to make at least the minimum annual contributions required by applicable regulations.

     The Company also has a 401(k) Thrift Plan for all full-time employees. The Plan provides for employee tax-free contributions through salary withholdings and employer contributions to the Plan at the discretion of the Company's Board of Directors. There were no employer contributions for the years ended December 31, 1994, 1993 and 1992.

NOTE 16. SHAREHOLDERS' EQUITY

Common Stock Offering
---------------------

     The Company completed a Common Stock Rights and Community Offering (the "Offering") on November 29, 1993. There were 1,523,767 shares of common stock sold at a price of $4.50 per share, of which approximately $2.1 million was sold to existing shareholders and approximately $4.8 million was sold to investors. Net proceeds of the Offering were approximately $6,168,000 after broker commissions and other expenses. The Company invested substantially all of the proceeds in its subsidiary, the Bank.

Capital Resources
-----------------

     As a state-chartered bank, the Bank is subject to an informal state requirement of a 6.0% total capital to total asset ratio. The new risk-based capital standards provide that as of December 31, 1992, banks must have total capital equal to at least 8.0% of their total risk-weighted assets and Tier 1 capital equal to at least 4% of total risk-weighted assets. In addition, banks must maintain a minimum Tier 1 capital to total average assets (leverage) ratio of at least 4% subject to regulatory requirements. As a result of the C & D issued to the Bank (Note 1) the Bank was required to maintain a leverage ratio of 6% within six months of the C & D and 6.5% within one year of the C & D.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 16. SHAREHOLDERS' EQUITY (Continued)

Capital Resources (Continued)
-----------------

     At December 31, 1994, the Bank's total and Tier One risk-weighted capital ratios were 9.17% and 7.90%, respectively. At December 31, 1993, the Bank's total and Tier One risk-weighted capital ratios were 11.60% and 10.32%, respectively. In addition, the Bank's leverage ratio was 5.50% at December 31, 1994 and 7.51% at December 31, 1993.

     As of December 31, 1993, the Bank's capital ratios met the requirements of FDICIA and the restrictions imposed by the C & D (Note 1). However, the Company was deficient in meeting the December 31, 1994 Leverage Ratio.

FDICIA
------

     On December 19, 1991, FDICIA became law. Some of the most significant provisions of the Act concern regulatory supervision with respect to capital levels of financial institutions. These provisions, referred to as "prompt corrective action" regulations, establish five "capital" categories. The categories range from well capitalized to critically undercapitalized. Financial institutions falling within each of these categories are subject to various restrictions and requirements. There are numerous other provisions of the Act which require banking agencies to establish standards relating to a variety of areas.

NOTE 17. SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                 1994       1993       1992
                                               --------   --------   --------
Maintenance and repairs .....................  $411,000   $374,000   $314,000
Taxes other than payroll
  and income taxes:
    Pennsylvania Shares Tax .................   192,000    195,000    199,000
    Other ...................................    77,000    113,000    230,000

     Pursuant to an examination of the Company by Federal and State banking agencies, the Company recorded, retroactive to its fourth quarter of 1993, adjustments of $1,072,000 and $626,000 to increase its allowance for possible loan losses and allowance for losses on other real estate, respectively.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 18. FINANCIAL STATEMENTS OF OLD YORK ROAD BANCORP, INC.
         (PARENT ONLY)

                                 BALANCE SHEET
                           DECEMBER 31, 1994 AND 1993

                                     ASSETS

                                                     1994           1993
                                                 -----------     -----------
Investment in subsidiary, at equity ...........  $12,591,000     $16,347,000
Other assets, organization costs ..............       14,000          26,000
                                                 -----------     -----------
                                                 $12,605,000     $16,373,000
                                                 ===========     ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities .............................  $    68,000     $    68,000

Shareholders' equity:
  Common stock ................................    2,825,000       2,825,000
  Capital in excess of par ....................   20,508,000      20,508,000
  Accumulated deficit .........................  (10,527,000)     (7,028,000)
  Unrealized loss on AFS Portfolio ............     (269,000)           --
                                                 -----------     -----------
    Total shareholders' equity ................   12,537,000      16,305,000
                                                 -----------     -----------
                                                 $12,605,000     $16,373,000
                                                 ===========     ===========

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                           1994           1993           1992
                                       ----------       --------     ----------
Operating expenses, amortization of
  organization costs ...............  ($   12,000)     ($ 14,000)   ($   14,000)
                                       ----------       --------     ----------
Loss before equity in undistributed
  net loss of subsidiary ...........      (12,000)       (14,000)       (14,000)
Equity in undistributed net loss
  of subsidiary ....................   (3,487,000)      (390,000)    (4,259,000)
                                       ----------       --------     ----------
Net loss ...........................  ($3,499,000)     ($404,000)   ($4,273,000)
                                       ==========       ========     ==========

                OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 18. FINANCIAL STATEMENTS OF OLD YORK ROAD BANCORP, INC.
         (PARENT ONLY) (Continued)

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                1994           1993           1992
                                             -----------    -----------    -----------

Net loss .................................   ($3,499,000)   ($  404,000)   ($4,273,000)
Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Amortization of organization costs ....        12,000         14,000         14,000
   Equity in undistributed net loss
     of subsidiary .......................    (3,487,000)      (390,000)     4,259,000
                                             -----------    -----------    -----------
     Net cash provided by
       operating activities ..............          --             --             --
                                             -----------    -----------    -----------
Investing activity, purchase of subsidiary
  common stock ...........................          --       (6,168,000)          --
                                             -----------    -----------    -----------
Financing activity, proceeds from issuance
  of common stock ........................          --        6,168,000           --
                                             -----------    -----------    -----------
Increase in cash .........................          --             --             --

Cash, beginning of period ................          --             --             --
                                             -----------    -----------    -----------
Cash, end of period ......................          --             --             --
                                             ===========    ===========    ===========

           SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

     The valuation allowance for investment securities decreased $92,000 in 1992 due to the sale of "other investment securities" of the Company during 1992 which resulted in a loss of approximately $145,000. This amount has been properly reflected in the "Equity in undistributed net loss of subsidiary" in Old York Road Bancorp, Inc.'s Statement of Operations.

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 19. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 ("SFAS No. 107), "Disclosures About Fair Value of Financial Instruments" requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 98% of its assets and liabilities are considered financial instruments as defined in SFAS No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimates and present value calculations were used by the Company for the purposes of this disclosure.

     Estimated fair values have been determined by the Company using the best available data, and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used, the estimated fair values, and carrying values at December 31, 1994 were as follows:

     * Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                                                             1994
                                                  --------------------------
                                                   Estimated
                                                     Fair         Carrying
                                                     Value         Amount
                                                  -----------    -----------
     Cash due from banks
       and Federal funds sold .................   $19,268,000    $19,268,000
                                                  ===========    ===========
     Investment securities ....................   $54,801,000    $57,948,000
                                                  ===========    ===========

                                                             1993
                                                  --------------------------
                                                   Estimated
                                                     Fair         Carrying
                                                     Value         Amount
                                                  -----------    -----------
     Cash due from banks
       and Federal funds sold .................   $27,341,000    $27,341,000
                                                  ===========    ===========
     Investment securities ....................   $49,106,000    $49,073,000
                                                  ===========    ===========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 19. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
         (Continued)

     * The net loan portfolio has been valued on an aggregate basis using a present value discounted cash flow method. The discount rate used in these calculations is based on the treasury yield curve rates adjusted for servicing costs and estimated credit quality.

                                                     Estimated      Carrying
                                                     Fair Value      Amount
                                                    ------------   ------------

         Net loans ........................ 1994    $139,577,000   $143,248,000
                                            ----    ============   ============
         Net loans ........................ 1993    $136,455,000   $134,610,000
                                            ----    ============   ============

     * Financial instruments with stated maturities have been valued using a present value discounted cash flow method. The discount rate used in these calculations is based on treasury yield curve rates.

                                                     Estimated       Carrying
                                                     Fair Value       Amount
                                                    ------------   ------------
         Deposits with stated
           maturities ..................... 1994     $60,854,000    $62,406,000
                                            ----     ===========    ===========
         Deposits with stated
           maturities ..................... 1993     $53,358,000    $53,238,000
                                            ----     ===========    ===========

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 19. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
         (Continued)

     * Financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                                   Estimated       Carrying
                                                   Fair Value       Amount
                                                  ------------   ------------
         Deposits with no stated
           maturities .................... 1994   $154,267,000   $154,267,000
                                           ----   ============   ============

         Deposits with no stated
           maturities .................... 1993   $152,838,000   $152,838,000
                                           ----   ============   ============

     Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

     There is no material difference between the notional amount and the estimated fair value of off-balance sheet items which total $24,958,000 at December 31, 1994, primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding.

     Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.


SCHEDULE I--LOANS TO OFFICERS, DIRECTORS, PRINCIPAL SECURITY HOLDERS AND ANY ASSOCIATES OF THE FOREGOING PERSONS

                                    (000'S)
                                            Balance at
                                           Beginning of                                  Balance at
                                              Period                    Repayments/     End of Period
Name of Borrower                          January 1,1994   Additions       Other      December 31, 1994
----------------                          --------------   ---------    -----------   -----------------

Mark Hankin/Associates .....................  $7,419        $6,444       $ 6,412         $7,451

Harry Hilger III ...........................      86          --               1             85

Estate of Perch Hankin/Associates ..........   1,358          --             851            507

Laren Pitcairn .............................     979          --             979           --

Stanford Hunn ..............................     381          --              35            346

Albert Hoffman .............................       9          --               9           --

John Fiorillo ..............................     300         1,680         1,830            150

Dr. Reibman ................................    --              10            10           --

Henry Holtzman .............................    --             182            10            172

Art Poley ..................................    --              24             1             23

Arlene Goldbach ............................    --              12             4              8

Carl Haeussler, Jr. ........................    --             198          --              198
                                             -------        ------       -------         ------
                                             $10,532        $8,550       $10,142         $8,940
                                             =======        ======       =======         ======


Name of Borrower                          Interest Rate            Due Date           Collateral
----------------                          -------------            --------           ----------
Mark Hankin/Associates ...............       7%-12.0%              Demand/            Real Estate/
                                                                   1995-2016          $ 31,000 Unsecured and
                                                                                      $500,000 Unsecured

Harry Hilger III .....................       10.0%                 2014               Real Estate

Estate of Perch Hankin/Associates ....       7%-10%                2000               Real Estate

Laren Pitcairn .......................       7%                    2012               Real Estate

Stanford Hunn ........................       7.5%                  1994-2014          Real Estate/
                                                                                      Business equipment

Albert Hoffman .......................       10%                   1996               Auto

John Fiorillo ........................       8.5%                  Demand             Corporate assets

Dr. Reibman ..........................       8.75%                 Demand             Marketable securities

Henry Holtzman .......................       8.5%                  2002               Real estate

Art Poley ............................       8.5%-12%              1996-1998          Auto/$2,000 unsecured

Arlene Goldbach ......................       9.75%                 2004               Real estate

Carl Haeussler, Jr. ..................       10%                   Demand             Real estate



SCHEDULE I--LOANS TO OFFICERS, DIRECTORS, PRINCIPAL SECURITY HOLDERS AND ANY ASSOCIATES OF THE FOREGOING PERSONS

                                    (000'S)
                                            Balance at
                                           Beginning of                                  Balance at
                                              Period                    Repayments/     End of Period
Name of Borrower                          January 1,1993   Additions       Other      December 31, 1993
----------------                          --------------   ---------    -----------   -----------------
Mark Hankin/Associates .....................  $ 9,369       $  753        ($2,703)       $ 7,419

Harry Hilger III ...........................       87         --               (1)            86

Estate of Perch Hankin/Associates ..........    1,504         --             (146)         1,358

Laren Pitcairn .............................      996         --              (17)           979

Stanford Hunn ..............................     --            414            (33)           381

Albert Hoffman .............................     --             10             (1)             9

John Fiorillo ..............................     --         $2,290         (1,990)           300




Name of Borrower                         Interest Rate            Due Date           Collateral
----------------                         -------------            --------           ----------

Mark Hankin/Associates .................    7%-12%                Demand/            Real Estate/
                                                                  1995-2016          $12,000 Unsecured

Harry Hilger III .......................    10%                   2014               Real Estate

Estate of Perch Hankin/Associates ......    7%-10%                2000               Real Estate

Laren Pitcairn .........................    7%                    2012               Real Estate

Stanford Hunn ..........................    7.5%                  1994-2014          Real Estate/
                                                                                     Business equipment/
                                                                                     $6,000--unsecured

Albert Hoffman .........................    10%                   1996               Auto

John Fiorillo ..........................    8.5%                  Demand             Corporate assets




SCHEDULE I--LOANS TO OFFICERS, DIRECTORS, PRINCIPAL SECURITY HOLDERS AND ANY ASSOCIATES OF THE FOREGOING PERSONS

                                    (000'S)

                                            Balance at
                                           Beginning of                                  Balance at
                                              Period                    Repayments/     End of Period
Name of Borrower                          January 1,1992   Additions       Other      December 31, 1992
----------------                          --------------   ---------    -----------   -----------------

Mark Hankin/Associates ..................     $6,229        $8,034        $ 4,894          $9,369

Harry Hilger III ........................         88          --                1              87

Estate of Perch Hankin/Associates .......      1,634          --              130           1,504

Laren Pitcairn ..........................       --           1,000              4             996

Joseph Murphy ...........................        374          --              374            --

Bernie Gottlieb .........................      1,553          --            1,553            --

Lowen Hankin ............................      3,312          --            3,312            --

James Schwartzmann ......................        781          --              781            --




Name of Borrower                           Interest Rate          Due Date           Collateral
----------------                           -------------          --------           ----------

Mark Hankin/Associates ....................  6.5%-10%             Demand/            Real Estate/
                                                                  1995-2016          $1,630,000 Unsecured

Harry Hilger III ..........................  10%                  2014               Real Estate

Estate of Perch Hankin/Associates .........  6.5%-10%             2000               Real Estate

Laren Pitcairn ............................  10%                  2012               Real Estate

Joseph Murphy .............................  6.5%                 2005               Real Estate/
                                                                                     Repayments include a $346,000 reclassification
                                                                                     as a loan to an unrelated party since the
                                                                                     Director resigned in 1992.

Bernie Gottlieb ...........................  6%-6.5%              1992/1994          Partial/Real Estate/
                                                                                     $1,485,000 Unsecured
                                                                                     Repayments include a $39,000 reclassification
                                                                                     as a loan to an unrelated party since the
                                                                                     Director resigned in 1992.

Lowen Hankin ..............................  7%-11.5%             Demand             Real Estate
                                                                  1992-2009          During 1992 a portion of this loan was
                                                                                     charged off, resulting in a balance of
                                                                                     $1,075,000 at December 31, 1992, which has
                                                                                     been reclassified as an "in-substance
                                                                                     foreclosure." The Director resigned
                                                                                     during 1992.

James Schwartzman .........................  9.75%                2004               Real Estate.
                                                                                     Resigned as Director in 1992


                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                 March 31, 1995               December 31, 1994
                                                                 --------------               -----------------
                                                                           (Dollar amounts in thousands)
Assets:
Cash and Due From Banks ........................................       $ 17,225                        $ 14,868
Investment Securities:
  Investments Held to Maturity (Market Values
    of $49,221 and $47,841 respectively) .......................         50,323                          50,988
  Investment Securities Available-for-Sale .....................          7,062                           6,960
Federal Funds Sold .............................................          4,500                           4,400
Loans ..........................................................        146,511                         152,769
  Less: Unearned Income and deferred fees ......................         (1,712)                         (1,989)
  Less: Allowance for Possible Loan Losses .....................         (6,132)                         (5,293)
                                                                        -------                         -------
Net Loans ......................................................        138,667                         145,487
---------                                                               -------                         -------
Bank Premises and Equipment ....................................          2,467                           2,592
Other Real Estate Held for Sale, Net ...........................          2,708                           3,061
Accrued Interest Receivable
  and Other Assets .............................................          3,323                           2,829
                                                                       --------                         -------
Total Assets ...................................................       $226,275                        $231,185
------------                                                           ========                        ========
Liabilities:
Deposits:
  Demand .......................................................       $ 38,647                        $ 43,785
  Savings ......................................................         35,797                          39,201
  Interest Bearing Checking ....................................         66,964                          71,281
  Other Time Deposits ..........................................         70,076                          62,406
                                                                       --------                        --------
                                                                        211,484                         216,673
Accrued Expenses and
  Other Liabilities ............................................          2,001                           1,975
                                                                       --------                        --------
Total Liabilities ..............................................        213,485                         218,648
-----------------                                                      --------                        --------
Shareholders' Equity:
Capital Stock $1.00 par, authorized
  14,000,000 shares; issued and outstanding
  2,825,312  shares ............................................          2,825                           2,825
Capital in Excess of Par .......................................         20,508                          20,508
Accumulated Deficit ............................................        (10,445)                        (10,527)
Unrealized Loss on Investment Securities Available for Sale ....            (98)                           (269)
                                                                       --------                        --------
Total Shareholders' Equity .....................................         12,790                          12,537
--------------------------                                             --------                        --------
Total Liabilities and
  Shareholders' Equity .........................................       $226,275                        $231,185
                                                                       ========                        ========


                 See Notes to Consolidated Financial Statements

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                Three Months Ended
                                                                  ---------------------------------------------
                                                                  March 31,1995                  March 31, 1994
                                                                  -------------                  --------------
                                                        (Dollar amounts in thousands except earnings per share)

Interest Income:
  Interest and Fees on Loans ....................................        $3,329                          $2,876
  Interest on Investment Securities:
    U.S. Government Obligations .................................           800                             640
    State and Political Subdivision Obligations .................             2                               2
    Other Securities ............................................            13                               3
Interest on Federal Funds Sold ..................................            19                             116
                                                                         ------                          ------
Total Interest Income ...........................................         4,163                           3,637
                                                                         ------                          ------
Interest Expense:
  Interest on Deposits ..........................................         1,453                           1,282
  Interest on Federal Funds Purchased
   and Other Borrowed Money .....................................            25                               9
                                                                         ------                          ------
Total Interest Expense ..........................................         1,478                           1,291
                                                                         ------                          ------
Net Interest Income .............................................         2,685                           2,346
Provision for Possible Loan Losses ..............................            97                             300
                                                                         ------                          ------
Net Interest Income After Provision for Possible
  Loan Losses ...................................................         2,588                           2,046
                                                                         ------                          ------
Other Income:
  Trust Department Income .......................................             0                               3
  Service Fees ..................................................           421                             437
  Other Operating Income ........................................             8                              13
                                                                         ------                          ------
Total Other Income ..............................................           429                             453
                                                                         ------                          ------
Income Before Other Expenses ....................................         3,017                           2,499
                                                                         ------                          ------
Other Expenses:
  Salaries and Benefits .........................................         1,217                           1,173
  Occupancy and Equipment .......................................           457                             538
  Net Loss on Holding Foreclosed Assets .........................           192                              44
  Other Operating Expenses ......................................         1,067                             622
                                                                         ------                          ------
Total Other Expenses ............................................         2,933                           2,377
                                                                         ------                          ------
Income Before Income Tax Expense ................................            84                             122
Income Tax Expense ..............................................             3                               2
                                                                         ------                          ------
Net Income ......................................................         $  81                          $  120
                                                                         ======                          ======
Earnings per Common Share .......................................         $0.03                           $0.04
                                                                         ======                          ======


                 See Notes to Consolidated Financial Statements

                   OLD YORK ROAD BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               Three Months Ended
                                                                ----------------------------------------------
                                                                March 31, 1995                  March 31, 1994
                                                                --------------                  --------------
                                                                          (Dollar amounts in thousands)
Operating Activities:
Net income for the period ......................................       $     81                        $   120

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Provision for possible Loan and OREO Losses ..................            152                            300
  Depreciation and amortization ................................            150                            239
  Changes in operating assets and Liabilities:
    Accrued interest receivable and other assets ...............           (494)                        (1,414)
    Accrued expenses and other Liabilities .....................             26                          1,063
                                                                        -------                        -------
Net cash provided by (used in) operating activities ............            (85)                           308
                                                                        -------                        -------
Investing Activities:

Loans originated or acquired, net of principal
  collected ....................................................          6,878                            634
Purchases of investment securities .............................              0                         (7,967)
Purchases of bank premises and equipment .......................             (4)                           (45)
Proceeds from sales of other real estate held
  for sale .....................................................            145                            171
Proceeds from investment maturities ............................            697                          1,570
Proceeds from sales of equipment ...............................             15                              0

Net cash provided by (used in) investing activities ............          7,731                         (5,637)
                                                                        -------                        -------
Financing Activities:
  Net increase(decrease) in non-interest bearing demand deposits,
  N.O.W. accounts, savings accounts and money market
   accounts ....................................................        (12,859)                         3,384
Net increase in time deposits ..................................          7,670                          2,021
                                                                        -------                        -------
Net cash provided by (used in) by financing activities .........         (5,189)                         5,405
                                                                        -------                        -------
Net increase in cash and cash equivalents ......................          2,457                             76

CASH AND CASH EQUIVALENTS, JANUARY 1 ...........................         19,268                         27,341
                                                                        -------                        -------

CASH AND CASH EQUIVALENTS, MARCH 31, ...........................        $21,725                        $27,417
                                                                        =======                        =======
Supplemental Disclosure of Cash Flow Information
  Cash Paid for Interest .......................................        $ 1,392                        $ 1,311



                 See Notes to Consolidated Financial Statements

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

BASIS OF PRESENTATION

NOTE 1.

In the opinion of Old York Road Bancorp, Inc. (the "Company" or "Bancorp") the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of March 31, 1995 and the results of operations for the three month periods ended March 31, 1995 and 1994, and the cash flows for the three month periods ended March 31, 1995 and 1994.

NOTE 2.

Results of operations for the three month period ended March 31, 1995 are not necessarily indicative of the results to be expected for the full year.

Certain captions in the financial statements presented for prior periods have been reclassified to conform with the 1995 presentation. This includes the reclassification for all periods presented of in-substance foreclosures ("ISFs") from other real estate owned ("OREO") to loans (See "Accounting for loan impairment", Note 15).

NOTE 3.

Net income per share of common stock is based upon the weighted average number of shares outstanding (2,825,312 shares) during the three month periods ended March 31, 1995 and March 31, 1994.

NOTE 4.

The financial information has been prepared in accordance with the requirements of Form 10-QSB and therefore does not include all the disclosures normally required by generally accepted accounting principles, or those normally made in the Company's annual Form 10-KSB filing. The reader of this Form 10-QSB may wish to refer to the Company's annual report on Form 10-KSB for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

NOTE 5. OPERATIONS, PLAN OF MERGER AND MANAGEMENT'S PLANS

Agreement and Plan of Merger

On December 29, 1994, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Midlantic Corporation ("Midlantic"). The Merger Agreement provides for the payment to shareholders of the Company at the closing of the merger $10 in cash or .3721 shares of Midlantic common stock for each share of Company common stock outstanding. A maximum of 49% of the Company's common stock can be exchanged for cash, subject to adjustment under certain conditions. The Merger Agreement is subject to shareholder approval, regulatory approvals and various other conditions of closing.

The Merger Agreement may be terminated by either Midlantic or the Company if the Closing has not occurred by December 31, 1995. The Merger Agreement may be terminated by the Company if the price of Midlantic common stock over a specified period of time is less than $26.87 multiplied by 0.85 (which is approximately $22.84) and also less than an index ratio based upon a selected peer group of other bank-holding companies; provided, however, that in such event Midlantic, in its sole discretion, may elect to increase the Exchange Ratio to avoid such termination. In addition, if the Company's capital (as adjusted in accordance with the terms of the Merger Agreement) falls below a specific level, Midlantic is not

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


obligated to effectuate the Merger. The Merger Agreement also provides that if the Company does not meet certain minimum capital requirements, the amount of cash and the number of shares of Midlantic common stock which Company shareholders are entitled to receive in exchange for their shares of Company common stock will be adjusted downward.

In addition, the Company and Midlantic have entered into a Stock Option Agreement dated December 29, 1994 in connection with the Merger Agreement. Pursuant to the terms of the Stock Option Agreement, the Company has granted Midlantic an option (the "Option") to purchase up to 19.9% of the shares of the Company's Common Stock which would be outstanding immediately following the exercise of the option, at a price of $7.25 per share (based upon the number of outstanding shares of Company Common Stock on December 29, 1994, the Option represents the right to purchase up to 701,919 shares). Midlantic does not have any voting rights with respect to shares of the Company's Common Stock subject to the Option prior to exercise of the Option. The Option is exercisable only upon the occurrence of a triggering event, as defined in the Stock Option Agreement.

The Stock Option Agreement terminates upon either the termination of the Merger Agreement or the consummation of the transactions contemplated thereby; provided that if the Merger Agreement terminates after the occurrence of a triggering event, the Stock Option Agreement will not terminate until the later of 18 months following the date of termination of the Merger Agreement or the consummation of any proposed transactions which constitute the triggering event.

Regulatory Matters

On September 30, 1992, the Pennsylvania Department of Banking (the "Department") and the Federal Deposit Insurance Corporation ("FDIC") issued a joint report of examination of the Bank (the "Report") as of February 24, 1992. The report cited numerous deficiencies including an unacceptably high volume of adversely classified and special mention assets, inadequate capital levels, continued deterioration of the loan portfolio, a deficient allowance for loan losses, weak liquidity and funds management and overall lack of earnings.

During 1992, the Company also received from the Federal Reserve Bank (the "FRB") its report of inspection as of December 31, 1991. The findings of the FRB were consistent with those of the FDIC and the Department as described above.

As a result of the regulatory examinations described above, on February 2, 1993 and February 16, 1993, the Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the "C & D") with the Department and the FDIC, respectively. The Company neither admitted nor denied the allegation of charges of unsafe or unsound banking practices and violations of laws and/or regulations. On December 8, 1992, the Company also entered into a Memorandum of Understanding ("MOU") with the FRB.

The C & D and MOU require the Bank and the Company, respectively, to take certain actions as defined, subject to regulatory approval, to provide for safe and sound banking practices and improve the overall financial condition of the Bank and the Company. The key provisions of these agreements include requirements to:

     1) Improve earnings and capital and, within certain time frames, to maintain a leverage ratio equal to 6.5% or more and reduce all doubtful and substandard assets and contingent liabilities to not more than 50% of Tier One capital (Note 13);

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


     2) Adopt and implement a program for each "problem asset" and contingent liability and, within certain time frames, reduce loans past due 30 days or more and non-accrual loans to no greater than 5.0% and 1.0%, respectively, of total loans;

     3) Adopt a plan to increase asset portfolio diversification and ultimately concentration of loans to less than 100% of Tier One capital;

     4) Eliminate all violations of laws and regulations and substantially revise lending and collection policies within 60 days;

     5) Restrict extensions of credit to certain borrowers adversely classified;

     6) Appoint a Committee to monitor compliance with the C & D and report to regulatory authorities quarterly;

     7) Prohibit the payment of dividends by the Bank or the Company, with certain exceptions;

     8) Prohibit the assumption of debt or redemption of stock by the Company;

During 1994, a joint examination was conducted by the Department and the FDIC and the findings were consistent with previous examinations. The aforementioned C & D issued in 1993 is still in effect at December 31, 1994 and March 31, 1995. The 1994 examination cited the Company for certain apparent violations of Federal and state banking laws and regulations. In addition, as of December 31, 1994 and March 31, 1995, the Company was not in compliance with the existing FDIC and Department Cease and Desist Orders and the Federal Reserve Bank MOU, principally with respect to its capital level, level of delinquent loans, classified assets and non-accrual loans. As a result of the alleged violations, the Company and/or the Bank could be subject to supervisory action, regulatory sanctions and/or potential civil money penalties.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 6. INVESTMENT SECURITIES

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) ("Statement") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Statement requires certain investments to be classified under one of the following categories: "held to maturity" and accounted for at historical cost, adjusted for accretion of discounts and amortization of premiums; "available for sale" and accounted for at fair market value, with unrealized gains and losses reported as a separate component of shareholders' equity; or "trading" and accounted for at fair market value, with unrealized gains and losses reported as a component of net income. The Bank does not hold trading securities.

At March 31, 1995, the Company has also identified investment securities that will be held for indefinite periods of time, including securities that will be used as part of the Company's asset/liability management strategy and that may be sold in response to changes in interest rates, prepayments and similar factors. The securities are classified as "available-for-sale". These securities consist primarily of U.S. Government Treasury, and U.S. Government Agency Securities with book and market values of $7,160,000 and $7,062,000 respectively, as of March 31, 1995 which has resulted in an unrealized loss on securities available-for-sale of $98,000.

The following table represents the carrying and estimated fair values of investment securities at March 31, 1995.


                                                                  Gross            Gross
                                                             Unrealized       Unrealized
         HELD-TO-MATURITY                        Cost             Gains           Losses        Fair Value
         ----------------                     ------         ----------       ----------        ----------
         U.S. Treasury ...................    $ 4,079              $  0           $   93           $ 3,986
         U.S. Government
          Agencies .......................     46,244               171            1,180            45,235
                                              -------              ----           ------           -------
         Total Held-To-
          Maturity .......................    $50,323              $171           $1,273           $49,221
                                              =======              ====           ======           =======

                                                                  Gross            Gross
                                                             Unrealized       Unrealized
         AVAILABLE-FOR-SALE                      Cost             Gains           Losses        Fair Value
         ------------------                   -------        ----------       ----------        ----------
         U.S. Treasury ...................     $2,991                $0              $25            $2,966
         U.S. Government
          Agencies .......................      3,802                 0               71             3,731
         State and Municipal .............        100                 0                2                98
          Other ..........................        267                 0                0               267
                                               ------                --              ---            ------
         Total Available-for-
          Sale ...........................     $7,160                $0              $98            $7,062
                                               ======                ==              ===            ======

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 7.  LOANS                                                   March 31, 1995
                                                                 --------------
Commercial, financial and agricultural ...................         $  9,341,000
Real estate - mortgage ...................................          103,941,000
Real estate - construction ...............................            3,304,000
Consumer and other .......................................           29,925,000
                                                                   ------------
                                                                   $146,511,000
                                                                   ============
Less:

Net deferred loan costs ..................................              (37,000)
Unearned income ..........................................            1,749,000
Allowance for possible loan losses (Note 8) ..............            6,132,000
                                                                   ------------
                                                                      7,844,000
                                                                   ------------
                                                                   $138,667,000
                                                                   ============

Significant Group Concentrations of Credit Risk:

The Company grants business, commercial and residential loans to customers throughout the state. Approximately 85% of the Company's real estate loans are located in Pennsylvania with most of the remainder in New Jersey. Although the Company has a diversified loan portfolio, a substantial portion of its debtors ability to honor their contracts is dependent upon the viability of the real estate economic sector.

Included in loans are loans to executive officers and directors of the Company, and their associates, of $8,237,000 ($7,884,000 with collateral pledged, $353,000 unsecured) at March 31, 1995.

BALANCE AT                                                                                           BALANCE AT
JANUARY 1, 1995                         ADDITIONS            REPAYMENTS                          MARCH 31, 1995
---------------                         ---------            ----------                          --------------

$8,940,000                               $493,000            $1,196,000                              $8,237,000
----------                               --------            ----------                              ----------


Loans on which the accrual of interest have been discontinued or reduced amounted to approximately $8,764,000 at March 31, 1995. If interest on these loans had been accrued, such income would have approximated $248,000.

At March 31, 1995 loans past due 30-89 days were approximately $2,736,000. Loans past due 90 days or more were $8,764,000.

At March 31, 1995, non-accrual loans and other real estate owned are as follows:


                                                                                                            Net
                                            Loan               Related                                 Carrying
Loans:                                     Amount             Allowance                                   Value
                                       ----------            ----------                              ----------
Business/Commercial ................   $3,372,000            $  541,000                              $2,831,000
Real Estate ........................    5,362,000               719,000                               4,643,000
Installment ........................       30,000                 3,000                                  27,000
                                       ----------            ----------                               ---------
                                       $8,764,000            $1,263,000                              $7,501,000
                                       ==========            ==========                              ==========
Other Real Estate ..................   $6,626,000            $3,918,000                              $2,708,000
                                       ==========            ==========                              ==========

                                      FF-8

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 8.  ALLOWANCE FOR POSSIBLE LOAN LOSSES AND ALLOWANCE FOR OTHER REAL ESTATE HELD FOR SALE

ALLOWANCE FOR POSSIBLE LOAN LOSSES:                                                              March 31, 1995
                                                                                                 --------------
Balance, beginning December 31, 1994* ........................................................       $5,293,000
Add:
  Provision charged to
  operating expenses .........................................................................           97,000
  Recoveries .................................................................................          888,000
                                                                                                     ----------
                                                                                                      6,278,000
Less:
Loans charged-off ............................................................................          146,000
                                                                                                     ----------
Balance, ending March 31, 1995 ...............................................................       $6,132,000
                                                                                                     ==========


ALLOWANCE FOR POSSIBLE LOSSES ON
OTHER REAL ESTATE HELD FOR SALE:

                                                                                                 March 31, 1995
                                                                                                 --------------
Balance, beginning December 31, 1994* ........................................................       $3,636,000
Add:
  Recoveries .................................................................................          227,000
  Provision charged to operating expenses ....................................................           55,000
                                                                                                     ----------
Balance, ending March 31, 1995 ...............................................................       $3,918,000
                                                                                                     ==========

*After reclassification for effect of SFAS No. 114 as discussed in NOTE 15 to financial statements.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 9. COMMITMENTS AND CONTINGENCIES

At March 31, 1995 and December 31, 1994, the Company had lines of credit available from correspondent banks of $9,000,000 and $ - 0 -, respectively.

On June 19, 1992, an action (the "Goldberg Action") was filed in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 92-3582), by Richard Goldberg, on behalf of himself as a "purchaser" of the shares of Bancorp common stock and derivatively on behalf of Bancorp, against each of the then incumbent directors of Bancorp (with the exception of one of the directors who is the brother-in-law of Richard Goldberg) and other parties (collectively, the "Goldberg Defendants"). The Goldberg Action, among other things, alleged that it was a class action on behalf of purchasers of the shares of the common stock between February 6, 1990 and June 7, 1992, arising under the federal securities laws for untrue statements of material facts and the omission to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made not misleading, by Bancorp in public reports, financial statements, releases and proxy statements. Additionally, the Goldberg Action alleged state law claims which were a derivative action on behalf of Bancorp against the Goldberg Defendants for the alleged breach of fiduciary duty, waste of corporate assets and alleged negligent misrepresentation of the Goldberg Defendants. The Goldberg Action sought, among other things, damages, removal of the members of the Board of Directors and appointment of a conservator for a Bank, a declaration that the election of directors at Bancorp's 1992 Annual Meeting of Shareholders was null and void, and counsel fees and costs.

On June 26, 1992, an action (the "Blum Action") was filed in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 92-3735), by Byron Blum, on behalf of himself as an owner of shares of the Common Stock and derivatively on behalf of Bancorp, against each of the then incumbent directors of Bancorp and other parties (collectively, the "Blum Defendants"). The Blum Action, among other things, alleged that is was a class action on behalf of owners of the shares of the Common Stock who were eligible to vote at the 1990, 1991 and 1992 Annual Meetings of Shareholders of Bancorp and its predecessor, the Bank, arising under the federal securities laws for untrue statements of material facts and the omission to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made not misleading, by Bancorp in public reports, financial statements, releases and proxy statements. Additionally, the Blum Action alleged state law claims which were a derivative action on behalf of Bancorp against the Blum Defendants for the alleged breach of fiduciary duty and waste of corporate assets by the Blum Defendants. The Blum Action sought, among other things, damages, the institution of procedural safeguards to prevent alleged wrongdoing by the Blum Defendants, the institution of disciplinary action against certain Blum Defendants, and counsel fees and costs.

The Goldberg and Blum Actions were consolidated for adjudication. The Goldberg and Blum plaintiffs filed amended complaints in January, 1993. In February, 1993, the Goldberg and Blum Defendants filed motions to dismiss and/or for summary judgment with respect to the amended complaints. An oral argument was held in August, 1993, on the motions filed by the Goldberg and Blum Defendants. On September 30, 1993, the District Court entered an Order dismissing plaintiff's Federal claims with prejudice and dismissing plaintiff's state claims without prejudice. On October 22, 1993, plaintiffs appealed this Order to the United States Court of Appeals for the Third Circuit. On May 24, 1994 the Third Court affirmed the District Court's September 30, 1993 order to dismiss.

On July 22, 1994 Richard Goldberg filed a class action lawsuit against various directors and officers of Bancorp in the Court of Common Pleas of Montgomery County, Pennsylvania (No. 94-14297). The

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


complaint asserts claims against various directors and officers of Bancorp and the Bank, as a nominal defendant. The complaint alleges:

     Fraud against all defendants with respect to disclosure; a derivative claim on behalf of Bancorp for breach of fiduciary duty and waste of corporate assets against the individual defendants; and direct and derivative claims for negligent misrepresentations against all defendants.

The plaintiffs purport to sue on behalf of a class of persons who purchased publicly traded securities of Bancorp during the period of approximately February 6, 1990 through June 7, 1992 and who sustained damages as a result of such purchases and/or were holders of shares of Bancorp common stock with respect to voting in the 1990, 1991 and 1992 proxy solicitations.

The complaint does not demand a specified amount of damages. The complaint seeks:

     compensatory damages including establishing a constructive trust for any monies generated by the disposal of the Bay Properties asset; judgments removing the Board of Directors from Bancorp and appointing a conservator for the Bank; judgments awarding Bancorp compensatory damages; a judgment declaring the election of directors and other business consummated at the 1990, 1991 and 1992 annual shareholder meetings null and void and ordering a new election; and an award of counsel fees, interest and costs of suits to Plaintiffs and their counsel.

While Bancorp is a nominal defendant in the lawsuits, there may be a liability to Bancorp for indemnification of expenses, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with these cases, under Pennsylvania law and provisions of the bylaws of Bancorp and the Bank. Such amounts may be material. The Goldberg and Blum Defendants previously agreed to reimburse Bancorp all such monies advanced by Bancorp, if the presiding Court found that they breached or failed to perform their duties as a director or officer, as the case may be, of Bancorp and the Bank and that the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Bancorp does not have any directors' and officers' liability insurance for these legal actions.

Management of Bancorp, including directors and officers named as defendants in these cases, has stated their intention to contest these cases vigorously and believe that the Defendants have strong factual and legal defenses to the claims asserted. The outcome of the litigation or an estimate of the range of damages claimed cannot be predicted.

In early 1995, Richard Goldberg, the plaintiff in the action described above, filed another class action against Bancorp and various directors and officers of Bancorp in the Court of Common Pleas for Montgomery County, Pennsylvania. Goldberg brings this alleged class action on behalf of himself and on behalf of all other persons similarly situated who owned shares of Bancorp on December 31, 1994. According to the complaint filed in this action, the plaintiff and other class members are being bought out of Bancorp at an "unconscionably low price" by defendants and "purchasers" and "owners" of Bancorp common stock will be damaged if the proposed merger between Bancorp and Midlantic is consummated.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

The Complaint alleges that the officers and directors of Bancorp have breached their fiduciary duty of care, loyalty, disclosure and fairness to the shareholders of Bancorp by entering into the Merger Agreement with Midlantic and seeks to enjoin such merger.

Among other allegations, the complaint averred that, since January 1990, the Bank suffered from poor financial performance due to, among other things, gross mismanagement, imprudent lending practices, and resulting waste of corporate assets with a resulting dilution of the shareholders' interest in Bancorp.

The complaint requested that the Court order the following relief against the defendants (including Bancorp):

a. declaring the class described in the complaint to be a proper class and naming Goldberg to be the representative of this class.

b. ordering defendants to carry out their fiduciary duties to plaintiff and the class members, including the duty of care, loyalty, disclosure and entire fairness;

c. granting preliminary and permanent injunctive relief against the consummation of the transaction between Bancorp and Midlantic, as described in the complaint;

d. if the transaction described above is consummated, rescinding the tender offer, merger or other similar transaction effectuated by defendants and/or awarding rescissionary damages;

e. ordering defendants (including Bancorp), jointly and severally, to pay the plaintiff and the other class members all damages suffered and to be suffered by them as the result of the acts and transactions alleged in the complaint;

f. ordering defendants (including Bancorp), jointly and severally, to account to plaintiff and the other class members for all profits realized and to be realized by them as a result of the transaction complained of and, pending such accounting, to hold such profits in a constructive trust for the benefit of plaintiff and other class members;

g. ordering defendants to permit a stockholders' committee, comprised of class members and their representatives only, to ensure a fair procedure, adequate procedural safeguards and independent input by plaintiff and the class members in connection with any buy-out proposals;

h. awarding plaintiff the cost and disbursement of the action including allowances for plaintiff's reasonable attorneys and expert fees; and

i. granting such other and further relief as may be just and proper.

On April 25, 1995, the Common Pleas Court dismissed this action without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date.

On June 22, 1988, Bank made a loan to Sylvia Hankin and her son, Dr. Robert Krakovitz. The loan was secured by Dr. Krakovitz's interest in a certain long-term lease of federal real estate in Colorado which he was operating as a health/dude ranch. Dr. Krakovitz leased and gave an option to purchase the ranch to another individual. Bank received a Collateral Assignment and Security Agreement of the Lease and Option to Purchase and has exercised its interest so as to receive lease payments directly because the loan is in default. An action, in the nature of a foreclosure proceeding, has been instituted by Bank's local

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

counsel in Colorado to take title to Krakovitz's interest in the ranch. An action to establish receivership for the leased property has also been initiated by Bank in Colorado and is presently pending with the court there. Dr. Krakovitz has filed a Counterclaim against Bank in the Colorado action.

     A. Sylvia Hankin. Sylvia Hankin is the widow of former Bank Chairman, Perch
P. Hankin. When Perch P. Hankin died, the Bank Board of Directors resolved to provide Sylvia Hankin with pension benefits in the amount of the Chairman's last salary. Similar type payments had been provided to other Bank Officer/Director widows. These payments, in the net amount of approximately $130,000.00 a year, continued until 1993. In July 1993, Bank, Sylvia Hankin and Dr. Krakovitz entered into a Loan Modification Agreement releasing Mrs. Hankin as a co-signer on the above described loan while immediately reducing her pension benefits to $80,000.00 a year and making them subject to further review, reduction and/or termination. As described above, Dr. Krakovitz and his lessee have defaulted on the Loan Agreement and the Collateral Assignment providing lease payments directly to Bank from lessee.

On January 20, 1995, Sylvia Hankin filed an action against the Bank in the Court of Common Pleas for Montgomery County, Pennsylvania (Docket Number 95-01012). In the complaint, Sylvia Hankin alleges that, on December 18, 1989, the board of directors of Bank resolved that Perch Hankin's then current salary of $150,000 per year would be continued for life and for the life of his wife, Sylvia Hankin. The complaint then alleges that, on May 24, 1990, shortly after the death of Perch Hankin, the board of directors of Bank resolved that the salary to be paid to Sylvia Hankin was subject to a "spendthrift" program and was declared to be "not assignable nor anticipated by the widow or subject to execution or attachment by creditors of the widow". According to the complaint, Bank then demanded that Sylvia Hankin turn over to Bank as collateral for the loan to Sylvia Hankin the proceeds of a life insurance policy on Perch Hankin in the amount of $150,000. According to the complaint, Bank then withdrew from these proceeds certain principal and interest owed to Bank on a loan to Sylvia Hankin's son, Robert Krakovitz, which had been guaranteed by Sylvia Hankin. The complaint then alleges that, on May 1, 1992 and July 2, 1993, Bank and Sylvia Hankin entered into two loan modification agreements. According to the complaint, Bank insisted that the second modification agreement be signed by Sylvia Hankin and that the second modification agreement contained language which made the salary being paid to Sylvia Hankin "subject to annual review and termination or adjustment". According to the complaint, Bank intended to and did deceive Sylvia Hankin into signing technical and complicated loan modification documents which Bank did not explain to her and which she did not fully understand, for the sole purpose of reducing Bank's obligation to pay an annual salary to Sylvia Hankin. The complaint further alleges that Bank failed to advise Sylvia Hankin that she obtain independent advice or legal counsel before signing the documents and misrepresented to Sylvia Hankin that she was "required" to sign the documents and that the documents, if signed, would benefit Sylvia Hankin's interests. The complaint further alleges that these modification documents signed by Sylvia Hankin are invalid in that they lacked consideration, were signed without Sylvia Hankin's full and complete understanding of their implications, were signed under duress, and were signed as a result of oral representations made by Bank that signing such documents were in the best interests of Sylvia Hankin. The complaint then alleges that Bank unilaterally reduced Sylvia Hankin's salary from $150,000 per year to $80,000 per year and initiated an action in Colorado state court to collect the balance due on the loan to Krakovitz guaranteed by Sylvia Hankin. According to the complaint, Bank breached its obligations to Sylvia Hankin in that Bank reduced the annual payments to Sylvia Hankin to offset the amount received by her as Social Security payments, reduced the payments to Sylvia Hankin to make payments on the loan guaranteed by her, reduced the amount paid to Sylvia Hankin from $150,000 to $80,000 per annum, wrongfully retained the insurance policy proceeds on the life of Perch Hankin, and ultimately refused to pay any additional compensation to Sylvia Hankin.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

The complaint then purports to state causes of action against Bank for breach of contract, release of obligation, fraud, rescission, and punitive damages in the amount of $2,000,000.00. The complaint requests the following in relief against defendant Bank:

a. order Bank to repay with interest all sums deducted from Sylvia Hankin's compensation package, which include but are not limited to deductions for the Social Security payments received by Sylvia Hankin, all arbitrary deductions, loan payments, and all sums due but not yet paid;

b. order Bank to repay the proceeds of the $150,000 insurance policy with interest;

c. equitably enforce the provisions of the second modification to the loan documents and prohibit Bank from proceeding against the assets of Sylvia Hankin to collect on amounts alleged to be due on the loan to Krakovitz;

d. order Bank to pay Sylvia Hankin the proceeds of all amounts received as a result of their actions that sell, transfer or modify any assets owned by Sylvia Hankin, with interest thereon;

e. pay all sums originally due to Sylvia Hankin under the terms of the compensation package granted to Perch Hankin and Sylvia Hankin on December 19, 1989 as well as the life insurance policy, plus interest thereon;

f. rescind all modifications, amendments, alterations or changes to the original resolutions of the Board of Directors dated December 18, 1989 and May 24, 1990;

g. declare a constructive trust of all funds, plus interest obtained from Sylvia Hankin;

h. order Bank to pay Sylvia Hankin, going forward on a monthly basis in accordance with the terms of the resolutions of the Board of Directors dated December 18, 1989 and May 24, 1990 relating to the compensation package;

i. order Bank to pay punitive damages in the amount of $2,000,000.00;

j. order Bank to pay all costs and expenses involved in the prosecution of this claim, including reasonable counsel fees;

k. order such other relief as the Court deems proper.

Counsel representing Bank in this action have advised that they believe that Bank has strong legal and factual defenses to this action. While the damages demanded by Sylvia Hankin in this action could amount to more than $1,000,000.00, if reduced to present value, both outside counsel and house counsel believe that the probability of Sylvia Hankin's prevailing in this litigation is remote.

     B. Dr. Robert Krakovitz. In the above described Counterclaim to Bank's foreclosure complaint filed in Colorado, Dr. Krakovitz demands compensatory and punitive damages in an unstated amount based upon alleged lender liability. The lender liability claim is based upon Bank's alleged management and control of borrower through Perch P. Hankin. The Colorado foreclosure action is ongoing. Dr. Krakovitz and the Bank have had some settlement discussions wherein Dr. Krakovitz has demanded $150,000.00 to settle the foreclosure and give Bank a release on his Counterclaims. The Bank believes Dr. Krakovitz's Counterclaim lacks merit.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


First Fidelity Bank (formerly known as Merchants Bank) participated with Bank in a $1,700,000.00 Loan to Willow Grove Plaza I Associates. Bank also made a $2.85 Million loan to Bay Properties Company. Both the Willow Grove Plaza and the Bay Properties Loans were secured by guarantees made by the same guarantors. Prior to the Willow Grove Plaza loan going into default, Meridian Bank confessed judgment against the Bay Properties guarantors for a default on the loan it had made to that partnership. Meridian Bank and Bank later entered into an agreement with respect to the proceeds received from a proposed settlement with guarantors.

On January 19, 1995, First Fidelity Bank filed an action against Bank and individuals Mark Hankin, Lowen Hankin, Sabina Hankin Kurtzman, Louis Schiffman, and Jane Hankin. According to the complaint, Bank violated the terms of a participation agreement between Bank and First Fidelity Bank and applicable law in that Bank failed to ensure that adequate collateral was obtained and maintained for the loan to which the participation agreement relates, failed to inform First Fidelity Bank of changes in the loan structure and to obtain First Fidelity Bank's consent to such changes, advanced its own interests in connection with another loan made to the same or related parties as the loan which is the subject of the participation agreement by, among other things, releasing those parties from surety obligations and depleting assets of those parties in payment of obligations other than the loan which is the subject of the participation agreement. The complaint further alleges that Bank compounded these failures by failing to properly administer the loan which is the subject of the participation agreement, including failing to pursue all available remedies after a default in the loan. According to the complaint, Bank committed these acts because all of the loans at issue were made to entities whose principals are affiliated with and dominate Bank. According to the complaint, Bank's actions constitute a breach of contract, breach of duty of care as well as gross neglect, and have caused damage to First Fidelity Bank in excess of $1,000,000.00. The complaint further alleges that the individual defendants are liable to First Fidelity Bank for tortious interference with the participation agreement.

The complaint then describes the following transaction between Bank and Merchants Bank, the predecessor of First Fidelity Bank: Bank and Merchants Bank allegedly entered a loan participation agreement for a loan in the amount of $1,700,000 from Bank to an entity called LKH Development Company, a partnership allegedly comprised of Lowen Hankin and his wife, Jane Hankin. According to the complaint, Merchants Bank agreed to purchase a participating interest in the amount of $1,200,000 of the loan balance. The loan was allegedly secured by, among other things, a mortgage on the land owned by the borrower, an assignment of an installment sale agreement for the property, an assignment of leases and rents for the property, and personal guarantees of Lowen Hankin, Jane Hankin and Moe Hankin. The complaint then alleges that, without the knowledge or consent of First Fidelity Bank, Bank allowed LKH Development Company to assign its interest in the mortgaged property to an entity called Willow Grove Plaza I Associates ("WGP Associates"). According to the complaint, the assignment was conditioned upon each of the general partners of WGP Associates--Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman and Louis Schiffman--signing a personal guarantee of the loan. According to the complaint, all of the partners signed guarantees except for Louis Schiffman, whose guarantee is an allegedly illusory obligation.

The complaint then alleges that Bank made a loan in the amount of $2,800,000 to a partnership called Bay Properties, the general partners of which are alleged to be Lowen Hankin, Sylvia Hankin, Sabina Hankin Kurtzman and Louis Schiffman. According to the complaint, Meridian Bank loaned this partnership an additional $3,000,000 at or around the same time as Bank's loan. According to the complaint, Bank received unconditional guarantees from each of the partners of Bay Properties, who are also the guarantors of the LKH Development Company loan.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

The complaint then alleges that Bank engaged in a scheme to preserve its own self-interest without regard to its obligations to First Fidelity Bank under the Participation Agreement. According to the complaint, Bank concealed the true condition of the loan to Bay Properties from regulators through a loan from Mark Hankin to Lowen Hank in the amount of $2,850,000.00, of which $2,300,000.00 was repaid to Mark Hankin within several months. Then, according to the complaint, Meridian Bank and Bank confessed judgment against Bay Properties and its partners Lowen Hankin, Sabina Hankin Kurtzman and Louis Schiffman in October and November 1991, when the loan from Bank to LKH Development Company was also in default. The complaint further alleges that Bank and Meridian Bank formed a partnership known as MerBoyr Corp. in order to restructure the Bay Properties' loans and obtain additional collateral as security for these loans. During the course of negotiations with Bay Properties and its partners, MerBoyr Corp., acting on behalf of Bank, agreed to release Mark Hankin, Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman, and Louis Schiffman from personal guarantees for the LKH Development Company loan. MerBoyr Corp. further agreed to accept a pledge of certain real estate from Sabina Hankin Kurtzman and of approximately $3,000,000 worth of Bank stock that was owned by some or all of the guarantors.

The complaint then alleges that, when Bank attempted collection of the amounts due under the LKH Development Company loan, the fair market value of the property was substantially less than the amount owed on the loan. According to the complaint, this deficiency amount would have been repaid from the assets of Lowen Hankin, Jane Hankin, Sabina Hankin Kurtzman and Louis Schiffman, as well as LKH Development Company and WGP Associates, had they not been improperly released by Bank. Further, the complaint alleges that Bank improperly failed to make a claim against the estate of Moe Hankin, who died during Bank's administration of the loan to LKH Development Company and who was a guarantor of the loan.

The complaint purports to state the following causes of action against Bank and the individual defendants: breach of contract, gross negligence, breach of duty of care, breach of covenant of good faith and fair dealing and (against the individual defendants) tortious interference with contractual relations. The complaint requests the following relief from the defendants (including Bank):

a. compensatory damages in the amount of $1,028,987.10 plus interest and costs;

b. punitive damages in an amount not specified in the complaint;

c. costs and interest for bringing this action, together with reasonable attorneys' fees;

d. such other and further relief as the Court deems just and appropriate.

Because of the uncertainty of this litigation and the proof of plaintiff's allegations, Bank's counsel is unable to form a definitive opinion as to the ultimate outcome of such a suit or estimate the range of damages that may be recovered.

In the opinion of the management of Bancorp, there are no other proceedings pending to which Bancorp and the Bank are a party or to which their property is subject, which, if determined adversely to Bancorp and the Bank, would be material in relation to Bancorp's consolidated capital or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of Bancorp and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against Bancorp and the Bank by government authorities.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

In July, 1994, the Company entered into an employment contract for a period of two years with the President and Chief Executive Officer providing for a minimum annual base salary of $125,000 per year. In addition, the Company granted him certain stock options to purchase shares of the Company. Such options vested on December 29, 1994 upon the public announcement of the Merger. Accordingly, the Company recorded compensation expense for $183,000. At the effective date of the Merger (See Note 5), all the options granted in connection with the Merger shall automatically be cancelled and the individual shall receive as consideration for such cancellation an amount in cash equal to the excess of $10 over the applicable exercise price of the option.

The parties agreed to terminate the employment of the President on March 2, 1995. The termination agreement also cancels such stock options and obligates the Bank to pay approximately $94,000, subject to adjustment under certain circumstances, in lieu of the aforementioned options. Upon such termination of the President, the Bank hired another President. Upon the effective date of the Merger, the new President's employment will be terminated and he will be paid a bonus of $100,000, subject to adjustment under certain circumstances.

In connection with the proposed Merger (See Note 5), the Company is obligated for broker's fees amounting to 1% of the purchase price or $282,000, subject to closing. Because of entering into the Merger Agreement, minimum broker fees of $150,000 are due and have been accrued at December 31, 1994 and March 31, 1995. In addition, the Company has offered severance packages to various employees. Since the amount of severance to be paid is dependent upon the number of employees accepting the terms of such severance packages as well as employee retention by Midlantic, the amount of severance to be paid cannot be estimated. However, such amount may be material.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amount of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

                                CONTRACT AMOUNT
                                 MARCH 31, 1995

Financial instruments whose contract amounts represent credit risk:

Commitments to extend credit ............................            $24,959,000
Standby letters of credit ...............................               $759,000

The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those letters of credit commitments, i.e.. certificates of deposit, marketable securities, real estate, UCC's etc. for which collateral is deemed necessary. Approximately 77% of the total letters of credit at March 31, 1995 were fully collateralized with the balance unsecured.

NOTE 11. INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes to comply with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." A requirement of SFAS No. 109 is that deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted tax rate expected to be in effect when the taxes are actually paid or recovered. In accordance with SFAS No. 109, the Company elected to adopt such statement prospectively in 1993 by recording an adjustment for the cumulative effect on prior years of the change in method of accounting for income taxes. At January 1, 1993 the cumulative effect on prior years of adopting SFAS No. 109 was $-0-.

    The net deferred tax asset at December 31, 1994 includes the following:

Deferred tax asset ....................................              $5,601,000
Deferred tax liability ................................                 (44,000)
Valuation allowance for
  deferred tax asset ..................................              (5,557,000)
                                                                     ----------
Net deferred tax asset ................................              $    -0-
                                                                     ==========

The tax effect of major temporary differences that gave rise to the Company's net deferred tax asset are as follows:

Net operating loss and alternative minimum
 tax credit carryforwards ....................................       $3,323,000
Allowance for possible loan losses ...........................          930,000
Differences in Financial and Income Tax Reporting
 of Other Real Estate Held for Sale Including
 Insubstance Foreclosures ....................................        1,143,000
Other Net ....................................................          161,000
                                                                     ----------
                                                                     $5,557,000
                                                                     ==========

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


For the three months ended March 31, 1995 and 1994 income tax expense is comprised of the following:

                                                              1995          1994
                                                            ------        ------
Current ..................................................  $  -0-        $  -0-
Deferred .................................................   3,000         2,000
                                                            ------        ------
                                                            $3,000        $2,000
                                                            ======        ======


Total income tax expense for the three months ended March 31, 1995 and 1994 amounted to $3,000 and $2,000 respectively, effective tax rates of 4% and 2% respectively. The differences between the Company's effective tax rate and the Federal statutory tax rate are as follows:


                                                                  1995                      1994
                                                                  ----                      ----
Federal Statutory rate ...................                       34.0%                     34.0%
Decrease in taxes resulting
from utilization of net operating
loss carryforward ........................                      (34.0%)                   (34.0%)
Increase in taxes due to effect of
alternative minimum tax,
net of utilization of alternative
minimum tax carryforwards ................                        4.0%                      2.0%
                                                                -----                      ----
                                                                  4.0%                      2.0%
                                                                =====                      ====

At March 31, 1995, the Company had available net operating loss carryforwards of approximately $9,100,000 and $5,500,000 that may be applied against taxable income and alternative minimum taxable income, respectively. These carryforwards expire December 31, 2009.

NOTE 12. SHAREHOLDERS' EQUITY

Capital Resources

At March 31, 1995, the Bank's Total and Tier One risk-weighted capital ratios were 9.53% and 8.25% respectively. In addition, the Bank's leverage ratio was 5.80%. As a result of the C & D issued to the Bank, the Bank is required to maintain a leverage ratio of 6% within three months of the C & D and 6.5% within one year of the C & D.

The Bank is currently in compliance with the Federal and State mandated regulatory risk based capital ratio. However, the Bank's leverage ratio is not in compliance with the mandated ratios.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

NOTE 13.  CAPITAL ADEQUACY

The following table presents the Bank's regulatory capital based on these guidelines at March 31, 1995 and 1994, respectively (in thousands):

                                                      At               At
                                                March 31,1995    March 31, 1994
                                                -------------    --------------
Tier I Capital ..........................             $12,875           $16,308

Tier II Capital .........................               2,002             2,038
                                                     --------          --------
Total Capital ...........................              14,877            18,346
                                                     ========          ========
Total Average Quarterly Assets ..........            $222,112          $224,534

Total Risk-Weighted Assets (1) ..........            $156,045          $159,168

Tier I Risk-Based Capital
Ratio (2) ...............................                8.25%            10.25%

Required Tier I Risk-Based Capital
Ratio ...................................                4.00%             4.00%
                                                     --------          --------
Excess Tier I Risk-Based
Capital .................................                4.25%             6.25%
                                                     ========          ========
Total Risk-Based Capital
Ratio (3) ...............................                9.53%            11.53%

Total Required Risk-Based
Capital Ratio ...........................                8.00%             8.00%
                                                     --------          --------
Excess (Deficient) Total Risk-Based
Capital Ratio ...........................                1.53%             3.53%
                                                     ========          ========
Tier I Leverage Ratio (4) ...............                5.80%             7.26%

Required Tier I Leverage
Ratio (5) ...............................                6.50%             6.50%
                                                     --------          --------
Excess (Deficient) Tier I Leverage
Ratio ...................................               (0.70%)            0.76%
                                                     ========          ========

(1) Includes off-balance sheet items at credit equivalent values.

(2) Tier I Risk-Based Capital Ratio is defined as the ratio of Tier I Capital to Total Risk-Weighted Assets.

(3) Total Risk-Based Capital Ratio is defined as the ratio of Tier I plus Tier II Capital to Total Risk-Weighted Assets.

(4) Tier I Leverage Ratio is defined as the ratio of Tier I Capital to Total Average Quarterly Assets.

(5) The Bank was required to meet the 6.5% Tier I Leverage Ratio by February, 1994, in accordance with the Regulatory Agreements.

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 14. SUMMARY OF LOAN LOSS EXPERIENCE
              (In Thousands)

                                                March 31, 1995   March 31, 1994
                                                --------------   --------------
Balance at beginning of Fiscal Year .........          $ 5,293          $ 5,502
Charge Offs:
Commercial Loans ............................              106                0
Real Estate Loans ...........................                0                0
Consumer Loans ..............................               40                0
                                                       -------          -------
Total Charge offs ...........................              146                0
                                                       -------          -------
Recoveries
Real Estate Loans ...........................              863               56
Commercial Loans ............................               23               19
Consumer Loans ..............................                2                1
                                                       -------          -------
Total Recoveries ............................              888               76
                                                       -------          -------
Net (Charge Offs) Recoveries ................              742               76
                                                       -------          -------
Addition to Allowance
  Charged to Operations .....................               97              300
                                                       -------          -------
Balance at End of Period ....................          $ 6,132          $ 5,878
                                                       =======          =======
Nonperforming Assets:
Nonaccruing Loans:
  Real Estate Loans .........................          $ 5,362          $ 5,336
  Commercial Loans ..........................            3,372            3,026
  Consumer Loans ............................               30               12
                                                       -------          -------
Total Nonaccruing Loans .....................            8,764          $ 8,374
                                                       -------          -------
Restructured Loans ..........................            2,526            2,673
                                                       -------          -------
OREO ........................................            6,626           11,630
Reserve for OREO Losses .....................            3,918           (3,593)
                                                       -------          -------
Net OREO ....................................            2,708            8,037
                                                       -------          -------
Total Non-Performing Assets .................          $13,998          $19,084
                                                       =======          =======

                          OLD YORK ROAD BANCORP, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994



NOTE 15. RECENT ACCOUNTING DEVELOPMENTS

Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("FAS") No. 114 "Accounting by Creditors for Impairment of a Loan" and FAS No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." Under FAS No. 114, an impaired loan is defined as a loan for which it is probable, based on current information, that the lender will not collect all amounts due according to the contractual terms of the loan agreement. This includes all nonaccrual loans and other loans for which there exists doubt as to ultimate collectibility of principal and interest (except those loans which are excluded from the scope of FAS No. 114, principally consumer installment loans and residential mortgages and lease financing receivables). FAS No. 114 requires that impaired loans be measured based upon either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. If the calculated measurement of an impaired loan is less than the recorded investment in the loan, the deficiency is recognized through a provision to the allowance for loan losses. FAS No. 118 amended the provisions of FAS No. 114 regarding the recognition of interest income on impaired loans, allowing banks to substantially use the methods of income recognition previously in effect. While a loan is classified as impaired and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis.

FAS No. 114 also provides for the reclassification of all ISFs outstanding from OREO to the loan portfolio as nonaccrual loans at their current carrying value. The reclassification of ISFs to loans has been made for all periods presented. The Company will no longer be required to identify and isolate future loans that may meet the former criteria for ISF classification. Accounting policies relating to the allowance for loan losses, charge-offs and income recognition for impaired loans are consistent with the accounting for nonaccrual loans.

Carrying Value of Impaired Loans                      March 31, 1995
                                                      --------------
   Commercial and Financial .........................     $2,152,956
   Real estate

      Construction and development ..................      1,642,921
      Long-term mortgage ............................      4,947,113

   Loans to individuals (not on an installment basis)        655,789
   -----------------------------------------------------------------
   Total impaired loans .............................      9,398,779
   -----------------------------------------------------------------
   As required FAS No. 114 reserve ..................     $  570,044
   -----------------------------------------------------------------

At March 31, 1995, impaired loans carried at $9.4 million were valued using the fair value of collateral. Based on this method, $570,044 of the $6.1 million allowance for loan losses was allocated against $3.9 million of impaired loans. The remaining allowance for loan losses, totalling $5.6 million at March 31, 1995, is available to absorb losses in the Company's entire credit portfolio. During the first quarter of 1995, there were no significant changes of impaired loans. Interest income recorded on total impaired loans and received in cash during the first quarter of 1995 was immaterial.

  See NOTE 8 on page FF-9, in the Notes to Consolidated Financial Statements.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER*



     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 29, 1994 ("Agreement"), is among MIDLANTIC CORPORATION ("the Acquiror"), a New Jersey corporation and registered bank holding company, MIDLANTIC BANK, NATIONAL ASSOCIATION, (the "Acquiring Bank"), a national banking association and a wholly-owned subsidiary of the Acquiror, OLD YORK ROAD BANCORP, INC. (the "Company"), a Pennsylvania corporation and registered bank holding company, and BANK AND TRUST COMPANY OF OLD YORK ROAD, a Pennsylvania chartered commercial bank and a wholly-owned subsidiary of the Company (the "Acquired Bank").

     WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each determined that it is in the best interests of the Acquiror and the Company, respectively, and their respective stockholders to proceed with the acquisition contemplated by this Agreement upon the terms and conditions hereinafter set forth;

     WHEREAS, the acquisition will be accomplished by first merging the Company with and into the Acquiror with the Acquiror surviving and the Company shareholders receiving the consideration hereinafter set forth, and immediately thereafter merging the Acquired Bank with and into the Acquiring Bank with the Acquiring Bank surviving;

     WHEREAS, for Federal income tax purposes, it is intended that the acquisition shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, to induce the Acquiror to enter into this Agreement, simultaneously with the execution of this Agreement, the Company has entered into a stock option agreement with the Acquiror (the "Stock Option Agreement"), pursuant to which the Company has granted to the Acquiror options to purchase shares of the authorized and unissued Company Common Stock (as hereinafter defined), at an option price and subject to the terms and conditions, set forth in the Stock Option Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:


*This Agreement and Plan of Merger was amended pursuant to an Amendment to Agreement and Plan of Merger dated as of May 11, 1995, the terms of which amendment are incorporated herein.

                             ARTICLE I--THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), the Company shall be merged with and into the Acquiror (the "Merger") in accordance with the Pennsylvania Business Corporation Law and the New Jersey Business Corporation Act (the "NJBCA").

     1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI and consummation of the closing described herein, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII, the Acquiror and the Company (the "Constituent Corporations") shall take or shall have taken all steps necessary to cause the filing and the effectiveness of (a) articles of merger (the "Pennsylvania Articles of Merger"), in a form reasonably acceptable to the Acquiror, with the Secretary of the Commonwealth of Pennsylvania, and (b) a certificate of merger (the "New Jersey Certificate of Merger"), in the form attached hereto as Exhibit 1.2, with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the close of business on the first day when both the New Jersey Certificate of Merger and the Pennsylvania Articles of Merger have been so filed and are effective.

     1.3. Effect of the Merger. Pursuant to the Merger, the Acquiror shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be a New Jersey corporation. Upon consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Constituent Corporations; and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations so merged, shall be deemed to be vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. Any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Merger had not occurred.

     1.4. Consummation of Merger. The closing of the Merger (the "Closing") shall take place (a) at the offices of the Acquiror as promptly as practicable after the later of (i) the day of (and immediately following) the receipt of approval of the Merger by the Company's shareholders, and also the approval of the Acquiror's shareholders if required, and (ii) the third business day after the day on which the last of the conditions set forth in Article VI (other than the condition set forth in Section 6.1.1) is satisfied or duly waived or (b) at such other time and place and on such other date as the Acquiror and the Company may agree. The date on which the Closing is conducted pursuant to this Section
1.4 is sometimes referred to herein as the "Closing Date." At the Closing, all documents required by the terms of this Agreement to be delivered at or prior to the consummation of the Merger will be exchanged by the parties.

     1.5. Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of the Acquiror in effect at the Effective Time shall be the certificate of incorporation and by-laws of the Surviving Corporation, until duly amended in accordance with their terms and the NJBCA.

     1.6. Directors and Officers. The directors and officers of the Acquiror immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and by-laws and the NJBCA.

     1.7. The Bank Merger. Subject to the terms and conditions of this Agreement, immediately following the Effective Time, the Acquired Bank shall be merged with and into the Acquiring Bank (the "Bank Merger") pursuant to a merger agreement in the form attached hereto as Exhibit 1.7, to be executed by the Acquired Bank and the Acquiring Bank, and the separate corporate existence of the Acquired Bank shall thereupon cease in accordance with the applicable provisions of The Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and The National Bank Act (the "National Bank Act").

     1.8. Effect of the Bank Merger. Pursuant to the Bank Merger, the Acquired Bank and the Acquiring Bank (the "Constituent Banks") shall be merged, and the Acquiring Bank shall be the surviving bank in the Bank Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be a national banking association. Upon consummation of the Bank Merger, the

Surviving Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, both public and private powers, including appointments, designations and nominations of a trust or fiduciary nature, of each of the Constituent Banks; and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Banks so merged, shall be deemed to be vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein, vested in any of such Constituent Banks, shall not revert or be in any way impaired by reason of the Bank Merger. Upon consummation of the Bank Merger, the Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks. Any reference to either of the Constituent Banks in any contract or document, whether executed or taking effect before or after the Bank Merger, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party, shall not be deemed to have abated or to have discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made; or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

     1.9. Articles of Incorporation and By-Laws. The articles of association and by-laws of the Acquiring Bank in effect at the Effective Time shall be the articles of association and by-laws of the Surviving Bank, until duly amended in accordance with their terms and the National Bank Act.

     1.10. Bank Directors and Officers. The directors and officers of the Acquiring Bank immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Bank, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Bank's Articles of Association and by-laws and the National Bank Act.

                        ARTICLE II--CONVERSION OF SHARES

     2.1. Exchange. As of the Effective Time, by virtue of the Merger and without action on the part of any holder thereof:

     2.1.1. Acquiror Stock. Each share of capital stock of the Acquiror that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and continue as one share of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the Surviving Corporation.

     2.1.2. Certain Company Shares Cancelled. Each share of common stock of the Company, par value $1.00 per share (the "Common Stock"), that is either (a) owned by the Acquiror or any direct or indirect wholly-owned subsidiary of the Acquiror (except for any shares of Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") and shares held as collateral or in lieu of a debt previously contracted ("Collateral Shares"), (b) held in the treasury of the Company or (c) owned by any direct or indirect wholly-owned subsidiary of the Company (except Trust Account Shares and Collateral Shares) shall be cancelled and retired and no capital stock of the Acquiror, cash or other consideration shall be paid or delivered in exchange therefor.

     2.1.3. Acquired Shares. Subject to Sections 2.6 and 2.8 hereof, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, including without limitation all Trust Account Shares and Collateral Shares, and that is not retired pursuant to Section 2.1.2, shall be converted as follows:

     2.1.3.1. Each such share of Common Stock which under the terms of Section
2.3 is to be converted into the right to receive cash, shall be converted into the right to receive $10.00 in cash.

     2.1.3.2. Subject to Sections 2.9 and 7.2.3.5, each such share of Common Stock which under the terms of Section 2.3 is to be converted into the common stock of the Acquiror, par value $3.00 per share ("Acquiror Common Stock"), shall be converted into 0.3721 shares (as the same may be adjusted as herein provided, the "Exchange Ratio") of Acquiror Common Stock. The certificates for Acquiror Common Stock issued in the Merger will also evidence and entitle the holder thereof to certain Rights pursuant to the Rights Declaration of the Board of Directors of the Acquiror, dated as of February 23, 1990.

     2.1.3.3. No Dissenting Shares (as hereinafter defined) shall be converted into or represent a right to receive cash or Acquiror Common Stock under this
Section 2.1.3, but such Dissenting Shares shall be subject to the provisions of
Section 2.8.

     2.1.3.4. Each authorized but unissued share of Common Stock shall cease to exist.

     2.2. Election Procedures. The Acquiror shall authorize the Acquiring Bank or, in the Acquiror's sole discretion, any other commercial bank having assets of more than $200,000,000, to act as exchange agent hereunder (the "Exchange Agent") pursuant to an agreement (the "Exchange Agent Agreement") in form reasonably acceptable to the Company. The Exchange Agent Agreement shall set forth procedures for the exchange of Common Stock for consideration in the Merger, including procedures for holders of Common Stock to request that they receive all cash or all stock consideration, as set forth below:

     2.2.1. Each holder of Common Stock (other than holders of Dissenting Shares or shares of Common Stock to be cancelled as set forth in Section 2.1.2) shall have the right to submit an election form to the Exchange Agent (an "Election Form") specifying whether such holder desires to have such holder's Common Stock converted into Acquiror Common Stock or the right to receive cash in the Merger (in either case, an "Election") in accordance with and subject to the following procedures:

     2.2.2. Each holder of Common Stock may specify in the Election Form:

     2.2.2.1. that such holder desires to have all of the shares of Common Stock owned by such holder converted into the right to receive cash in the Merger ("Cash Election"); or

     2.2.2.2. that such holder desires to have all of the shares of Common Stock owned by such holder converted into Acquiror Common Stock in the Merger (a "Stock Election"). Any shareholder who validly submits an Election Form and does not make a Cash Election in such Election Form, or who does make a Cash Election and thereafter validly revokes such Cash Election, or who does not validly submit an Election Form, shall be deemed to have made a Stock Election.

     2.2.3. The Company will use its best efforts to cause the Exchange Agent to make the Form of Election (accompanied by the Company Proxy Statement described in Section 5.10) available to all persons who are or who become Company shareholders of record during the period between the record date for the Company Meeting (as defined in Section 5.10) and the business day immediately prior to the Election Date (as defined in this Section 2.2.3). As used herein, the term "Election Date" means a date announced by the Acquiror, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted; provided, however, that such day (i) shall be a business day no more than five business days prior to the anticipated Effective Time and no less than two business days prior to the anticipated Effective Time and (ii) shall be at least twenty business days following the date of such news release; provided further, that the Acquiror shall have the right to set a later date as the Election Date (and such later date shall be deemed the "Election Date" for all purposes hereunder) by means of a similar new release, so long as such later date is no later than the date on which the Effective Time occurs.

     2.2.4. Any Election shall have been properly made only if the Exchange Agent shall have received, at its office designated in the Form of Election, by 5:00 p.m., local time in the city in which the principal place of business of such Exchange Agent is located, on or before the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the shares of Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery). Any Election relating to shares of Common Stock with respect to which the holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Common Stock in accordance with the provisions of Section 2.8 hereof shall be deemed to have been automatically revoked as of the Election Date.

     2.2.5. Notwithstanding anything herein to the contrary, a combined Form of Election containing a single Election (a "Combined Form of Election") may be submitted by two or more holders of shares of Common Sock either of whom may be deemed constructively to own the holders' shares of Common Stock by reason of the ownership attribution rules of Section 318 of the Code. Any Combined Form of Election and any change or revocation in such Combined Form of Election must be signed by or on behalf of all holders of the Common Stock covered thereby. For purposes of this Article II, all shares of Common Stock covered by a single Combined Form of Election held by holders of Common Stock submitting such Combined Form of Election will be treated as being held by a single holder.

     2.2.6. Any holder of Common Stock may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Form of Election.

     2.2.7. Any holder of Common Stock may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's certificates for Common Stock or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent.

     2.2.8. The Acquiror shall have the right to make rules not inconsistent with the terms of this Agreement governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for Acquiror Common Stock into which Common Stock is converted in the Merger and the payment for shares of Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Common Stock.

     2.3. Selection of Common Stock. The manner in which each share of Common Stock (other than shares of Common Stock to be retired as set forth in Section 2.1.2) shall be converted at the Effective Time into either cash or Acquiror Common Stock shall be as set forth below in this Section 2.3.

     2.3.1. As is more fully set forth below, the number of shares of Common Stock to be converted into the right to receive cash in the Merger pursuant to this Agreement (the "Maximum Cash Conversion Number") shall not exceed (i) 49% of the number of shares of Common Stock outstanding immediately prior to the Effective Time minus (ii) the sum of (A) the number of shares of Common Stock purchased by the Acquiror or any subsidiary of the Acquiror on or after the date hereof, (B) the number of shares of Common Stock redeemed by the Company, if any, from the date hereof to the Effective Time, (C) the number of shares of Common Stock as to which a cash amount is to be paid to the Executive, as defined in and in, accordance with, Section 2.12.1 hereof, and (D) the number of shares of Common Stock if any, as to which the holders of such shares have filed and not withdrawn a written demand for payment of the fair value of their Common Stock pursuant to the provisions of Section 2.8 at or before the Meeting. There shall be no limitation on the number of shares of Common Stock to be converted into Acquiror Common Stock in the Merger.

     2.3.2. Each share of Common Stock for which Stock Elections have been made or deemed made ("Stock Election Shares") and each Non-Electing Common Share (as defined in Section 2.3.5) shall be converted into Acquiror Common Stock in the Merger.

     2.3.3. If Cash Elections are received for a number of shares of Common Stock which is more than the Maximum Cash Conversion Number, and the shares of Common Stock for which Cash Elections have been received ("Cash Election Shares") shall be converted into the right to receive cash and Acquiror Common Stock in the following manner:

     2.3.3.1. each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $10.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Conversion Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Acquiror Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

     2.3.4. If Cash Elections are received for a number of shares of Common Stock which is equal to or less than the Maximum Cash Conversion Number, then each share of Common Stock covered by a Cash Election shall be converted into the right to receive cash in the Merger.

     2.3.5. For the purposes of this Section 2.3, outstanding shares of Common Stock (other than shares of Common Stock owned by the Acquiror, the Acquiring Bank or any other subsidiary of the Acquiror) as to which an Election is not in effect on the Election Date shall be referred to as "Non-Electing Common Shares." If the Exchange Agent shall reasonably determine for any reason that any Election was not properly made with respect to shares of Common Stock such Election shall be deemed to be not in effect and shares of Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Common Shares.

     2.4. Beneficial Owners. Any record holder of Common Stock may submit two or more Forms of Election, each containing a different specification of preference (or non-preference) covering all or any portion of the shares of Common Stock owned by such record holder, provided that, upon request of the Acquiror, such record holder shall certify to the satisfaction of the Acquiror that such record holder holds the shares of Common Stock registered in the name of the record holder as nominee for two or more persons and that the various Forms of Election submitted by such record holder represent the individual specifications of preference (or non-preference) of the respective beneficial owners as to all of the shares of Common Stock beneficially owned by them, and for purposes of this
Article II each beneficial owner for which such a Form of Election is submitted will be treated as a separate holder of Common Stock.

     2.5. Delay. It is understood by the parties hereto that the election procedure described in this Article II and the allocation procedure described in this Article II will involve substantial administrative work to complete the computation, verification and exchange tasks involved and that the rules of the Depository Trust Company may require a delay after the Effective Time before the final allocations may be made. No interest shall be payable by the Acquiror or the Exchange Agent with respect to any cash to be paid pursuant to this Article II, even if the payment of cash pursuant to the Merger is delayed by reason of the administrative steps required to effect the steps described herein.

     2.6. No Fractional Shares. Acquiror will not issue fractional shares of Acquiror Common Stock. In lieu of fractional shares of Acquiror Common Stock, the shareholders of the Company entitled to receive such fractional shares will receive an amount of cash equal to the value of such fractional share interest based on the Last Price (as defined in Section 2.7) of the Acquiror Common Stock on the date on which the Effective Time occurs. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

     2.7. Last Price. For purposes of this Agreement, "Last Price" shall mean the closing price per share of Acquiror Common Stock as quoted on the NASDAQ National Market System ("NASDAQ") (as published in The Wall Street Journal) for each trading day as to which such closing price is relevant hereunder or, in the absence of such quotations for any such trading day, as determined by such other source upon which the Acquiror and the Company shall mutually agree.

     2.8. Dissenting Shares. The shares of Acquiror Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws and regulations relating to the merger of a Pennsylvania corporation into a New Jersey corporation (the "Appraisal Laws") are herein referred to as "Dissenting Shares." Each Dissenting Share, the holder of which, as of the Effective Time of the Merger, has not effectively withdrawn or lost the dissenter's rights in respect thereto under the Appraisal Laws, shall not be converted into or represent a right to receive cash or Acquiror Common Stock but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Acquiror (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If a holder of shares of Common Stock who dissents under the Appraisal Laws shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be deemed, upon the surrender of the Certificate representing those shares, to be Non-Electing Common Shares for purposes of this Agreement and shall be converted into Acquiror Common Stock in accordance with the provisions hereof. The Company shall give the Acquiror notice of dissent of any shares of Common Stock, attempted withdrawals of any such notices of dissent and any other instruments served pursuant to the Appraisal Laws received by the Company relating to shareholders' rights, if any, to dissent. The Company shall not, except with the prior written consent of the Acquiror, voluntarily make any payment with respect to any dissenting shares of the Company, offer to settle or settle any demands for payment with respect thereto or approve any withdrawal of any such demands.

     2.9. Adjustments. Notwithstanding the foregoing, the Exchange Ratio set forth in Section 2.1.3.2 shall be subject to appropriate adjustment in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Acquiror Common Stock shall be increased, decreased, changed into or exchanged for a different number or kind of securities through a stock dividend, recapitalization, stock split, reorganization, reclassification or reverse stock split (or any similar change in capitalization) pursuant to which the Acquiror shall issue securities to its existing shareholders without receiving consideration therefor.

     2.10. Exchange of Certificates.

     2.10.1. Exchange Agent. Except as set forth herein, from and after the Effective Time, each holder of a certificate (each such certificate, a "Certificate") representing outstanding shares of Common Stock that have been converted into the right to receive cash, without interest (the "Cash Consideration"), or into Acquiror Common Stock and cash, without interest, in lieu of fractional shares, as applicable (the "Common Stock Consideration") shall be entitled to receive in exchange therefor, upon surrender of the Certificate to the Exchange Agent, the applicable Cash Consideration or Common Stock Consideration for each share of Common Stock so represented by the Certificate surrendered by such holder thereof. All certificates representing shares of Acquiror Common Stock issued as part of the Common Stock Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.

     2.10.2. Notice of Exchange. Promptly after the Effective Time, the Acquiror shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate who did not submit such Certificate and a Form of Election prior to the Effective Time a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificates for exchange therefor. Upon surrender to the Exchange Agent by any such holder of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Acquiror shall cause the Exchange Agent to promptly deliver to such holder the Common Stock Consideration to which such holder would have been entitled had such holder submitted a valid Stock Election (with respect to the shares represented by such Certificate) prior to the Election Date, and such Certificate shall forthwith be cancelled.

     2.10.3. Transfer. If delivery of all or part of the Common Stock Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or the exchange of such Certificate that such surrendered Certificate be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Acquiror that such tax either has been paid or is not payable.

     2.10.4. Right to Consideration. Until surrendered and exchanged in accordance with this Section 2.10, each Certificate shall, after the Effective Time, represent solely the right to receive the appropriate Common Stock Consideration or Cash Consideration, as the case may be, multiplied by the number of shares of Common Stock evidenced by such Certificate, together, in the case of Common Stock Consideration consisting of shares of Acquiror Common Stock with any dividends or other distributions as provided in Section 2.10.5, and shall have no other rights. From and after the Effective Time, the Acquiror shall be entitled to treat any Certificates that have not yet been surrendered for exchange as evidencing only the ownership of the aggregate Common Stock Consideration or Cash Consideration, as the case may be, into which the shares represented by such Certificates have been converted, notwithstanding any failure to surrender such Certificates. Any portion of the Common Stock Consideration (or dividends, distributions or interest with respect thereto) or Cash Consideration which remains unclaimed for two years after the Effective Time shall be returned by the Exchange Agent to the Acquiror, and any holders of Common Stock who have not theretofore complied with this Article II shall thereafter (but only until such time as such property shall escheat to any applicable governmental authority) look only to the Acquiror for the applicable Common Stock Consideration or Cash Consideration. Neither the Company, the Acquired Bank, the Acquiror or the Acquiring Bank shall be liable to any holder of shares of Common Stock for any Common Stock Consideration (or dividends, distributions or interest with respect thereto) or Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10.5. Distribution with Respect to Unexchanged Certificates. No dividends or other distributions with respect to Acquiror Common Stock declared or paid by the Acquiror after the Effective Time and with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate surrenders such Certificate (and then only if such holder is entitled to receive Acquiror Common Stock pursuant to the Merger). Subject to applicable law, following surrender of any such Certificate to be converted into Acquiror Common Stock there shall be paid to each holder of certificates representing shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Acquiror Common Stock.

     2.10.6. No Interest. All payments of dividends, cash or cash for fractional shares shall be made without any payment of interest.

     2.10.7. Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Common Stock shall thereafter be made. If, after the Effective Time, any Certificates are presented to the Exchange Agent or the Acquiror, they shall be cancelled, retired and exchanged as provided in this Article II.

     2.11. Withholding Rights. The Acquiror shall be entitled to require each holder of Common Stock to deliver to the Exchange Agent a properly completed Form W-9 or its equivalent, as a precondition to delivery of the holder's Cash consideration or Common Stock consideration, as the case may be. The Acquiror shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock the minimum amounts (if any) that the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Acquiror.

     2.12. Options. At the Effective Time, all options to purchase Common Stock which the Company is obligated to grant to Erwin K. Wenner (the "Executive") in connection with the Merger (the "Executive Options") shall automatically be cancelled either in accordance with paragraph 2.12.1 below or in accordance with paragraph 2.12.2 below.

     2.12.1. At the Effective Time, each of (a) the Executive Option to purchase 8,333 shares of Common Stock in the event that a public announcement is made of a merger or affiliation as the result of the efforts of the Executive or of the Executive in conjunction with a certain special committee of the Company's Board of Directors (the "8,333 Executive Option") and (b) the Executive Option to purchase 25,000 shares of Common Stock in the event that a public announcement is made of a sale of 80% or more of the stock of the Company or the Acquired Bank, the merger or consolidation of the Company or the Acquired Bank or the sale of substantially all of the assets of the Company or the Acquired Bank, shall be cancelled, and the Executive shall receive as consideration for such cancellation, for each share of Common Stock covered by each such option an amount in cash equal to the excess, if any, of $10.00 over the applicable exercise price of the option.

     2.12.2. At the Effective Time, the Executive Option to purchase (i) 8,333 shares of Common Stock, exercisable commencing July 25, 1996, (ii) 8,333 shares of Common Stock, exercisable commencing July 25, 1997, and (iii) 8,334 shares of Common Stock, exercisable commencing July 25, 1998, respectively, shall be cancelled.

     2.12.3. The Company has delivered to the Acquiror a consent (in the form of Exhibit 2.12.3) executed by the Executive agreeing that the covenants of the Acquiror pursuant to this Section 2.12 are in full satisfaction of all obligations of the Company and the Acquiror to the Executive with respect to the Executive Options and with respect to any other options or other right of the Executive to acquire or receive, at any time, any securities of the Company.

           ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     References herein to "Company Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement as provided herein, which have been delivered on the date hereof by the Company to the Acquiror. The Company hereby represents and warrants to the Acquiror and the Acquiring Bank as follows:

     3.1. Corporate Organization.

     3.1.1. Company. The Company is a corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company has full power and authority, corporate and otherwise, to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, results of operations, assets or financial condition of the Company, the Acquired Bank, and the other "Company Subsidiaries" (as hereinafter defined), taken as a whole (a "Company Material Adverse Effect"). A true and complete copy of the Articles of Incorporation and By-laws, as in effect on the date hereof, of the Company are contained in
Section 3.1.1 of the Company Disclosure Schedules.

     3.1.2. Subsidiaries. The Acquired Bank and the corporations and other entities listed in Section 3.1.2 of the Company Disclosure Schedules are the only Company Subsidiaries. When used with reference to the Company, the term "Company Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity in which the Company, directly or indirectly, owns at least a 50% stock or other equity interest or for which the Company, directly or indirectly, acts as a general partner. The Acquired Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each other Company Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as set forth in Section 3.1.2. of the Company Disclosure Schedules. Each Company Subsidiary has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Company Material Adverse Effect.
Section 3.1 of the Company Disclosure Schedules sets forth true and complete copies of the Articles of Incorporation (or Certificate of Incorporation, as the case may be) and By-laws or other governing instrument, as in effect on the date hereof, of each Company Subsidiary. Except for the Acquired Bank and the other Company Subsidiaries identified in Section 3.1.2 of the Company Disclosure Schedules, the Company does not own or control, directly or indirectly, any equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity.

     3.2. Capitalization. The authorized capital stock of the Company consists solely of 14,000,000 shares of Common Stock. As of the date hereof, there are 2,825,312 shares of Common Stock issued and outstanding. As of the date hereof, there are 33,333 shares of Common Stock issuable upon exercise of the Executive Options. Section 3.2 of the Company Disclosure Schedules sets forth a true and complete copy of all agreements relating to the Executive Options. The authorized capital stock of the Acquired Bank consists solely of 3,000,000 shares of common stock. As of the date hereof, there are 1,307,517 shares of common stock of the Acquired Bank issued and outstanding. The capitalization and equity interest ownership in each other Company Subsidiary is as set forth in
Section 3.2 of the Company Disclosure Schedules. Neither the Company nor any Company Subsidiary has adopted any plan or agreement pursuant to which capital stock may be issued or stock options may be granted other than the agreements (all of which are set forth in Section 3.2 of the Company Disclosure Schedules) which relate to the Executive Options. All issued and outstanding shares of Common Stock and all issued and outstanding shares of capital stock or other equity interest of each Company Subsidiary have been duly authorized and validly issued, have been issued without violating the pre-emptive or other rights of third parties, are fully paid, and are nonassessable. All of the outstanding shares of capital stock or other equity interest of each Company Subsidiary are owned by the Company and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. Except for the Executive Options, neither the Company nor any Company Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock or equity interest of the Company or any Company Subsidiary or has issued any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or other equity interest or any securities convertible into any such shares, and there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any such shares or other equity interest. There are no outstanding contractual obligations requiring the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities or other equity interest in the Company or any Company Subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedules, since December 31, 1993, neither the Company nor any Company Subsidiary has repurchased, redeemed or otherwise acquired any such securities or interests.

     3.3. Authority; No Violation.

     3.3.1. Authority. Subject to the approval of this Agreement and the transactions contemplated hereby (other than the Stock Option Agreement, as to which no shareholder approval is required) by the shareholders of the Company, each of the Company and the Acquired Bank has full power and authority, corporate and otherwise, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Company has full power and authority to execute and deliver the Stock Option Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of this Agreement and the Stock Option Agreement, and the performance of the Company and the Acquired Bank's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of the Company and the Acquired Bank in accordance with its respective Articles of Incorporation and By-laws and all applicable laws and regulations. Except for approval by the Company's shareholders of this Agreement, no other corporate proceedings on the part of the Company or the Acquired Bank are necessary to consummate the transactions so contemplated. This Agreement and the Stock Option Agreement have been duly and validly executed by the Company and this Agreement has been duly and validly executed by the Acquired Bank and constitute valid and binding obligations of the Company and the Acquired Bank, enforceable against each of them in accordance with their respective terms.

     3.3.2. No Violation. Neither the execution and delivery of this Agreement by the Company or the Acquired Bank, nor the execution and delivery of the Stock Option Agreement by the Company, nor the consummation by the Company or the Acquired Bank of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, or compliance by the Company or the Acquired Bank with, or performance of, any of the terms or provisions hereof or thereof, will (i) violate any provision of the Company's or the Acquired Bank's Articles of Incorporation or By-

Laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any Company Subsidiary or any of their respective properties or assets, or (iii) except as set forth in Section 3.3 of the Company Disclosure Schedules, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, commitment, pledge, permit, deed of trust, license, lease, contract, agreement or other instrument or obligation or any judgment, order, decree, law, rule or other restriction of any governmental authority, in each case to which the Company or the Company Subsidiary is a party, or by which the Company or the Company Subsidiary may be bound or to which any of the assets or properties of the Company or the Company Subsidiary are subject, except, with respect to the matters described in clauses (ii) and (iii) above, such as individually or in the aggregate will not constitute a Company Material Adverse Effect, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") and the Pennsylvania Department of Banking (the "Department") (collectively, the "Applicable Bank Regulatory Agencies"), applicable environmental protection agencies (such as, but not limited to the New Jersey Department of Environmental Protection and Energy ("DEPE")), the Securities and Exchange Commission (the "SEC") and the shareholders of the Company, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Company or the Acquired Bank in connection with (x) the execution and delivery by the Company or the Acquired Bank of this Agreement, (y) the execution and delivery by the Company of the Stock Option Agreement or (z) the performance by the Company or the Acquired Bank of their respective obligations hereunder (including, without limitation, consummation of the Merger and the Bank Merger), the performance by the Company of its obligations under the Stock Option Agreement, or the consummation of the transactions contemplated hereby and thereby.

     3.4. Financial Statements.

     3.4.1. Section 3.4 of the Company Disclosure Schedules sets forth copies of the consolidated statements of condition of the Company as of December 31, 1992 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31, in each of the three years 1991 through 1993, in each case accompanied by the audit report of Rudolph, Palitz, independent public accountants with respect to the Company, and the unaudited consolidated statement of condition of the Company as of September 30, 1994 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1993 and September 30, 1994 (collectively, the "Company Financial Statements"). Except as set forth in
Section 3.4 of the Company Disclosure Schedules with respect to such unaudited consolidated financial statements, the Company Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the consolidated financial condition of the Company as of the respective dates set forth therein and fairly present the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods set forth therein.

     3.4.2. The books and records of the Company and each Company Subsidiary have been maintained in compliance in all material respects with all applicable legal, regulatory and accounting requirements.

     3.4.3. Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of September 30, 1994 (the "Company Statement of Condition Date"), neither the Company nor any Company Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in the Company's consolidated statement of condition (as of the Company Statement of Condition Date) or the notes thereto. Since the Company Statement of Condition Date, neither the Company nor any Company Subsidiary have incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice or except as related to the transactions contemplated by this Agreement.

     3.5. Broker's and Other Fees. Except for the retention of Sandler O'Neill & Partners, L.P., neither the Company nor any Company Subsidiary nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. All agreements with Sandler O'Neill & Partners, L.P. providing for the payment of fees in connection with the Merger are set forth in Section 3.5 of the Company Disclosure Schedules. There are no other fees, other than time charges billed at usual and customary rates, payable by the Company or any Company Subsidiary to any advisors, including lawyers and accountants, in connection with the Merger or the Bank Merger or which would be triggered by consummation of the Merger or the Bank Merger or the termination of the services of such advisors by the Company or any Company Subsidiary.

     3.6. Absence of Certain Changes or Events.

     3.6.1. Except for the net operating losses incurred by the Company since September 30, 1994 which have been disclosed to the Acquiror, there has not been any material adverse change in the business, results of operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, since the Company Statement of Condition Date, and to the best of the Company's knowledge, no facts or conditions exist which are likely to cause such a material adverse change in the future, except for net operating losses not arising from any other event which, in and of itself, would be a breach of another representation or warranty.

     3.6.2. Except as set forth in Section 3.6 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has taken or permitted any of the actions described in Section 5.2 (other than Sections 5.2.6, 5.2.7, and 5.2.8) hereof (but without reference to the dates specified in Section 5.2) between December 31, 1993 and the date hereof.

     3.6.3. Except as set forth in Section 3.6 of the Company Disclosure Schedules, since December 31, 1993, neither the Company nor any Company Subsidiary has taken or permitted any actions, or omitted to take any actions, that would, or that, with the passage of time or the occurrence of events, would reasonably be expected to, result in (A) any of the representations and warranties set forth in this Article III hereafter becoming untrue, (B) a breach of any of the Company's covenants set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied.

     3.7. Legal Proceedings. Except as disclosed in Section 3.7 of the Company Disclosure Schedules, and except for ordinary routine litigation incidental to the business of the Company and the Company Subsidiaries, neither the Company nor any Company Subsidiary is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Company Subsidiary which, if decided adversely to the Company or the Company Subsidiary, would constitute a Company Material Adverse Effect. Except as disclosed in Section 3.7 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which order, judgment or proceeding continues to bind, or could in the future bind, the Company or any Company Subsidiary.

     3.8. Taxes and Tax Returns.

     3.8.1. The Company and each Company Subsidiary has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including without limitation all income taxes, payroll and employee withholding taxes, backup withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation taxes, capital stock taxes, taxes on services, and other obligations of the same or of a similar nature, whether arising before, on or after the Closing Date and any interest, penalties or additions to taxes that may become payable in respect thereof ("Taxes"). Each of the Company and the Acquired Bank has duly paid (and until the Effective Time will so pay) all such Taxes due and payable, other than taxes or other charges which are being contested in good faith and are disclosed in Section 3.8 of the Company Disclosure Schedules. The Company and each Company Subsidiary have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable. Section 3.8 of the Company Disclosure Schedules identifies the federal income tax returns of the Company and the Company Subsidiaries which have been examined by the Internal Revenue Service (the "IRS") within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The federal Returns of the Company and the Company Subsidiaries have been audited and closed through December 1992, the state Returns of the Company and the Company Subsidiaries have been settled through 1989, and there have been no audits or reviews of any local Returns of the Company and the Company Subsidiaries. Except as set forth in Section 3.8 of the Company Disclosure Schedules, there is no action, suit, proceeding, investigation, audit, dispute, protest or claim now threatened or pending with respect to any Taxes due from the Company or any Company Subsidiary with respect to any Return, and neither the Company nor any Company Subsidiary nor their employees (based on personal contact with any authority) know of any such action, suit, proceeding, investigation, audit, dispute or claim that has been threatened. Except as set forth in Section 3.8 of the Company Disclosure Schedules, no claim has ever been made by an authority in a jurisdiction where the Company or any Company Subsidiary does not file Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction nor, to the best of the Company's or the Acquired Bank's knowledge does such a valid claim exist. The Company or the Acquired Bank shall immediately notify the Acquiror of any governmental audits, actions, proceedings, investigations or claims with respect to Taxes that occur in the future and shall provide such information in connection therewith as may be reasonably requested by the

Acquiror. Neither the Company nor any Company Subsidiary have given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. With respect to information reporting (Forms 1098 and 1099), policies and procedures have been established by the Company and each Company Subsidiary sufficient to demonstrate that reasonable care has been exercised under Section 6724 of the Code and the regulations thereunder to obtain taxpayer identification ("TIN") numbers including initial and annual solicitation of such TIN's and collection and submission of back-up withholding where applicable.

     3.8.2. Except as set forth in Section 3.8 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Company Subsidiary (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. The Company's outstanding securities are not "United States real property interests" within the meaning of Section 897(c) of the Code.

     3.8.3. To the date of this Agreement, neither the Company nor any Company Subsidiary has experienced an equity shift that would limit the use of any tax attribute carryforward (e.g., net operating losses, credits, etc.) or built in deductions under Section 382 of the Code and the regulations thereunder.

     3.9. Reports.

     3.9.1. Section 3.9 of the Company Disclosure Schedules lists, and the Company has previously delivered to the Acquiror a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by the Company since September 30, 1990 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities and Exchange Act of 1934, as amended ("1934 Act") and (ii) communication (other than general advertising materials and press releases) mailed by the Company to its stockholders as a class since September 30, 1990, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

     3.9.2. The Company and the Acquired Bank have, since January 1, 1991, duly filed with the FDIC, the FRB, and the Department in form which was correct in all material respects all financial reports required to be filed under applicable laws and regulations, and, subject to any required permission from such regulatory authorities, the Company promptly will deliver or make available to the Acquiror accurate and complete copies of such reports. Each such report, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date. Section 3.9 of the Company Disclosure Schedule lists all examinations of the Company or the Acquired Bank conducted by either the FRB, the FDIC or the Department since January 1, 1991 and the dates of any responses thereto submitted by the Company or the Acquired Bank.

     3.10. Company Information. The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement (as defined in Section 5.10 hereof) to be delivered to shareholders of the Company in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11. Certain Contracts.

     3.11.1. Except for plans referenced in Section 3.17 or as disclosed in
Section 3.11 of the Company Disclosure Schedules, (i) neither the Company nor any Company Subsidiary is a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events with respect to either participation in such plans or to any employment related matter) result in any payment (either of severance pay or otherwise) becoming due from the Company or any Company Subsidiary or any successor of any of the foregoing to any officer, employee, director or consultant thereof. Section 3.11 of the Company Disclosure Schedules sets forth true and correct copies of all severance and employment agreements with officers, directors, employees, agents or consultants to which the Company or any Company Subsidiary is a party. Except as disclosed in Section 3.11 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to or bound by any written contract or understanding (whether written or oral) that (i) was entered into outside of the ordinary course of business, (ii) relates to the borrowing of long-term debt by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any obligation, (iii) constitutes a collective bargaining agreement or otherwise involves organized labor, (iv) involves the payment after the date hereof by the Company or any Company Subsidiary of more than $25,000 in the aggregate; (v) constitutes an agreement or arrangement to indemnify; or (vi) cannot be terminated by the Company or the Company Subsidiary at its option within thirty days or less; copies or descriptions of all such contracts and understandings referred to in Section 3.11 of the Company Disclosure Schedules have previously been provided to the Acquiror.

     3.11.2. Except as disclosed in Section 3.11 of the Company Disclosure Schedules and except for loan commitments issued in the ordinary course of business, (i) as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole, but in no event shall a contract involving the payment or receipt by the Company or any Company Subsidiary of less than $25,000 in the aggregate be deemed material under this Section 3.11.2, and (ii) no commitment, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which any of them is bound limits the freedom of the Company or any Company Subsidiary to compete in any line of business or with any person.

     3.11.3. Except as disclosed in Section 3.11 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary or, to the best knowledge of each of the Company and the Acquired Bank, any other party thereto, is in default under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Acquired Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not constitute a Company Material Adverse Effect, and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default under any such lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or under any contract described in Section 3.11 of the Company Disclosure Schedules.

     3.12. Properties and Insurance.

     3.12.1. The Company and the Company Subsidiaries have good title, and, as to owned real property, marketable title, to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company's consolidated statement of condition (as set forth in Section 3.4 of the Company Disclosure Schedules) as of the Company Statement of Condition Date, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the Company Statement of Condition Date or as otherwise set forth in Section 3.12 of the Company Disclosure Schedules), subject to no encumbrances, liens, mortgages, security interests, pledges or rights of others, except (i) those items that secure liabilities that are reflected in such consolidated statement of condition or the notes thereto, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets and financial condition of the Company and the Company Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to the Acquiror prior to the date hereof. Since December 31, 1993, neither the Company nor any of the Company Subsidiaries have experienced any uninsured damage or destruction with respect to any material properties or assets owned or leased by any of them. All properties and assets used by the Company and/or any of the Company Subsidiaries are, in all material respects, in good operating condition and repair, suitable for the purposes for which they are currently utilized, and comply in all material respects with all laws and other governmental requirements relating thereto currently in effect. The Company and the Company Subsidiaries, as lessees, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company or the Company Subsidiaries in all material respects as presently occupied, used, possessed and controlled by the Company or the Company Subsidiaries. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all such leases, all of which are valid and binding obligations of the Company or the Company Subsidiary, as the case may be. Except as set forth in Section 3.12 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is in default, nor to the best knowledge of each of them is any other party in default, in any material respect under any of such leases and there has occurred no material default or event which, with the lapse of time or the giving of notice or both, would constitute a material default by the Company, the Company Subsidiary or any other party under any such lease.

     3.12.2. The business operations and all insurable properties and assets of the Company and the Company Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Company, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses reasonably adequate for the business engaged in by the Company and the Company Subsidiaries. The Company has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, the Company and the Company Subsidiaries are not in default under any such insurance policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.13. Minute Books. The minute books of the Company and the Company Subsidiaries contain accurate records of all meetings and other actions held of their respective shareholders and Boards of Directors or governing bodies (including committees of their respective Boards of Directors or governing bodies), except where the failure to so maintain such records would not result in an omission to disclose a matter which would be material to any party acquiring a substantial interest in the Company or any Company Subsidiary.

     3.14. Reserves. As of the Company Statement of Condition Date, each of the allowance for loan losses and the allowance for OREO properties in the Company Financial Statements was adequate. The methodology used to compute such allowances complies in all material respects with all applicable FDIC and Department policies.

     3.15. No Termination Agreements or Parachute Payments.

     3.15.1. Except as disclosed in Section 3.15 of the Company Disclosure Schedules, no current or former officer, director, employee or agent of the Company or any Company Subsidiary (each, a "Company Employee") is entitled now, or will or may be entitled as a consequence of or in connection with (a) this Agreement or the Merger or the Bank Merger, or (b) termination of such person's employment with the Company or any Company Subsidiary (by resignation, involuntary termination or otherwise), in either case ((a) or (b)), alone or in combination with other facts or events, to any payment or benefit from the Company, any Company Subsidiary, the Acquiror or any of the Acquiror's Subsidiaries.

     3.15.2. No Company Employee is entitled now, or will or may be entitled as a consequence of (a) this Agreement or the Merger or the Bank Merger, or (b) termination of such person's employment with the Company or any Company Subsidiary (by resignation, involuntary termination or diminution of duties or otherwise), in either case ((a) or (b)), alone or upon the occurrence of subsequent events, to any payment or benefit from the Company, any Company Subsidiary, the Acquiror or any of the

Acquiror's Subsidiaries which, if paid or provided, would constitute an "excess parachute payment", as defined in Section 280G of the Code or the regulations promulgated thereunder.

     3.16. Indemnification. Except as set forth in the Articles of Incorporation and By-laws of the Company or in Section 3.16 of the Company Disclosure Schedules, (i) neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any former, current or future Company Employee or any other person, (ii) no person has served, serves or will serve in any capacity with any enterprise other than the Company or any Company Subsidiary at the request of the Company or any Company Subsidiary (a "Covered Person"), and
(iii) to the best knowledge of the Company, there are no claims or potential claims for which any former or current Company Employee or any other person would be entitled to indemnification under Section 5.7 hereof if such provisions were deemed to be in effect.

     3.17. Employee Plans. Except as set forth in Section 3.17 of the Company Disclosure Schedules, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock bonus, stock option, employee stock ownership, consulting, health insurance, life insurance, accident insurance, disability insurance, disability, severance, cafeteria or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of the Company or any Company Subsidiary or their relatives or affiliates ("Company Employee Plans") have been maintained, operated and administered in compliance with their terms and currently comply, and have at all relevant times complied, with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable, the Code, to the extent applicable, and any other applicable laws. Copies of all Company Employee Plans (or description of the applicable terms where such plans are oral or otherwise informal) currently in effect, and all financial statements relating thereto, have previously been delivered to the Acquiror. With respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA), except as set forth in
Section 3.17 of the Company Disclosure Statements, (a) each pension plan, as amended (and any trust relating thereto), intended to be a qualified plan under
Section 401(a) of the Code, either has been determined by the IRS to be so qualified in its current form or is the subject of a pending application for such determination that was timely filed, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) no reportable event described in
Section 4043 of ERISA has occurred, (d) no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation (the "PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceedings, (e) no pension plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA and (f) as of the last day of the most recent plan year which ended prior to the date hereof and for which an actuarial valuation has been issued by the plan's actuary, with respect to each defined benefit plan which is a "single-employer plan" (within the meaning of Section 4001 (a)(15) of ERISA), the actuarially determined present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA), as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation, did not exceed the then current value of the assets of the plan and there has been no material change in the financial condition of the plan since the last day of the most recent plan year. No liability under subtitle C or D of Title IV of ERISA has been incurred by the Company or any Company Subsidiary with respect to any "single-employer plan" formerly maintained by them or by any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code. Except as disclosed in Section 3.17 of the Company Disclosure Schedules, no plan, contract or other arrangement to which the Company or any Company Subsidiary is a party provides health, medical, disability, death, accident, survivor or pension benefits to any retiree, former employee or relative, affiliate or beneficiary thereof. The Company and each Company Subsidiary will continue to make all required contributions, premium payments or other required transfers and meet all required funding obligations to keep all Company Employee Plans current. Except as may be set forth in Section 3.11.1 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary provides continued health care benefits under the Acquired Bank Medical Benefits Plan to retirees or employees on leave of absence or on long or short term disability except coverage required by the terms of the Consolidated Omnibus Budget Reconciliation Act or the federal Family and Medical Leave Act of 1993, nor does the Company or any Company Subsidiary provide continuing insurance benefits under the Acquired Bank Life and Accidental Death and Dismemberment Insurance Plan except for those employees who qualify for continued coverage due to total disability under the terms of such plan.

     3.18. Compliance with Laws and Orders. Except as set forth in Section 3.18 of the Company Disclosure Schedules, all eligible accounts of depositors of the Acquired Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Except as set forth in Section 3.18 of the Company Disclosure Schedules, the businesses of the Company and each Company Subsidiary have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity (including, without limitation, in the case of the Company and the Acquired

Bank, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, constitute a Company Material Adverse Effect. Section 3.18 of the Company Disclosure Schedules describes with particularity the only areas and matters with respect to which the condition and operations of the Acquired Bank are not in compliance therewith. Except as set forth in Section 3.18 of the Company Disclosure Schedules, no investigation or review by any governmental entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review.

     3.19. Agreements with Bank Regulators. Except as described in Section 3.19 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, Board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity which restricts in any manner the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has the Company or any Company Subsidiary been advised by any governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, resolution, extraordinary supervisory letter, commitment letter or similar submission. Except as described in Section 3.19 of the Company Disclosure Schedules, the Company and each Company Subsidiary are in compliance in all material respects with each order, decree, agreement, memorandum of understanding, resolution, letter or submission referenced in Section 3.19 of the Company Disclosure Schedules. Except as described in Section 3.19 of the Company Disclosure Schedules, the Company is not required by Section 32 of the Federal Deposit Insurance Act or otherwise to give prior notice to any Federal banking agency or to the Department of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer. Except as set forth in Section
3.19 of the Company Disclosure Schedules, neither the Company nor the Bank is subject to any order, limitation, covenant or directive with respect to any assets purchased from any regulatory agency.

     3.20. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of the Company and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger and the Bank Merger,

(c) directed that the Agreement be submitted for consideration by the Company's shareholders and (d) resolved to recommend that the Company's shareholders approve the Merger and this Agreement.

     3.21. Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.22. No Triggering Events. Except as set forth in Section 3.22 of the Company Disclosure Schedules, neither the execution and delivery by the Company or the Acquired Bank of this Agreement or the execution and delivery of the Stock Option Agreement by the Company, nor the consummation of the transactions or any other event contemplated hereby and thereby, will constitute an event under any Company Employee Plans that will, or upon the occurrence of subsequent events would, accelerate the time of payment or vesting or increase the amount of compensation or benefits due any director, officer, employee or former employee (or any beneficiary of a former employee) of the Company or any Company Subsidiary.

     3.23. Environmental Matters.

     3.23.1. For purposes of this Section 3.23, the following terms shall have the following meanings:

     "Branch Properties" means all real property presently or formerly owned or operated by the Company or any Company Subsidiary on which branches, operations centers or headquarters facilities are or were located.

     "Environmental Law" means any applicable federal, state or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any governmental entity relating to: (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined). The term Environmental Law includes, without limitation,
(x) the following statutes, each as amended:

        (i)     the federal Clean Air Act;

        (ii)    the federal Clean Water Act;

        (iii)   the federal Water Pollution Control Act of 1972;

        (iv) the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto) ("RCRA");

        (v) the federal Comprehensive Environmental Response Compensation Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986) ("CERCLA");

        (vi)    the federal Toxic Substances Control Act;

        (vii) the federal Occupational Safety and Health Act of 1970; (viii) the federal Emergency Planning and Community Right to Know Act of 1986;

        (ix)    the federal Safe Drinking Water Act;

        (x)     the federal Solid Waste Disposal Act;

        (xi)    the federal Insecticide, Fungicide and Rodenticide Act;

        (xii)   the New Jersey Industrial Site Recovery Act ("ISRA"); and

(y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (i) any "hazardous substance" as defined in CERCLA, (ii) any "hazardous waste" as defined in RCRA, and (iii) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

     "Real Property" means the Branch Properties, all real property classified by the Company or any Company Subsidiary as OREO and all real property (including property held as trustee or in any other fiduciary capacity) over which the Company or any Company Subsidiary currently or formerly has exercised dominion, management or control.

     3.23.2. Except as set forth in Section 3.23 of the Company Disclosure Schedules or as would not, singly or in the aggregate, constitute a Company Material Adverse Effect,

     3.23.2.1. the Company and each Company Subsidiary and each predecessor of any of them is and has been at all times during its existence in compliance in all material respects with all applicable Environmental Laws;

     3.23.2.2. the Real Property does not contain any Hazardous Substance in violation of any applicable Environmental Law;

     3.23.2.3. neither the Company nor any Company Subsidiary has received any written notices, demand letters or written requests for information from any governmental entity or any third-party indicating that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law;

     3.23.2.4. there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary with respect to the Company or any Company Subsidiary or the Real Property relating to any violation, or alleged violation, of any Environmental Law;

     3.23.2.5. no reports have been filed, or are required to be filed, by the Company or any Company Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Real Property;

     3.23.2.6. to the knowledge of the Company, there are no underground storage tanks on, in or under any of the Branch Properties and no underground storage tanks have been closed or removed from any Branch Properties while any such Branch Properties were owned or operated by the Company or any Company Subsidiary; and

     3.23.2.7. to the knowledge of the Company, neither the Company nor any Company Subsidiary has incurred, and none of the Real Property is currently subject to, any liabilities (fixed or, to the knowledge of the Company, contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

     3.23.3. There are no permits or licenses required under any Environmental Law with respect to the Branch Properties presently operated by the Company or any Company Subsidiary.

     3.23.4. Neither the Company nor any Company Subsidiary has received written notice that any part of the Real Property has been or is listed as a site containing Hazardous Substances pursuant to any Environmental Law.

     3.24. Labor Relations. Except as set forth in Section 3.24 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement respecting its employees, nor is there pending, or to the best knowledge of the Company threatened, any strike, walk-out or other work stoppage or labor organizational effort.

     3.25. Loans. As of the date hereof:

     3.25.1. Except as set forth in Section 3.25 of the Company Disclosure Schedules, all loans owned by the Company or any Company Subsidiary, or in which the Company or any Company Subsidiary has an interest ("Company Loans"), comply in all material respects with all laws, including, but not limited to, applicable usury statutes, underwriting and record-keeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act, and all other applicable consumer protection statutes and all applicable regulations under such laws.

     3.25.2 Except as set forth in Section 3.25 of the Company Disclosure Schedules, all Company Loans were made or acquired by the Company or the Acquired Bank in accordance with board of director approved loan policies.

     3.25.3. Except as set forth in Section 3.25 of the Company Disclosure Schedules, all loans originated or purchased by the Company or any Company Subsidiary and subsequently sold by the Company or a Company Subsidiary have been sold without recourse to either the Company or to any Company Subsidiary and without any liability under any yield maintenance or similar obligation.

     3.26. Examinations. Section 3.26 of the Company Disclosure Schedules sets forth the dates on which each of the following occurred: the last examination of the Acquired Bank by the FDIC prior to the date of this Agreement, the last examination of the Acquired Bank by the Department prior to the date of this Agreement, the last examination of the Company by the FRB prior to the date of this Agreement, and the last examination of the Acquired Bank with respect to community reinvestment prior to the date of this Agreement. Except as set forth in Section 3.26 of the Company Disclosure Schedules, all deficiencies noted in such examinations have been resolved to the satisfaction of the applicable regulatory agency. Section 3.26 of the Company Disclosure Schedules contains a copy of the latest public Community Reinvestment Act filing of the Acquired Bank.

     3.27. Transactions with Certain Persons. Except as set forth in Section
3.27 of the Company Disclosure Schedules, no executive officer, director or principal shareholder of the Company or any Company Subsidiary, nor any affiliate of any of the foregoing persons (as such terms are used in Regulation O of the FRB), has engaged in any transaction with the Company or any Company Subsidiary at any time and there has been no "extension of credit", as defined in 12 C.F.R. Section 215.3, to any such person, which transaction was not concluded, or which extension of credit was not paid in full, prior to January 1,1988 and was not the subject of any inquiry, investigation, or written comment by any regulatory agency since such date.

     3.28. Disclosure. No representation or warranty contained in Article III of this Agreement or in the Company Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     References herein to "Acquiror Disclosure Schedules" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement as provided herein, which have been delivered on the date hereof by the Acquiror to the Company. The Acquiror hereby represents and warrants to the Company as follows:

     4.1. Corporate Organization.

     4.1.1. Acquiror. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Acquiror has full power and authority, corporate and otherwise, to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, results of operations, assets or financial condition of the Acquiror and each Acquiror Subsidiary (as defined in Section 4.1.2), taken as a whole (an "Acquiror Material Adverse Effect"). The Acquiror is registered as a bank holding company under the BHCA.

     4.1.2. Subsidiaries. The Acquiring Bank is the only "Significant Subsidiary" (as such term is defined in Rule 405 promulgated by the SEC under the 1933 Act) of the Acquiror. When used with reference to the Acquiror, the term "Acquiror Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity in which the Acquiror, directly or indirectly, owns at least a 50% stock or other equity interest or for which the Acquiror, directly or indirectly, acts as a general partner. The Acquiring Bank is a national banking association that is duly organized, validly existing and in good standing. Each Acquiror Subsidiary has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute an Acquiror Material Adverse Effect. For purposes of this Agreement, the term "Acquiror Corporations" shall mean the Acquiror and the Acquiror Subsidiaries collectively.

     4.2. Capitalization. The authorized capital stock of the Acquiror consists of 150,000,000 shares of Acquiror Common Stock and 40,000,000 shares of preferred stock, no par value ("Acquiror Preferred Stock"). As of September 30, 1994, there were 52,491,042 shares of Acquiror Common Stock issued and outstanding and 500,000 shares of Acquiror Preferred Stock issued and outstanding. As of September 30, 1994, there were 10,951,927 shares of Acquiror Common Stock reserved for issuance upon the conversion of debentures and for employee and dividend reinvestment plans. All issued and outstanding shares of the capital stock of the Acquiror have been, and all shares of Acquiror Common Stock to be issued in the Merger will be when issued, duly authorized and validly issued, issued without violating the pre-emptive or other rights of third-parties, fully paid, and nonassessable.

     4.3. Authority; No Violation.

     4.3.1. Authority. The Acquiror and the Acquiring Bank have full power and authority, corporate and otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Acquiror in accordance with the Certificate of Incorporation of the Acquiror, the By-laws of the Acquiror and all applicable laws and regulations. Prior to the Closing, the Acquiror will cause the Board of Directors of the Acquiring Bank to duly and validly approve such execution, delivery and consummation in accordance with the Articles of Association and By-laws of the Acquiring Bank and all applicable laws and regulations. Except to the extent that shareholder approval may be required in the event that the Acquiror enters into other agreements to issue its capital stock prior to the Closing, no other corporate proceedings on the part of the Acquiror or the Acquiring Bank (other than such approval of the Acquiring Bank's Board of Directors) are necessary to consummate the transactions so contemplated. Subject to receipt of such approval of the Acquiring Bank's Board of Directors and the receipt of such shareholder approval (if necessary), this Agreement constitutes a valid and binding obligation of the Acquiror and the Acquiring Bank, enforceable against the Acquiror and the Acquiring Bank in accordance with its terms.

     4.3.2. No Violation. Neither the execution and delivery of this Agreement by the Acquiror and the Acquiring Bank, nor the consummation by the Acquiror and the Acquiring Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by the Acquiror and the Acquiring Bank with any of the terms or provisions hereof, will (i) violate any provision of the Acquiror's Certificate of Incorporation, the Acquiring Bank's Articles of Association or the By-laws of the Acquiror or the Acquiring Bank (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Acquiror Corporations, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror Corporations under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, commitment, pledge, permit, deed of trust, license, lease, contract, agreement or other instrument or obligation or any judgment, order, decree, law, rule or other restriction of any governmental authority, in each case to which the Acquiror Corporations is a party, or by which the Acquiror or any of the Acquiror Corporations may be bound or to which any of the assets or properties of any of the Acquiror Corporations are subject, except, with respect to the items described in clauses (ii) and
(iii) above, such as individually or in the aggregate will not constitute an Acquiror Material Adverse Effect, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Applicable Bank Regulatory Agencies, applicable environmental agencies, the SEC, the state securities commissions of the states in which the Company's shareholders reside, NASDAQ, the Acquiring Bank's Board of Directors and the Acquiror's shareholders (to the extent contemplated by Section 4.3.1), no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Acquiror or the Acquiring Bank in connection with (x) the execution and delivery by the Acquiror and the Acquiring Bank of this Agreement and the Stock Option Agreement and (y) the consummation by the Acquiror and the Acquiring Bank of the Merger and the other transactions contemplated hereby and thereby.

     4.4. Reports. Section 4.4 of the Acquiror Disclosure Schedules lists, and the Acquiror has previously delivered to the Company a complete copy of, each final prospectus, annual, quarterly or current report and definitive proxy statement, in each case without exhibits, filed by the Acquiror since January 1, 1992 pursuant to the 1933 Act or the 1934 Act.

     4.5. Acquiror Information. The information relating to the Acquiror Corporations to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6. Agreements with Bank Regulators. None of the Acquiror Corporations is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, Board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is subject to, any extraordinary supervisory letter from, any governmental entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has the Acquiror or the Acquiring Bank been advised by any governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, resolution, extraordinary supervisory letter, commitment letter or similar submission.

     4.7. Broker's and Other Fees. Neither the Acquiror nor the Acquiring Bank nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                             ARTICLE V--COVENANTS

     5.1. Acquisition Proposals.

     5.1.1. Neither the Company nor any Company Subsidiary shall, and each of the Company and the Acquired Bank shall instruct and otherwise use its best efforts to cause the officers, directors, employees, agents, advisors and other representatives and consultants of the Company and each Company Subsidiary not to, directly or indirectly, (i) encourage, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company or the Acquired Bank (any such transaction is referred to herein as an "Acquisition Transaction") or
(ii) except as the Board of Directors of the Company deems necessary, on the advice of outside counsel, in the exercise of its fiduciary obligations under applicable law, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Transaction; provided, however, that so long as the Acquiror is given prior notice and an opportunity to object, nothing contained in this Section 5.1.1 shall restrict or prohibit any disclosure by the Company that is required on the advice of outside counsel in any document to be filed with the SEC after the date of this Agreement or any disclosure that, in the opinion of the Board of Directors of the Company on advice of outside counsel, is otherwise required under applicable law.

     5.1.2. The Company shall promptly notify the Acquiror orally and in writing of any proposal or offer regarding an Acquisition Transaction or any inquiries with respect thereto. Such written notification shall include the identity of the entity making such inquiry or Acquisition Transaction proposal or offer and such other information with respect thereto as is reasonably necessary to apprise the Acquiror of the material terms of such Acquisition Transaction proposal or offer and all other material information relating thereto. The Company shall give the Acquiror contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding the Company to, any such person regarding a possible Acquisition Transaction. The Company shall promptly provide oral and written notice of all changes in the information provided to the Acquiror pursuant to this Section 5.1.2 and of the status of each inquiry, proposal, offer, discussion or negotiation relating to an Acquisition Transaction.

     5.1.3. Neither the Company nor the Acquired Bank shall enter into any Acquisition Transaction unless, prior thereto, all of the following conditions (the "Acquisition Transaction Conditions") have been met: (x) the Company's Board of Directors shall have approved the Acquisition Transaction after determining, upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable law; (y) the Company, prior to accepting such approved Acquisition Transaction, shall have advised the Acquiror of the terms of such Acquisition Transaction and shall have offered to the Acquiror the opportunity to increase the consideration paid by the Acquiror hereunder to the extent necessary such that the Company shall have a reasonable basis for determining, upon the advice of outside counsel, that approval of the Acquisition Transaction is not necessary (in light of such increased consideration) in the exercise of the fiduciary duties of the Company's Board of Directors under applicable law and (z) the Acquiror shall fail to increase the consideration to be paid by the Acquiror to such an extent within seven days after its receipt of such offer by the Company in writing.

     5.2. Interim Operations of the Company. During the period from the date of this Agreement to the Effective Time, except as expressly provided in this Agreement, as required by law, or as otherwise approved in writing in advance by the Acquiror:

     5.2.1. Conduct of Business. The Company and the Acquired Bank shall, and shall cause each Company Subsidiary to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business. The Company and the Acquired Bank shall use reasonable efforts to preserve intact the business organizations of the Company and each Company Subsidiary, to keep available the services of their respective present key officers and key employees whom the Company and the Acquired Bank have reasonably determined to be necessary or appropriate to preserve the goodwill of those having business relationships with the Company or the Acquired Bank and, except as set forth in a letter of the Company delivered by the Company to the Acquiror with the delivery of this Agreement, all other employees.

     5.2.2. Governing Instruments. Neither the Company nor the Acquired Bank shall, nor shall they permit any Company Subsidiary to, make any change or amendment to their respective articles of incorporation, certificate of incorporation, by-laws or other governing instruments.

     5.2.3. Capital Stock. The Company and the Acquired Bank shall not, and shall not permit any Company Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to the exercise of the Executive Options described in Section 2.12 hereof which are outstanding on the date hereof); or issue any subscriptions, options, warrants, rights or convertible securities; or enter into any agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment; or purchase any of their own securities; or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock; or adjust, split, combine or reclassify their capital stock or other securities; or make any other changes in their capital structures.

     5.2.4. Dividends. The Company shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of the Company and shall not permit any Company Subsidiary to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than pursuant to transactions in which funds are paid solely to the Company (or its pro-rata portion thereof, based on the percentage ownership thereof, is paid solely to the Company if the Subsidiary is not wholly-owned).

     5.2.5. Employees. The Company shall not, and shall not permit any Company Subsidiary to, enter into, adopt or amend any bonus, profit-sharing, compensation, severance, termination, consulting, fringe benefit, stock purchase, stock ownership, stock option, pension, retirement, deferred compensation, health insurance, medical insurance, life insurance, accident insurance, retiree, employment or other employee or retiree benefit agreement, trust, plan or fund, whether formal or informal, written or oral, or other arrangement for the benefit or welfare of any director, officer, employee or retiree except as required by Section 5.19. Except for increases pursuant to commitments of the Company existing as of the date hereof as disclosed in
Section 5.2 of the Company Disclosure Schedules, the Company shall not, and shall not permit any Company Subsidiary to, increase the compensation or fringe benefits of any director, officer, employee or retiree or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other arrangements or enter into any contract, agreement, commitment or arrangement to do the foregoing.

     5.2.6. Conforming Accounting and Reserve Policies; Restructuring Expenses.

     5.2.6.1. Notwithstanding that the Company believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, the Company recognizes that the Acquiror has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, the Company and the Acquiror shall consult and cooperate with each other with respect to conforming, as specified in a written notice from the Acquiror to the Company, based upon such consultation, the Company's loan, accrual and reserve policies to those policies of the Acquiror to the extent appropriate.

     5.2.6.2. In addition, from and after the date of this Agreement to the Effective Time, the Company and the Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from the Acquiror to the Company, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-offs or write-downs of various assets and other appropriate accounting adjustments, taking into account the Surviving Bank's business plans following the Merger.

     5.2.6.3. The Company and the Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from the Acquiror to the Company, based upon such consultation, the amount and the timing of recognition (for recognizing for financial accounting purposes) of the expenses of the Merger and any restructuring charges related to or to be incurred in connection with the Merger.

     5.2.6.4. At the request of the Acquiror, the Company shall, prior to the Closing, use its reasonable efforts to establish and take such accruals and reserves as the Acquiror shall request in order to conform the Company's loan, accrual and reserve policies to the Acquiror's policies, to establish and take such accruals, reserves and charges to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-offs or write-downs of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that (i) the Company shall not be obligated to take any such action pursuant to this Section 5.2.6.4 unless and until the Acquiror specifies its request in a writing delivered by the Acquiror to the Company, and acknowledges that all conditions to its obligation to consummate the Merger set forth in Sections 6.1 and 6.3 (other than the Company's performance under this Section 5.2.6.4) have been waived or satisfied, and (ii) the Company shall not be required to take any such action to the extent that such action (A) is inconsistent with GAAP, (B) materially impairs it regulatory capital, (C) is inconsistent with any formal or informal undertaking by the Company to any Applicable Bank Regulatory Agency which has been disclosed in writing to the Acquiror prior to the date hereof or (D) is inconsistent with any requirement hereinafter imposed on the Company by any Applicable Bank Regulatory Agency.

     5.2.7. Shareholder Meetings. The Company shall not convene any meeting of the Company's shareholders (other than the meeting convened to vote upon the Merger) or determine to submit any matter for shareholder action (other than the Merger) unless the Acquiror has been given at least 45 days prior written notice of such meeting or determination.

     5.2.8. Representations and Covenants. The Company shall not, and shall not permit any Company Subsidiary to, take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties set forth in Article III becoming untrue,
(B) a breach of any of the Company's covenants set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied. The Acquired Bank may create subsidiaries after the date hereof, provided that each such subsidiary is created solely to hold one or more properties which were, are, or would be property acquired by the Acquired Bank as a result of the acquisition of property which had been or is pledged, assigned or mortgaged to the Acquired Bank in a loan transaction and which Subsidiary is wholly owned by the Acquired Bank and the officers and directors of which are employees of the Acquired Bank and are removable from their respective offices and directorships without cause by the Acquired Bank.

     5.2.9. Other Actions. The Company shall not, and shall not permit any Company Subsidiary to, take any action that would (A) materially delay or adversely affect the ability of the Company or the Acquired Bank to obtain any approvals of governmental entities required to permit consummation of the Merger or the Bank Merger or (B) materially adversely affect the Company's or the Acquired Bank's ability to perform their respective obligations under this Agreement.

     5.2.10. Dominion and Control. Schedule 5.2.10 of the Company Disclosure Schedules contains a copy of the Company's and each Company Subsidiary's written policies and procedures and a description of any unwritten policies and procedures with respect to taking any action that results or would be likely to result in it being deemed to exercise dominion, management or control over collateral securing any extension of credit. The actual practices of the Company and each Company Subsidiary have been consistent with such policies and procedures. The Company shall not, nor shall it permit any Company Subsidiary to, change any such policies, procedures or practices. The Company shall not, and shall not permit any Company Subsidiary to, exercise any dominion, management or control over collateral securing any outstanding extension of credit with a contractual amount due of $100,000 or more or in connection with which there is reasonably anticipated to be any environmental exposure, without prior consultation with the Acquiror.

     5.3. Acquiror Representations and Covenants; Other Actions. Acquiror shall not, and shall not permit any of the Acquiror Subsidiaries to, take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of Acquiror set forth in Article IV becoming untrue, (B) a breach of any covenants of the Acquiror or the Acquiring Bank set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied. The Acquiror shall not, and shall not permit any of the Acquiror Subsidiaries to, take any action that would (A) materially adversely affect the ability of the Acquiror or the Acquiring Bank to obtain any approvals of governmental entities required to permit consummation of the Merger or (B) materially adversely affect the Acquiror's or the Acquiring Bank's ability to perform their respective obligations under this Agreement.

     5.4. Employee Matters. Effective upon consummation of the Bank Merger, the Acquiror shall assume sponsorship of the (i) "Acquired Bank Employee Retirement Plan," (ii) "Acquired Bank 401(k) Thrift Plan," (iii) "Acquired Bank Life and Accidental Death and Dismemberment Insurance Plan," and (iv) "Acquired Bank Medical Benefits Plan."

     5.5. Access and Information.

     5.5.1. Upon reasonable notice, each of the Company and the Acquired Bank shall (and shall cause each Company Subsidiary to) afford to the Acquiror and its representatives (including, without limitation, directors, officers and employees of the Acquiror and its affiliates and counsel, accountants and other professionals retained by the Acquiror) such access as the Acquiror shall specify during normal business hours throughout the period from the date hereof through the Effective Time to the books, records (including, without limitation, tax returns and work papers of the Company's independent auditors), properties, personnel and such other information as the Acquiror shall reasonably request. The Acquiror shall provide to the Company, upon its reasonable request, copies of any publicly disclosed document published by the Acquiror within the past five years. The Acquiror shall cause one or more of its senior officers to be available from time to time prior to the Effective Time to respond to reasonable inquiries made by the Company and its representatives (including, without limitation, directors, officers and employees of the Company and its affiliates and counsel, accountants and other professionals retained by the Company). Notwithstanding the foregoing, neither the Company nor the Acquiror nor their respective Subsidiaries shall be required to provide access to any such information if the providing of such access (i) would violate a binding contractual obligation,
(ii) would, as advised by outside counsel, be reasonably likely to result in the loss or impairment of any privilege with respect to such information or (iii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity. Any access granted to the Company or the Acquiror pursuant to this Section 5.5 shall not in any way limit any representation or warranty set forth in this Agreement.

     5.5.2. The Company and the Acquired Bank shall, and shall cause each other Company Subsidiary and the officers, directors, employees, affiliates, agents and representatives of the Company, the Acquired Bank and/or any other Company Subsidiary (with the Company and the Acquired Bank, collectively, the "Company Parties") to, keep confidential all confidential information of the Acquiror or the Acquiring Bank obtained by any of them in connection with the transactions contemplated hereby. The foregoing restriction shall not apply to any confidential information which (i) is or becomes generally available to the public other than as a result of a disclosure by any of the Company Parties, or
(ii) is or becomes available to any of the Company Parties from a source not known to such party to be bound by a confidentiality obligation with respect thereto. If any Company Party shall become legally compelled to disclose any such confidential information, such party to the extent feasible shall inform the Acquiror of the compelled disclosure and shall exercise reasonable efforts to obtain assurance that confidential information shall remain confidential. The Acquiror and the Acquiring Bank shall, and shall cause its officers, directors, employees, affiliates, agents and representatives (with the Acquiror and the Acquiring Bank, collectively, the "Acquiror Parties") to, keep confidential all confidential information of the Company or any Company Subsidiary obtained by any of them in connection with the transactions contemplated hereby. The foregoing restriction shall not apply to any confidential information which (i) is or becomes generally available to the public other than as a result of a disclosure by any of the Acquiror Parties, or (ii) is or becomes available to any of the Acquiror Parties from a source not known to such party to be bound by a confidentiality obligation with respect thereto. If any Acquiror Party shall become legally compelled to disclose any such confidential information, such party to the extent feasible shall inform the Company of the compelled disclosure and shall exercise reasonable efforts to obtain assurance that confidential information shall remain confidential. The parties hereto acknowledge that remedies at law may be inadequate to protect against breach of this Section 5.5.2 and, without prejudice to the rights and remedies otherwise available, the parties agree each of them shall be entitled to injunctive relief in their favor in the event of such breach.

     5.6. Certain Filings, Consents and Arrangements. Subject to Section 5.10, the Acquiror, the Acquiring Bank and the Company shall (a) promptly file all applications, proxy statements, registration statements and reports required to be filed with all applicable governmental entities between the date of this Agreement and the Effective Time with respect to the Merger and the other transactions contemplated by this Agreement, (b) cooperate with one another (i) in promptly determining which filings are required to be made and which consents, approvals, permits or authorizations are required to be obtained under any applicable federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (c) subject to the qualifications set forth in Section 5.5, deliver to the other parties to this Agreement copies of all such reports and filings promptly after they are filed.

     5.7. Indemnification.

     5.7.1. The Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer (whether elected or appointed) of the Company or the Acquired Bank (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisors and experts, as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, in connection with, arising out of or relating to any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) pending at any time within a period of six years after the Effective Time, including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any Company Subsidiary, or by any present or former shareholder of the Company in such person's capacity as a shareholder (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Company's or the Company Subsidiary's Board of Directors or any committee of the Company's or the Company Subsidiary's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and in connection with, arising out of or relating to the enforcement of the obligations of the Acquiror set forth in this Section 5.7, in each such case above to the full extent permitted under applicable law, but in no event beyond the extent to which such indemnification would have been available from the Company had the Claim been advanced on the date hereof.

     5.7.2. This Section 5.7 shall be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries, between the Acquiror and the Indemnitees, as unaffiliated third parties.

     5.7.3. Any Indemnitee wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit or proceeding, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnitee if such failure does not prejudice the Acquiror. In the event of any such claim, action, suit or proceeding (whether arising before or after the Effective Time) as to which the Acquiror agrees that indemnification under this Section 5.7 is applicable, (a) the Acquiror shall have the right to assume the defense thereof and neither the Acquiror nor the Surviving Bank shall be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between the Acquiror or the Surviving Bank and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and the Acquiror or the Surviving Bank shall pay the reasonable fees and expenses of counsel for the Indemnitees as statements therefor are received; provided, however, that the Acquiror and the Surviving Bank shall be obligated pursuant to this Section 5.7.3 (a) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest and (b) the Indemnitees will cooperate in the defense of any such matter. Neither the Acquiror nor the Surviving Bank shall be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent; and provided further, however, that neither the Acquiror nor the Surviving Bank shall have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law.

     5.7.4. If the Acquiror, in its sole discretion, considers obtaining insurance to cover any or all of its indemnification obligations under this
Section 5.7, then each Indemnitee shall provide the Acquiror with such complete and correct information as the Acquiror requests to enable it to obtain such insurance or to determine the cost of such insurance.

     5.8. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under all applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations and filings (including, without limitation, making all filings under all applicable banking and securities laws) and obtaining any required contractual consents. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     5.9. Publicity. The initial press release announcing this Agreement shall be a joint press release, and thereafter the Company and the Acquiror shall consult and reasonably cooperate with each other before (i) issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, or (ii) making any publicly available filings with any governmental entity with respect thereto.

     5.10. Company Proxy Statement; Registration Statement. The Acquiror and the Company shall cooperate in preparing a proxy statement (the "Proxy Statement") which shall be utilized to solicit proxies in connection with the meeting (the "Company Meeting") at which the Company's shareholders will vote upon the Merger. Such proxy statement shall also constitute a prospectus for the sale of the Acquiror's capital stock pursuant to the Merger. Promptly after both the Acquiror and the Company confirm that the Proxy Statement is satisfactory for filing in preliminary form, the Acquiror shall file with the SEC a registration statement on Form S-4 (the "Registration Statement") utilizing such Proxy Statement as the prospectus. The Company and the Acquiror shall each have a reasonable opportunity to respond to any comments received from the SEC with respect to the Registration Statement and the Proxy Statement. The Acquiror and the Company shall use reasonable efforts to finalize the Proxy Statement and Registration Statement and cause the SEC to declare the Registration Statement effective. The Company will promptly advise the Acquiror in writing if at any time prior to the Company Meeting it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained therein not misleading or to comply with applicable law. The Acquiror shall also take any reasonable action required to be taken under state blue sky or securities laws in connection with the issuance of the Acquiror Common Stock pursuant to the Merger, and the Company shall furnish the Acquiror with all information concerning the Company and the holders of its capital stock and shall take such action as the Acquiror may reasonably request in connection with such blue sky or securities filings.

     5.11. Compliance with the 1933 Act.

     5.11.1. Prior to the execution and delivery of this Agreement, the Company has, or within 8 days thereafter, will have, obtained and delivered to the Acquiror a written agreement (in the form attached hereto as Exhibit 5.11.1), from each officer and director of the Company and the Acquired Bank, providing that such person shall not offer, sell, pledge, transfer or otherwise dispose of any shares of Common Stock held by such person and any shares of Acquiror Common Stock to be received by such person pursuant to the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations (including Rule 145) thereunder.

     5.11.2. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, the Company shall identify to the Acquiror all persons other than officers and directors of the Company or the Acquired Bank who may reasonably be deemed to be, on the date hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, and shall obtain and provide to the Acquiror a written agreement (in form and substance satisfactory to the Acquiror), from each such person providing that such person shall not offer, sell, pledge, transfer or otherwise dispose of any shares of Common Stock held by such person and any shares of Acquiror Common Stock to be received by such person pursuant to the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations (including Rule 145) thereunder. If the Company subsequently determines that additional persons may be deemed "affiliates" as of the date of the Company Meeting, the Company promptly shall identify such persons to the Acquiror and obtain and provide to the Acquiror a written agreement of the type described in Section 5.11.1 above.

     5.12. Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene the Company Meeting as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company shall recommend that the holders of shares of Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Company Meeting; provided, however, that such recommendation may be withdrawn, modified or amended to the extent the Board of Directors of the Company deems it necessary, upon advice of outside counsel, in the exercise of its fiduciary obligations under applicable law.

     5.13. Reorganization Treatment. Neither the Acquiror nor the Company shall intentionally take, fail to take or cause to be taken or not taken any action within its control, which would disqualify the Merger from being treated as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.14. ISRA Approval. The Company, at its sole cost and expense, shall obtain prior to the Effective Time (i) a determination from the DEPE that the transactions contemplated by this Agreement are not subject to the requirements of ISRA, or (ii) an order issued by the DEPE pursuant to ISRA authorizing the consummation of the transaction contemplated by this Agreement prior to the issuance of any "Negative Declaration" or approval of any "Clean-Up Plan," as such terms are defined under ISRA or (iii) a "Negative Declaration" or approval of a "Clean-up Plan" with respect to each property in New Jersey which the Company or any Company Subsidiary owns or operates, in each case to the extent that such property renders the provisions of ISRA applicable to the transactions contemplated by this Agreement. The Company will post or have posted with the DEPE a surety bond or other financial security approved by the DEPE in an amount requested by the DEPE as required in furtherance of the Company's obligations under this Section 5.14.

     5.15. Other Transactions. The parties hereto acknowledge that the Acquiror may pursue one or more business combinations and may issue securities during the period between the date hereof and the Effective Time. No provision herein shall be construed to limit the Acquiror's right to pursue such combinations or issue such securities.

     5.16. Updating. In the event that a party hereto discovers, prior to the Effective Time, that a representation or warranty made by such party herein either was inaccurate in any material respect when made or has become inaccurate in any material respect as a result of acts or omissions occurring subsequent to the date hereof, such party shall immediately notify the other parties hereto in writing of such inaccuracy and the facts relating thereto. Such notification shall not, however, have any effect on the rights of the parties under Article VII and shall not be taken into consideration in determining whether the conditions set forth in Sections 6.2.2 and 6.3.2 have been satisfied.

     5.17. Right to Increase Exchange Ratio. If the Company elects to exercise its termination right pursuant to Section 7.2.3.5, it shall give prompt written notice to the Acquiror and provide the Acquiror the right, in Acquiror's discretion, to increase the Exchange Ratio as set forth in Section 7.2.3.5 and, if the Exchange Ratio is so increased, no termination shall have occurred pursuant to Section 7.2.3.5. and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     5.18. Representations by Company Affiliates. The Company shall cause the Company Affiliates to furnish the representations to be furnished by them in accordance with Section 6.3.5.

     5.19. Benefit Plan Requirements. The Company and the Acquired Bank shall take, and shall cause each other Company Subsidiary to take, all action which shall be necessary or appropriate, including the making of filings and amendments, to comply with the representations and warranties of the Company as set forth in Section 3.17 without regard to any exception therefrom, by the elimination of all the exceptions, if any, as are set forth in Section 3.17 of the Company Disclosure Schedules.

                            ARTICLE VI--CONDITIONS

     6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     6.1.1. The Merger shall have been approved and adopted by the requisite vote of the holders of the Common Stock and, if determined by the Acquiror to be necessary, by the requisite vote of the Acquiror's shareholders.

     6.1.2. All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any governmental entity (collectively, "Governmental Consents") which are necessary for the consummation of the Merger shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; provided, however, that the entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of the antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of the Acquiror or the Company be disposed of or held separate thereafter, shall not be deemed to satisfy the conditions specified in this
Section 6.1.2 unless waived in writing by the Acquiror.

     6.1.3. The Registration Statement shall have become effective in accordance with the provisions of the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

     6.1.4. No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

     6.1.5. The Company and the Acquiror shall have obtained an opinion of Pitney, Hardin, Kipp & Szuch, dated the Closing Date, and reasonably satisfactory in form and substance to the Company and the Acquiror, to the effect that (i) the Merger qualifies as a "reorganization" qualifying within the meaning of Section 368(a)(1)(A) of the Code; (ii) no gain or loss shall be recognized by Company shareholders whose Common Stock is exchanged solely into Acquiror Common Stock in connection with the Merger; (iii) in the case of Company shareholders who receive cash in whole or in part in exchange for their Common Stock gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) in the case of Company shareholders who recognize gain on the exchange of their Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their Common Stock), except in the case of any such shareholder as to which the exchange has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code, determined with the application of the stock attribution rules of Section 318 of the Code, it being understood that such determination depends on such shareholder's particular factual circumstances; (v) the basis of any Acquiror Common Stock received in exchange for Common Stock shall equal the adjusted basis of the recipient's Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); (vi) the holding period for any Acquiror Common Stock received in exchange for Common Stock in connection with the Merger will include the period during which the Common Stock exchanged in the Merger was held, provided such stock was held as a capital asset on the date of the Merger; and (vii) no gain or loss shall be recognized by the Acquiring Bank or the Acquiror in connection with the Merger or the issuance of securities and payment of cash in pursuance thereof. In rendering their opinion, Pitney, Hardin, Kipp & Szuch may require and rely upon representations contained in the agreements of the Company Affiliates and in certificates of officers of the Company, the Acquiring Bank, the Acquiror and others.

     6.2. Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     6.2.1. The Acquiror and the Acquiring Bank shall have performed in all material respects their covenants contained in this Agreement required to be performed at or prior to the Effective Time.

     6.2.2. The representations and warranties of the Acquiror contained in this Agreement shall be true in all material respects when made, and as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or shall be true in all material respects at such time or times.

     6.2.3. The Acquiror shall have delivered to the Company a Certificate, dated the date of the Closing, signed by the President or a Vice President of the Acquiror and the Chief Financial Officer of Acquiror, that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Sections 6.2.1 and 6.2.2 have been satisfied.

     6.3. Conditions to Obligation of Acquiror to Effect the Merger. The obligations of the Acquiror to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     6.3.1. The Company and the Acquired Bank shall have performed in all material respects its covenants contained in this Agreement and the Stock Option Agreement required to be performed at or prior to the Effective Time.

     6.3.2. The representations and warranties of the Company and the Acquired Bank contained in this Agreement and the Stock Option Agreement shall not be untrue in any material adverse respect when made, and as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement or the Stock Option Agreement, as the case may be, and except for representations and warranties relating to a time or times other than the Effective Time which were or shall be true in all material respects at such time or time, provided, however, that the representations and warranties of the Company and the Acquired Bank contained in this Agreement and the Stock Option Agreement which shall fail to be true in any material respect when made, shall, nevertheless, be deemed to be true when made if cured within 10 days after notice thereof to the Company by the Acquiror and, further provided, the representation and warranties set forth in Section 3.6.1 shall not fail to be deemed true in all material respects as of the Effective Time if, at the Effective Time, (i) the Adjusted Capital as determined in accordance with
Section 6.3.7 is determined to be not less than $12,000,000 and (ii) there shall have been no other representation and warranty (including those set forth in Section 3.6.1) of the Company or the Acquired Bank which shall be untrue in any material adverse respect when made and as of the Effective Time.

     6.3.3. The Company shall have delivered to the Acquiror a Certificate, dated the date of the Closing, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying the calculation of the Company's shareholders equity as of the Closing Date and certifying that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Sections 6.3.1 and 6.3.2 have been satisfied.

     6.3.4. The Acquiror and its directors and officers who sign the Registration Statement shall have received from Rudolph, Palitz, the Company's independent certified public accountants, an "agreed upon procedures" letter, dated the date of the mailing of the Registration Statement to the Company's shareholders, with respect to certain financial information regarding the Company in the form customarily issued by independent certified public accountants at such time in transactions of this type.

     6.3.5. The Acquiror shall have received such factual representations from the Company Affiliates relating to the Common Stock held or previously held by them, in form and substance reasonably satisfactory to the Acquiror, that will support the conclusions set forth in Section 6.1.5.

     6.3.6. The Acquiror and the Acquiring Bank shall have received from counsel to the Company and the Acquired Bank an opinion letter dated the Closing Date and in form acceptable to the Acquiror, to the following effect:

     6.3.6.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business in the manner conducted on the Closing;

     6.3.6.2. The Acquired Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business in the manner described in the Proxy Statement and each Company Subsidiary (other than the Acquired Bank) is duly organized and in good standing under the laws of their respective organizations and have all requisite power and authority to own or lease all of its properties and assets and to carry on the business carried on by it on the Closing;

     6.3.6.3. The Company has all requisite corporate power and authority under the Pennsylvania Business Corporation Law to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate actions of the Company;

     6.3.6.4. The Acquired Bank has all requisite corporate power and authority under the Pennsylvania Code to execute and deliver this Agreement and to perform its obligations thereunder, and the execution, delivery and performance of this Agreement by the Acquired Bank and the consummation by the Acquired Bank of the transactions contemplated hereby, have been duly authorized by all requisite corporate actions of the Acquired Bank;

     6.3.6.5. All of the outstanding shares of Company Common Stock and all of the outstanding shares or equity interests of all the Company Subsidiaries' have been duly authorized and are validly issued, fully paid and non-assessable;

     6.3.6.6. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and the Acquired Bank and, assuming due authorization, execution and delivery by the Acquiror and the Acquiring Bank, constitutes the legal, valid and binding obligation of each of the Company and the Acquired Bank, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the right of creditors generally and the effect of general principles of equity;

     6.3.6.7. The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and the Acquired Bank, and the consummation by the Company and the Acquired Bank of the transactions contemplated hereby and thereby, will not conflict with, or result in a breach of, any of the terms, conditions or provisions of either the Company's or the Acquired Bank's articles of incorporation or by-laws, or any law, rule, order (of a bank regulatory agency) or regulation to which the Company or any Company Subsidiary is subject or, to the best of such firm's knowledge, in any material respect conflict with, result in a breach or violation of, give rise to a default under or result in the acceleration of performance or right to accelerate performance under (whether or not after the giving of notice or lapse of time or both) any order (other than of a bank regulatory agency) or any material contract, obligation or commitment relating to the Company or any Company Subsidiary known to such firm;

     6.3.6.8. Such firm is not aware of any facts which would indicate that any consents or approvals by governmental authorities or other parties which are required in connection with the consummation by the Company and the Acquired Bank of the transactions contemplated by this Agreement have not been obtained; and

     6.3.6.9. Such firm is not aware of any facts which would indicate that either the Company or any Company Subsidiary is involved as plaintiff or defendant in any legal proceedings other than those described in such letter.

     6.3.6.10. All the outstanding stock of the Acquired Bank is owned by the Company and all the outstanding stock and other equity interests owned by the Company or the Acquired Bank of each Company Subsidiary (other than the Acquired
Bank) is owned by the Company or the Acquired Bank, in each case, free and clear of all liens, encumbrances, charges, restrictions and rights of third parties.

     6.3.7. The Acquiror shall have reasonably determined that the Adjusted Capital of the Company is not less than $17,600,000. "Adjusted Capital" shall mean the sum of shareholders equity and loan loss reserves calculated by the method utilized in computing shareholders equity and loan loss reserves for the Company Financial Statements at September 30, 1994 (provided that such shareholders equity as so calculated shall not be less than $7,300,000), increased by amounts up to $300,000 paid to or accrued after the date hereof for services rendered to the Company by Sandler O'Neill & Partners, L.P., in connection with this Agreement, up to $150,000 paid to or accrued after the date hereof for legal services incurred by the Company in connection with the negotiation and consummation of this Agreement, up to $185,000 for the accrual of expenses incurred in connection with the cancellation of the Executive Options to be cancelled pursuant to this Agreement, and up to $150,000 additional adjustment to the investment portfolio of the Acquired Bank incurred by reason of the application of certain accounting rules (FASB 115) relating to certain securities held for sale in addition to such amount as shown in the Company Financial Statements at September 30, 1994, and by disregarding the effect of adjustments, if any, made pursuant to Section 5.2.6 of this Agreement. In the event Adjusted Capital as so determined shall be less than $17,600,000, the amount of cash and the number of shares of Acquiror Common Stock into which Common Stock shall be converted into the right to receive, shall be adjusted as follows:

          (i) after determining the amount of cash and the number of shares to which the holders of Common Stock shall be entitled to receive pursuant to the provisions of this Agreement without regard to this Section,

          (ii) the amount of cash to be received by the holders of Common Stock entitled to receive solely cash shall be reduced below the amount of such cash by the amount of $0.01 per share for each full $100,000 by which such Adjusted Capital shall be less than $17,600,000, provided, however, in the event Adjusted Capital shall be less than $15,500,000, the amount of such cash shall be reduced by $0.22 plus $0.02 for each full $100,000 by which such Adjusted Capital shall be less than $15,500,000, provided further, in the event Adjusted Capital shall be less than $12,000,000, the Acquiror may elect, in its sole discretion, to either determine that the condition required by this Section 6.3.7. shall not have been met or to decrease such cash amount by $0.92 plus $0.02 for each full $100,000 by which Adjusted Capital shall be less than $12,000,000, and

          (iii) after so determining the amount of cash to be so paid to the holders of Common Stock entitled to receive solely cash, the shares of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive solely Acquiror Common Stock shall be reduced by reducing the Exchange Ratio by multiplying the Exchange Ratio by a fraction (the "Reduction Fraction"), the numerator of which shall be the cash amount as so determined in accordance with this Section 6.3.7. and the denominator of which shall be the amount of cash to which the holders of Common Stock entitled to receive solely cash shall be entitled without regard to this Section 6.3.7 and

          (iv) after so determining the amount of cash to be so paid to the holders of Common Stock entitled to receive solely cash, and the amount of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive solely Acquiror Common Stock, the amount of cash and the amount of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive both cash and Acquiror Common Stock shall be reduced by multiplying the amount of such cash determined without regard to Section 6.3.7. by the Reduction Fraction and the Exchange Ratio determined without regard to Section 6.3.7. by the Reduction Fraction.

     6.3.8. The Acquiror shall have determined, in its sole discretion, that (a) the sums paid or accrued by the Company and each Company Subsidiary through the Effective Time, and (b) the potential obligations of the Surviving Corporation and the Surviving Bank, in each case ((a) and (b)) with respect to any bulk sale transaction entered into or consummated by the Company or any Company Subsidiary, shall not, in the aggregate, be material to the financial condition or business of the Company or to the earnings that the business of the Company would be expected to contribute to the Acquiror following the Effective Time.

     6.3.9. No loan or other advancement of credit or commitment to make a loan or to advance credit by the Acquired Bank to any principal shareholder of the Company or any director or executive officer of the Acquired Bank or the Company, or to any of their affiliates, within the meaning of Regulation O of the FRB, since September 30, 1994, has been modified to extend or postpone any maturity date or the prepayment of any portion thereof (except in compliance with the underwriting standards of the Acquired Bank, not in violation of any law or regulation, and with notice to the Acquiring Bank) increase any principal, delay any enforcement, release any collateral, or otherwise adversely change its collectibility or the security thereof and no guarantee with respect to any such loan, credit, or commitment, whether currently effective or to become effective at any time or upon any condition, has been released or modified in any way to adversely change the guarantee or the availability of any collateral therefor.

     6.3.10. All qualified pension and profit sharing plans of the Company shall have been restated or amended in a manner satisfactory to the Acquiror on or prior to December 31, 1994, unless subject to the extended remedial amendment period pursuant to I.R.S. Announcement 94-136, and all requests for IRS determination letters relative to such restatements or amendments shall have been fully and timely filed.

     6.3.11. All authorizations, consents or approvals of, and all expirations of waiting periods imposed by, any non-governmental third party, which are necessary for the consummation of the Merger and the transaction by the Surviving Corporation and the Surviving Bank of all business previously conducted by the

Company and each Company Subsidiary, respectively, shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time.

     6.3.12. The Executive Options to be cancelled in accordance with Sections
2.12.1. and 2.12.2 shall have been so cancelled in accordance therewith and the Company shall have delivered to the Acquiror the Consent of the Executive required by Section 2.12.3.

                            ARTICLE VII--TERMINATION

     This Agreement may be terminated (which termination shall also constitute a termination of the Bank Merger Agreement) at any time prior to the Effective Time, whether before or after approval by the Company's shareholders, as follows:

     7.1. Mutual Consent. The Acquiror and the Company may terminate this Agreement at any time by mutual written agreement.

     7.2.1 Other Termination. Either the Acquiror or the Company may terminate this Agreement by giving written notice (a "Termination Notice") to the other at any time up to and including the date of Closing, if any one or more of the following shall have occurred and be continuing:

     7.2.1.1. at any time after December 31, 1995, if the Closing shall not have occurred for any reason other than a Default (as defined in Section 7.4) by the party giving such notice;

     7.2.1.2. this Agreement is not approved by the requisite vote of the shareholders of the Company at the Company Meeting (including any adjournments thereof);

     7.2.1.3. any application for regulatory approval is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice reasonably believes is responsive to the comments of the applicable government authority within 120 days after it is so denied or withdrawn; or

     7.2.1.4. a court or other government authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the Merger or the Bank Merger and such order, writ, injunction, decree or other action shall have become final and nonappealable.

     7.2.2. Termination By the Acquiror. In addition to its termination rights pursuant to Section 7.2.1 hereof, the Acquiror may terminate this Agreement under any one or more of the following circumstances:

     7.2.2.1. at any time if there shall have occurred a Default (as defined in Section 7.4) by the Company or the Acquired Bank or if Section 5.1 has been violated or would have been violated but for a fiduciary duty exception set forth in Section 5.1;

     7.2.2.2. on the Closing Date, if any condition set forth in Sections 6.1 or
6.3 shall not have been satisfied;

     7.2.2.3. at any time, if the Board of Directors of the Company withdraws its recommendation that the shareholders of the Company approve the Merger;

     7.2.2.4. at any time if an event constituting a Company Material Adverse Effect (other than events constituting a Company Material Adverse Effect relating solely to net operating losses) shall have occurred since September 30, 1994 (excluding any adjustments made by the Company solely to comply with Section 5.2.6.); or

     7.2.2.5. at any time, if the Acquiror determines that the approval of its shareholders is required in connection with this Agreement, alone or in combination with other matters, and at the meeting of the Acquiror's shareholders called to solicit such approval (including any adjournments thereof), the requisite approving vote of the Acquiror's shareholders is not obtained.

     7.2.3. Termination By the Company. In addition to its termination rights pursuant to Section 7.2.1 hereof, the Company may also terminate this Agreement under any one or more of the following circumstances:

     7.2.3.1. at any time if there shall have occurred a Default (as defined in Section 7.4) by the Acquiror or the Acquiring Bank;

     7.2.3.2. on the Closing Date, if any condition set forth in Sections 6.1 or
Section 6.2 shall not have been satisfied;

     7.2.3.3. at any time if an event constituting an Acquiror Material Adverse Effect shall have occurred since September 30, 1994;

     7.2.3.4. at any time if the Company or the Acquired Bank shall enter into any Acquisition Transaction after meeting all of the Acquisition Transaction Conditions specified in Section 5.1.3; or

     7.2.3.5. if (either before or after approval of the Merger by the shareholders of the Company) the Company's Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten day period commencing with the Determination Date (as hereinafter defined), if both of the following conditions are satisfied:

     (1) the Acquiror Final Price (as hereinafter defined) shall be less than $26.87 (the "Acquiror Starting Price") multiplied by 0.85; and

     (2) (i) the number obtained by {subtracting from 1.0 a fraction, the numerator of which is the Acquiror Final Price and the denominator of which is the Acquiror Starting Price} shall be greater than
(ii) the number obtained by (a) {subtracting from 1.0 a fraction (the "Index Ratio"), in which the numerator is the Index Final Price (as hereinafter defined) and the denominator is 100 (the "Index Starting Price")}, and (b) multiplying the result by 1.15; subject, however, to the following:

          If the Company elects to exercise its termination right pursuant to this Section 7.2.3.5, it shall give prompt written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, the Acquiror shall have the option of increasing the Exchange Ratio to equal the lesser of:

               i) a number equal to a quotient, the numerator of which is 0.85 multiplied by the Acquiror Starting Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Final Price, and

               (ii) a number equal to a quotient, the numerator of which is the Exchange Ratio (as then in effect) multiplied by the Acquiror Starting Price and by the number which results from {0.15 multiplied by (the Index Ratio subtracted from 1.0) subtracted from the Index Ratio} and the denominator of which is the Acquiror Final Price.

          If the Acquiror makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and its calculation of the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.2.3.5. and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.2.3.5.

     For purposes of this subsection 7.2.3.5, the following terms shall have the following meanings:

     7.2.3.5.1. "Acquiror Final Price" means the average of the Last Prices (as defined in Section 2.7) for the 20 consecutive full trading days ending at the close of trading on the Determination Date.

     7.2.3.5.2. "Determination Date" means the last to occur of (i) the 19th business day after the commencement of the mailing to the Company's shareholders of the Proxy Statement, in accordance with Section 5.10, (ii) the date of the approval of the OCC required for consummation of the Bank Merger, or (iii) the date of the approval of the FRB required for consummation of the Merger.


     7.2.3.5.3. "Index Group" means the ten bank holding companies identified in a letter from the Acquiror to the Company dated the date hereof, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be retroactively removed from the Index Group, and the weights (which are based on the number of shares of common stock outstanding as of September 30, 1994 as reflected in the Quarterly Report on Form 10-Q filed with the SEC by each of the bank holding companies in the Index Group and their respective market prices) will be redistributed proportionately for purposes of determining the Index Price.

     7.2.3.5.4. "Index Price" on a given date means the weighted average (weighted in accordance with the basis therefor set forth in Section 7.2.3.5.3.) of the closing prices of the companies in the Index Group.

     7.2.3.5.5. "Index Final Price" means the average of the Index Prices for the 20 consecutive full trading days ending at the close of trading on the Determination Date.

     7.2.3.5.6. "Starting Date" means the first NASDAQ trading day immediately following the date of the first public announcement of the parties' entry into this Agreement.

     7.2.3.5.7. If any company belonging to the Index Group or the Acquiror declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for and outstanding amount of common stock of such company or the Acquiror shall be appropriately adjusted for the purposes of applying this Section 7.2.3.5.

     7.3. Effect of Termination. Termination of this Agreement pursuant to this
Article VII shall not relieve any party of any liability for a Default or other breach, default or nonperformance under this Agreement.

     7.4. Definition of Default. For purposes of this Article VII, a party shall be in "Default" hereunder if:

     7.4.1. any representation or warranty of such party contained in this Agreement shall have been incorrect, incomplete or otherwise misleading in any material respect when made; and/or

     7.4.2. such party shall have failed to perform or otherwise breached in any material respect any of its covenants or obligations contained in this Agreement and such failure or breach shall have remained uncured for ten days after notice thereof to such party by any other party hereto.

                           ARTICLE VIII--THE CLOSING

     8.1. Closing. The Closing shall be conducted at the time and place described in Section 1.4.

     8.2. Delivery of Common Stock Consideration and Cash Consideration. Contemporaneous with the Closing, the Acquiror shall deliver to the Exchange Agent one or more stock certificates representing the aggregate number of shares of Acquiror Common Stock included within the Common Stock Consideration and the aggregate Cash Consideration for delivery after the Effective Time pursuant to
Article II hereof.

     8.3. Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Acquiror the following:

     8.3.1. the officers' certificate described in Section 6.3.3;

     8.3.2. evidence, in form and substance satisfactory to the Acquiror, of the Company's compliance with Section 5.14 (ISRA approval);

     8.3.3. a certificate of the Secretary of the Company and the Cashier or Secretary of the Acquired Bank, in form and substance reasonably satisfactory to the Acquiror, which (i) sets forth copies of all resolutions pursuant to which the Company's Board of Directors and shareholders approved the Merger and the Acquired Bank's Board of Directors and shareholders approved the Bank Merger,
(ii) sets forth the Company's and the Acquired Bank's By-laws, (iii) confirms that there have been no amendments to either the Company's or the Acquired Bank's Articles of Incorporation other than as previously disclosed in the Company Disclosure Schedules, (iv) confirms that no stop order or comparable directive has been received by the Company with respect to the Proxy Statement or the Registration Statement, (v) certifies the incumbency of officers that have executed documents relating to the Merger and the Bank Merger and (vi) covers such other matters as shall be reasonably requested by the Acquiror's counsel to assure the Company's and the Acquired Bank's compliance with this Agreement and the Company's and the Acquired Bank's representations hereunder; and

     8.3.4. evidence of the Company's and the Acquired Bank's receipt of all approvals and consents necessary for the Company to consummate the Merger and the Acquired Bank to consummate the Bank Merger.

     8.4. Deliveries by the Acquiror. At the Closing, the Acquiror shall deliver or cause to be delivered to the Company the following:

     8.4.1. the officers' certificate described in Section 6.2.3;

     8.4.2. a certificate of the Secretary of the Acquiror and the Cashier of the Acquiring Bank, in form and substance reasonably satisfactory to the Company, which (i) sets forth copies of all resolutions pursuant to which the Acquiror's Boards of Director and the Acquiring Bank's Board of Directors approved the Merger, (ii) sets forth the Acquiror's and the Acquiring Bank's By-laws, (iii) confirms the last date on which the Acquiror's Certificate of Incorporation and the Acquiring Bank's Articles of Association were amended,
(iv) confirms that no stop order or comparable directive has been received by the Acquiror with respect to the Proxy Statement or the Registration Statement,
(v) certifies the incumbency of officers that have executed documents relating to the Merger and the Bank Merger and (vi) covers such other matters as shall be reasonably requested by the Company's counsel to assure the Acquiror's and the Acquiring Bank's compliance with this Agreement and the Acquiror's representations hereunder; and

     8.4.3. evidence of the Acquiror's and the Acquiring Bank's receipt of all approvals and consents necessary for the Acquiror to consummate the Merger and the Acquiring Bank to consummate the Bank Merger.

                           ARTICLE IX--MISCELLANEOUS

     9.1. Non-Survival of Representations, Warranties, and Agreements. The representations, warranties and covenants in this Agreement shall terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Article VII, as the case may be; provided, however, that if the Merger is consummated, Article II and Sections 5.5.2, 5.7, 5.8 and Article IX hereof shall survive the Effective Time to the extent contemplated by such Sections; provided, further, however that Section 5.5.2 and all of Article IX hereof shall in all events survive any termination of this Agreement.

     9.2. Interpretation. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement shall include the plural and any plural term shall include the singular and (ii) the term Section or Schedule shall mean a section or schedule of or to this Agreement, the Company Disclosure Schedules or the Acquiror Disclosure Schedules, as the context indicates. It is intended by the parties that this Agreement is not to be construed against the Acquiror or the Acquiring Bank by virtue of the fact that this Agreement was initially drafted by representatives of the Acquiror and the Acquiring Bank.

     9.3. Parties in Interest. Except for Section 5.7 (which is intended to be for the benefit of directors and officers and may be enforced by such persons), this Agreement is not intended to nor shall it confer upon any other person (other than the parties hereto) any rights or remedies.

     9.4. Expenses.

     9.4.1. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by either the Acquiror or the Surviving Bank.

     9.4.2. Notwithstanding any provision herein to the contrary, if this Agreement is terminated by the Company or the Acquiror pursuant to Sections
7.2.2 or 7.2.3, respectively, because of the willful breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in this Agreement and if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching party shall pay all costs and expenses of the terminating party; provided, however, that if this Agreement is terminated under circumstances other than those described in the preceding clauses of this
Section 9.4.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Nothing contained in this Section 9.4.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party.

     9.5. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the maximum extent possible.

     9.7. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, or by overnight courier, or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or by overnight courier, or if mailed, five days after the date of mailing, as follows:

If to the Acquiror or the Acquiring Bank:

   if delivered:    General Counsel, Midlantic Corporation
                    499 Thornall Street
                    Edison, New Jersey  08837
                    Telephone: (908) 321-8200
                    Facsimile: (908) 321-8518

   if mailed:       General Counsel, Midlantic Corporation
                    P.O. Box 600
                    Edison, New Jersey  08818-0600
                    Telephone: (908) 321-8200
                    Facsimile: (908) 321-8518

With a copy to:
   if delivered:    Pitney, Hardin, Kipp & Szuch
                    200 Campus Drive
                    Florham Park, New Jersey  07932-0950
                    Telephone: (201) 966-6300
                    Facsimile: (201) 966-1500
                    Attention: Joseph Lunin, Esq.

   if mailed:       Pitney, Hardin, Kipp & Szuch
                    P.O. Box 1945
                    Morristown, New Jersey  07962-1945
                    Telephone: (201) 966-6300
                    Facsimile: (201) 966-1500
                    Attention: Joseph Lunin, Esq.

If to the Company or the Acquired Bank:
                    Bank and Trust Company of Old York Road
                    York and Easton Roads
                    Willow Grove, Pennsylvania  19090-3282
                    Telephone: (215) 784-1980
                    Facsimile: (215) 659-3420
                    Attention: Erwin K. Wenner,
                      Chief Executive Officer

With a copy to:     Fellheimer Eichen Braverman & Kaskey
                    One Liberty Place
                    1650 Market Street
                    Philadelphia, Pennsylvania  19103
                    Telephone: (215) 575-3800
                    Facsimile: (215) 575-3801
                    Attention: Alan Fellheimer, Esq.

     9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without reference to choice of law principles thereof, except to the extent that the Merger is governed by the

Pennsylvania Business Corporation Law and the Bank Merger is governed by the National Bank Act and the Pennsylvania Code.

     9.9. Assignment; Successors and Assigns. This Agreement may not be assigned, and any attempted assignment shall be null and void, except that this Agreement may be assigned by the Acquiring Bank to another Acquiror Subsidiary. This Agreement shall be binding unto and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

     9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     9.11. Titles and Headings. The titles, headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.12. Amendment and Modification. This Agreement may only be amended or modified in a writing signed by the party against whom enforcement of such amendment or modification is sought.

     9.13. Waiver. Except as otherwise required by law, any of the terms and conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     9.14. Entire Agreement. This Agreement, including the Company Disclosure Schedules, the Acquiror Disclosure Schedules, and the Stock Option Agreement, shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral and implied understandings among them with respect to such matters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    MIDLANTIC CORPORATION

                                    By: /S/ DONALD W. EBBERT, Jr.
                                        ------------------------
                                    Name:  Donald W. Ebbert, Jr.
                                    Title: Senior Vice President
                                           and Treasurer


                                    MIDLANTIC BANK, NATIONAL ASSOCIATION

                                    By: /S/ DONALD W. EBBERT, Jr.
                                        -------------------------
                                    Name:  Donald W. Ebbert, Jr.
                                    Title: Senior Vice President
                                           and Treasurer


                                    OLD YORK ROAD BANCORP, INC.

                                    By: /S/ MARK HANKIN
                                        -------------------------
                                    Name:  Mark Hankin
                                    Title: Chairman


                                    BANK AND TRUST COMPANY OF OLD YORK ROAD

                                    By: /S/ MARK HANKIN
                                        -------------------------
                                    Name:  Mark Hankin
                                    Title: Chairman

                                                                      APPENDIX B

     THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement") dated December 29, 1994, is by and between MIDLANTIC CORPORATION, a New Jersey corporation (the "Acquiror") and registered bank holding company for MIDLANTIC BANK, NATIONAL ASSOCIATION, (the "Acquiring Bank"), and OLD YORK ROAD BANCORP, INC., a Pennsylvania corporation (the "Company") and registered bank holding company for BANK AND TRUST COMPANY OF OLD YORK ROAD, a commercial bank organized under the laws of the Commonwealth of Pennsylvania (the "Acquired Bank").

                                   BACKGROUND

     1. Acquiror, the Company, the Acquired Bank and the Acquiring Bank, as of the date hereof, have executed a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquiror will acquire the Company through a merger of the Company with and into Acquiror (the "Merger") and the Acquired Bank will be merged with and into the Acquiring Bank.

     2. Acquiror has made it a condition of its willingness to enter into the Merger Agreement that the Company grant to Acquiror an option to purchase authorized but unissued shares of common stock of the Company in an amount and on the terms and conditions hereinafter set forth.

     3. As an inducement to Acquiror to enter into the Merger Agreement and in consideration for such entry, the Company desires to grant to Acquiror an option to purchase authorized but unissued shares of common stock of the Company in an amount and on the terms and conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, Acquiror and the Company, intending to be legally bound hereby, agree:

     1. Grant of Option. The Company hereby grants to Acquiror the option to purchase such number of the shares Common Stock of the Company, which, after issuance thereof would constitute 19.9% of the then issued and outstanding shares (based on the outstanding shares of the company on the date hereof is an option to purchase 701,919 shares) of common stock, par value $1.00 per share (the "Common Stock") of the Company at a price of $7.25 per share (the "Option Price"), subject to the terms and conditions set forth herein (the "Option").

     2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), the Acquiror may exercise the Option, in whole or in part, at any time or from time to time subject to the termination provisions of Section 19 of this Agreement.

     The term "Triggering Event" means the occurrence of any of the following events:

     A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than the Acquiror or an affiliate of the Acquiror:

     a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock; or

     b. enters into a letter of intent or an agreement, whether oral or written, with the Company pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction with the Company, (ii) acquire all or a significant portion of the assets or liabilities of the Company, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 20% or more of the then outstanding shares of Common Stock; or

     c. makes a filing with the Securities Exchange Commission or bank regulatory authorities (which filing has been accepted for processing by such authorities) or publicly announces a bona fide proposal (such filing or proposal, a "Proposal") with respect to (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of the Company or any other business combination involving the Company, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, such Proposal is not Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of the Company called to vote on the Merger and the Company' stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

     d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, the Company willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to the Acquiror.

     The term "Triggering Event" also means the taking of any material direct or indirect action by the Company or any of its directors, officers or agents with the intention of inviting, encouraging or soliciting, or which is likely to result in, any proposal which has as its purpose a tender offer for the shares of the Company's Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of the Company, or a sale of a significant number of shares of the Company's Common Stock or any significant portion of its assets or liabilities.

     The term "significant number" means 10% of the outstanding shares of Common Stock. The term "significant portion" means 25% of the assets or liabilities of the Company.

     "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of a Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over the Company or in soliciting or inducing any other person (other than the Acquiror or any affiliate) to do so.

     Notwithstanding the foregoing, the Option may not be exercised at any time
(i) in the absence of any required governmental or regulatory approval or consent necessary for the Company to issue the shares of Common Stock covered by the Option (the "Option Shares") or the Acquiror to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     The Company shall notify the Acquiror promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by the Company shall not be a condition to the right of the Acquiror to exercise the Option. The Company will not take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Acquiror upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event the Acquiror wishes to exercise the Option, the Acquiror shall send a written notice to the Company (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to five business days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

     3. Payment and Delivery of Certificates. At any Closing hereunder (a) the Acquiror will make payment to the Company of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by the Company, (b) the Company will deliver to the Acquiror a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through the Company (other than restrictions imposed by applicable securities laws), registered in the name of the Acquiror or its designee, in such denominations as were specified by the Acquiror in its notice of exercise and bearing a legend as set forth below and
(c) the Acquiror shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

     Unless a registration statement is filed and declared effective under
Section 4 hereof, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

          The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel to the Company, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

     4. Registration Rights. Upon or after the occurrence of a Triggering Event that occurs prior to the termination of this Agreement and upon receipt of a written request from the Acquiror, the Company shall prepare and file a registration statement with the Securities and Exchange Commission, covering the Option and such number of Option Shares as the Acquiror shall specify in its request, and the Company shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that the Acquiror shall in no event have the right to have more than one such registration statement become effective (or only one demand registration if a Registration Statement which has been filed does not become effective because of the failure of the Acquiror to furnish information concerning the Acquiror) and provided further that the Company may postpone such preparation and filing for a period of time (not to exceed 90 days) if in its reasonable judgment such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

     In connection with such filing, the Company shall use its best efforts to cause to be delivered to the Acquiror such certificates, opinions, accountant's letters and other documents as the Acquiror shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended, and the Acquiror shall provide to the Company such information regarding the Acquiror as the Company shall reasonably request for purposes of preparing such registration statement. In the event the Acquiror shall have exercised the option to acquire in the aggregate 50% or more of the shares which the Acquiror is entitled to purchase hereunder, all expenses incurred by the Company in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses shall be paid by the Company. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to the Acquiror and any other expenses incurred by the Acquiror in connection with such registration shall be borne by the Acquiror. In connection with such filing, the Company shall indemnify and hold harmless the Acquiror against any losses, claims, damages or liabilities, joint or several, to which the Acquiror may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Acquiror for any legal or other expense reasonably incurred by the Acquiror in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of the Acquiror specifically for use in the preparation thereof. The Acquiror will indemnify and hold harmless the Company to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of the Acquiror for use in the preparation of such preliminary or final prospectus or such amendment or supplement thereto; and the Acquiror will reimburse the Company for any legal or other expense reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, stock splits, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

     In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of the Company with another entity, or any sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall, upon exercise of the Option, be paid the excess, if any, of such cash consideration over the Option Price without the need to exercise the Option.

     6. Filings and Consents. Each of the Acquiror and the Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event the Acquiror is the holder hereof, approval of the Board of Governors of the Federal Reserve System, and the Company agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

     7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Acquiror as follows:

     a. Due Authorization. The Company has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by the Company.

     b. Authorized Shares. The Company has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

     c. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the articles of association or by-laws of the Company or any agreement, instrument, judgment, decree, statute, rule or order applicable to the Company.

     8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, the Acquiror shall have the right to seek money damages against the Company for a breach of this Agreement.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     10. Assignment or Transfer. The Acquiror may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of the Acquiror, except upon or after the occurrence of a Triggering Event. The Acquiror represents that it is acquiring the Option for the Acquiror's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. The Acquiror is aware that presently neither the Option nor the Option Shares are being offered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission, but instead are being offered in reliance upon the exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Acquiror shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event, subject to the application of all applicable securities laws.

     11. Amendment of Agreement. In the event that the parties hereto mutually consent, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Acquiror:

         if delivered:

                  General Counsel, Midlantic Corporation
                  499 Thornall Street
                  Edison, New Jersey  08837
                  Telephone: (908) 321-8200
                  Facsimile: (908) 321-8518

         if mailed:

                  General Counsel, Midlantic Corporation
                  P.O. Box 600
                  Edison, New Jersey  08818-0600
                  Telephone: (908) 321-8200
                  Facsimile: (908) 321-8518

         With a copy to:

         if delivered:

                  Pitney, Hardin, Kipp & Szuch
                  200 Campus Drive
                  Florham Park, New Jersey  07932-0950
                  Telephone: (201) 966-6300
                  Facsimile: (201) 966-1500
                  Attention: Joseph Lunin, Esq.

         if mailed:

                  Pitney, Hardin, Kipp & Szuch
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Telephone: (201) 966-6300
                  Facsimile: (201) 966-1500
                  Attention: Joseph Lunin, Esq.

         If to the Company:

                  Bank and Trust Company of Old York Road
                  York and Easton Roads
                  Willow Grove, Pennsylvania  19090-3282
                  Telephone: (215) 784-1980
                  Facsimile: (215) 659-3420
                  Attention: Erwin K. Wenner,
                    Chief Executive Officer

         With a copy to:

                  Fellheimer Eichen Braverman & Kaskey
                  One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania  19103
                  Telephone: (215) 575-3800
                  Facsimile: (215) 575-3801
                  Attention: Alan Fellheimer, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     15. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

     16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.

     17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting the Acquiror to assign its rights and obligations hereunder.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Termination. This Agreement shall terminate upon either (i) the termination of the Merger Agreement as provided therein, or (ii) the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event, this Agreement shall not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event, provided however, that in the event a Triggering Event has occurred but has not been consummated, and the Company proposes to file a Registration Statement with the Securities and Exchange Commission in connection with the registration and issuance of securities solely to raise capital for the Company, and the Company notifies the Acquiror not less than 30 days prior to the filing of such Registration Statement, promptly furnishes to the Acquiror copies of all documents filed by the Company with the Securities and Exchange Commission, including the Registration Statement and all amendments thereto, and notifies the Company of the effective term of the Registration Statement not less than 3 days in advance of the effective date of such Registration Statement, then this Agreement shall terminate at the close of business on the date of the effectiveness of such Registration Statement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                                       OLD YORK ROAD BANCORP, INC.

                                       By:  /s/ MARK HANKIN
                                           ---------------------------
                                          Name:  Mark Hankin
                                          Title: Chairman


                                        MIDLANTIC CORPORATION

                                        By: /s/ DONALD W. EBBERT, JR.
                                           ----------------------------
                                           Name:  Donald W. Ebbert, Jr.
                                           Title: Senior Vice President
                                              and Treasurer

                                                                     APPENDIX C

-------------------------------------------------------------------------------


May 23, 1995


Board of Directors
Old York Road Bancorp, Inc.
York and Easton Roads
Willow Grove, PA  19090

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Old York Bancorp, Inc. ("Company") of the consideration to be paid to them for the Shares (the "Consideration") pursuant to the Agreement and Plan of Merger, dated as December 29, 1994, by and between Midlantic Corporation ("Midlantic"), Midlantic Bank, N.A., Bank and Trust Company of Old York Road and the Company (the "Agreement").

     Under the terms of the Agreement, the Company will be merged with and into Midlantic (the "Merger") and each Share issued and outstanding immediately prior to the Merger will be converted into the right to receive, at the holder's election, either (a) 0.3721 shares of Midlantic's common stock, par value $3.00 per share ("Midlantic Common Stock"), or (b) $10.00 in cash, subject to certain limitations and adjustments set forth in the Agreement.

     Sandler O'Neill Corporate Strategies, a division of Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) the Stock Option Agreement dated as of December 29, 1994 by and between the Company and Midlantic; (iii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of each of the Company and Midlantic for the three years ended December 31, 1994; (iv) the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for the interim period ending March 31,1995 of each of the company and Midlantic; (v) financial analyses and forecasts for the Company prepared by and/or reviewed with the management of the Company; (vi) the views of senior management of each of the Company and Midlantic of their respective past and current business operations, results thereof, financial condition and future prospects; (vii) the reported price and trading activity for the Company's common stock and Midlantic's Common Stock, including a comparison of certain financial and stock market information for the Company and Midlantic with similar information for certain other companies the securities

Board of Directors
Old York Road Bancorp, Inc.
May 23, 1995
Page 2



of which are publicly traded; (viii) the financial terms of recent business combinations in the banking industry; (ix) the pro forma impact of the transaction on Midlantic; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial information, analyses and other information reviewed by and discussed with us, and we did not make any independent evaluation or appraisal of specific assets, the collateral securing assets or the liabilities of the Company or Midlantic or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of the Company and Midlantic). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of the Company and Midlantic, and that such performances will be achieved. We have also assumed that there has been no material change in the Company's or Midlantic's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have further assumed that the company will remain as a going concern for all periods relevant to our analysis, and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     We have acted as the Company's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We have also received a fee for rendering this opinion. We have also provided general financial advisory services for the Company and have received fees for such services.

     In the ordinary course of our business, we may actively trade the equity securities of both the Company and Midlantic for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Sandler O'Neill's prior written consent.

Board of Directors
Old York Road Bancorp, Inc.
May 23, 1995
Page 3



     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by Midlantic to the holders of Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                       Very truly yours,

                                       SANDLER O'NEILL & PARTNERS, L.P.

                                       Sandler O'Neill & Partners, L.P.

                                                                      APPENDIX D
                             SUBCHAPTER 15D OF THE
                     PENNSYLVANIA BUSINESS CORPORATION LAW

                               DISSENTERS RIGHTS

Section
1571.        Application and effect of subchapter.
1572.        Definitions.
1573.        Record and beneficial holders and owners.
1574.        Notice of intention to dissent.
1575.        Notice to demand payment.
1576.        Failure to comply with notice to demand payment, etc.
1577.        Release of restrictions or payment for shares.
1578.        Estimate by dissenter of fair value of shares.
1579.        Valuation proceedings generally.
1580.        Costs and expenses of valuation proceedings.

ss. 1571.    Application and effect of subchapter

    (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

    (b)  Exceptions.--

         (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i) listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss. 1572. Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss. 1573. Record and beneficial holders and owners

     (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss. 1574. Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss. 1575. Notice to demand payment

     (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss. 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss. 1577. Release of restrictions or payment for shares

     (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

ss. 1578. Estimate by dissenter of fair value of shares

     (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss. 1579. Valuation proceedings generally

     (a) General rule.--Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss. 1580. Costs and expenses of valuation proceedings

     (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the full extent from time to time permitted by law any person (and the legal representative of any person) made or threatened to be made a party to, or a witness or other participant in, any threatened, pending or completed legal proceeding by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant. Any such person shall be indemnified against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions, i.e., those brought by or in the right of the corporation).

     Statutory authority for indemnification of the Registrant's directors and officers is contained in the New Jersey Business Corporation Act (the "NJBCA"), in particular Section 14A:3-5 of the NJBCA, the material provisions of which may be summarized as follows:

     Derivative and Nonderivative Proceedings. Section 14A:3-5 of the NJBCA provides that in nonderivative proceedings (proceedings other than those brought by or in the right of the corporation), a corporation may indemnify "corporate agents" (defined to include directors, officers, employees and persons serving in other capacities at the corporation's request) against both "expenses" (defined as reasonable costs, disbursements and counsel fees) and "liabilities" (defined to include judgments, fines, settlements and penalties) if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe the conduct was unlawful. The NJBCA also provides that in derivative proceedings (proceedings brought by or in the right of the corporation), a corporation may indemnify corporate agents against expenses if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. In all cases the NJBCA requires the corporation to indemnify against expenses, including counsel fees, to the extent that a corporate agent has been successful in a derivative or nonderivative proceeding on the merits or otherwise, or in defense of any claim, issue or matter therein, and permits a corporation to advance expenses upon an undertaking for repayment if it shall ultimately be determined that the corporate agent is not entitled to indemnification. The NJBCA states that the indemnification it provides "shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation," to which a corporate agent may be entitled "under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise," unless the agent has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law, or the receipt of an improper personal benefit.

     To the extent that the Registrant's Certificate of Incorporation requires indemnification against a judgment of settlement in a derivative action, it goes beyond the indemnification expressly required by the NJBCA but not beyond the indemnification a corporation is permitted to provide in its certificate of incorporation. Some courts have questioned the propriety of indemnification against amounts paid pursuant to judgments or settlements in derivative actions because of the circularity resulting from such indemnification payments. However, although there has been no judicial interpretation of relevant provisions of the NJBCA, the Registrant believes that the NJBCA permits indemnification in derivative actions if the indemnified person has not been adjudged guilty of a breach of loyalty, failure to act in good faith, a knowing violation of law or receipt of an improper personal benefit.

     Determinations Regarding Indemnification. Indemnification of a party (unless ordered by a court) is dependent upon a determination that such indemnification is proper because the party has met the applicable standards set forth above. Such a determination must be made (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceedings, or (b) under certain circumstances, by independent legal counsel in a written opinion, or (c) by the shareholders.

     Other Material Provisions. The indemnification provided by statute is not exclusive of other rights of indemnification, and inures to the benefit of an officer's or director's legal representative, provided that a corporation may not indemnify an officer or director that has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law or the receipt of any improper personal benefit. A corporation may purchase and maintain insurance against expenses incurred by, and liabilities asserted against, directors, officers, employees or agents, whether or not the corporation would be empowered to provide such indemnity, and such insurance may be purchased from an insurer affiliated with such corporation, whether or not such insurer does business with any other insured.

                         ------------------------------

     The officers and directors of the Registrant are insured against certain liabilities which they may incur in their respective capacities as officers or directors pursuant to directors and officers liability insurance policies which provide coverage up to $50,000,000, subject to a corporate retention of $5,000,000.


Item 21. Exhibits and Financial Statement Schedules


Exhibit No.         Description

A. Exhibits
   2(a) Agreement and Plan of Merger, dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road.

   2(b) Amendment to Agreement and Plan of Merger, dated as of May 11, 1995, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road.

   2(c) Agreement and Plan of Merger dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, as amended pursuant to an Amendment to Agreement and Plan of Merger dated as of May 11, 1995 (included as Appendix A to the Proxy Statement/Prospectus.)

   2(d)* Stock Option Agreement, dated as of December 29, 1994, between Midlantic Corporation and Old York Road Bancorp, Inc., included as Appendix B to the Proxy Statement/Prospectus.

   5*** Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

   8*** Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.

   23(a)    Consent of Coopers & Lybrand L.L.P.

   23(b)    Consent of Rudolph, Palitz LLP.


   23(c)*   Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 and
            Exhibit 8 hereto).


   23(d)    Consent of Sandler O'Neill & Partners, L.P.


   24***    Powers of Attorney


   99(a)    Form of Proxy Card to be utilized by the Board of Directors of Old
            York.

----------
*  Included elsewhere in this Registration Statement.
** Incorporated by Reference from other filed documents, as indicated. ***Previously filed.

C. Fairness Opinion of Sandler, O'Neill & Partners, L.P. (included as Appendix C to the Proxy Statement/Prospectus)

Item 22.  Undertakings


1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

3. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

6. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 24th day of May, 1995.


                            MIDLANTIC CORPORATION


                            By: GARRY J. SCHEURING
                                ------------------------------------
                                Garry J. Scheuring,
                                Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                       Title                        Date
      ---------                       -----                        ----

GARRY J. SCHEURING            Chairman of the Board, President,   May 24, 1995
------------------------      Chief Executive Officer
Garry J. Scheuring            and Director

HOWARD I. ATKINS
------------------------      Executive Vice President            May 24, 1995
Howard I. Atkins              and Chief Financial Officer

JAMES E. KELLY
------------------------      Controller                          May 24, 1995
James E. Kelly

EUGENE R. CROISANT            Director                            May 24, 1995
------------------------
Eugene R. Croisant

        *                     Director                            May 24, 1995
------------------------
Charles E. Ehinger

        *                     Director                            May 24, 1995
------------------------
David F. Girard-di Carlo

        *                     Director                            May 24, 1995
------------------------
Frederick C. Haab

        *                     Director                            May 24, 1995
------------------------
Kevork S. Hovnanian

        *                     Director                            May 24, 1995
------------------------
Arthur J. Kania

      Signature                       Title                        Date
      ---------                       -----                        ----

        *                     Director                            May 24, 1995
------------------------
Aubrey C. Lewis

BRUCE C. LINDSAY              Director                            May 24, 1995
------------------------
Bruce C. Lindsay

        *                     Director                            May 24, 1995
------------------------
David F. McBride

        *                     Director                            May 24, 1995
------------------------
Desmond P. McDonald

        *                     Director                            May 24, 1995
------------------------
Roy T. Peraino

        *                     Director                            May 24, 1995
------------------------
Ernest L. Ransome, III

        *                     Director                            May 24, 1995
------------------------
B.P. Russell

        *                     Director                            May 24, 1995
------------------------
Marcy Syms



* Joseph H. Kott, by signing his name hereto, does sign this document on behalf of each of the persons named above, pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By JOSEPH H. KOTT
   --------------------
   Joseph H. Kott,
   As Attorney-In-Fact

                               INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------


A.2(a) Agreement and Plan of Merger, dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road.

2(b) Amendment to Agreement and Plan of Merger, dated as of May 11, 1995, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road.

2(c) Agreement and Plan of Merger dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, as amended pursuant to an Amendment to Agreement and Plan of Merger dated as of May 11, 1995 (included as Appendix A to the Proxy Statement/Prospectus.)

2(d)* Stock Option Agreement, dated as of December 29, 1994, between Midlantic Corporation and Old York Road Bancorp, Inc., included as Appendix B to the Proxy Statement/Prospectus.

5*** Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

8*** Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.


23(a)          Consent of Coopers & Lybrand L.L.P.

23(b)          Consent of Rudolph, Palitz LLP.


23(c)* Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 and Exhibit 8 hereto).


23(d)          Consent of Sandler O'Neill & Partners, L.P.


24***          Powers of Attorney


99(a) Form of Proxy Card to be utilized by the Board of Directors of Old York.


C.* Fairness Opinion of Sandler, O'Neill & Partners, L.P. (included as Appendix C to the Proxy Statement).

-------------
*  Included elsewhere in this Registration Statement.


** Incorporated by Reference from other filed documents, as indicated.


***Previously filed.